FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-08

Free Writing Prospectus

Structural and Collateral Term Sheet

$744,123,334

(Approximate Initial Pool Balance)

$658,549,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

BANK5 2023-5YR4

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Wells Fargo Bank, National Association

Bank of America, National Association

JPMorgan Chase Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2023-5YR4

November 27, 2023

WELLS FARGO SECURITIES	BofA SECURITIES	J.P. MORGAN	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager	Drexel Hamilton Co-Manager	Siebert Williams Shank Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

BANK5 2023-5YR4	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch/KBRA/S&P)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
	Offered Certificates
A-2-1(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)		30.000%	(7)	(9)	(9)	19.3%	37.4%
A-3(8)	AAAsf/AAA(sf)/AAA(sf)	(8)(9)		30.000%	(7)	(9)	(9)	19.3%	37.4%
X-A	AAAsf/AAA(sf)/NR	$587,857,000	(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
A-S(8)	AAAsf/AAA(sf)/AA-(sf)	$66,971,000	(8)	21.000%	(7)	4.95	11/28 – 12/28	17.1%	42.2%
B(8)	AA-sf/AA(sf)/NR	$38,136,000	(8)	15.875%	(7)	4.99	12/28 – 12/28	16.1%	44.9%
C(8)	A-sf/A(sf)/NR	$32,556,000	(8)	11.500%	(7)	4.99	12/28 – 12/28	15.3%	47.3%
	Non-Offered Certificates
A-2-2	AAAsf/AAA(sf)/AAA(sf)	(9)		30.000%	(7)	(9)	(9)	19.3%	37.4%
X-D(12)	BBBsf/BBB+(sf)/NR	$16,705,000	(13)	N/A	Variable IO(14)	N/A	N/A	N/A	N/A
D(12)	BBBsf/BBB+(sf)/NR	$16,705,000		9.255%	(7)	4.99	12/28 – 12/28	14.9%	48.5%
	Risk Retention Certificates
E-RR(12)	BBB-sf/BBB(sf)/NR	$9,339,000		8.000%	(7)	4.99	12/28 – 12/28	14.7%	49.1%
F-RR	BB+sf/BBB(sf)/NR	$7,441,000		7.000%	(7)	4.99	12/28 – 12/28	14.5%	49.7%
G-RR	BB-sf/BB+(sf)/NR	$11,162,000		5.500%	(7)	4.99	12/28 – 12/28	14.3%	50.5%
J-RR	B-sf/B+(sf)/NR	$11,162,000		4.000%	(7)	4.99	12/28 – 12/28	14.1%	51.3%
K-RR	NR/NR/NR	$29,765,334		0.000%	(7)	4.99	12/28 – 12/28	13.5%	53.4%

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and S&P Global Ratings, acting through Standard & Poor’s Financial Services (“S&P”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated November 28, 2023 (the “Preliminary Prospectus”). Fitch, KBRA and S&P have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A and X-D Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-2-1, A-2-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-2-1, A-2-2 and A-3 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-2-1, A-2-2 and A-3 trust components. The Approximate Initial Credit Support set forth for the Class A-S Certificates represents the approximate credit support for the underlying Class A-S trust component. The Approximate Initial Credit Support set forth for the Class B Certificates represents the approximate credit support for the underlying Class B trust component. The Approximate Initial Credit Support set forth for the Class C Certificates represents the approximate credit support for the underlying Class C trust component.
(4) (5)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-2-1, A-2-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-2-1, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-2-1, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-2-1, A-2-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-2-1, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-2-1, A-2-2 and A-3 Certificates (or, with respect to the Class A-2-1 or A-3 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-2-1, A-2-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-2-1, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-2-1, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation). The Certificate Principal to Value Ratio for each of the Class A-2-1, A-2-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates (or, with respect to the Class A-2-1 or A-3 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-2-1, A-3, A-S, B or C Certificates, the trust component with the same alphanumeric designation). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

BANK5 2023-5YR4	Certificate Structure
(7)	The pass-through rates for the Class A-2-1, A-2-2, A-3, A-S, B, C, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1-1, A-2-1-2, A-2-1-X1, A-2-1-X2, A-3-1, A-3-2, A-3-X1, A-3-X2, A-S-1, A-S-2, A-S-X1, A-S-X2, B-1, B-2, B-X1, B-X2, C-1, C-2, C-X1 and C-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-2-1, A-3, A-S, B and C Certificates, constitute the “Exchangeable Certificates”. The Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Exchangeable Certificates with a Certificate Balance are referred to as the “Principal Balance Certificates.” Each Class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”
(9)	The exact initial Certificate Balances or Notional Amounts of the Class A-2-1, A-2-1-X1, A-2-1-X2, A-3, A-3-X1 and A-3-X2 trust components (and consequently, the exact aggregate Initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-2-1” or “A-3” designation) are unknown and will be determined based on the final pricing of those Classes of Certificates. The exact initial certificate balance of the Class A-2-2 Certificates is also unknown and will be determined based on the final pricing of the Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2-1 and A-3 trust components and Class A-2-2 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2-1 and A-3 trust components and the initial certificate balance of the Class A-2-2 Certificates is expected to be approximately $520,886,000, subject to a variance of plus or minus 5%. The Class A-2-1-X1 and A-2-1-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-2-1 trust component. The Class A-3-X1 and A-3-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial Certificate Balance of $520,886,000, the Class A-2-1 trust component (and, correspondingly, the Class A-2-1 Exchangeable Certificates) and the Class A-2-2 Certificates will not be issued. In the event that the Class A-2-1 trust component is issued with the maximum certificate balance (i.e., with an initial certificate balance of $250,000,000), the Class A-2-2 Certificates will not be issued. For purposes of the disclosure herein regarding the aggregate certificate balance of the offered certificates, it is assumed that the maximum amount of the Class A-2-1 trust component will be issued.

Trust Components or Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2-1	$0 - $250,000,000	N/A – 4.58	N/A / 11/27 – 10/28
Class A-2-2	$0 - $250,000,000	N/A – 4.58	N/A / 11/27 – 10/28
Class A-3	$270,886,000 - $520,886,000	4.74 – 4.88	11/27 – 11/28 / 10/28 – 11/28
(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-2-2 Certificates and the Class A-2-1, A-3 and A-S trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-2-2 Certificates and the Class A-2-1, A-2-1-X1, A-2-1-X2, A-3, A-3-X1, A-3-X2, A-S, A-S-X1 and A-S-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The initial Notional Amount of the Class X-D Certificates and the initial Certificate Balance of each of the Class D and E-RR Certificates are subject to change based on final pricing of all Certificates and the final determination of the horizontal risk retention certificates that will be retained by the retaining sponsor through a third party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

BANK5 2023-5YR4	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	11	11	$308,950,000	41.5%
Wells Fargo Bank, National Association	5	17	153,390,000	20.6
Bank of America, National Association	7	31	139,783,334	18.8
JPMorgan Chase Bank, National Association	3	3	122,000,000	16.4
Wells Fargo Bank, National Association/JPMorgan Chase Bank, National Association	1	1	20,000,000	2.7
Total	27	63	$744,123,334	100.0%

Loan Pool:

Initial Pool Balance:	$744,123,334
Number of Mortgage Loans:	27
Average Cut-off Date Balance per Mortgage Loan:	$27,560,123
Number of Mortgaged Properties:	63
Average Cut-off Date Balance per Mortgaged Property(1):	$11,811,481
Weighted Average Interest Rate:	7.5541%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	66.5%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	58
Weighted Average Original Amortization Term (months)(2):	NAP
Weighted Average Remaining Amortization Term (months)(2):	NAP
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.63x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	53.4%
Weighted Average Balloon Loan-to-Value Ratio(1):	53.4%
% of Mortgage Loans with Additional Subordinate Debt(2):	13.6%
% of Mortgage Loans with Single Tenants(3):	14.1%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

BANK5 2023-5YR4	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, none of the mortgage pool has scheduled amortization.

Interest-Only: Based on the Initial Pool Balance, all of the mortgage loans in the pool provides for interest-only payments during the entire loan term through maturity.

Hard Lockboxes: Based on the Initial Pool Balance, 81.5% of the mortgage pool (18 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	59.5% of the pool
Insurance:	16.7% of the pool
Capital Replacements:	60.8% of the pool
TI/LC:	46.6% of the pool(1)

(1)	The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail, industrial and RV/boat storage properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

85.9% of the mortgage pool (22 mortgage loans) features a lockout period, then defeasance only until an open period;

9.8% of the mortgage pool (3 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

2.7% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or greater of a prepayment premium (0.5%) or yield maintenance until an open period;

1.7% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

BANK5 2023-5YR4	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$658,549,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twenty-six classes (Classes A-2-1, A-2-1-1, A-2-1-2, A-2-1-X1, A-2-1-X2, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, B-1, B-2, B-X1, B-X2, C, C-1, C-2, C-X1, C-X2 and X-A), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and JPMorgan Chase Bank, National Association
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	KeyBank National Association
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:

For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates (the “horizontal risk retention certificates”). LD III Sub XI, LLC (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, LD III Sub XI, LLC will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Securitization Regulation and UK Securitization Regulation:

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.

Initial Majority Controlling Class Certificateholder:	LD III Sub XI, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in December 2023 (or, in the case of any mortgage loan that has its first due date after December 2023, the date that would have been its due date in December 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about December 19, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

BANK5 2023-5YR4	Issue Characteristics
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in January 2024.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in January 2024.
Rated Final Distribution Date:	The Distribution Date in December 2056.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A Certificates) and $1,000,000 for the Class X-A Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-2-1 Exchangeable Certificates, the Class A-2-2 Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”), so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other classes of offered certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

BANK5 2023-5YR4	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance(%)	Property Type	Number of SF/Rooms	Cut-off Date Balance Per SF/Room ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
WFB	Westfarms	West Hartford	CT	1 / 1	$74,000,000	9.9%	Retail	501,990	$482	44.2%	44.2%	1.76	x	14.4%
MSMCH	Renaissance Dallas Addison Hotel	Addison	TX	1 / 1	72,000,000	9.7	Hospitality	528	136,364	63.4	63.4	1.60		14.7
JPMCB	Nvidia Santa Clara	Santa Clara	CA	1 / 1	70,000,000	9.4	Mixed Use	551,233	236	41.5	41.5	2.01		14.1
MSMCH	Market Heights	Harker Heights	TX	1 / 1	55,000,000	7.4	Retail	418,693	131	62.9	62.9	1.35		11.8
WFB	The Westin Rancho Mirage	Rancho Mirage	CA	1 / 1	50,000,000	6.7	Hospitality	512	97,656	56.1	56.1	1.68		18.7
JPMCB	The Prado	Sandy Springs	GA	1 / 1	42,000,000	5.6	Retail	302,541	139	62.6	62.6	1.36		13.1
MSMCH	Market Center at Aliana	Richmond	TX	1 / 1	37,000,000	5.0	Retail	176,933	209	60.5	60.5	1.33		10.3
BANA	ExchangeRight Net Leased Portfolio #65	Various	Various	1 / 13	33,100,000	4.4	Various	412,363	80	45.0	45.0	2.01		12.5
BANA	11 West 42nd Street	New York	NY	1 / 1	31,333,334	4.2	Office	960,568	285	49.4	49.4	1.39		11.6
BANA	Stirling Hotel Portfolio	Various	Various	1 / 4	30,200,000	4.1	Hospitality	405	74,568	45.6	45.6	1.73		17.4
Top Three Total/Weighted Average				3 / 3	$216,000,000	29.0%				49.7%	49.7%	1.79	x	14.4%
Top Five Total/Weighted Average				5 / 5	$321,000,000	43.1%				53.0%	53.0%	1.70	x	14.6%
Top Ten Total/Weighted Average				10 / 25	$494,633,334	66.5%				53.1%	53.1%	1.64	x	14.0%
Non-Top Ten Total/Weighted Average				17 / 38	$249,490,000	33.5%				53.9%	53.9%	1.60	x	12.6%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF or Room ($) loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

BANK5 2023-5YR4	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans

Loan No.	Property Name	Mortgage Loan Seller in BANK5 2023-5YR4	Trust Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance (1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	Westfarms	WFB	$74,000,000	$242,000,000	BMO 2023-5C2	KeyBank, National Association	Greystone Servicing Company LLC	BANK5 2023-5YR3, BMO 2023-5C2	$168,000,000
3	Nvidia Santa Clara	JPMCB	$70,000,000	$130,000,000	BANK5 2023-5YR4	Wells Fargo Bank, National Association	KeyBank, National Association	Future Securitization	$60,000,000
9	11 West 42nd Street	BANA	$31,333,334	$274,000,000	BANK5 2023-5YR3	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	BANK5 2023-5YR3, BMO 2023-C6, BMO 2023-5C1, BMO 2023-5C2	$242,666,666
11	McKesson Phase 2	MSMCH	$30,000,000	$76,700,000	BANK5 2023-5YR1	Wells Fargo Bank, National Association	CWCapital Asset Management, LLC	BANK5 2023-5YR1	$46,700,000
14	Merit Hill Self Storage	WFB	$21,250,000	$85,000,000	BMARK 2023-V4	Midland Loan Services	K-Star Asset Management	BMO 2023-5C2, BMARK 2023-V4	$63,750,000
15	Short Pump Town Center	BANA	$20,000,000	$180,000,000	BANK5 2023-5YR3	Wells Fargo Bank, National Association	Greystone Servicing Company LLC	BANK5 2023-5YR3, BMO 2023-5C1, BMO 2023-5C2	$160,000,000
16	1201 Third Avenue	MSMCH	$20,000,000	$170,000,000	BANK 2023-BNK46	Wells Fargo Bank, National Association	LNR Partners, LLC	BMARK 2023-V2, BMARK 2023-B38, BANK5 2023-5YR1, BANK5 2023-5YR2, BANK 2023-BNK46	$150,000,000
17	Philadelphia Marriott Downtown	WFB/JPMCB	$20,000,000	$215,000,000	BBCMS 2023-5C23	Midland Loan Services	LNR Partners, LLC	BBCMS 2023-5C23, BMARK 2023-V4	$195,000,000
21	1825 K Street NW	JPMCB	$10,000,000	$42,000,000	BANK 2023-BNK46	Wells Fargo Bank, National Association	LNR Partners LLC	BANK 2023-BNK46	$32,000,000

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related subordinate companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

BANK5 2023-5YR4	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
3	JPMCB	Nvidia Santa Clara	$70,000,000	9.4%	NAP	$50,500,000	7.8900%	2.01	x	1.26	x	14.1%	10.2%	41.5%	57.6%
9	BANA	11 West 42nd Street	31,333,334	4.2	NAP	56,000,000	8.5532	1.39		1.00		11.6	9.6	49.4	59.5
	Total/Weighted Average		$101,333,334	13.6%	NAP	$106,500,000	8.0951%	1.82	x	1.18	x	13.3%	10.0%	43.9%	58.2%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

BANK5 2023-5YR4	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
3.00	JPMCB	Nvidia Santa Clara	Santa Clara	CA	Mixed Use	$70,000,000	9.4%	NCMS 2018-TECH
9.00	BANA	11 West 42nd Street	New York	NY	Office	31,333,334	4.2	GSMS 2013-GC13, GSMS 2013-GC14
10.01	BANA	Hampton Inn Buford	Buford	GA	Hospitality	10,000,000	1.3	MSBAM 2014-C18
10.02	BANA	Residence Inn Jacksonville Butler Boulevard	Jacksonville	FL	Hospitality	8,000,000	1.1	COMM 2014-CR14
10.03	BANA	Residence Inn Hartford Manchester	Manchester	CT	Hospitality	7,700,000	1.0	COMM 2014-CR14
10.04	BANA	SpringHill Suites Buford	Buford	GA	Hospitality	4,500,000	0.6	MSBAM 2014-C18
14.02	WFB	Parkglenn Self-Storage	Parker	CO	Self Storage	2,266,250	0.3	WFRBS 2014-C19, MERIT 2020-HILL
14.06	WFB	3803 N Navarro St	Victoria	TX	Self Storage	1,568,500	0.2	CSAIL 2015-C1
14.07	WFB	2102 NW Stallings Dr	Nacogdoches	TX	Self Storage	1,254,750	0.2	CSAIL 2015-C1
14.08	WFB	2005 W Wheeler Ave	Aransas Pass	TX	Self Storage	1,199,750	0.2	CSAIL 2015-C1
14.09	WFB	3817 Gulf Freeway	Dickinson	TX	Self Storage	1,113,500	0.1	CSAIL 2015-C1
14.10	WFB	1600 E General Cavazos Blvd	Kingsville	TX	Self Storage	1,066,500	0.1	CSAIL 2015-C1
17.00	WFB/JPMCB	Philadelphia Marriott Downtown	Philadelphia	PA	Hospitality	20,000,000	2.7	MSBAM 2014-C15, MSBAM 2014-C16, MSBAM 2014-C17
22.00	BANA	Spring Park Plaza	Denham Springs	LA	Retail	9,600,000	1.3	WFRBS 2013-C13
	Total					$169,602,584	22.8%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

BANK5 2023-5YR4	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Self Storage
3.2%
Manufactured
Housing
1.7%
Industrial
2.4%
Multifamily
0.4%
Other
3.8%
Retail
41.8%
Mixed Use
9.4%
Office
12.3%
Hospitality
25.0%

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Retail	23	$310,765,498	41.8%	54.7%	54.7%	1.53	x	12.8%	12.0%	7.7481%
Anchored	7	141,350,000	19.0	59.4	59.4	1.42		12.3	11.2	7.8126
Super Regional Mall	1	74,000,000	9.9	44.2	44.2	1.76		14.4	13.9	7.7950
Power Center	1	55,000,000	7.4	62.9	62.9	1.35		11.8	10.9	7.9600
Single Tenant	13	20,415,498	2.7	45.2	45.2	1.94		12.3	11.7	6.0175
Lifestyle Center	1	20,000,000	2.7	47.6	47.6	1.61		14.3	13.5	8.3030
Hospitality	8	186,400,000	25.0	56.5	56.5	1.66		16.6	13.7	8.1532
Full Service	3	142,000,000	19.1	59.6	59.6	1.62		16.3	13.3	8.0915
Limited Service	3	28,700,000	3.9	47.3	47.3	1.83		17.4	15.3	8.2655
Extended Stay	2	15,700,000	2.1	45.6	45.6	1.73		17.4	14.9	8.5060
Office	4	91,333,334	12.3	51.6	51.6	1.79		11.9	11.1	6.2900
CBD	4	91,333,334	12.3	51.6	51.6	1.79		11.9	11.1	6.2900
Mixed Use	1	70,000,000	9.4	41.5	41.5	2.01		14.1	14.0	6.8761
Office/Lab	1	70,000,000	9.4	41.5	41.5	2.01		14.1	14.0	6.8761
Other	1	28,000,000	3.8	43.8	43.8	1.31		11.6	11.3	8.5500
RV/Boat Storage	1	28,000,000	3.8	43.8	43.8	1.31		11.6	11.3	8.5500
Self Storage	14	23,800,000	3.2	60.5	60.5	1.22		8.9	8.8	7.1415
Self Storage	14	23,800,000	3.2	60.5	60.5	1.22		8.9	8.8	7.1415
Industrial	1	17,724,502	2.4	45.0	45.0	2.01		12.5	11.8	5.8200
Warehouse/Distribution	1	17,724,502	2.4	45.0	45.0	2.01		12.5	11.8	5.8200
Manufactured Housing	10	13,000,000	1.7	72.6	72.6	1.25		9.9	9.7	7.6690
Manufactured Housing	10	13,000,000	1.7	72.6	72.6	1.25		9.9	9.7	7.6690
Multifamily	1	3,100,000	0.4	57.4	57.4	1.22		10.4	10.2	8.2440
Garden	1	3,100,000	0.4	57.4	57.4	1.22		10.4	10.2	8.2440
Total/Weighted Average	63	$744,123,334	100.0%	53.4%	53.4%	1.63	x	13.5%	12.3%	7.5541%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

BANK5 2023-5YR4	Characteristics of the Mortgage Pool
F.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Texas	12	$203,378,963	27.3%	62.2%	62.2%	1.44	x	12.4%	11.2%	7.6419%
California	3	124,525,000	16.7	48.0	48.0	1.85		15.7	13.8	7.4253
Northern California	2	74,525,000	10.0	42.6	42.6	1.96		13.8	13.7	6.8855
Southern California	1	50,000,000	6.7	56.1	56.1	1.68		18.7	14.1	8.2300
Connecticut	2	81,700,000	11.0	44.3	44.3	1.76		14.7	14.0	7.8620
Georgia	6	63,564,809	8.5	56.1	56.1	1.51		14.4	13.0	8.5631
New York	3	38,923,334	5.2	50.0	50.0	1.43		11.6	10.6	7.3752
Other(2)	37	232,031,228	31.2	51.6	51.6	1.70		13.0	12.0	7.1916
Total/Weighted Average	63	$744,123,334	100.0%	53.4%	53.4%	1.63	x	13.5%	12.3%	7.5541%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 17 other states and the District of Columbia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

BANK5 2023-5YR4	Characteristics of the Mortgage Pool
G.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
2,550,000 - 5,000,000	2	$5,650,000	0.8%
5,000,001 - 15,000,000	8	75,090,000	10.1
15,000,001 - 20,000,000	3	60,000,000	8.1
20,000,001 - 30,000,000	4	108,750,000	14.6
30,000,001 - 50,000,000	6	223,633,334	30.1
50,000,001 - 70,000,000	2	125,000,000	16.8
70,000,001 - 74,000,000	2	146,000,000	19.6
Total:	27	$744,123,334	100.0%
Average:	$27,560,123

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO

Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.21 - 1.50	8	$201,900,000	27.1%
1.51 - 2.00	12	319,023,334	42.9
2.01 - 2.53	7	223,200,000	30.0
Total:	27	$744,123,334	100.0%
Weighted Average:	1.78x

UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.6 - 12.0	11	$255,773,334	34.4%
12.1 - 16.0	12	388,250,000	52.2
16.1 - 18.7	4	100,100,000	13.5
Total:	27	$744,123,334	100.0%
Weighted Average:	13.5%

LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	22	$668,233,334	89.8%
Acquisition	5	75,890,000	10.2
Total:	27	$744,123,334	100.0%

MORTGAGE RATE

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.1400 - 5.5000	1	$30,000,000	4.0%
5.5001 - 6.0000	2	53,100,000	7.1
6.0001 - 7.0000	3	80,240,000	10.8
7.0001 - 7.5000	3	89,583,334	12.0
7.5001 - 8.0000	8	271,550,000	36.5
8.0001 - 8.2500	5	79,450,000	10.7
8.2501 - 8.8000	5	140,200,000	18.8
Total:	27	$744,123,334	100.0%
Weighted Average:	7.5541%

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.20 - 1.50	12	$284,683,334	38.3%
1.51 - 2.00	12	336,340,000	45.2
2.01 - 2.22	3	123,100,000	16.5
Total:	27	$744,123,334	100.0%
Weighted Average:	1.63x

UNDERWRITTEN NCF DEBT YIELD

Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
8.5 - 12.0	13	$301,223,334	40.5%
12.1 - 15.7	14	442,900,000	59.5
Total:	27	$744,123,334	100.0%
Weighted Average:	12.3%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

BANK5 2023-5YR4	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY

Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	27	$744,123,334	100.0%
Total:	27	$744,123,334	100.0%
Weighted Average:	60 months

REMAINING TERM TO MATURITY

Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
47 - 60	27	$744,123,334	100.0%
Total:	27	$744,123,334	100.0%
Weighted Average:	58 months

ORIGINAL AMORTIZATION TERM(1)

Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	27	$744,123,334	100.0%
Total:	27	$744,123,334	100.0%
Weighted Average(3):	NAP

REMAINING AMORTIZATION TERM(2)

Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	27	$744,123,334	100.0%
Total:	27	$744,123,334	100.0%
Weighted Average(3):	NAP

LOCKBOXES

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Hard/ Springing Cash Management	17	$576,623,334	77.5%
Springing	6	66,050,000	8.9
Soft/ Springing Cash Management	2	41,250,000	5.5
Soft/ In Place Cash Management	1	30,200,000	4.1
Hard/ In Place Cash Management	1	30,000,000	4.0
Total:	27	$744,123,334	100.0%

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	22	$639,190,000	85.9%
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	3	72,583,334	9.8
Lockout / GRTR 0.5% or YM or Defeasance / Open	1	20,000,000	2.7
Lockout / GRTR 1% or YM / Open	1	12,350,000	1.7
Total:	27	$744,123,334	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
30.5 - 40.0	2	$25,700,000	3.5%
40.1 - 50.0	9	305,873,334	41.1
50.1 - 60.0	7	126,300,000	17.0
60.1 - 70.0	8	273,250,000	36.7
70.1 - 72.6	1	13,000,000	1.7
Total:	27	$744,123,334	100.0%
Weighted Average:	53.4%

BALLOON LOAN-TO-VALUE RATIO

Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
30.5 - 40.0	2	$25,700,000	3.5%
40.1 - 50.0	9	305,873,334	41.1
50.1 - 60.0	7	126,300,000	17.0
60.1 - 70.0	8	273,250,000	36.7
70.1 - 72.6	1	13,000,000	1.7
Total:	27	$744,123,334	100.0%
Weighted Average:	53.4%

AMORTIZATION TYPE

Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	27	$744,123,334	100.0%
Total:	27	$744,123,334	100.0%

SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	6	$189,900,000	25.5%
1	9	217,490,000	29.2
2	5	139,050,000	18.7
3	2	86,350,000	11.6
4	1	20,000,000	2.7
5	2	41,333,334	5.6
9	1	20,000,000	2.7
13	1	30,000,000	4.0
Total:	27	$744,123,334	100.0%
Weighted Average:	2 months

(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

BANK5 2023-5YR4	Certain Terms and Conditions
V.	Certain Terms and Conditions
Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related Classes of Exchangeable Certificates, pro rata, in accordance with their Class Percentage Interests. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the horizontal risk retention certificates) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-D or R Certificates or any class of Exchangeable Certificates with an “X” suffix, although principal payments and losses may reduce the Notional Amounts of the Class X-A and X-D Certificates and any class of Exchangeable Certificates with an “X” suffix, and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
17

BANK5 2023-5YR4	Certain Terms and Conditions
(1)	The maximum certificate balances of the Class A-2-1, A-3, A-S, B and C certificates (subject to the constraint on the aggregate initial certificate balance of the Class A-2-1 and A-3 trust components and the Class A-2-2 Certificates discussed in footnote (9) to the table under “Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Exchangeable Certificates.”
(2)	The Class X-A and X-D Certificates are interest-only certificates.
(3)	Non-offered certificates.
Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.             Class A-2-2, X-A and X-D Certificates and the Class A-2-1, A-2-1-X1, A-2-1-X2, A-3, A-3-X1 and A-3-X2 trust components: To interest on the Class A-2-2, Class X-A and X-D Certificates and the Class A-2-1, A-2-1-X1, A-2-1-X2, A-3, A-3-X1 and A-3-X2 trust components, pro rata, according to their respective interest entitlements.

2.              Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components: To principal on the Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-2-1 trust component and the Class A-2-2 Certificates, pro rata, until their Certificate Balances are reduced to zero, up to the Principal Distribution Amount for such Distribution Date; and (ii) second, to principal on the Class A-3 trust component, until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.             Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components: To reimburse the holders of the Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.             Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.             Class B, B-X1 and B-X2 trust components: To make distributions on the Class B, B-X1 and B-X2 trust components as follows: (a) first, to interest on the Class B, B-X1 and B-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-2-2 Certificates and the Class A-2-1, A-3 and A-S trust components), to principal on the Class B trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

6.             Class C, C-X1 and C-X2 trust components: To make distributions on the Class C, C-X1 and C-X2 trust components as follows: (a) first, to interest on the Class C, C-X1 and C-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-2-2 Certificates and the Class A-2-1, A-3, A-S and B trust components), to principal on the Class C trust component until its Certificate Balance is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
18

BANK5 2023-5YR4	Certain Terms and Conditions

reduced to zero; and (c) next, to reimburse the holders of the Class C trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

7.             Class D Certificates: To make distributions on the Class D Certificates as follows: (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-2-2 Certificates and the Class A-2-1, A-3, A-S, B and C trust components), to principal on the Class D Certificates until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

8.              After the Class A-2-2 and D Certificates and the Class A-2-1, A-3, A-S, B and C trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates sequentially in that order in a manner analogous to the Class D Certificates.

Principal and interest payable on the Class A-2-1, A-2-1-X1, A-2-1-X2, A-3, A-3-X1, A-3-X2, A-S, A-S-X1, A-S-X2, B, B-X1, B-X2, C, C-X1 and C-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Exchangeable Certificates:	Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding certificate balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2-1	Class A-2-1-1, Class A-2-1-X1
Class A-2-1	Class A-2-1-2, Class A-2-1-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial certificate balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
19

BANK5 2023-5YR4	Certain Terms and Conditions
Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-2-1	See footnote (9) to the table under “Certificate Structure”	Class A-2-1 Certificate Pass- Through Rate minus 1.00%
Class A-2-1-X1	Equal to Class A-2-1 Trust Component Certificate Balance	0.50%
Class A-2-1-X2	Equal to Class A-2-1 Trust Component Certificate Balance	0.50%
Class A-3	See footnote (9) to the table under “Certificate Structure”	Class A-3 Certificate Pass- Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-S	$66,971,000	Class A-S Certificate Pass- Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class B	$38,136,000	Class B Certificate Pass- Through Rate minus 1.00%
Class B-X1	Equal to Class B Trust Component Certificate Balance	0.50%
Class B-X2	Equal to Class B Trust Component Certificate Balance	0.50%
Class C	$32,556,000	Class C Certificate Pass- Through Rate minus 1.00%
Class C-X1	Equal to Class C Trust Component Certificate Balance	0.50%
Class C-X2	Equal to Class C Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the certificate balance of the Class A-2-1 trust component (if such class of Exchangeable Certificates has an “A-2-1” designation), the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such class of Exchangeable Certificates has a “B” designation) or the Class C trust component (if such class of Exchangeable Certificates has a “C” designation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
20

BANK5 2023-5YR4	Certain Terms and Conditions
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2-1 Exchangeable Certificates”	Class A-2-1	Class A-2-1, A-2-1-X1, A-2- 1-X2
	Class A-2-1-1	Class A-2-1, A-2-1-X2
	Class A-2-1-2	Class A-2-1
	Class A-2-1-X1	Class A-2-1-X1
	Class A-2-1-X2	Class A-2-1-X1, A-2-1-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, A-3-X1, A-3-X2
	Class A-3-1	Class A-3, A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, A-S-X1, A-S-X2
	Class A-S-1	Class A-S, A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, B-X1, B-X2
	Class B-1	Class B, B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, B-X2
“Class C Exchangeable Certificates”	Class C	Class C, C-X1, C-X2
	Class C-1	Class C, C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, C-X2
The maximum Certificate Balance or Notional Amount of each class of Class A-2-1 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-2-1 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component, the maximum Certificate Balance or Notional Amount of each class of Class B Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class B trust component and the maximum Certificate Balance or Notional Amount of each class of Class C Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class C trust component. The maximum Certificate Balances of Class A-2-1, A-3, A-S, B and C certificates (subject to the constraint on the aggregate initial Certificate Balance of the Class A-2-1 and A-3 trust components and the initial certificate balance of the Class A-2-2 Certificates discussed in footnote (9) to table under “Certificate Structure”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.
Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
21

BANK5 2023-5YR4	Certain Terms and Conditions
Interest multiplied by the Certificate Balance of the Class A-2-1 trust component, Class A-3 trust component, Class A-S trust component, Class B trust component or Class C trust component, respectively. Each class of Class A-2-1 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a Certificate Balance will have the same Approximate Initial Credit Support, Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2-1 Certificates, Class A-3 Certificates, Class A-S Certificates, Class B Certificates or Class C Certificates, respectively, shown above.
Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(1)          to each of the Class A-2-1, A-2-1-1, A-2-1-2, A-2-2, A-3, A-3-1, A-3-2, A-S, A-S-1, A-S-2, B, B-1, B-2, C, C-1, C-2 and D Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date,

(2)          to the Class A-2-1-X1 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2-1 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1-1 Certificates and the applicable principal prepayment,

(3)          to the Class A-2-1-X2 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-2-1 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-2-1-2 Certificates and the applicable principal prepayment,

(4)          to the Class A-3-X1 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 Certificates and the applicable principal prepayment,

(5)          to the Class A-3-X2 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

BANK5 2023-5YR4	Certain Terms and Conditions

2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 Certificates and the applicable principal prepayment,

(6)          to the Class A-S-X1 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7)          to the Class A-S-X2 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8)          to the Class B-X1 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-1 Certificates and the applicable principal prepayment,

(9)          to the Class B-X2 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class B Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class B-2 Certificates and the applicable principal prepayment,

(10)   to the Class C-X1 Certificates, the product of (a) the such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

BANK5 2023-5YR4	Certain Terms and Conditions

(11)   to the Class C-X2 Certificates, the product of (a) such yield maintenance charge or prepayment premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class C Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment,

(12)   to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-2-2 Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates and the Class A-S Exchangeable Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that Distribution Date, over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-2-2 Certificates and the Class A-2-1 Exchangeable Certificates, the Class A-3 Exchangeable Certificates and the Class A-S Exchangeable Certificates as described above, and

(13)   to the Class X-D Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

Notwithstanding any of the foregoing in clause (x) to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) the allocable portion of any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-2-2, D, E-RR, F-RR, G-RR, J-RR and K-RR Certificates and the Class A-2-1, A-3, A-S, B and C trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates; fifth, to the Class E-RR Certificates; sixth, to the Class D Certificates; seventh, to the Class C trust component; eighth, to the Class B trust component; ninth, to the Class A-S trust component; and, finally, pro rata, to the Class A-2-2 Certificates and the Class A-2-1 and A-3 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-2-1, A-3, A-S, B or C trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

BANK5 2023-5YR4	Certain Terms and Conditions

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-2-2 Certificates or the Class A-2-1, A-3 or A-S trust components as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-2-2, A-2-1, A-2-1-X1, A-2-1-X2, A-3, A-3-X1, A-3-X2, X-A and X-D Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

BANK5 2023-5YR4	Certain Terms and Conditions
Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-2-2 and D Certificates and the Class A-2-1, A-3, A-S, B and C trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and a servicing shift whole loan (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and S&P (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

BANK5 2023-5YR4	Certain Terms and Conditions

directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a servicing shift whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to a servicing shift whole loan, if any, prior to the date of securitization of the related controlling pari passu companion loan (such date, a “Servicing Shift Securitization Date”), the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the BANK5 2023-5YR4 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the holder of the related controlling pari passu companion loan(s). There will be no servicing shift mortgage loans related to the trust as of the Closing Date.

With respect to (x) each non-serviced whole loan and (y) a servicing shift whole loan after its Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2023-5YR4 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2023-5YR4 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

BANK5 2023-5YR4	Certain Terms and Conditions
Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a servicing shift whole loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and S&P to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a servicing shift whole loan) may be replaced by the directing certificateholder, subject to Fitch, KBRA and S&P (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK5 2023-5YR4 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

BANK5 2023-5YR4	Certain Terms and Conditions

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each serviced whole loan and (y) a servicing shift whole loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the BANK5 2023-5YR4 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each non-serviced whole loan and (y) a servicing shift whole loan after its Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

BANK5 2023-5YR4	Certain Terms and Conditions
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                  reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●               reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                  recalculating and reviewing for accuracy and consistency with the BANK5 2023-5YR4 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                  preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                   to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                 to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR, G-RR, J-RR and K-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Classes in the aggregate.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

BANK5 2023-5YR4	Certain Terms and Conditions

mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK5 2023-5YR4 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK5 2023-5YR4 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK5 2023-5YR4 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

BANK5 2023-5YR4	Certain Terms and Conditions
exercising their rights under the terms of the BANK5 2023-5YR4 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK5 2023-5YR4 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that LD III Sub XI, LLC or its affiliate will be the initial majority controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Westfarms
1500 New Britain Avenue
West Hartford, CT 06110
Bloomfield
Windsor
Bradley Intl. Airport 10 miles
HARTFORD
East Hartford
West Hartford
Farmington
Newington
Wethersfield
New Britain
Plainville
Rocky Hill
Berlin
BERLIN
Northeast
South Green
South West
South End
HARTFORD COUNTY
MIDDLESEX COUNTY
Cottage Grove Rd
Simsbury Rd
Albany Ave
Farmington Ave
Sedgwick Rd
White St
Mountain Rd
Granby St
Blue Hills Ave
Waterville Rd
Newington Rd
Main St
Hartford Ave
Berlin Tpke
Fenn Rd
E. Cedar St
Prospect St
Allen St
Slater Rd
Corbin Ave
Myrtle St
New Britain Ave
Two Rod Hwy
Hayes Rd
Kelsey St
Berlin Tpk
Corbin Ave
AMTRAK
Connecticut River
Tumble Brook CC
Copaco Shopping Center
University of Hartford
Wampanoag Country Club
The Children's Museum
Hartford Golf Club
Meadows Park
Keney Park GC
Mount Sinai Rehabilitation Hospital
Keney Park
Crossroads Plaza
Bishops Corner
Univ. of St. Joseph
Xfinity Theatre
Connecticut Museum of Culture and History
St. Francis Hospital
HARTFORD UNION
XL Center
DOWNTOWN HARTFORD
The Mark Twain House & Museum
Blue Back Square
State Capitol
Hartford Hospital
Trinity College
Charter Oak Marketplace
Hartford-Brainard Airport
Winding Trails Camp
MDC Reservoir Park
Tunxis Plantation CC
Rockledge Golf Club
UConn Health
UConn School of Medicine
Corbin's Corner
Batterson Park Pond
Stanley GC
Stanley Park
Newington VA Medical Center
Hartford HealthCare
Mill Woods Park
Wethersfield CC
Hospital for Special Care
Central Connecticut State Univ.
Indian Hill CC
Connecticut Commons
New Britain Museum of American Art
Hospital of Central Conn.
New Britain Stadium
Brickyard Plaza
Veterans Home Hospital
Crescent Pond
Shuttle Meadow Reservoir
Shuttle Meadow CC
Ragged Mtn. Memorial Preserve
Hudson
Northampton
MASSACHUSETTS
WORCESTER
Chicopee
Westfield
SPRINGFIELD
CONNECTICUT
Bradley Intl. Airport
NEW YORK
Torrington
HARTFORD
Manchester
RHODE ISLAND
West Hartford
Bristol
Newington
New Britain
Glastonbury
Warwick
New Milford
Waterbury
Meriden
Norwich
Brookfield
Cheshire
Pawcatuck
Danbury
New London
Groton
Shelton
NEW HAVEN
Block Island Sound
BRIDGEPORT
Block Island
Norwalk
Long Island Sound
STAMFORD
East Hampton
Huntington
Long Island
Riverhead
Atlantic Ocean
Melville
Southampton
Patchogue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

No. 1 – Westfarms

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/BBB-/BBB		Property Type – Subtype:	Retail – Super Regional Mall
	Original Principal Balance(1):	$74,000,000		Location:	West Hartford, CT
	Cut-off Date Balance(1):	$74,000,000		Size(4):	501,990 SF
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per SF(1):	$482.08
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$482.08
	Borrower Sponsor:	The Taubman Realty Group LLC		Year Built/Renovated:	1974/2013
	Guarantor:	The Taubman Realty Group LLC		Title Vesting:	Fee
	Mortgage Rate:	7.7950%		Property Manager:	The Taubman Company LLC (borrower-related)
	Note Date:	August 31, 2023		Current Occupancy (As of)(5):	95.9% (8/25/2023)
	Seasoning:	3 months		YE 2022 Occupancy(5):	93.0%
	Maturity Date:	September 6, 2028		YE 2021 Occupancy(5):	92.6%
	IO Period:	60 months		YE 2020 Occupancy:	91.7%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	92.4%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$547,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$1,091.26
	Call Protection:	L(27),D(26),O(7)		As-Is Appraisal Valuation Date:	July 6, 2023

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(2):	Yes		TTM NOI (6/30/2023)(6):	$30,911,416
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($168,000,000)		YE 2022 NOI:	$28,924,568
				YE 2021 NOI:	$29,775,349
				YE 2020 NOI:	$26,506,171
Escrows and Reserves(3)				U/W Revenues:	$51,139,577
	Initial	Monthly	Cap	U/W Expenses:	$16,217,012
Taxes:	$0	Springing	NAP	U/W NOI(6):	$34,922,565
Insurance:	$0	Springing	NAP	U/W NCF:	$33,648,313
Replacement Reserve:	$0	$20,916	NAP	U/W DSCR based on NOI/NCF(1):	1.83x / 1.76x
TI/LC Reserve:	$0	$41,833	NAP	U/W Debt Yield based on NOI/NCF(1):	14.4% /13.9%
Gap Rent/Free Rent Reserve:	$298,225	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.4% /13.9%
Outstanding TI/LC Reserve:	$3,103,791	$0	NAP	Cut-off Date LTV Ratio(1):	44.2%
				LTV Ratio at Maturity(1):	44.2%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$242,000,000	98.6%	Loan Payoff	$240,789,383	98.2%
Borrower Sponsor Equity	3,317,606	1.4	Upfront reserves	3,402,016	1.4
			Closing costs	1,126,207	0.5

Total Sources	$245,317,606	100.0%	Total Uses	$245,317,606	100.0%
(1)	The Westfarms Mortgage Loan (as defined below) is part of the Westfarms Whole Loan (as defined below), which is comprised of ten pari passu senior promissory notes with an aggregate original principal balance of $242,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Westfarms Whole Loan.
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	See “Escrows” section below for further discussion of reserve requirements.
(4)	The Westfarms Property (as defined below) is part of a larger mall which consists of 501,990 SF of owned improvements, 560,820 SF of leased fee improvements, and a 208,790 SF non-collateral Macys.
(5)	Occupancy represents the occupancy based on the owned SF totaling 501,990. Occupancy based on total SF of 1,062,810, which includes the four leased fee anchor tenant’s square footage, is 98.0%, 96.7%, and 96.5% for the Most Recent, 2nd Most Recent and 3rd Most Recent periods, respectively.
(6)	The increase from the TTM NOI to the U/W NOI is driven by 11 leases being signed in 2023 totaling 29,630 SF (5.9% of owned SF), and 6.8% of underwritten rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

The Mortgage Loan. The largest mortgage loan (the “Westfarms Mortgage Loan”) is part of a whole loan (the “Westfarms Whole Loan”) evidenced by ten pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $242,000,000. The Westfarms Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 501,990 SF portion of a 1,271,600 SF super regional mall anchored by a JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macys (non-collateral), Macys Men and Furniture Gallery, and Nordstrom located in West Hartford, Connecticut (the “Westfarms Property”). The Westfarms Mortgage Loan is evidenced by the non-controlling Notes A-2-2 and A-2-3-1 with an aggregate outstanding principal balance as of the Cut-off Date of $74,000,000. The Westfarms Whole Loan was co-originated by Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, National Association (“WFB”) on August 31, 2023. The Westfarms Whole Loan pari passu notes other than those evidencing the Westfarms Mortgage Loan are referred to herein as the “Westfarms Pari Passu Companion Loans.” The Westfarms Whole Loan is being serviced pursuant to the pooling and servicing agreement for the BMO 2023-5C2 securitization trust. The relationship between the holders of the Westfarms Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2023-5C2	Yes
A-2-1	$45,000,000	$45,000,000	BANK5 2023-5YR3	No
A-2-2	$50,000,000	$50,000,000	BANK5 2023-5YR4	No
A-2-3-1	$24,000,000	$24,000,000	BANK5 2023-5YR4	No
A-2-3-2	$2,000,000	$2,000,000	WFB(1)	No
A-3	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-4	$30,000,000	$30,000,000	UBS AG(1)	No
A-5	$16,000,000	$16,000,000	GS(1)	No
A-6	$10,000,000	$10,000,000	UBS AG(1)	No
A-7	$5,000,000	$5,000,000	BMO 2023-5C2	No
Total	$242,000,000	$242,000,000
(1)	The notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and Borrower Sponsor. The borrower is West Farms Mall, LLC, a Delaware limited liability company with two independent managers. The borrower is a joint venture between The Taubman Realty Group LLC (78.9%) and Victor J. Dowling Jr. (20.9%). The borrower sponsor and non-recourse carveout guarantor of the Westfarms Whole Loan is The Taubman Realty Group LLC (“The Taubman Company”).

The Taubman Company was founded in 1950 and has developed enclosed regional malls across the United States and Asia and the company has a portfolio of 24 regional, super-regional, and outlet shopping malls located in major markets.

The Property. The Westfarms Property is part of a two-story, Class A super regional mall. The Westfarms Property portion of the super-regional mall totals 501,990 owned SF, and is located in West Hartford, Connecticut. The mall as a whole, which includes the Westfarms Property, totals 1,271,600 SF, and is anchored by JC Penney, Lord & Taylor (subleased by Jordan’s Furniture), Macys, Macys Men’s and Furniture, and Nordstrom. Macys owns its own store (208,790 SF) and underlying land and is not part of the collateral. The remaining anchors own their stores and ground lease the land from the borrower. The Westfarms Property is an enclosed mall with multiple wings and entrances, containing a food court and the leased fee department store anchors. Built in 1974 and most recently renovated in 2013, the entire mall is situated on a 111.0-acre parcel and contains 6,555 parking spaces (5.2/1,000 SF). The collateral tenancy, outside of the anchors, is granular with no tenant making up more than 4.5% of the owned SF. Notable tenants include Talbots, The North Face, Apple Inc., lululemon athletica, Pottery Barn, Victoria’s Secret, and Louis Vuitton. As of August 25, 2023, the Westfarms Property was 95.9% leased based on the owned improvements, and 98.0% leased including the four leased fee anchors.

The Westfarms Property is rated A+ by Greenstreet. Year-end 2022 in-line sales PSF are $888 PSF, representing a 13.1% and 19.1% increase since 2021 and 2019, respectively. Excluding Apple, 2022 in-line sales PSF are $713 PSF, representing a 11.7% and 19.8% increase since 2021 and 2019, respectively. As of year-end 2022, the in-line occupancy cost ratio is 11.5% including Apple and 14.2% excluding Apple. The table below provides an overview of the sales by tenancy type.

Sales by Tenancy Type(1)
Tenancy Type	2019 Sales	2019 PSF	2020 Sales	2020 PSF	2021 Sales	2021 PSF	2022 Sales	2022 PSF
Inline (< 10,000 SF)	$247,469,700	$746	$161,469,160	$509	$250,393,896	$786	$265,663,994	$888
Occupancy Cost	14.9%		18.6%		12.2%		11.5%
Inline (< 10,000 SF) excluding Apple	$193,280,891	$595	$128,259,329	$413	$199,111,246	$638	$208,344,455	$713
Occupancy Cost	18.7%		22.7%		14.9%		14.2%
(1)	Based on the underwritten rent roll dated August 25, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Major Tenants.

Forever 21 (Fitch/Moody’s/S&P: NR/NR/NR; 22,512 square feet; 4.5% of net rentable area; 2.5% of underwritten base rent; MTM). Forever 21 is a fast fashion retailer specializing in the latest trends. Today, the company operates in more than 540 locations globally. Forever 21 has been a tenant since August 2013. Its lease expired in January 31, 2023 and they are currently operating on a month to month basis. Forever 21 is currently in negotiations to execute a new lease. However, we cannot assure you when or if Forever 21 will enter into a new lease. Additionally, the tenant is paying percentage in lieu of base rent of 13.5% of its trailing twelve month sales, which equates to $31.13 PSF in rent.

H&M (Fitch/Moody’s/S&P: NR/NR/BBB; 15,121 square feet; 3.0% of net rentable area; 1.6% of underwritten base rent; 1/31/2032 lease expiration). H&M is part of the H&M Group, which is a family of brands and businesses offering fashion, design and services. Today, the company operates approximately 4,399 stores in 77 markets and 60 online markets. H&M has been a tenant at the Westfarms Property since 2008 and most recently renewed its lease for 10 years in February 2022. The tenant has no remaining extension options and no termination options.

Pottery Barn (Fitch/Moody’s/S&P: NR/NR/NR; 14,187 square feet; 2.8% of net rentable area; 0.8% of underwritten base rent; 1/31/2027 lease expiration). Pottery Barn is a member of the Williams-Sonoma Inc. (NYSE: WSM), family of brands, headquartered in San Francisco, California. Pottery Barn offers home décor including furniture, bedding, bath, lighting art and mirrors and rugs. Pottery Barn has been a tenant at the Westfarms Property since 2005 and has no remaining extension options and no termination options.

The following table presents a summary regarding the major tenants at the Westfarms Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Rent(2)(3)	% of Total Annual U/W Rent	Annual U/W Rent PSF(2)(3)	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Anchor Tenants(leased fee)(4)
JC Penney	NR/NR/NR	190,713	NAP	$125,000	NAP	$0.66	9/30/2032	5 x 5 Yr	N
Nordstrom	BB+/Ba1/BB+	175,415	NAP	$140,000	NAP	$0.80	2/1/2025	7 x 10 Yr	N
Lord & Taylor(5)	NR/NR/NR	114,700	NAP	$202,735	NAP	$1.77	2/3/2034	6 x 5 Yr	N
Macys Mens and Furniture Gallery	BBB-/Ba1/BB+	79,992	NAP	$0	NAP	$0.00	5/31/2025	7 x 10 Yr	N
Total/Wtd. Avg.		560,820	NAP	$467,735	NAP	$0.83

Major Tenants
Forever 21(6)	NR/NR/NR	22,512	4.5%	$700,785	2.5%	$31.13	MTM	None	N
H&M	NRNR/BBB	15,121	3.0%	$450,000	1.6%	$29.76	1/31/2032	None	N
Pottery Barn	NR/NR/NR	14,187	2.8%	$223,440	0.8%	$15.75	1/31/2027	None	N
Gap Gap Kids	NR/NR/NR	13,093	2.6%	$321,174	1.2%	$24.53	1/31/2025	None	N
Anthropologie(6)	NR/NR/NR	11,673	2.3%	$255,200	0.9%	$21.86	1/31/2027	1 x 5 Yr	N
Arhaus(7)	NR/NR/NR	11,155	2.2%	$624,680	2.2%	$56.00	9/30/2033	1 x 5 Yr	N
Foot Locker	NR/Ba1/BB+	11,122	2.2%	$591,690	2.1%	$53.20	6/30/2025	None	N
Urban Outfitters	NR/NR/NR	10,958	2.2%	$650,000	2.3%	$59.32	1/31/2027	None	N
Brooks Brothers(6)	NR/NR/NR	10,644	2.1%	$311,760	1.1%	$29.29	1/31/2024	None	N
Total/Wtd. Avg.		120,465	24.0%	$4,128,729	14.9%	$34.27

Non-Major Tenants(8)		360,737	71.9%	$23,673,122	85.1%	$65.62

Occupied Collateral Total(9)		481,202	95.9%	$27,801,851	100.0%	$57.78
Vacant Space		20,788	4.1%
Total/Wtd. Avg.		501,990	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Rent and Annual U/W Rent PSF includes percentage in-lieu of rents totaling $1,536,455.
(3)	Annual U/W Rent and Annual U/W Rent PSF includes $506,056 of rent steps through September 2024.
(4)	The anchor tenants own their own improvements and ground lease the land from the borrower. The SF of leased fee improvements is not included in the owned SF total.
(5)	Jordan’s Furniture is subleasing the former Lord & Taylor box and is expected to open in February 2024. Gap rent for the tenant was reserved upfront.
(6)	Forever 21, Anthropologie, and Brooks Brothers Annual U/W Rent and Annual U/W Rent PSF represent percentage in-lieu of rent based on the tenants’ TTM sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%
(7)	Arhaus has a lease start date of October 1, 2023.
(8)	Non-Major Tenants includes two tenants, Francesca’s Collection and Alo Yoga, totaling 6,998 SF (1.4% of owned SF) with lease start dates in November 2023 and September 2023, respectively.
(9)	Occupied Collateral Total does not include the SF or underwritten rent from the leased fee anchor tenants.

The following table presents a summary of sales and occupancy costs for certain tenants at the Westfarms Property:

Sales and Occupancy Cost Summary(1)

	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2022 Occupancy Cost
Forever 21	$170	$317	$255	13.9%
H&M	$227	$372	$365	8.5%
Pottery Barn	$252	$375	$442	17.5%
Gap Gap Kids	$69	$192	$191	35.8%
Anthropologie	$76	$225	$257	9.4%
Arhaus(2)	NAV	NAV	NAV	NAV
Foot Locker	$512	$620	$677	16.6%
Urban Outfitters	$207	$335	$306	19.4%
Brooks Brothers	$47	$187	$239	12.0%
(1)	Information obtained from the borrower.
(2)	Arhaus lease began on October 1, 2023.

The following table presents certain information relating to the lease rollover schedule at the Westfarms Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	5	35,656	7.1%	35,656	7.1%	$1,328,478	4.8%	$37.26
2023	2	5,957	1.2%	41,613	8.3%	$293,500	1.1%	$49.27
2024	50	119,908	23.9%	161,521	32.2%	$7,758,635	27.9%	$64.70
2025	20	77,670	15.5%	239,191	47.6%	$4,436,677	16.0%	$57.12
2026	12	31,740	6.3%	270,931	54.0%	$2,526,862	9.1%	$79.61
2027	13	68,411	13.6%	339,342	67.6%	$3,473,652	12.5%	$50.78
2028	12	45,166	9.0%	384,508	76.6%	$2,576,028	9.3%	$57.03
2029	11	40,569	8.1%	425,077	84.7%	$2,555,772	9.2%	$63.00
2030	10	23,348	4.7%	448,425	89.3%	$1,365,972	4.9%	$58.50
2031	1	1,626	0.3%	450,051	89.7%	$123,202	0.4%	$75.77
2032	2	16,296	3.2%	466,347	92.9%	$528,000	1.9%	$32.40
2033	2	11,826	2.4%	478,173	95.3%	$682,769	2.5%	$57.73
2034 & Beyond	2	3,029	0.6%	481,202	95.9%	$152,303	0.5%	$50.28
Vacant	0	20,788	4.1%	501,990	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	142	501,990	100.0%			$27,801,851	100.0%	$57.78
(1)	Information is based on the underwritten rent roll as of August 25, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Expiration Schedule.
(3)	The Lease Expiration Schedule excludes the square footage and underwritten rent from the leased fee anchor tenants.
(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Westfarms Property:

Historical Occupancy(1)

12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	8/25/2023(3)
92.4%	91.7%	92.6%	93.0%	95.9%
(1)	Occupancy represents the occupancy based on the owned SF totaling 501,990.
(2)	Information obtained from the Westfarms Borrower.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Westfarms Property:

Cash Flow Analysis

	2019	2020	2021	2022	TTM 6/30/2023	U/W	%(1)	U/W $ per SF(2)
Base Rent	$27,282,519	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$28,269,586(3)(4)	53.3%	$26.60
Grossed Up Vacant Space	0	0	0	0	0	1,902,406	3.6	1.79
Gross Potential Rent	$27,282,519	$22,983,686	$23,234,186	$24,713,923	$25,823,273	$30,171,992	56.9%	$28.39
Overage/Percentage Rent	570,349	394,858	2,874,076	2,662,752	2,728,906	2,365,780	4.5	2.23
Other Rental Revenue(5)	2,239,692	1,644,375	1,977,439	2,000,578	1,994,711	2,088,324	3.9	1.96
Reimbursement Revenue	18,019,080	15,510,718	12,847,320	12,464,487	12,128,300	11,891,421	22.4	11.19
Promotion Revenue	1,434,317	1,161,019	814,395	789,287	757,717	710,484	1.3	0.67
Electric/Central Plan/Tenant Services	3,897,946	3,291,931	3,047,835	3,439,866	3,985,459	4,791,051	9.0	4.51
Other Revenue	1,083,628	879,228	749,294	1,089,098	1,118,917	1,022,931	1.9	0.96
Net Rental Income	$54,527,531	$45,865,814	$45,544,545	$47,159,991	$48,537,283	$53,041,983	100.0%	$49.91
Less Free Rent & Credit Loss	(226,548)	(3,406,378)	2,090,563	(20,141)	(8,386)	0	0.0	0.00
Less Vacancy	0	0	0	0	0	(1,902,406)	(3.6)	(1.79)
Effective Gross Income	$54,300,983	$42,459,436	$47,635,108	$47,139,850	$48,528,897	$51,139,577	96.4%	$48.12

Real Estate Taxes	$6,626,200	$6,617,128	$6,773,226	$6,493,587	$6,310,496	$5,365,568	10.5%	$5.05
Insurance	302,092	301,031	321,564	395,847	382,436	304,114	0.6	0.29
Management Fee	1,853,841	1,467,975	1,893,556	1,935,175	2,025,709	1,000,000	2.0	0.94
Other Expenses	7,699,981	7,567,131	8,871,413	9,390,673	8,898,840	9,547,330	18.7	8.98
Total Expenses	$16,482,114	$15,953,265	$17,859,759	$18,215,282	$17,617,481	$16,217,012	31.7%	$15.26

Net Operating Income	$37,818,869	$26,506,171	$29,775,349	$28,924,568	$30,911,416(6)	$34,922,565(6)	68.3%	$32.86
TI/LC	0	0	0	0	0	968,038	1.9	0.91
Capital Expenditures	0	0	0	0	0	306,214	0.6	0.29
Net Cash Flow	$37,818,869	$26,506,171	$29,775,349	$28,924,568	$30,911,416	$33,648,313	65.8%	$31.66

NOI DSCR(7)	1.98x	1.39x	1.56x	1.51x	1.62x	1.83x
NCF DSCR(7)	1.98x	1.39x	1.56x	1.51x	1.62x	1.76x
NOI Debt Yield(7)	15.6%	11.0%	12.3%	12.0%	12.8%	14.4%
NCF Debt Yield(7)	15.6%	11.0%	12.3%	12.0%	12.8%	13.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields and Vacancy, (ii) percent of Gross Potential Rent for Free Rent & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W per SF is based on the total collateral SF of 1,062,810.
(3)	Base Rent includes percentage in-lieu of rents totaling $1,536,455 and includes $506,056 of rent steps through September 2024.
(4)	Base Rent includes $467,735 of underwritten rent attributed to the four leased fee tenants.
(5)	Other Rental Revenue includes kiosks/temporary/specialty and temporary tenant revenue.
(6)	The increase from the TTM 6/30/2023 NOI to the U/W NOI is driven by 11 leases being signed in 2023 totaling 29,630 SF (5.9% of owned SF), and 6.8% of underwritten rent. Additional drivers include rent steps of $506,056, and a decrease in both the management fee and real estate taxes.
(7)	Debt service coverage ratios and debt yields are based on the Westfarms Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

Appraisal. The appraiser concluded to an “As-is” value for the Westfarms Property of $547,800,000 as of July 6, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated July 17, 2023, there was no evidence of any recognized environmental conditions at the Westfarms Property.

Market Overview and Competition. The Westfarms Property is located in West Hartford, Connecticut, approximately 6.8 miles southwest of the Hartford central business district. The Westfarms Property is located at the intersection of New Britain Avenue (Route 71) and South Road. The Westfarms Property is located in an area that benefits from a convergence of highway infrastructure that includes Route 71, Route 4, Route 173/218 and Interstate 84, which provides access to the center of West Hartford. According to the appraisal, the area is seen as one of the main focuses of retail development on the west side of the Hartford CBSA, and the Westfarms Property was the catalyst for significant commercial development in the area. According to the appraisal, the top five employers in the surrounding area are Arch Parent, Inc., Mount Sinai Rehabilitation Hospital, Inc., Pratt & Whitney Engine Services, Inc., Hartford Healthcare Corporation and the City of Hartford.

Within a five-, ten- and fifteen-mile radius of the Westfarms Property, the 2022 average household income was approximately $90,496, $99,948, and $103,767, respectively; and within the same radii, the 2022 estimated population was 252,943, 606,771, and 944,379, respectively.

According to a third-party market research report, the Westfarms Property is situated within the Farmington retail submarket. As of August 2023, the submarket reported total inventory of approximately 2.29 million SF with a 1.0% vacancy rate and average rents of $20.31 PSF.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Westfarms Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Shops/Inline 0-1,000 SF	$115.00	7	2.5%	$35.00
Shops/Inline 1,001-2,000 SF	$62.00	7	2.5%	$35.00
Shops/Inline 2,001-3,500 SF	$70.00	7	2.5%	$35.00
Shops/Inline 3,501-5,000 SF	$54.00	7	2.5%	$35.00
Shops/Inline 5,001-10,000SF	$53.00	7	2.5%	$35.00
10,000 SF+	$25.00	7	2.5%	$35.00
Restaurant	$33.00	7	2.5%	$50.00
Jewelry	$120.00	7	2.5%	$35.00
Kiosk	$600.00	5	Flat	$0.00
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

The table below presents certain information relating to comparable retail centers pertaining to the Westfarms Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy(2)	Anchor / Major Tenants	Distance to Westfarms Property
Westfarms	1974/2013	1,062,810(3)	98.0%(3)	JC Penney, Jordan’s Furniture, Macys Men’s and Furniture Gallery, Macys, Nordstrom
The Shoppes at Buckland Hills	1990/2003	1,048,198	96%	JC Penney, Macy’s	12.0 miles
Meriden Mall	1971/1999	893,052	70%	Best Buy, Dick’s Sporting Goods, Boscov’s	12.0 miles
Brass Mill Center	1997/NAP	1,179,405	86%	JC Penney, Burlington	18.0 miles
Holyoke Mall at Ingleside	1979/1995	1,557,138	92%	JC Penney, Macy’s, Target, Best Buy, Burlington, Christmas Tree Shop	31.0 miles
Blue Back Square	2006/NAP	448,211	96%	Barnes & Noble, Cinepolis Cinema, Crate & Barrel	2.5 miles
The Shoppes at Farmington Valley	1990/NAP	426,925	95%	Barnes & Noble, Dick’s Sporting Goods, Kohl’s, Old Navy, Shop Rite	9.3 miles
The Promenade Shops at Evergreen Walk	2004/NAP	374,979	93%	Old Navy, LL Bean	12.3 miles
Weighted Average			91%
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on a third party market research report, unless otherwise specified.
(3)	Based on the underwritten rent roll as of August 25, 2023, and includes the leased fee anchor tenants improved square footage.

Escrows.

Real Estate Taxes – During a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender the borrower fails to promptly provide evidence that property taxes have been paid prior to a penalty, the loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance – During the Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policy in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – The loan documents require ongoing monthly deposits of $20,916 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $41,833 for tenant improvements and leasing commissions reserves.

Gap Rent/Free Rent Reserve – The loan documents require an upfront deposit of $298,225 for gap and free rent related to Lord & Taylor(subleased by Jordan’s Furniture), Francesca’s Collection, Alo Yoga, and Arhaus.

Outstanding TI/LC Reserve – The loan documents require an upfront deposit of $3,103,791 for outstanding tenant improvements and leasing commissions related to 11 tenants.

Lockbox and Cash Management. The Westfarms Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower. During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred to a lender controlled cash management account to be disbursed in accordance with the cash management waterfall set forth in the loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$74,000,000
1500 New Britain Avenue	Westfarms	Cut-off Date LTV:	44.2%
West Hartford, CT 06110		U/W NCF DSCR:	1.76x
		U/W NOI Debt Yield:	14.4%

A “Lockbox Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the manager if the manager is an affiliate of the borrower, and provided the manager is not replaced within 60 days; or
(iv)	the net operating income debt yield, based on the trailing four calendar quarter period, is below 10.5%, for two consecutive quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii) and (iii), the borrower replaces the manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy proceeding is discharged or dismissed within 90 days without any adverse consequences to the Westfarms Property or Westfarms Whole Loan; or
●	with regard to clause (iv), the net operating income debt yield, based on the trailing four calendar quarter period, is 10.5% or greater, for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). The Westfarms Property also secures the Westfarms Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $168,000,000. The Westfarms Serviced Pari Passu Companion Loans accrue interest at the same rate as the Westfarms Mortgage Loan. The Westfarms Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Westfarms Serviced Pari Passu Companion Loans. The holders of the Westfarms Mortgage Loan and the Westfarms Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Westfarms Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Real Estate Substitution. Not permitted.

Property Management. The Westfarms Property is managed by The Taubman Company LLC, an affiliate of the borrower.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Renaissance Dallas Addison Hotel
15201 Dallas Parkway
Addison, TX 75001
President George Bush Tpke.
Baylor Scott & White - The Heart Hospital - Plano
PLANO
COLLIN COUNTY
DALLAS COUNTY
Katie Jackson Park
The Arbors on Preston Road
Frankford Rd
Far North Dallas
Dallas North Tollway
McCallum Blvd
Preston Trail Golf Club
Bent Tree Country Club
Campbell Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Keller Springs Rd
Carrollton
Addison Airport
Addison Circle
Millennium Tower
The Clubs of Prestonwood The Creek
Arapaho Rd
Columbian Country Club of Dallas
The Colonnade
Spectrum Centre
Belt Line Rd
Addison
Addison Town Center
Addison Walk
Village on the Parkway
Pepper Square
Spring Creek Village
Fretz Park
Oakbrook Pkwy
Alfred J. Loos Stadium and Sports Complex
International Plaza
Bert Fields Park
Brookhaven Country Club
Spring Valley Rd
Brookhaven
Farmers Branch
Copart Tower
Galleria North
2 Galleria Tower
Alpha Rd
Northwood Country Club
Dallas College Brookhaven Campus
Dallas Galleria
Dallas Midtown (Under Construction)
Pinnacle Tower
Valley View Ln
LBJ Frwy
DALLAS
Lincoln Centre
Preston Valley Shopping Ctr.
North Dallas
Anderson Bonner Park
Dallas-Ft. Worth Intl. Airport 12 miles
Dallas Medical Center
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
Forest Ln
Preston Forest Village
Preston Forest Shopping Ctr.
Northaven Rd
Preston Hollow
Preston Royal
Royal Ln
Central Expwy
Downtown Dallas 8 miles
Webb Chapel Rd
Marsh Ln
Midway Rd
Inwood Rd
Noel Rd
Montfort Dr
Preston Rd
Hillcrest Rd
Coit Rd
Kelly Blvd
Club Dr
Quorum Dr
Knoll Trail Dr
Addison Rd
Campbell Rd
Allen
Lucas
Plano
Lewisville
Carrollton
Flower Mound
Coppell
Richardson
Sachse
Garland
Rowlett
Farmers Branch
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Duncanville
Seagoville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

No. 2 – Renaissance Dallas Addison Hotel

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	(Fitch/KBRA/S&P):			Location:	Addison, TX
	Original Principal Balance:	$72,000,000		Size:	528 Rooms
	Cut-off Date Balance:	$72,000,000		Cut-off Date Balance Per Room:	$136,364
	% of Initial Pool Balance:	9.7%		Maturity Date Balance Per Room:	$136,364
	Loan Purpose:	Refinance		Year Built/Renovated:	1983 / 2018-2021
	Borrower Sponsor:	Columbia Sussex Corporation		Title Vesting:	Fee
	Guarantor:	CSC Holdings, LLC		Property Manager:	Crestview Management, LLC
	Mortgage Rate:	7.8250%			(borrower-related)
	Note Date:	September 21, 2023		Current Occupancy (As of)(2):	50.2% (8/31/2023)
	Seasoning:	2 months		YE 2022 Occupancy(2)	40.1%
	Maturity Date:	October 1, 2028		YE 2021 Occupancy(2):	18.7%
	IO Period:	60 months		YE 2020 Occupancy(2):	10.8%
	Loan Term (Original):	60 months		YE 2019 Occupancy(2):	40.7%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$113,500,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$214,962
	Call Protection:	L(26),D(27),O(7)		As-Is Appraisal Valuation Date:	July 21, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (8/31/2023)(2):	$10,929,849
	(Balance):			YE 2022 NOI(2):	$8,078,067
				YE 2021 NOI(2):	$1,118,718
Escrows and Reserves(1)				YE 2020 NOI(2):	($470,360)
	Initial	Monthly	Cap	YE 2019 NOI(2):	$7,104,094
Taxes:	$578,761	$64,307	NAP	U/W Revenues:	$28,306,100
Insurance:	$0	Springing	NAP	U/W Expenses:	$17,733,770
Deferred Maintenance:	$6,215	$0	NAP	U/W NOI:	$10,572,330
FF&E Reserve:	$0	$117,942	NAP	U/W NCF:	$9,157,025
PIP Reserve:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.85x / 1.60x
				U/W Debt Yield based on NOI/NCF:	14.7% / 12.7%
				U/W Debt Yield at Maturity based on
				NOI/NCF:	14.7% / 12.7%
				Cut-off Date LTV Ratio:	63.4%
				LTV Ratio at Maturity:	63.4%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$72,000,000	100.0%	Loan Payoff	$52,348,142	72.7%
			Return of Equity	18,672,967	25.9
			Reserves	584,976	0.8
			Closing Costs	393,916	0.5
Total Sources	$72,000,000	100.0%	Total Uses	$72,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.
(2)	The decrease in Occupancy and NOI from 2019 to 2020, and the increase in Occupancy and NOI from 2020 to 2021, 2021 to 2022 and from 2022 to 8/31/2023 TTM was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.

The Mortgage Loan. The second largest mortgage loan (the “Renaissance Dallas Addison Hotel Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $72,000,000 and secured by a fee mortgage encumbering a full-service hospitality property located in Addison, Texas (the “Renaissance Dallas Addison Hotel Property”).

The Borrower and Borrower Sponsor. The borrower for the Renaissance Dallas Addison Hotel Mortgage Loan is CP Addison II, LLC, a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance Dallas Addison Hotel Mortgage Loan. CP Addison II, LLC is wholly owned by the non-recourse carve-out guarantor, CSC Holdings, LLC, which is 99% owned by The 1998 William J. Yung and Martha A. Yung Family Trust and 1% owned by its managing member, Columbia Sussex Corporation (the borrower sponsor), which in turn is owned 51% by William J. Yung, III, with the remainder owned by family trusts of the William J. Yung III family. Columbia Sussex Corporation is a private family-owned company based in Crestview Hills, Kentucky, with over 40 hotels in its portfolio, encompassing over 14,000 keys under various Marriott, Hilton, and Hyatt brands, all of which are managed by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

affiliates of the borrower sponsor. William J. Yung III is the founder, president, and Chief Executive Officer of Columbia Sussex Corporation. The borrower sponsor has experienced prior defaults and foreclosures. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Renaissance Dallas Addison Hotel Property is a 528-room, full-service hospitality property built on a 10.7-acre site in Addison, Texas. The Renaissance Dallas Addison Hotel Property was constructed in 1983 as the Registry Hotel, was rebranded as a Kempinksi Hotel in 1987, and was rebranded again in 1997 as an InterContinental Hotel. A franchise agreement was executed in November 2017, and in March 2018, the Renaissance Dallas Addison Hotel Property was reflagged to the current Renaissance brand following the issuance of a $34.1 million property improvement plan (“PIP”), which was completed in 2021. The PIP renovations included reconditioning of the exterior and new signage, renovation and upgrade of all lobby and common areas, reconfiguration of restaurant spaces, expansion and refitting of the fitness center, repairs and resurfacing of pool and terrace areas, reconceptualization of retail premises, refurbishment of meeting, conference center, and ballroom areas, upgrades of all back-of-house spaces, kitchens, telecommunications, and HVAC systems, and completion of fire and life safety upgrades. The PIP also included renovation of guest rooms, including replacement of case and soft goods and finishes, and refitting and refinishing of guest bathrooms. The Renaissance Dallas Addison Hotel Property features an outdoor swimming pool, a business center, fitness center, the restaurants Noell JCT and Noell Lounge (which are both operated internally), room service, and five retail tenant spaces that are currently 100.0% occupied. The Renaissance Dallas Addison Hotel Property also has approximately 95,007 square feet of dedicated meeting and event space, and 848 parking spaces, comprised of 315 surface spaces and 533 spaces located in a three-level garage that is attached to the Renaissance Dallas Addison Hotel Property.

The guestroom mix at the Renaissance Dallas Addison Hotel Property is comprised of 351 bedrooms with two queen beds and 177 king bedrooms, including 24 suites. Guestrooms are accessible via six passenger elevators, and room amenities feature a work area, nightstand, dresser, sofa chair, 55-inch high-definition flat screen television, internet, iron and ironing board, coffee maker, and a mini refrigerator. The 84-seat Noell JCT restaurant serves breakfast and lunch and features contemporary American-style cuisine. The 98-seat Noell Lounge serves lunch and dinner, featuring the same American-style cuisine as the Noell JCT restaurant. Noell Lounge features a full-service bar including craft cocktails, draft and bottled beers, and an extensive wine list for purchase. Room service is also available for breakfast, lunch and dinner, offering items from the full Noell JCT restaurant and Noell Lounge menus.

The Renaissance Dallas Addison Hotel Property is currently subject to a franchise agreement with Marriott International, Inc., which expires on March 15, 2039.

According to the appraisal, the property segmentation at the Renaissance Dallas Addison Hotel Property is estimated at 30% commercial, 10% leisure and 60% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Renaissance Dallas Addison Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)

	Competitive Set			Renaissance Dallas Addison Hotel Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2020	26.6%	$109.18	$29.06	10.8%	$156.23	$16.89	40.6%	143.1%	58.1%
12/31/2021	36.1%	$102.16	$36.84	18.7%	$149.09	$27.93	52.0%	145.9%	75.8%
12/31/2022	63.6%	$112.50	$71.57	40.1%	$154.94	$62.09	63.0%	137.7%	86.8%
7/31/2023 TTM	62.3%	$121.15	$75.46	46.9%	$150.19	$70.51	75.4%	124.0%	93.4%

Source: Industry Report.

(1)	The competitive set for 7/31/2023 TTM and 12/31/2022 includes Marriott Dallas Addison Quorum by the Galleria, Hyatt House Dallas Addison, Radisson Hotel Dallas North – Addison, and Home2 Suites by Hilton Dallas Addison. The competitive set for 12/31/2021 includes Marriott Dallas Addison Quorum by the Galleria, Hilton Dallas Lincoln Centre, Crowne Plaza Dallas Near Galleria Addison and Hilton Richardson Dallas. The competitive set for 12/31/2020 includes Marriott Dallas Addison Quorum by the Galleria, Hilton Dallas Lincoln Centre, Crowne Plaza Dallas Near Galleria Addison and Hyatt Regency North Dallas Richardson.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Dallas Addison Hotel Property are attributable to variances in reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Renaissance Dallas Addison Hotel Property:

Cash Flow Analysis

	2019(1)	2020(1)	2021(1)	2022(1)	TTM 8/31/2023(1)	U/W(1)	%(2)	U/W $ per Room
Occupancy(3)	40.7%	10.8%	18.7%	40.1%	50.2%	50.2%
ADR(3)	$141.36	$149.73	$139.47	$150.72	$149.50	$149.50
RevPAR(3)	$57.58	$16.19	$26.13	$60.40	$75.05	$75.05

Room Revenue	$11,097,332	$3,127,838	$5,035,848	$11,640,970	$14,462,794	$14,462,794	51.1%	$27,392
Food & Beverage Revenue	11,508,934	2,865,106	3,208,780	10,098,841	12,994,384	12,994,384	45.9	24,611
Other Departmental Income(4)	933,862	545,525	517,184	912,184	848,922	848,922	3.0	1,608
Total Revenue	$23,540,128	$6,538,469	$8,761,812	$22,651,995	$28,306,100	$28,306,100	100.0%	$53,610

Room Expense	$3,852,279	$1,205,707	$1,782,802	$3,496,172	$4,169,232	$4,169,232	28.8%	$7,896
Food & Beverage Expense	5,166,311	1,222,772	1,150,002	3,832,542	4,757,514	4,757,514	36.6	9,010
Other Departmental Expenses	1,396	346	0	0	0	0	0.0	0
Gross Operating Profit	$14,520,142	$4,109,644	$5,829,008	$15,323,281	$19,379,354	$19,379,354	68.5%	$36,703

Total Fixed Charges	7,416,048	4,580,004	4,710,290	7,245,214	8,449,505	8,807,024	31.1	16,680
Total Operating Expenses	$16,436,034	$7,008,829	$7,643,094	$14,573,928	$17,376,251	$17,733,770	62.6%	$33,587

Net Operating Income	$7,104,094	($470,360)	$1,118,718	$8,078,067	$10,929,849	$10,572,330	37.4%	$20,023
FF&E	941,605	261,539	350,472	906,080	1,132,244	1,415,305	5.0	2,681
Net Cash Flow	$6,162,489	($731,899)	$768,246	$7,171,987	$9,797,605	$9,157,025	32.4%	$17,343

NOI DSCR	1.24x	(0.08)x	0.20x	1.41x	1.91x	1.85x
NCF DSCR	1.08x	(0.13)x	0.13x	1.26x	1.72x	1.60x
NOI Debt Yield	9.9%	(0.7)%	1.6%	11.2%	15.2%	14.7%
NCF Debt Yield	8.6%	(1.0)%	1.1%	10.0%	13.6%	12.7%
(1)	The decrease in Occupancy and NOI from 2019 to 2020, and the increase in Occupancy and NOI from 2020 to 2021, 2021 to 2022, and 2022 to 8/31/2023 TTM was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the continued recovery in 2021 and 2022.
(2)	% for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Dallas Addison Hotel Property are attributable to variances in reporting methodologies and/or timing differences.
(4)	Other Departmental Income is comprised of net income for guest parking and miscellaneous income.

Appraisal. According to the appraisal, the Renaissance Dallas Addison Hotel Property had an “As-Is” appraised value of $113,500,000 as of July 21, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated August 8, 2023, there was no evidence of any recognized environmental conditions at the Renaissance Dallas Addison Hotel Property.

Market Overview and Competition. The Renaissance Dallas Addison Hotel Property is located in Addison, Texas, approximately 17.8 miles northeast of the Dallas Fort Worth International Airport and approximately 14.3 miles north of the Dallas central business district. The local Addison area is home to many corporate headquarters such as Concentra, Mary Kay, Regus Texas, Maxim Integrated Products, and Zurich America. The area is known for its festivals and has a wide variety of demand generators near the Renaissance Dallas Addison Hotel Property, including the 1.6 million square feet Dallas Galleria Mall (approximately one mile south), the 372,000 square feet residential, office, retail and entertainment mixed-use development known as Addison Circle (approximately 2 miles north), the Addison Conference and Theater Centre complex and the 10-acre Addison Circle Park. The Renaissance Dallas Addison Hotel Property also benefits from additional leisure attractions including the Fort Worth Stockyard Historic District, Six Flags Over Texas and Hurricane Harbor, Texas Motor Speedway, the Dallas Museum of Art, and the Dallas World Aquarium. The Dallas areas is home to five professional sports teams including the Dallas Cowboys (NFL), the Texas Rangers (MLB), The Dallas Mavericks (NBA), and The Dallas Stars (NHL).

The Renaissance Dallas Addison Hotel Property is located in the Dallas-Fort Worth-Arlington metropolitan statistical area (“DFW MSA”), which is one of the nation’s leading areas in light manufacturing, distribution, transportation, electronics, finance, real estate, insurance, defense contracting, and energy resources. The DFW MSA is home to 24 Fortune 500 companies, the fourth largest concentration of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Fortune 500 companies in the United States, and includes Exxon Mobil, McKesson, AT&T, American Airlines Group, Southwest Airlines, Fluor Corporation, Tenet Healthcare, Kimberly-Clark, Texas Instruments, HollyFrontier, D.R. Horton, J.C. Penney, GameStop, Dean Foods and Celanese. According to the appraisal, there are no proposed hotels anticipated to enter the immediate area in the near future that are considered to be directly competitive with the Renaissance Dallas Addison Hotel Property.

According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius of the Renaissance Dallas Addison Hotel Property was 19,389, 128,155 and 431,761, respectively. According to the appraisal, the 2023 average household income within the same radii was $83,552, $102,696 and $99,241, respectively.

The following table presents the primary competitive properties to the Renaissance Dallas Addison Hotel Property.

Competitive Property Summary (1)

Property Name	Year Built	Rooms	Commercial	Group	Leisure	2022 Occupancy(2)	2022 ADR(2)	2022 RevPAR(2)
Renaissance Dallas Addison Hotel Property (subject)	1983	528	30%	60%	10%	40.1%	$154.94	$62.09
Dallas/Addison Marriott Quorum by the Galleria	1982	547	40%	35%	25%	50%-55%	$115-$125	$60-$70
Hilton Dallas Lincoln Centre	1976	503	40%	45%	15%	55%-60%	$115-$125	$60-$70
The Westin Galleria Dallas	1982	448	35%	45%	20%	60%-65%	$190-$200	$115-$125
Sheraton Hotel Dallas by the Galleria	1979	317	35%	20%	45%	65%-70%	$105-$115	$70-$80
DoubleTree by Hilton Hotel Dallas Near the Galleria	1980	290	35%	30%	35%	65%-70%	$120-$130	$80-$90
Subtotal/Average		2,633	36%	41%	23%	56%	$138.99	$77.43
(1)	Information obtained from the appraisal.
(2)	The variances between the underwriting, the appraisal and industry report data with respect to Occupancy, ADR and RevPAR are attributable to variances in reporting methodologies and/or timing differences.

Escrows.

Required Repairs – The Renaissance Dallas Addison Hotel Mortgage Loan documents provide for an upfront reserve of $6,215 for required repairs.

Real Estate Taxes–- The Renaissance Dallas Addison Hotel Mortgage Loan documents provide for an upfront reserve of approximately $578,761 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $64,307).

Insurance–- The Renaissance Dallas Addison Hotel Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Renaissance Dallas Addison Hotel Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewals of the insurance policies prior to the expiration of the current policies, and at the lender’s request, provides paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.

FF&E Reserve–- The Renaissance Dallas Addison Hotel Mortgage Loan documents provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) in an amount equal to the greater of (i) 1/12 of 5% of the operating income for the Renaissance Dallas Addison Hotel Property for the preceding calendar year ($117,942 for 2023) and (ii) the amount of the deposit required by the franchisor on account of FF&E under the franchise agreement. The monthly deposit is required to be adjusted annually by the lender in January of each calendar year based on the foregoing.

PIP Reserve–- On the date that any new PIP is imposed by the related franchisor, the borrower is required to deposit 110% of the sum required to pay for such new PIP into such reserve. The borrower may, at its option, provide a letter of credit in lieu of any cash deposits required to be made in connection with a PIP reserve, provided that such letter of credit meets all applicable requirements set forth in the Renaissance Dallas Addison Hotel Mortgage Loan documents.

Lockbox and Cash Management. The Renaissance Dallas Addison Hotel Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to direct credit card companies and credit card banks to deposit all credit card receipts with respect to the Renaissance Dallas Addison Hotel Property into a lockbox account controlled by the lender. If notwithstanding the foregoing direction, the borrower or property manager receives any hotel rents from the Renaissance Dallas Addison Hotel Property, it is required to deposit such amounts into the lockbox account within three business days of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept each business day into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the lender is required to establish, and the borrower is required to cooperate to establish, a lender-controlled cash management account, and if a Cash Sweep

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$72,000,000
15201 Dallas Parkway	Renaissance Dallas Addison Hotel	Cut-off Date LTV:	63.4%
Addison, TX 75001		U/W NCF DSCR:	1.60x
		U/W NOI Debt Yield:	14.7%

Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Renaissance Dallas Addison Hotel Mortgage Loan, (i) to fund the required tax and insurance reserves deposits as described above under “Escrows”, (ii) to fund the payment of debt service on the Renaissance Dallas Addison Hotel Mortgage Loan, (iii) to fund the required monthly deposit into the FF&E reserve, as described above under “Escrows”, (iv) to fund any deposit required for a new property improvement plan as described above under “Escrows”, (v) to pay monthly operating expenses referenced in the lender-approved annual budget, and extraordinary expenses approved by the lender, and (vi) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Renaissance Dallas Addison Hotel Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until no event of default exists;

b)	the date that the debt service coverage ratio as of the end of the immediately preceding calendar quarter falls below 1.25x (based upon the trailing 12-month period) and continue until such time as the debt service coverage ratio has been at least 1.25x for the immediately preceding calendar quarter (based upon the trailing 12-month period);

c)	the franchisor provides notice that (x) there is a default by the borrower under the franchise agreement or (y) the Renaissance Dallas Addison Hotel Property is not being operated or maintained in accordance with the franchisor’s standards, resulting in the borrower no longer being in good standing with the franchisor, and in each case such default is not cured within 30 days of such notice, and continue until such default has been remedied to the satisfaction of the lender and the franchisor, as evidenced by an estoppel or other documentation from the franchisor reasonably satisfactory to the lender; or

d)	the date that is the earlier to occur of (x) the date either the franchisor or the borrower gives notice to terminate the franchise agreement or (y) the date the franchise agreement expires, is cancelled or terminated, and continue until a Replacement Franchise Agreement (as defined below) with a Qualified Franchisor (as defined below) has been entered into.

A “Qualified Franchisor” means a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Renaissance Dallas Addison Hotel Property and approved by the lender.

A “Replacement Franchise Agreement” means a franchise, trademark or license agreement with a Qualified Franchisor that is either substantially the same in form and substance as the franchise agreement in effect on the loan origination date, or otherwise reasonably acceptable to the lender.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Property Management. The property manager is Crestview Management, LLC, an affiliate of the borrower.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. The franchisor of the Renaissance Dallas Addison Hotel Property, Marriott International, Inc., has a right of first refusal to purchase the Renaissance Dallas Addison Hotel Property upon the proposed transfer of the Renaissance Dallas Addison Hotel Property (or an ownership interest in the franchisee) to a competitor of the franchisor. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Ground Lease. None.

Terrorism Insurance. The Renaissance Dallas Addison Hotel Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount not less than 100% of the full replacement cost of the Renaissance Dallas Addison Hotel Property. The Renaissance Dallas Addison Hotel Mortgage Loan documents also require business income/loss of rents insurance for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
53

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Nvidia Santa Clara
2220, 2300, 2330 Central Expressway, 2770-2800,
2880 Scott Boulevard, 2001 Walsh Avenue
Santa Clara, CA 95050
Alviso Park
VBN Solar Solution
Alviso Technology Park
McCarthy Ranch Marketplace
Milpitas
TiVo Corporate Campus
Bloom Energy
McAfee
South Bay Fwy
237
Twin Creeks Sports Complex
Sunnyvale Baylands Park
At First Shopping Center
Microchip Technologies Inc.
SanDisk
Global Foundries
Renaissance
Cogswell Polytechnical College
Cisco
Santa Clara Golf & Tennis Club
Santa Clara Convention Center
VTA LIGHT RAIL
Samsung
Maximum Integrated
Sun Power
Levi's Stadium
Lick Mill Park
River Oaks Park
River Oaks
Sunnyvale
Agnew
Broadcom
North San Jose
SK Hynix
California's Great America
Live Oak Park
Rivermark Village
Oracle
Cadence Design Systems
NETGEAR Inc. Corp. Office
101
San Francisco Intl. Airport 25 miles
Mission College
Bayshore Fwy
Intel Museum
Intel
Montague Park
Montague Expwy.
Mission College Blvd.
Agnew Rd.
Lick Mill Blvd.
AMD
Trimble Inc.
Verizon Development Center
eBay
Lumileds Corporate Office
Cambrios Technologies Corp.
Scott Blvd.
Central Expwy.
Applied Materials
Intel
Santa Clara
SAN JOSE
PayPal
Kifer Rd.
Lawrence Expwy.
Bowers Ave.
Lafayette St.
Zanker Rd.
Gold St.
Great America Pkwy.
N. 1st St.
Guadalupe River
LAWRENCE
CALTRAIN
NVIDIA Corporate Campus
Roche Diagnostics
Digital Realty Silicon Valley
87
uSens, Inc.
San Jose International Airport
Monroe St.
Ponderosa Park
SANTA CLARA COUNTY
SAE Engineering
Downtown San Jose 2 miles
USCIS Application Support Ctr.
SANTA CLARA (Planned)
BART Extension (Future Phase)
San Tomas Expwy.
Scott Blvd.
82
El Camino Real
Santa Clara Town Center
Franklin Square
Jackson University Plaza
University Stadium
Santa Clara University
Leavey Center
Benton St.
Bellomy St.
Newhall
880
Nimitz Fwy
The Alameda
Los Padres Blvd.
Saratoga Ave.
Fremont
Newark
Menlo Park
Palo Alto
Mountain View
Sunnyvale
Milpitas
Santa Clara
Cupertino
SAN JOSE
Campbell
Saratoga
Los Gatos
Alum Rock
Almaden
DIABLO RANGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

No. 3 – Nvidia Santa Clara

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio(5):	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	BBB-sf/BBB-/BBB		Property Type – Subtype(5):	Mixed Use – Office/Lab
	Original Principal Balance(1):	$70,000,000		Location:	Santa Clara, CA
	Cut-off Date Balance(1):	$70,000,000		Size(4):	551,233 SF
	% of Initial Pool Balance:	9.4%		Cut-off Date Balance Per SF(1):	$235.83
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$235.83
	Borrower Sponsor:	Preylock Real Estate Holdings, LLC (DE)		Year Built/Renovated(5):	1996-1999; 2013 / 2015-2023
	Guarantors:	Farshid Steve Shokouhi, Brett		Title Vesting:	Fee
		Michael Lipman and Reitman 1994		Property Manager:	Preylock Property
		Gift Trust U/A/D 9/27/1994			Management, LLC
	Mortgage Rate:	6.876115385%			(borrower-related)
	Note Date:	November 9, 2023		Current Occupancy (As of):	100.0% (12/1/2023)
	Seasoning:	0 months		YE 2022 Occupancy:	100.0%
	Maturity Date:	December 1, 2028		YE 2021 Occupancy:	100.0%
	IO Period:	60 months		YE 2020 Occupancy:	100.0%
	Loan Term (Original):	60 months		As-Is Appraised Value(6)(7):	$313,247,393
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$568.27
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 20, 2023
	Call Protection(2):	L(24),D(29),O(7)
	Lockbox Type(3):	Hard/Springing Cash Management
	Additional Debt(1)(4):	Yes
	Additional Debt Type (Balance)(1)(4):	Pari Passu ($60,000,000) / Mezzanine ($50,500,000)

				Underwriting and Financial Information
				YE 2022 NOI	$16,913,723
				YE 2021 NOI:	$17,254,670
				YE 2020 NOI:	$15,656,636
				U/W Revenues:	$23,069,532
				U/W Expenses:	$4,731,195
Escrows and Reserves(8)				U/W NOI:	$18,338,337
	Initial	Monthly	Cap	U/W NCF:	$18,228,091
Taxes:	$439,564	$226,510	NAP	U/W DSCR based on NOI/NCF(1):	2.02x / 2.01x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	14.1% / 14.0%
Replacement Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.1% / 14.0%
TI/LC Reserve:	$5,000,000	Springing	NAP	Cut-off Date LTV Ratio(1)(4)(6)(7):	41.5%
Other Reserves:	$9,144,397	$0	NAP	LTV Ratio at Maturity(1)(4)(6)(7):	41.5%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$130,000,000	68.8%	Loan Payoff(9)	$166,671,496	88.2%
Mezzanine Loan Amount(4)	50,500,000	26.7	Upfront Reserves	14,583,961	7.7
Borrower Sponsor Equity	8,487,293	4.5	Closing Costs	7,731,836	4.1
Total Sources	$188,987,293	100.0%	Total Uses	$188,987,293	100.0%
(1)	The Nvidia Santa Clara Mortgage Loan (as defined below) is part of the Nvidia Santa Clara Whole Loan (as defined below), which is evidenced by five pari passu notes with an aggregate outstanding principal balance of $130.0 million. Financial Information set forth above, including U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity, is calculated based on the outstanding balance of the Nvidia Santa Clara Whole Loan.
(2)	The Nvidia Santa Clara Whole Loan is permitted to be defeased any time after the date that is the earlier to occur of (a) January 1, 2027 and (b) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Nvidia Santa Clara Whole Loan to be securitized. The assumed defeasance lockout period of 24 payments is based on the closing date of the BANK5 2023-5YR4 transaction in December 2023. The actual lockout period may be longer.
(3)	The borrower entered into a certain post-closing letter (the “Post-Closing Letter”) pursuant to which the borrower is required to, within 30 days following the Nvidia Santa Clara Whole Loan origination date of November 9, 2023, deliver a fully executed and complete Deposit Account Agreement (the “DACA”) in the form attached to the Post-Closing Letter (providing for a set of provisions customary to deposit account agreements), together with the related deposit bank’s confirmation that the deposit account is active and eligible to receive payments. We cannot assure you that the DACA will be delivered as required under the Post-Closing Letter or at all.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
55

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%
(4)	Concurrently with the funding of the Nvidia Santa Clara Whole Loan, JPMorgan Chase Bank, National Association funded a mezzanine loan in the amount of $50,500,000, (the “Nvidia Santa Clara Mezzanine Loan” and, together with the Nvidia Santa Clara Whole Loan, the “Nvidia Santa Clara Total Debt”), which is expected to be sold to one or more third party investors in the future. The Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.6%. See “Subordinate and Mezzanine Indebtedness” below.
(5)	The Nvidia Santa Clara Property (as defined below) is comprised of a six-building campus across a contiguous 34.38-acre site. See “Building Summary” below for Year Built / Renovated and Size of the individual buildings comprising the Nvidia Santa Clara Property. There are no property releases permitted in accordance with the Nvidia Santa Clara Whole Loan documents.
(6)	The As-Is Appraised Value of $313,247,393 represents the “as-if-funded” appraised value based on the hypothetical assumption that the cost of the outstanding tenant improvement allowances have been fully escrowed and will be available to fund such tenant improvements. Upon origination of the Nvidia Santa Clara Whole Loan, $8,146,892.50 was reserved to fund all outstanding tenant improvements. Based on the “as-is” appraised value of $305,100,000, the Nvidia Santa Clara Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 42.6%.
(7)	The appraisal also provides for a concluded “as dark” value of $184,400,000 as of April 20, 2023. Based on the “as dark” appraised value, the Nvidia Santa Clara Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.5%. Additionally, the appraisal provides for a land value of $224,600,000. Based on the appraised land value, the Nvidia Santa Clara Whole Loan results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 57.9%.
(8)	See “Escrows” below for further discussion of reserve information.
(9)	The Loan Payoff amount is shown net of existing debt attributable to 2890 Scott Boulevard, a 75,000 square foot, non-collateral office building. The total Loan Payoff amount, including amounts attributable to 2890 Scott Boulevard, is $189,348,589. The existing debt was allocated amongst the Nvidia Santa Clara Properties and 2890 Scott Boulevard (non-collateral) based on net rentable area, and the assumed Loan Payoff amount for 2890 Scott Boulevard was excluded from the Loan Payoff amount as shown in the chart above. In connection with the origination of the Nvidia Santa Clara Whole Loan, the borrower sponsor invested a total of $17,912,200 of fresh equity to retire the existing loan (inclusive of the non-collateral 2890 Scott Boulevard parcel), fund upfront reserves and pay closing costs.

The Mortgage Loan. The third largest mortgage loan (the “Nvidia Santa Clara Mortgage Loan”) is part of a whole loan (the “Nvidia Santa Clara Whole Loan”) with an original principal balance of $130,000,000. The Nvidia Santa Clara Whole Loan is secured by a first priority fee interest encumbering a six-property, 551,233 square foot mixed-use office/lab campus located in Santa Clara, California (the “Nvidia Santa Clara Property”). The Nvidia Santa Clara Whole Loan is comprised of five pari passu promissory notes in the aggregate original principal balance of $130,000,000. The controlling note A-1, along with non-controlling note A-3, with an aggregate original principal balance of $70,000,000, represents the Nvidia Santa Clara Mortgage Loan and will be included in the BANK5 2023-5YR4 securitization trust. The remaining Nvidia Santa Clara pari passu notes are currently held by JPMorgan Chase Bank, National Association (“JPMCB”) and are expected to be contributed to one or more future securitization transactions. The Nvidia Santa Clara Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR4 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

The table below summarizes the promissory notes that comprise the Nvidia Santa Clara Whole Loan. The relationship between the holders of the Nvidia Santa Clara Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BANK5 2023-5YR4	Yes
A-2	$35,000,000	$35,000,000	JPMCB(1)	No
A-3	$20,000,000	$20,000,000	BANK5 2023-5YR4	No
A-4	$15,000,000	$15,000,000	JPMCB(1)	No
A-5	$10,000,000	$10,000,000	JPMCB(1)	No
Total	$130,000,000	$130,000,000
(1)	The Notes held by the lenders are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Nvidia Santa Clara Whole Loan is Preylock Reitman Santa Clara II, LLC, a single purpose entity with two independent directors in its organization structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of Nvidia Santa Clara Whole Loan. The borrower sponsor is Preylock Real Estate Holdings, LLC (DE). The non-recourse carveout guarantors are Farshid Steve Shokouhi, Brett Michael Lipman and Reitman 1994 Gift Trust U/A/D 9/27/1994. Founded by Steve Shokouhi and Brett Lipman in 2016, Preylock Real Estate Holdings (“Preylock”) is a Los Angeles-based real estate acquisition and management company with over $4.0 billion of assets under management. Preylock investors range from publicly traded corporations, insurance companies and sovereign wealth funds to high net worth individuals. Preylock acquires and manages strategically located assets with a long-term value thesis (tenant credit, asset positioning and geography). Preylock’s portfolio consists of approximately 3.0 million square feet of office/lab space and 7.3 million square feet of industrial/distribution facilities.

Brett Lipman is a Managing Partner and CEO of Preylock. Prior to founding Preylock, Mr. Lipman oversaw acquisitions for J.P. Morgan’s $65 billion Global Real Assets group. Mr. Lipman previously held positions at Highbridge Capital Management and as an investment banker within J.P. Morgan’s Mergers and Acquisitions group. Steve Shokouhi is a Managing Partner, President and COO of Preylock, where he oversees the day-to-day operations of all assets, including design, construction and development. He formerly ran a real estate family office in New York. Mr. Shokouhi received his MBA from Wharton School of Business.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

The Property. The Nvidia Santa Clara Property consists of a six-building, mixed-use office/lab campus totaling 551,233 square feet of net rentable area across a contiguous 34.38-acre site. The Nvidia Santa Clara Property is a mission critical facility for its sole tenant, Nvidia Corporation (NASDAQ: NVDA; Moody’s/S&P: A1/A+) (“Nvidia”), the sixth most valuable company globally, by market capitalization, as of November 2023. Although Nvidia is underwritten as the sole tenant, Futurewei Technologies, Inc. (“Futurewei”) is the prime lessee pursuant to a direct lease with the borrower sponsor with respect to three buildings comprising a portion of the Nvidia Santa Clara Property (2330 Central Expressway, 2220 Central Expressway and 2300 Central Expressway), totaling 31.1% of NRA, with respect to which Nvidia has entered into a sublease as the sublessee. Nvidia directly leases from the borrower sponsor with respect to the remaining three buildings, accounting for 68.9% of NRA. Per the consent to sublease encompassing all subleased space by Nvidia, Nvidia is required to assume all of Futurewei’s prime lease obligations and enter into a direct lease with the borrower on the same terms and conditions as the terminated prime lease (including with respect to prime rent payments) (a “Nvidia Prime Lease Guaranty”) in the event that any event occurs that might cause or permit the prime lease to be terminated (including, but not limited to, in the event that Futurewei defaults on its prime lease obligations) (a “Prime Lease Termination Event”). With respect to the 2220 Central Expressway building, the applicable sublease is fully executed by Nvidia, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and not withstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024).

The Nvidia Santa Clara Property is strategically located in Santa Clara, California and currently contains more than 257,925 square feet of laboratory space (46.8% of NRA) which is primarily utilized for research and development (“R&D”) functions and directly supports Nvidia’s technology platform. The borrower sponsor plans to continue building out the R&D footprint at the Nvidia Santa Clara Property, providing for approximately $8.1 million in planned tenant improvements. The R&D operations at the Nvidia Santa Clara Property benefit from utilities provided by Silicon Valley Power, a non-profit energy provider owned by the city of Santa Clara, allowing for utility costs ranging from approximately 25% to 57% lower than neighboring communities. The R&D space is spread across all six buildings, varying in size, with approximately 293,308 square feet of traditional office space (53.2% of NRA) which primarily supports R&D functions at the Nvidia Santa Clara Property. The Nvidia Santa Clara Property features 1,633 parking spaces resulting in an aggregate parking ratio of approximately 2.96 spaces per 1,000 square feet.

The Nvidia Santa Clara Property, along with surrounding non-collateral buildings located along the San Thomas Expressway (known as “Nvidia Headquarters – East Campus”) are located alongside Nvidia’s newly constructed, non-collateral, Voyager and Endeavor buildings (known as “Nvidia Headquarters – West Campus” and, together with the Nvidia Headquarters – East Campus, the “Nvidia Headquarters”). The Voyager and Endeavor buildings, comprised of approximately 1.3 million square feet collectively, were completed in 2022 and 2017, respectively. Nvidia constructed the Voyager and Endeavor buildings for approximately $920 million with construction spanning approximately 4 years for the Voyager building and 2 years for the Endeavor building. The Voyager and Endeavor buildings primarily house office, meeting and key corporate functions, with less R&D specific density. The Voyager and Endeavor buildings are connected to the Nvidia Headquarters – East Campus via a Nvidia constructed footbridge connecting the R&D functions at the Nvidia Headquarters – East Campus and the Voyager and Endeavor buildings.

Building Summary(1)

Building	Lease Type	Year Built / Renovated	Building SF(2)	Office(3)	R&D(3)	Electrical Power(3)	Annual UW Base Rent(2)	Annual UW Base Rent PSF(2)	Lease Expiration	Term. Option (Y/N)	Renewal Options
2880 Scott Boulevard	Direct	2013 / 2021	200,000	70.0%	30.0%	5,000 Amps	$7,035,460	$35.18	9/30/2030	N	1 x 6 yr
2770-2800 Scott Boulevard(4)	Direct	1997 / 2021	99,800	20.0%	80.0%	4,000 Amps	$3,372,551	$33.79	5/31/2028	N	1 x 8 yr
2001 Walsh Avenue(5)	Direct	1996 / 2021	80,051	5.0%	95.0%	4,000 Amps	$2,520,678	$31.49	4/30/2029	N	1 x 8 yr
2330 Central Expressway(6)(7)(8)	Subleased	1999 / NAP	62,522	70.0%	30.0%	3,000 Amps	$2,243,614	$35.89	7/31/2027	N	2 x 5 yr
2220 Central Expressway(6)(7)(9)	Subleased	1999 / 2019 & 2020	62,522	85.0%	15.0%	3,000 Amps	$2,243,614	$35.89	7/31/2027	N	2 x 5 yr
2300 Central Expressway(6)(7)(8)	Subleased	1999 / 2015 & 2020	46,338	70.0%	30.0%	2,000 Amps	$1,662,848	$35.89	7/31/2027	N	2 x 5 yr
Total / Weighted Average			551,233	53.2%	46.8%		$19,078,765	$34.61
(1)	The named entity on all direct leases and subleases is the credit rated entity, Nvidia Corporation.
(2)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics (inclusive of lease expiration dates) reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(3)	Office and R&D percentages along with Electrical Power are according to the appraisal dated August 13, 2023 and, in certain instances, may not account for ongoing R&D build-outs.
(4)	Nvidia’s lease with respect to 2770-2800 Scott Boulevard is subject to a free rent period commencing on April 1, 2026 and expiring on May 31, 2026. The borrower was required at loan origination to reserve a total of approximately $997,505 for free rent, which includes approximately $566,908 reserved for 2770-2800 Scott Boulevard.
(5)	Nvidia’s lease with respect to 2001 Walsh Avenue is subject to a free rent period commencing on March 1, 2027 and expiring on April 30, 2027. The borrower was required at loan origination to reserve a total of approximately $997,505 for free rent, which includes approximately $430,597 reserved for 2001 Walsh Avenue.
(6)	2300 Central Expressway, 2220 Central Expressway and 2330 Central Expressway are leased to Futurewei under a single direct lease and Futurewei subleases all of its demised space to Nvidia pursuant to three separate subleases.
(7)	According to the applicable sublease agreements, Nvidia is subject to a rental rate of (i) $18.00 per square foot at 2330 Central Expressway, (ii) $34.18 per square foot at 2220 Central Expressway and (iii) $18.00 per square foot at 2300 Central Expressway, resulting in an aggregate sublease rent of $23.90 across all subleases. The Nvidia Prime Lease Guaranty applies to contractual rent payments in accordance with each applicable prime lease, including those instances where Futurewei’s direct leases call for rents in excess of the applicable sublease.
(8)	2300 Central Expressway and 2330 Central Expressway are currently in Nvidia’s possession and in the process of build-out. Nvidia is expected to complete its build-out and begin physically occupying the space in the first quarter of 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%
(9)	The sublease and consent to sublease for 2220 Central Expressway is fully executed, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and notwithstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024). We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.

Since 2014, Nvidia has gradually expanded its footprint within the Nvidia Headquarters as space has become available, demonstrating continuous demand and ongoing investment in its overall footprint. In 2014, Nvidia signed its first, five-year, lease at 2001 Walsh Avenue for 80,051 square feet.

In 2017, Nvidia leased 99,800 square feet of space at 2770-2800 Scott Boulevard and 200,000 square feet of space at 2880 Scott Boulevard. In 2018, Nvidia subleased 75,000 square feet of office space from Futurewei at 2890 Scott Boulevard (non-collateral parcel) which is comprised of 100% office space, with no R&D component.

In 2019, Huawei (the parent company to Futurewei) was forced to wind down its operations in the United States by the United States government. Following the news, Nvidia continued to expand its presence across the Nvidia Headquarters. In 2022, Nvidia subleased the remaining space occupied by Futurewei at the Nvidia Santa Clara Property across three buildings. Nvidia subleased a total of 108,860 square feet of space across 2300 Central Expressway and 2330 Central Expressway. Nvidia subleased an additional 62,522 square feet of space at 2220 Central Expressway and is anticipated to take possession of the space at the earlier of Futurewei’s departure or June 1, 2024. We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.

According to the borrower sponsor, Nvidia has invested over $7.0 million to date in capital improvements and has indicated further planned capital improvements of approximately $5.0 million over the next four years across its legacy buildings (2001 Walsh Avenue, 2770-2800 Scott Boulevard and 2880 Scott Boulevard), along with approximately $11.5 million of planned capital improvements into its three most recently subleased buildings (2220, 2300 & 2330 Central Expressway). Capital expenditures are primarily targeted towards the build out of additional lab space, resulting in a total completed and planned capital investment of approximately $23.5 million by Nvidia.

Major Tenant.

Nvidia (551,233 SF, 100.0% of NRA, 100.0% of underwritten base rent), the sixth most valuable company globally, by market capitalization, as of November 2023, with a market capitalization of approximately $1.180 trillion as of November 9, 2023, is an international full-stack computing company with data-center-scale offerings focused on two operating segments: compute & networking and graphics. Nvidia was founded in California in April of 1993 and has been a pioneer in industrial digitalization since then. Originally focused on PC graphics, Nvidia has expanded to several other computationally intensive fields. Fueled by the sustained demand for 3D graphics and the scale of the gaming market, Nvidia’s invention of the graphics processing unit in 1999 sparked growth in computer design and ignited the modern era of computer graphics and architecture to create platforms for scientific computing, artificial intelligence, data science, autonomous vehicles, robotics, metaverse and 3D internet applications. Nvidia specializes in markets where its computing platforms can provide acceleration for applications. These platforms incorporate processors, interconnects, software, algorithms, systems, and services to deliver unique value.

As of the trailing-12 months ending January 29, 2023 (“January 2023”), revenue for Nvidia was approximately $26.97 billion, representing a slight increase from the trailing-twelve months ending January 30, 2022 revenue of $26.91 billion and resulting in a January 2023 net income of approximately $4.37 billion. Nvidia’s January 2023 revenue is comprised of four primary components: data center revenue (approximately $15.01 billion), gaming revenue (approximately $9.07 billion), professional visualization revenue (approximately $1.54 billion) and automotive revenue (approximately $903.0 million). Nvidia’s leases are structured with no termination options, renewal options varying between 5 and 8 years at each individual property and expire between July 2027 and September 2030 (see “Building Summary” above for a detailed description).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

The following table presents certain information relating to the sole tenant at the Nvidia Santa Clara Property:

Tenant Summary(1)(2)(3)(4)(5)

Tenant Name (Property)	Credit Rating (Moody’s/S&P/ Fitch)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date(4)	Extension Options(4)	Term. Option (Y/N)
Major Tenant
Nvidia Corporation	A1/A+/NR	551,233	100.0%	$34.61	$19,078,765	100.0%	Various	Various	N
Occupied Collateral Total		551,233	100.0%	$34.61	$19,078,765	100.0%

Collateral Total		551,233	100.0%

(1)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics (inclusive of lease expiration dates) reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(2)	The named entity on all direct leases and subleases is the credit rated entity, Nvidia Corporation.
(3)	The sublease and consent to sublease for 2220 Central Expressway is fully executed, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and notwithstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024). We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.
(4)	See “Building Summary” above for a detailed description.
(5)	Nvidia currently subleases a total of 171,382 square feet of space at 2330 Central Expressway, 2220 Central Expressway and 2300 Central Expressway at an aggregate sublease rent of $23.90. 2300 Central Expressway and 2330 Central Expressway are currently in Nvidia’s possession and in the process of build-out. Nvidia is expected to complete its build-out and begin physically occupying the space in the first quarter of 2024.

The following table presents certain information relating to the lease rollover schedule for the Nvidia Santa Clara Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	3	171,382	31.1%	171,382	31.1%	$6,150,076	32.2%	$35.89
2028	1	99,800	18.1%	271,182	49.2%	$3,372,551	17.7%	$33.79
2029	1	80,051	14.5%	351,233	63.7%	$2,520,678	13.2%	$31.49
2030	1	200,000	36.3%	551,233	100.0%	$7,035,460	36.9%	$35.18
2031	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
2032	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
2033	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
2034 & Beyond	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	551,233	100.0%	$0	0.0%	$0.00
Total/Weighted Average	6	551,233	100.0%			$19,078,765	100.0%	$34.61
(1)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics (inclusive of lease expiration dates) reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(2)	The named entity on all direct leases and subleases is the credit rated entity, Nvidia Corporation.
(3)	The sublease and consent to sublease for 2220 Central Expressway is fully executed, but Futurewei remains in possession. Nvidia is expected to take occupancy in June 2024, and notwithstanding any proposed work or alterations to be constructed pursuant to the applicable sublease, Nvidia’s lease obligations with respect to 2220 Central Expressway will commence upon the earlier of (i) August 1, 2024, (ii) a Prime Lease Termination Event, or (iii) written notice to the borrower from Nvidia or Futurewei of such commencement (which pursuant to the applicable sublease may occur on or prior to June 1, 2024). We cannot assure you that Nvidia will occupy the space at 2220 Central Expressway as expected or at all.

The following table presents certain information relating to historical occupancy for the Nvidia Santa Clara Property:

Historical Occupancy(1)

12/31/2020	12/31/2021	12/31/2022	As of 12/1/2023(2)
100.0%	100.0%	100.0%	100.0%
(1)	As provided by the borrower sponsor and reflects occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the underwritten rent roll as of December 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
59

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Nvidia Santa Clara Property:

Cash Flow Analysis(1)

	2020	2021	2022	U/W(2)	%(3)	U/W $ per SF
Base Rent	$15,633,842	$17,272,330	$17,035,615	$19,078,767	82.7%	$34.61
Reimbursements	4,097,021	4,171,655	3,489,712	4,704,256	20.4	8.53
Vacancy	0	0	0	(713,491)	(3.1)	(1.29)
Effective Gross Income	$19,730,863	$21,443,985	$20,525,326	$23,069,532	100.0%	$41.85
Taxes	2,586,020	2,611,653	2,067,959	2,691,206	11.7	4.88
Insurance	520,495	591,825	621,372	631,299	2.7	1.15
Management Fee	566,553	529,158	548,546	692,086	3.0	1.26
Other Operating Expenses	401,159	456,680	373,726	716,604	3.1	1.30
Total Expenses	$4,074,227	$4,189,315	$3,611,603	$4,731,195	20.5%	$8.58
Net Operating Income	$15,656,636	$17,254,670	$16,913,723	$18,338,337	79.5%	$33.27
Capital Expenditures	0	0	0	110,247	0.5	0.20
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$15,656,636	$17,254,670	$16,913,723	$18,228,091	79.0%	$33.07

NOI DSCR(4)	1.73x	1.90x	1.87x	2.02x
NCF DSCR(4)	1.73x	1.90x	1.87x	2.01x
NOI Debt Yield(4)	12.0%	13.3%	13.0%	14.1%
NCF Debt Yield(4)	12.0%	13.3%	13.0%	14.0%
(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(3)	Represents the percent of Effective Gross Income for all revenue and expense fields.
(4)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Nvidia Santa Clara Whole Loan.

Appraisal. According to the appraisal, the Nvidia Santa Clara Property has an “as-if-funded” appraised value of $313,247,393, an “as-is” appraised value of $305,100,000 and a “dark” appraised value of $184,400,000 as of April 20, 2023. The “as-if-funded” appraised value is based on the hypothetical assumption that the cost of anticipated outstanding tenant improvement allowances have been fully escrowed and will be available to fund such tenant improvements. Upon origination of the Nvidia Santa Clara Whole Loan, approximately $8.1 million was reserved to fund all outstanding tenant improvements. Additionally, the appraisal provides for a land value of $224,600,000.

Environmental Matters. According to the Phase I environmental reports dated May 3, 2023 (the “ESA”), there are no recognized environmental conditions at the Nvidia Santa Clara Property. However, the ESA identified a controlled recognized environmental condition in connection with the previous operation, computer disk drive manufacturing and coating at 2300 Central Expressway. The ESA noted that the Regional Water Quality Control Board issued a No Further Action letter in 2012 and did not recommend any further investigation. In connection with the foregoing, the borrower was required to obtain, under the Nvidia Santa Clara Whole Loan documents, and did obtain a pollution liability insurance. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Market Overview and Competition. The Nvidia Santa Clara Property is located in Santa Clara, California within the San Jose-Sunnyvale-Santa Clara metro area (“San Jose MSA”) approximately 1.2 miles east of the San Jose Mineta International Airport. The Nvidia Santa Clara Property is accessible from Highway 101, State Route 82, Lawrence Expressway and San Tomas Expressway. The immediate area surrounding the Nvidia Santa Clara Property is served by additional transportation facilities including an existing light rail line and the Guadalupe River and Coyote Creek trail systems. According to the appraisal, the San Jose MSA had a November 2022 population of approximately 2,019,900 and gross metropolitan product of approximately $305.4 billion, representing a 0.6% and 2.9% increase, respectively, over year-end 2021. Additionally, the appraisal indicates that employment within the San Jose MSA surpassed pre COVID-19 pandemic levels in 2022, with a total employment of approximately 1,159,700 and an unemployment rate of 2.7%. Furthermore, employment in the San Jose MSA predominantly consists of white collar jobs (73.9%), which is broken out between professional (36.3%), management/business/financial (22.1%), administrative support (7.9%) and sales and sales related (7.5%). According to the appraisal the San Jose MSA is expected to outperform comparable national region metro areas in six of eight key economic indicators including gross metro product, total employment and population, among others.

The Nvidia Santa Clara Property is located within the San Jose industrial market, which is driven by the growth of Silicon Valley’s technology-based economy. The growth of Silicon Valley’s technology-based economy over the past 30 years has supported increased demand for specific types of industrial real estate, such as data centers and flex properties catering to high-tech firms conducting R&D. Overall vacancy rates in the San Jose industrial market remain low compared to historical levels at 6.0%, which, according to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
60

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

appraisal, is primarily due to low levels of new construction and the continuation of the long-term trend to re-purpose industrial sites for housing and other uses, resulting in a net reduction in industrial supply. Strong demand and tight supply have allowed rents in the San Jose industrial market to remain among the highest in the nation, second to only San Francisco. Competition from new supply is limited with approximately 3.2 million square feet of industrial product under construction in the market.

Additionally, the Nvidia Santa Clara Property is located within the Central Santa Clara Flex/R&D submarket (the “Central Santa Clara R&D Submarket”). The Central Santa Clara R&D Submarket is a hub for data centers, given its proximity to many established technology based companies such as Alphabet/Google, Apple Inc., Tesla Motors Inc. and Meta Platforms Inc. The Central Santa Clara R&D Submarket is attractive to technology based companies in part due to lower utility costs provided by Silicon Valley Power, a non-profit energy provider owned by the city of Santa Clara, allowing for utility costs 25% to 57% below neighboring communities. According to the appraisal, the Central Santa Clara R&D Submarket has a current vacancy rate of 11.7% and triple net lease (“NNN”) Flex/R&D market rents of $29.07 per square foot. Currently, average asking rent is $34.64 per square foot for NNN R&D centric space in the Central Santa Clara R&D Submarket. From 2004 through year-end 2022, the Central Santa Clara R&D Submarket had a stagnate inventory of 3,950,584 square feet.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Nvidia Santa Clara Property:

Market Rent Summary(1)

	2001 Walsh Avenue	2220-2330 Central Expressway	2770-2800 Scott Boulevard	2880 Scott Boulevard
Market Rent (PSF)	$34.20	$36.60	$34.20	$34.20
Lease Term (Years)	7.5	7.5	7.5	7.5
Lease Type	NNN	NNN	NNN	NNN
Rent Increase Projection	3.0% / Year	3.0% / Year	3.0% / Year	3.0% / Year
(1)	Information obtained from the appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Comparable Lease Summary(1)

Property	Year Built	Tenant Name	Lease Start Date	Electrical Power	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF
Nvidia Santa Clara(2)	1996-1999; 2013	Nvidia Corporation	Various	Various	Various	NNN	551,233(2)	$34.61(2)
3050 Coronado Drive	1977	Keysight Technologies	22-Jul	NAV	10.0	NNN	23,100	$36.00
541 East Trimble Road	1985	Comet Technologies	22-Jul	2,800 Amps	10.5	NNN	90,974	$31.20
455 Trimble Road	1985	XP Power	23-Jun	2,800 Amps	12.5	NNN	80,125	$30.60
3300 Olcott Street	1979	Gigamon, Inc.	23-Jun	3,000 Amps	8.0	NNN	105,664	$40.20
2740 Zanker Road	2001	Skyworks Solutions	23-Jul	2,000 Amps	10.4	NNN	67,000	$37.20
3151 Zanker Road	2001	NIO	23-Oct	4,000 Amps	10.0	NNN	201,500	$31.80
3410 Central Expressway	1980	Intuitive Surgical	24-Jan	4,000 Amps	3.3	NNN	104,179	$35.40
2811 Orchard Parkway	1981	Zebra Technologies	25-Aug	2,000 Amps	3.5	NNN	84,560	$36.96
Weighted Average(3)					8.4		94,638	$34.45
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Based on the underwritten rent roll as of December 1, 2023, inclusive of straight line rent through the earlier of (i) the expiration date of the applicable lease or (ii) the maturity date of the Nvidia Santa Clara Whole Loan due to Nvidia’s investment grade rating. All underwritten metrics reflect the prime lease (which in certain instances, is above the applicable sublease rent) due to the Nvidia Prime Lease Guaranty. See “The Property” above.
(3)	Weighted Average is calculated exclusive of the Nvidia Santa Clara Property.

Escrows. At origination, the borrower deposited (i) $5,000,000 into a leasing reserve to cover any expenses incurred by the borrower in leasing space at the Nvidia Santa Clara Property, (ii) $8,146,892.50 into an outstanding TI reserve to cover outstanding tenant improvement and allowance obligations, landlord’s work and/or leasing commissions for tenants, (iii) $997,504.94 into a free rent reserve to cover outstanding free rent obligations and (iv) $439,563.72 into a tax reserve.

Tax Reserve – The borrower is required to deposit 1/12th of the annual estimated tax payments payable on a monthly basis, currently estimated to be approximately $226,510, into a tax reserve unless the following conditions are satisfied, (the “Tax Reserve Waiver Conditions”): (i) no event of default has occurred or is continuing, (ii) the entire Nvidia Santa Clara Property is demised to a single Major Tenant (as defined below), in accordance with the Nvidia Santa Clara Whole Loan documents, (iii) the applicable tenant is currently paying all real estate taxes pursuant to its lease or all real estate taxes as additional rent directly to the borrower, (iv) all applicable leases are not in default of any of its lease obligations beyond applicable notice and cure periods, if any, and (v) no more than 30 days after the same have been paid, the borrower delivers to lender evidence that all real estate taxes have been paid for the corresponding period. For the avoidance of doubt, the Tax Reserve Waiver Conditions are not satisfied as of the loan origination date pursuant to the Nvidia Santa Clara Whole Loan documents and, consequently, the borrower is required to make monthly tax deposits under the Nvidia Santa Clara Whole Loan Documents until such time as the Tax Reserve Waiver Conditions are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
61

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Insurance Reserve – The borrower is required to deposit 1/12th of the annual estimated insurance payments on a monthly basis, provided that the foregoing may be waived if, among other conditions set forth in the Nvidia Santa Clara Whole Loan documents, the Nvidia Santa Clara Property is insured under a blanket policy meeting the requirements set forth in the Nvidia Santa Clara Whole Loan documents.

Replacement Reserves – During a Cash Trap Event Period (as defined below), the borrower is required to deposit an amount equal to $14,699.55 on a monthly basis.

TI/LC Reserves – During a Cash Trap Event Period, the borrower is required to deposit an amount equal to $45,936.08 on a monthly basis.

A “Cash Trap Event Period” will commence upon the occurrence of (i) an event of default under the Nvidia Santa Clara Whole Loan documents, (ii) the debt service coverage ratio for the Nvidia Santa Clara Total Debt and Nvidia Santa Clara Whole Loan is less than 1.20x or 1.87x, respectively, based on the previous calendar quarter (“DSCR Trigger Period”), (iii) any bankruptcy action of a borrower, (iv) any bankruptcy action of an affiliated manager, (v) a Major Tenant Event Period (as defined below) or (vi) the occurrence or continuance of an event of default with respect to the mezzanine loan under the Nvidia Santa Clara Whole Loan documents, and will expire upon the occurrence of the following: (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default in accordance with the Nvidia Santa Clara Whole Loan documents; (b) with respect to clause (ii) above, upon the date on which the DSCR Trigger Period has been cured, or otherwise terminated; (c) with respect to clause (iii) above, upon the earlier to occur of dismissal or discharge of the applicable bankruptcy action pursuant to a final order of a court of competent jurisdiction, provided the applicable timeframe for any appeal of such order has expired and no appeal has been filed (provided such bankruptcy action was involuntary and there was no evidence of collusion related thereto); (d) with respect to clause (iv) above, upon the earlier to occur of (x) dismissal or discharge of the applicable bankruptcy action pursuant to a final order of a court of competent jurisdiction, (y) the lender’s receipt evidence that all rental income at the Nvidia Santa Clara Property is being directly deposited by tenant’s into the deposit account and no portion of the revenue generated by the Nvidia Santa Clara Property is being paid to the applicable affiliated manager, and (z) the replacement of such affiliated manager with a qualified manager in accordance with the Nvidia Santa Clara Whole Loan documents; (e) with respect to clause (v) above, a Major Tenant Event Period Cure (as defined below) or (f) with respect to clause (vi) above, the applicable mezzanine loan event of default has been waived or cured and no other mezzanine loan event of default is ongoing.

A “Major Lease” means (i) any Nvidia Lease (as defined below) (including, without limitation, any new or replacement lease with Nvidia or any affiliate of Nvidia), (ii) any lease which, individually or when aggregated with all other leases with the same tenant or its affiliate, either (A) accounts for 20% or more of the total rental income for the Nvidia Santa Clara Property, or (B) demises 20% or more of the Nvidia Santa Clara Property's gross leasable area, and (iii) any lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Nvidia Santa Clara Property. For the avoidance of doubt, any representation, warranties and/or covenants in accordance with the Nvidia Santa Clara Whole Loan documents relating to any “Major Lease” is be deemed to include all documentation constituting the applicable lease (including, without limitation, any guaranty thereof).

A “Major Tenant” means, individually or collectively, any tenant pursuant to the Nvidia lease, its successors and assigns, and any replacement tenant that enters into a Major Lease.

A “Nvidia Lease” means, individually or collectively, each Nvidia prime lease, the Futurewei prime lease, each Nvidia sublease and any instrument guaranteeing or providing credit support for any party thereto.

A “Major Tenant Event Period” means the occurrence of (i) a monetary default or material non-monetary default (including, without limitation, any non-monetary default that, pursuant to the terms of any Major Lease, gives rise to the right of a Major Tenant to terminate any Major Lease, abate rent, exercise self-help or take any other material remedial measure) by the borrower, as landlord, under any Major Lease to a Major Tenant, beyond any applicable notice and/or cure period, (ii) a Major Tenant “goes dark,” vacates or otherwise fails to occupy 50% or more of the aggregate of all Major Tenant space demised to the applicable Major Tenant or gives notice of its intent to commence any of the foregoing (other than in connection with or as a result of a permitted dark event in accordance with the Nvidia Santa Clara Whole Loan documents), (iii) a Major Tenant files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws (iv) a Major Tenant fails to renew or extend the term of any Major Lease, pursuant to the terms set forth in such Major Lease or otherwise on terms and conditions reasonably acceptable to the lender on or prior to the date that is 12 months prior to the date the Major Lease is scheduled to expire, (v) a downgrade, withdrawal or qualification of the long-term debt rating for any Major Tenant below “BBB-” by Fitch, “BBB-” by S&P or “Baa3” by Moody’s, (vi) a Major Tenant terminates or cancels any Major Lease, (vii) a Major Tenant gives written notice of an intent to terminate any Major Lease and lender has a good faith commercially reasonable basis for determining that either (x) such Major Tenant actually intends to consummate the applicable termination, cancellation or surrender or (y) the borrower (or its affiliates) are negotiating an early termination of the applicable Major Lease with the applicable Major Tenant; or (viii) solely with respect to Nvidia, the occurrence of a Nvidia Public Relocation Announcement (as defined below) and will end upon the occurrence of the applicable cure events set forth in the Nvidia Santa Clara Whole Loan documents.

A “Major Tenant Event Period Cure” means any of the following: (1) with respect to clause (i) above, the lender’s receipt of reasonably satisfactory evidence that the subject default has been cured to such Major Tenant’s satisfaction, in accordance with the Nvidia Santa Clara Whole Loan documents; (2) with respect to clause (ii) above, the space demised under such Major Lease has been leased to replacement tenants (a “Major Tenant Re-Tenanting Event”) or such Major Tenant has resumed occupancy of such space or revoked its notice to go dark, in accordance with the Nvidia Santa Clara Whole Loan documents; (3) with respect to clause (iii) above, either a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
62

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Major Tenant Re-Tenanting Event has occurred or the applicable bankruptcy or similar proceeding has terminated in accordance with the Nvidia Santa Clara Whole Loan documents; (4) with respect to clause (iv) above, either a Major Tenant Re-Tenanting Event has occurred or such Major Tenant renews or extends the term of such Major Lease pursuant to the terms set forth in such Major Lease in accordance with the Nvidia Santa Clara Whole Loan documents; (5) with respect to clause (v) above, either a Major Tenant Re-Tenanting Event has occurred or the long-term debt rating for the applicable Major Tenant is upgraded to “BBB-” or higher by Fitch, “BBB-” or higher by S&P and “Baa3” or higher by Moody’s; (6) with respect to clauses (vi) above, a Major Tenant Re-Tenanting Event has occurred; (7) with respect to clause (vii) above, either a Major Tenant Re-Tenanting Event has occurred or the lender receives evidence (in a form reasonably acceptable to the lender) that the applicable Major Tenant no longer intends to terminate, cancel or surrender such Major Lease; (8) with respect to clauses (i), (iii), (vi) or (vii) above, which: (A) solely relates to the tenant pursuant to Futurewei’s prime lease in full force and effect and is fully subleased to Nvidia and (B) ultimately results in the termination, cancellation or surrender of Futurewei’s prime lease, such Major Tenant Event Period will be cured if the tenant under such Nvidia sublease(s) has entered into a direct lease with the borrower for the full space demised pursuant to Futurewei’s prime lease on the same terms as the terminated Futurewei prime lease or (9) with regard to clause (viii) above, either (A) Nvidia publicly rescinds the applicable Nvidia Public Relocation Announcement, (B) a Major Tenant Re-Tenanting Event occurs with respect to all Major Tenant space demised to Nvidia in accordance with the Nvidia Santa Clara Whole Loan documents or (C) (x) the entire Nvidia Santa Clara Property is leased or subleased to Nvidia pursuant to one or more lease(s) in accordance with the terms of the Nvidia Santa Clara Whole Loan documents and (y) each such lease has an expiration date that occurs at least five years after the maturity date of the Nvidia Santa Clara Whole Loan and does not have any early termination rights occurring on or before the date that is five years after the maturity date of the Nvidia Santa Clara Whole Loan.

A “Nvidia Public Relocation Announcement” means Nvidia publicly announcing its intention to consummate either of the following (i) abandon or discontinue operations at the Voyager and Endeavor buildings or (ii) to relocate its corporate headquarters outside of the Santa Clara market.

Lockbox and Cash Management. The Nvidia Santa Clara Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Nvidia Santa Clara Mortgage Loan; provided, that, if a Cash Trap Event Period is continuing solely due to the continuance of an event of default with respect to the mezzanine loan under the Nvidia Santa Clara Whole Loan documents, such excess funds will be transferred to a mezzanine collateral account to pay any other amount then due and payable under the related mezzanine loan, or (ii) if no Cash Trap Event Period is continuing, disbursed to the borrower.

Property Management. The Nvidia Santa Clara Property is managed by Preylock Property Management, LLC, a Delaware limited liability company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Concurrently with the funding of the Nvidia Santa Clara Whole Loan, JPMorgan Chase Bank, National Association funded a mezzanine loan in the amount of $50,500,000 to be secured by the mezzanine borrowers’ interests in the borrowers as collateral for the Nvidia Santa Clara Mezzanine Loan, which is expected to be sold by JPMorgan Chase Bank, National Association to one or more third party investors in the future. The Nvidia Santa Clara Mezzanine Loan is coterminous with the Nvidia Santa Clara Whole Loan. The Nvidia Santa Clara Mezzanine Loan accrues interest at a rate of 10.5000% per annum to be paid as part of each monthly debt service payment amount and is interest-only through the loan term. A mezzanine intercreditor agreement was executed at loan origination.

	Mezzanine Original Principal Balance	Mezzanine Interest Rate	Loan Term (Original)	Amortization Term (Original)	IO Period	Total Debt U/W DSCR based on NOI/NCF	Total Debt U/W Debt Yield based on NOI/NCF	Total Debt Cut-off Date LTV Ratio(1)(2)(3)	Total Debt LTV Ratio at Maturity(1)(2)(3)
Nvidia Santa Clara Mezzanine Loan	$50,500,000	10.5000%	60	0	60	1.27x / 1.26x	10.2% / 10.1%	57.6%	57.6%
(1)	Based on the “as-is” appraised value of $305,100,000, the Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 59.2%.
(2)	Based on the “as dark” appraised value of $184,400,000, the Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 97.9%.
(3)	Based on the land appraised value of $224,600,000, the Nvidia Santa Clara Total Debt results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 80.4%.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
63

Mixed Use – Office/Lab	Loan #3	Cut-off Date Balance:	$70,000,000
Various	Nvidia Santa Clara	Cut-off Date LTV:	41.5%
Santa Clara, CA 95050		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	14.1%

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If the Terrorism Risk Insurance Program Reauthorization Act of 2015 is not in effect, the borrower will only be required to pay for terrorism insurance a maximum of two times the annual insurance premiums payable for the Nvidia Santa Clara Property at the time with respect to the property and business income or rental income insurance interruption policies (excluding the terrorism and earthquake components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
64

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

CORYELL COUNTY
Jackson Knob
Fort Hood
Post Oak Mountain
Nolan Rd
Range Rd
North Ave
Battalion Ave
Hood Army Airfield
Rancier Ave
Young Dr
Eastlake Shopping Center
Long Branch Park
Westcliff Rd
Fort Hood
Hallmark Ave
440 Plaza
Killeen Community Center
38th St
Veterans Memorial Blvd
Tele-performance
Twin Creek Dr
Roy Reynolds Dr
Quarry Rd
KILLEEN
Jasper Dr
Zephyr Rd
Bermuda Dr
Old FM 440 Rd
Killeen Mall
Killeen Marketplace
Baylor Scott & White Clinic - Killeen
Skylark Field Airpark
Stonetree Golf Club
Veterans Memorial Blvd
Gametime Indoor Soccer Arena
Pleasant Hill Rd
Nolanville
Killeen - Ft. Hood Regional Airport 5 miles
Walmart Supercenter
East Central Texas Expwy
Elms Rd
Young Dr
Ann Blvd
Nola Ruth Blvd
Temple 17 miles
Stan Schlueter Loop
Ft. Hood St
Trimmier Rd
Killeen Family Recr. Center
Cunningham Rd
Seton Medical Center Harker Heights
Harker Heights
Indian Trail
Stagecoach Rd
Stagecoach Rd
Market Heights
201 East Central Texas Expressway
Harker Heights, TX 76548
E. Trimmier Rd
W. Trimmier Rd
BELL COUNTY
Chaparral Rd
Chaparral Rd
Stillhouse Lake Rd
Dana Peak Park
Stillhouse Hollow Lake
Union Grove Park
COLO.
KANSAS
Wichita
Springfield
MO
Santa Fe
TULSA
Amarillo
OKLAHOMA CITY
ALBUQUERQUE
Norman
Ft. Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Lubbock
Denton
Las Cruces
FT. WORTH
DALLAS
Shreveport
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
TEXAS
Odessa
Killeen
Waco
Harker Heights
LA
San Angelo
AUSTIN
College Station
HOUSTON
Beaumont
Galveston
CHIHUAHUA
SAN ANTONIO
MEXICO
Gulf of Mexico
Laredo
Corpus Christi
Harlingen
MONTERREY
McAllen
Brownsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
67

No. 4 – Market Heights

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment	NR/NR/NR		Property Type – Subtype:	Retail – Power Center
	(Fitch/KBRA/S&P):			Location:	Harker Heights, TX
	Original Principal Balance:	$55,000,000		Size:	418,693 SF
	Cut-off Date Balance:	$55,000,000		Cut-off Date Balance Per SF:	$131.36
	% of Initial Pool Balance:	7.4%		Maturity Date Balance Per SF:	$131.36
	Loan Purpose:	Refinance		Year Built/Renovated:	2008/NAP
	Borrower Sponsors:	David Watson and James T. Furr		Title Vesting:	Fee
	Guarantors:	David Watson and James T. Furr		Property Manager:	Direct Holdings, LLC
	Mortgage Rate:	7.9600%			(borrower-related)
	Note Date:	October 12, 2023		Current Occupancy (As of):	99.2% (8/9/2023)
	Seasoning:	1 month		YE 2022 Occupancy:	92.0%
	Maturity Date:	November 1, 2028		YE 2021 Occupancy:	90.0%
	IO Period:	60 months		YE 2020 Occupancy:	87.0%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	85.0%
	Amortization Term (Original):	NAP		Appraised Value:	$87,500,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF:	$208.98
	Call Protection:	L(25),D(28),O(7)		Appraisal Valuation Date:	August 6, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (7/31/2023):	$5,398,679
	(Balance):			YE 2022 NOI:	$5,366,023
				YE 2021 NOI:	$5,133,976
Escrows and Reserves(1)				YE 2020 NOI:	$4,139,039
	Initial	Monthly	Cap	U/W Revenues:	$9,809,645
Taxes:	$1,193,322	$119,332	NAP	U/W Expenses:	$3,310,574
Insurance:	$0	Springing	NAP	U/W NOI:	$6,499,071
Deferred Maintenance:	$8,438	$0	NAP	U/W NCF:	$6,012,252
Replacement Reserve:	$0	$5,909	NAP	U/W DSCR based on NOI/NCF:	1.46x / 1.35x
TI/LC:	$1,000,000	$43,451	$1,000,000	U/W Debt Yield based on NOI/NCF:	11.8% / 10.9%
Outstanding TI/LC:	$1,245,416	$0	NAP	U/W Debt Yield at Maturity based on
Free and Gap Rent:	$126,671	$0	NAP	NOI/NCF:	11.8% / 10.9%
				Cut-off Date LTV Ratio:	62.9%
				LTV Ratio at Maturity:	62.9%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$55,000,000	100.0%	Loan payoff	$49,741,657	90.4%
			Return of Equity	695,689	1.3
			Reserves	3,573,847	6.5
			Closing Costs	988,807	1.8
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The fourth largest mortgage loan (the “Market Heights Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $55,000,000 and secured by a first priority fee mortgage encumbering a retail power center property totaling 418,693 square feet and located in Harker Heights, Texas (the “Market Heights Property”).

The Borrower and Borrower Sponsors. The borrower for the Market Heights Mortgage Loan is DRP Market Heights Property Owner, LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Heights Mortgage Loan.

The non-recourse carve-out guarantors and borrower sponsors for the Market Heights Mortgage Loan are David Watson and James T. Furr. David Watson and James T. Furr are the Chief Executive Officer and Chief Investment Officer of Direct Retail Partners, respectively. Direct Retail Partners is a privately held and operated commercial retail real estate firm that was founded in 1997. Based in Dallas Texas, Direct Retail Partners has developed, acquired, and managed over 5 million square feet of shopping center assets. Direct Retail Partners’ leadership team combines for more than 100 years of commercial real estate experience. The borrower sponsors of the Market Heights Mortgage Loan are affiliated with the borrower sponsor of the Shops at La Palmera Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
68

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The Property. The Market Heights Property is a 418,693 square foot retail power center located in Harker Heights, Texas. Originally built in 2008, the Market Heights Property is comprised of twelve single-story buildings, situated on a 63.4-acre site and contains 2,701 surface parking spaces (6.5 spaces per 1,000 square feet). The Market Heights Property is also inclusive of site with 53,230 square feet of land along East Central Texas Expressway which is ground leased by First National Bank of Texas (5,000 square feet of improvements, which constitute 1.2% of net rentable area, and 2.2% of underwritten rent). The borrower sponsor acquired the Market Heights Property in January 2020 for $64.5 million. The Market Heights Property is anchored by Cinemark, Dick’s Sporting Goods, Planet Fitness, Burlington, Barnes & Noble and Ross Dress for Less, with other major tenants including Petco, Old Navy, Five Below and Dollar Tree. The Market Heights Property is also shadow anchored by a corporate-owned Target. As of August 9, 2023, the Market Heights Property was 99.2% occupied by 53 tenants.

Major Tenants.

Cinemark (53,491 square feet, 12.8% of net rentable area, 10.7% of underwritten rent). Cinemark Holdings, Inc. (“Cinemark”) is an American movie theater chain, and is the third largest movie theater operator in the United States, with 315 theatres and 4,370 screens across 42 states. Founded in 1984, Cinemark is headquartered in Plano, Texas, and as of June 30, 2023, operates 5,812 screens out of 514 theaters in the United States and Latin America. The Cinemark at the Market Heights Property has 2,600 seats across 16 screens, with luxury seating and a bar. Cinemark is an original tenant of the Market Heights Property, having been in occupancy since May 2008, has a lease expiration date of May 31, 2028, and has three, 5-year renewal options remaining.

Dick’s Sporting Goods (50,137 square feet, 12.0% of net rentable area, 7.6% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) is an omnichannel sporting goods retailer, offering products including athletic apparel, outerwear, sportswear, athletic shoes, casual footwear, drinkware, health and wellness, fitness equipment, golf products, scooters, and skateboards. Founded in 1948, and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods has more than 850 locations across the United States, Hong Kong, China, and Canada, and owns and operates a distribution center in New York, Arizona, and Pennsylvania. Dick’s Sporting Goods has 50,800 employees. Dick’s Sporting Goods is an original tenant of the Market Heights Property, having been in occupancy since August 2008, has a lease expiration date of January 31, 2029, and has two, 5-year renewal options remaining. Dick’s Sporting Goods is required to pay $7.00 PSF in base rent, along with additional percentage rent of 6.0% of any gross sales that exceed $6,500,000. Commencing on February 1, 2024, Dick’s Sporting Goods will be required to pay $12.00 PSF in base rent, and will no longer be required to pay additional percentage rent. Dick’s Sporting Goods was underwritten based on the $12.00 PSF of base rent that commences February 1, 2024; additionally, Dick’s Sporting Goods’ percentage rent was included in total percentage rent underwritten ($22,496).

Planet Fitness (22,629 square feet, 5.4% of net rentable area, 5.2% of underwritten rent). Planet Fitness is an American franchisor and operator of over 2,400 fitness centers across the United States, Canada, Dominican Republic, Panama, Mexico and Australia. Planet Fitness was founded by Michael Grondahl and Marc Grondahl in 1992, and is headquartered in Hampton, New Hampshire. Planet Fitness has anchored the Market Heights Property since September 2023, has a lease expiration date of August 31, 2038, and has two, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
69

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The following table presents a summary regarding the major tenants at the Market Heights Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Cinemark	Ba2/B+/B+	53,491	12.8%	$15.75	$842,483	10.7%	5/31/2028	3, 5-Year	N
Dick’s Sporting Goods	Baa3/NR/BB	50,137	12.0%	$12.00	$601,644(3)	7.6%	1/31/2029	2, 5-Year	N
Planet Fitness	NR/NR/NR	22,629	5.4%	$18.00	$407,322	5.2%	8/31/2038	2, 5-Year	N
Medcom	NR/NR/NR	13,349	3.2%	$28.10	$375,107	4.8%	3/31/2034	8, 1-Year	N
Barnes & Noble	NR/NR/NR	28,500	6.8%	$12.92	$368,220	4.7%	1/31/2029	2, 5-Year	N
Petco	B2/NR/B+	15,000	3.6%	$19.25	$288,750	3.7%	1/31/2029	1, 5-Year	N
Burlington	NR/NR/BB+	23,400	5.6%	$12.17	$284,852	3.6%	2/28/2034	4, 5-Year(4)	N
Total Major Tenants		206,506	49.3%	$15.34	$3,168,378	40.1%

Non-Major Tenants		208,787	49.9%	$22.63	$4,724,569	59.9%
Occupied Collateral Total		415,293	99.2%	$19.01	$7,892,947	100.0%

Vacant Space		3,400	0.8%

Collateral Total		418,693	100.0%

(1)	Information is based on the underwritten rent roll as of August 9, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Dick’s Sporting Goods currently is required to pay $7.00 PSF in base rent, along with additional percentage rent of 6.0% of any gross sales that exceed $6,500,000. Commencing on February 1, 2024, Dick’s Sporting Goods will be required to pay $12.00 PSF in base rent, and will no longer be required to pay additional percentage rent. Dick’s Sporting Goods was underwritten based on the $12.00 PSF of base rent that commences February 1, 2024; additionally, Dick’s Sporting Goods’ percentage rent was included in total percentage rent underwritten ($22,496).
(4)	Burlington has four, 5-year automatic renewal options.

The following table presents certain information relating to the lease rollover schedule at the Market Heights Property:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
MTM	1	705	0.2%	705	0.2%	$7,800	0.1%	$11.06
2023	1	1,595	0.4%	2300	0.5%	$47,742	0.6%	$29.93
2024	6	19,290	4.6%	21,590	5.2%	$483,347	6.1%	$25.06
2025	3	17,697	4.2%	39,287	9.4%	$500,471	6.3%	$28.28
2026	6	12,834	3.1%	52,121	12.4%	$326,056	4.1%	$25.41
2027	6	20,268	4.8%	72,389	17.3%	$618,563	7.8%	$30.52
2028	14	144,007	34.4%	216,396	51.7%	$2,441,380	30.9%	$16.95
2029	9	122,049	29.1%	338,445	80.8%	$1,963,024	24.9%	$16.08
2030	1	4,506	1.1%	342,951	81.9%	$130,674	1.7%	$29.00
2031	1	4,889	1.2%	347,840	83.1%	$112,447	1.4%	$23.00
2032	1	2,200	0.5%	350,040	83.6%	$56,100	0.7%	$25.50
2033	1	5,875	1.4%	355,915	85.0%	$138,063	1.7%	$23.50
Thereafter	3	59,378	14.2%	415,293	99.2%	$1,067,281	13.5%	$17.97
Vacant	0	3,400	0.8%	418,693	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	53	418,693	100.0%			$7,892,947	100.0%	$19.01
(1)	Information obtained from the underwritten rent roll as of August 9, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
70

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The following table presents historical occupancy percentages at the Market Heights Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	8/9/2023(2)
85.0%	87.0%	90.0%	92.0%	99.2%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Market Heights Property:

Cash Flow Analysis

	2020	2021	2022	TTM 7/31/2023(1)	U/W(1)	%(2)	U/W $ per SF
Gross Potential Rent(3)	$5,634,110	$6,234,382	$6,573,157	$6,696,925	$7,991,547	77.6%	$19.09
Reimbursements	1,363,924	2,068,525	1,898,562	1,883,411	2,310,715	22.4	5.52
Net Rental Income	$6,998,034	$8,302,907	$8,471,719	$8,580,335	$10,302,262	100.0%	$24.61
Other Income(4)	5,734	22,215	42,555	22,496	22,496	0.2	0.05
(Vacancy & Concessions)	$0	$0	$0	$0	($515,113)	(6.4)	(1.23)
Effective Gross Income	$7,003,768	$8,325,122	$8,514,274	$8,602,831	$9,809,645	95.2%	$23.43

Real Estate Taxes	$1,426,038	$1,371,643	$1,371,643	$1,371,643	$1,407,805	14.4%	$3.36
Insurance	247,469	299,267	311,739	312,819	325,502	3.3	0.78
Management Fee	286,687	368,342	340,275	334,809	392,386	4.0	0.94
Other Operating Expenses	904,535	1,151,895	1,124,595	1,184,881	1,184,881	12.1	2.83
Total Operating Expenses	$2,864,729	$3,191,146	$3,148,251	$3,204,152	$3,310,574	33.7%	$7.91

Net Operating Income	$4,139,039	$5,133,976	$5,366,023	$5,398,679	$6,499,071	66.3%	$15.52
Replacement Reserves	0	0	0	0	62,804	0.6	0.15
TI/LC	0	0	0	0	424,015	4.3	1.01
Net Cash Flow	$4,139,039	$5,133,976	$5,366,023	$5,398,679	$6,012,252	61.3%	$14.36

NOI DSCR	0.93x	1.16x	1.21x	1.22x	1.46x
NCF DSCR	0.93x	1.16x	1.21x	1.22x	1.35x
NOI Debt Yield	7.5%	9.3%	9.8%	9.8%	11.8%
NCF Debt Yield	7.5%	9.3%	9.8%	9.8%	10.9%
(1)	The increase in Gross Potential Rent and Net Operating Income from TTM 7/31/2023 to UW is primarily due to new leases with Men’s Wearhouse, Burlington and Planet Fitness representing $836,051 of underwritten rent.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes rent steps through October 2024 totaling $432,010.
(4)	Other Income represents percentage rent paid by Dick’s Sporting Goods, Lane Bryant, Old Navy Great Clips, Yo-Yo- Berry and Razzo’s Cajun Café, all of which pay in addition to Base Rent. $22,496 of percentage rent was underwritten for all applicable tenants.

Appraisal. According to the appraisal dated September 7, 2023, the Market Heights Property had an “As-is” appraised value of $87,500,000 as of August 6, 2023.

Environmental Matters. According to the Phase I environmental report dated August 9, 2023, there was no evidence of any recognized environmental conditions at the Market Heights Property.

Market Overview and Competition. The Market Heights Property is located in Harker Heights, Texas, in the Outlying Bell County retail submarket within the Killeen/Temple/Fort Hood retail market. The Market Heights Property is well situated within the Killeen-Temple metropolitan statistical area, with direct access to I-35, the main north-south interstate that extends through Texas, from Mexico to Canada. The Market Heights Property is located on the heavily trafficked East Central Texas Expressway, which has a traffic count of 56,000 vehicles per day. The Market Heights Property sits in the center of the local retail corridor, with a Walmart Supercenter and Sam’s Club anchored center located less than one mile to the west. The Texas A&M University -Central Texas, which is a 662-acre campus with more than 3,470 students, is located approximately 7.9 miles west of the Market Heights Property. The Market Heights Property is also located approximately 8.4 miles southeast of the Carl R. Darnall Army Medical Center, which is a nearly 100 building medical campus that serves approximately 100,000 patients, and approximately 9.0 miles southeast of Fort Hood, the largest active military base in the United States. Fort Hood is the largest single-site employer in Texas and has an estimated 45,000 assigned service

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

members with 9,000 employees. Fort Hood has also recently partnered with Lendlease to invest $430 million to build 600 new homes and renovate 1,300 existing homes.

According to the appraisal, as of the second quarter of 2023, the Outlying Bell County retail submarket had approximately 4.7 million square feet of retail space inventory, overall vacancy in the submarket was approximately 2.8% and asking rent was $20.71 PSF. According to the appraisal, as of the second quarter of 2023, the Killeen/Temple/Fort Hood retail market had approximately 24.0 million square feet of retail space inventory, overall vacancy in the market was 3.3% and asking rent was $16.17 PSF. According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Market Heights Property is 9,395, 63,989 and 129,929, respectively. The 2023 average household income within a one-, three- and five-mile radius of the Market Heights Property is $77,896, $87,867 and $78,363, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Heights Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	Tenant Allowance PSF (New/Renewal)	Leasing Commissions (New/Renewal)	Rent Increase Projection	Reimbursements
Movie Theater	$16.00	20	$10.00 / $3.00	6.0% / 4.0%	10% year 5	NNN
Anchor	$12.00	20	$5.00 / $2.50	6.0% / 4.0%	5% year 5	NNN
Junior Anchor	$17.50	7	$15.00 / $5.00	6.0% / 4.0%	10% year 5	NNN
Inline	$29.00	5	$15.00 / $5.00	6.0% / 4.0%	3.0% per year	NNN
Ground Lease	$3.15	20	$0.00 / $0.00	6.0% / 4.0%	10% year 5	Absolute Net
(1)	Information obtained from the appraisal.

The table below presents movie theater leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008	418,693	Cinemark	53,491	Jun. 2023	5	$15.75	NNN
EVO Entertainment Kyle, TX	2014	70,000	EVO Entertainment	70,000	Jan. 2023	10	$21.09	Absolute Net
Cinemark Waco, TX	2021	47,500	Cinemark	47,500	May 2021	15	$19.50	NNN
Webster Town Center Movie Theatre Webster, TX	1999	83,876	Cinemark	83,862	Apr. 2021	15	$15.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of August 9, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The table below presents anchor leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008 / NAP	418,693	Dick’s Sporting Goods	50,137	Jan. 2024	5	$12.00	NNN
San Pedro Towne Center San Antonio, TX	1962 / 2004	102,028	Crunch Fitness	44,100	Oct. 2023	10.1	$12.50	NNN
Life Time Fitness Mansfield, TX	2008 / NAP	129,155	Healthy Way of Life II, LLC	129,155	Jun. 2022	20	$14.95	Net
The Shops at Tech Ridge Austin, TX	2003 / NAP	143,991	Fresh International Market	49,130	May 2022	7	$14.00	NNN
Former Gander Mountain Killeen, TX	2015 / NAP	52,000	Murdoch’s Ranch and Home	52,000	Feb. 2022	12	$10.50	Net
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of August 9, 2023.

The table below presents junior anchor leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008	418,693	Planet Fitness Medcom	22,629 13,349	Sep. 2023 Apr. 2022	15 11	$18.00 $28.10	NNN Gross
Parkdale Commons Waco, TX	1973	201,392	True Value	12,000	Aug. 2022	5	$13.00	NNN
711 North 8th Street Killeen, TX	1972	7,200	Learn and Play Center	7,200	Jul. 2022	5	$12.00	NNN
400 East Central Texas Express Harker Heights, TX	2002	9,194	Confidential	9,194	Jun. 2022	10	$19.80	NNN
Lago Vista Village Lago Vista, TX	2007	66,296	Brookshire Brothers	43,000	Apr. 2022	15.8	$17.60	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of August 9, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

The table below presents inline leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	2008	418,693	Palmeras Tex-Mex Spectrum Gulf Coase	4,550 3,882	Aug. 2018 Aug. 2020	10 7	$28.00 $36.06	NNN NNN
1100 Lowes Boulevard Killeen, TX	2010	10,375	Relaxing House	1,200	Aug. 2023	5	$30.00	NNN
Killeen Mall Retail Center Killeen, TX	1988	19,960	State Farm	1,696	Jul. 2023	5	$25.00	NNN
300 West Stan Schlueter Loop Killeen, TX	2021	32,000	Nail Shop	1,800	May 2023	3	$24.00	NNN
1st Cavalry Plaza Killeen, TX	2022	9,310	Tune Up Manly Salon	1,500	Mar. 2022	5	$28.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of August 9, 2023.

The table below presents ground lease leasing data at comparable retail properties with respect to the Market Heights Property:

Comparable Leases(1)

Property Name	Tenant	Tenant Size	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
Market Heights(2) Harker Heights, TX	First National Bank of Texas	5,000(3)	Aug. 2008	20	$34.89(3)	NNN
54th Street Bar and Grill Cedar Park, TX	Kellen Restaurant Mgmt.	120,661	Mar. 2024	21.3	$2.49	NNN
Proposed Popeye’s Ground Marble Falls, TX	ZNH Texas RE Ltd.	32,539	Oct. 2023	20	$2.92	NNN
University Federal Credit Cedar Park, TX	University Federal Credit	46,261	May 2022	20	$2.92	NNN
Starbucks Ground Lease Austin, TX	Starbucks	32,892	Feb. 2020	20	$4.41	Absolute Net
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of August 9, 2023.
(3)	First National Bank of Texas ground leases a 53,579 square foot site, for $3.26 Annual Base Rent PSF. The net rentable area on the building First National Bank of Texas occupies is 5,000 square feet, for an Annual Base Rent PSF of $34.89.

Escrows.

Required Repairs – The Market Heights Mortgage Loan documents provide for an upfront reserve of $8,438 for required repairs.

Real Estate Taxes – The Market Heights Mortgage Loan documents provide for an upfront reserve of $1,193,322 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $119,332).

Insurance – The Market Heights Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Market Heights Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewals of the insurance policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.

Replacement Reserve – The Market Heights Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures in the amount of $5,909.

TI/LC Reserve – The Market Heights Mortgage Loan documents provide for an upfront reserve of $1,000,000 for future tenant improvements and leasing commissions. In addition, during any period that the amount of funds in such reserve is less than $1,000,000, the Market Heights Mortgage Loan documents provide for ongoing monthly reserves for tenant improvements and leasing commissions in the amount of $43,451, until the amount in such reserve is equal to $1,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Retail – Power Center	Loan #4	Cut-off Date Balance:	$55,000,000
201 East Central Texas Expressway	Market Heights	Cut-off Date LTV:	62.9%
Harker Heights, TX 76548		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	11.8%

Outstanding TI/LC Reserve - $1,245,416 for outstanding tenant improvements and leasing commissions as of the origination date for the tenants Planet Fitness, Men’s Wearhouse and Burlington.

Free and Gap Rent Reserve – The Market Heights Mortgage Loan documents provide for an upfront reserve of approximately $126,671 for outstanding free rent and gap rent as of the origination date for the tenants Planet Fitness, Men’s Wearhouse, Burlington and Ulta.

Lockbox and Cash Management. The Market Heights Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to direct tenants to deposit all rents with respect to the Market Heights Property into a lockbox account controlled by the lender. If notwithstanding the foregoing direction, the borrower or property manager receives any rents from the Market Heights Property, it is required to deposit such amounts into the lockbox account within one business day of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Market Heights Mortgage Loan, (i) to fund the required tax and insurance reserves deposits, if any, as described above under “Escrows,” (ii) to fund the payment of debt service on the Market Heights Mortgage Loan, (iii) to fund the required monthly deposits into the replacement and TI/LC reserves, if any, as described above under “Escrows,” (iv) to pay monthly operating expenses referenced in the lender-approved annual budget, and extraordinary expenses approved by the lender, and (v) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Market Heights Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until the cure (if applicable) of such event of default; or
b)	the debt service coverage ratio as of the end of any calendar quarter falling below 1.10x and continues until such time as the debt service coverage ratio has been at least 1.10x for the immediately preceding two calendar quarters.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. The borrower has the right to obtain the free release (without prepayment or defeasance) of either or both of two vacant release parcels identified in the Market Heights Mortgage Loan agreement, provided that the following conditions, among others, are satisfied: (i) delivery of evidence that the release parcel is vacant, non-income producing and improved only by landscaping, readily relocatable utility facilities and/or surface parking areas, is legally subdivided from the remaining property, and is not necessary for the remaining property to comply with legal requirements, including but not limited to access, driveways, parking, utilities and drainage (or if necessary, a reciprocal easement or other agreement has been recorded that would allow the owner of the remaining property to use the release parcel for such purpose), (ii) delivery of evidence that the remaining property is in compliance in all material respects with applicable legal requirements, constitutes a separate tax lot, and contains a number of paved and striped parking spaces not less than the greater of (x) the parking spaces required by applicable law or (y) the parking spaces required to be provided by or leased pursuant to any lease, (iii) delivery of an officer’s certificate that any such release will not result in a default by the borrower under any leases or reciprocal easement agreements applicable to the remaining property, and (iv) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Property Management. The property manager is Direct Holdings, LLC, an affiliate of the borrower.

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Market Heights Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for perils and acts of terrorism in an amount not less than 100% of the full replacement cost of the Market Heights Property. The Market Heights Mortgage Loan documents also require business income/loss of rents insurance covering perils and acts of terrorism for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

Los Angeles 108 miles
10
PALM SPRINGS
Desert Park Estates
Plaza Rio Vista
E. Vista Chino
111
N. Gene Autry Trail
Desert Princess CC
Landau Blvd
Date Palm Dr
Sonny Bono Memorial Frwy
Varner Rd
RIVERSIDE COUNTY
28th Ave
COACHELLA VALLEY
30th Ave
Palm Springs International Airport
Cimarron Golf Club
The Westin Rancho Mirage
71333 Dinah Shore Drive
Rancho Mirage, CA 92270
Thousand Palms
Cathedral City
E. Ramon Rd
Gene Autry Plaza
Agua Caliente Casino
E. Mesquite Ave
Demuth Park
Da Vall Dr
Mission Hills Golf Course
Tri Palm Golf Club
Dinah Shore Dr
Tahquitz Creek Golf Resort
Cathedral Canyon Golf Club
Cathedral Canyon Dr
Cathedral City Marketplace
Mission Hills Country Club
Monterey Marketplace Shopping Center
Ivey Ranch Country Club
Canyon Sands
E. Palm Canyon Dr
Gerald Ford Dr
74
Acrisure Arena
Canyon Plaza Shopping Center
Cathedral Gateway Plaza
Rancho Mirage
Cantino a Storyliving by Disney
Shadow Ridge Golf Resort
Spanish Walk
Frank Sinatra Dr
Bighorn Sheep Preserve
The Club at Morningside
Eisenhower Health
Desert Willow Golf Resort
SANTA ROSA MOUNTAINS
Country Club Dr
Bob Hope Dr
Monterey Ave
Portola Ave
Desert Springs Golf Club
Cook St
The Lakes Country Club
Hovley Ln E.
PALM DESERT
The River at Rancho Mirage
Sensei Porcupine Creek
College of the Desert
Fred Waring Dr
Desert Crossing Shopping Center
The Shops at Palm Desert
Desert Horizons Golf and Country Club
EL PASEO SHOPPING DISTRICT
The Village at Indian Wells
Indian Wells
The Vintage Club
The Living Desert Zoo & Gardens
The Living Desert Nature Preserve
San Diego 118 miles
FRESNO
Visalia
NEVADA
CALIFORNIA
Paso Robles
Bakersfield
MOJAVE DESERT
San Luis Obispo
Santa Maria
Barstow
Lancaster
Palmdale
Victorville
Santa Barbara
Lompoc
Santa Clarita
Ventura
Simi Valley
San Bernardino
Glendale
LOS ANGELES
Riverside
Palm Springs
LONG BEACH
Anaheim
Rancho Mirage
Indio
Pacific Ocean
Oceanside
Poway
SAN DIEGO
MEXICO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

No. 5 – The Westin Rancho Mirage

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance:	$50,000,000		Location:	Rancho Mirage, CA
	Cut-off Date Balance:	$50,000,000		Size:	512 Rooms
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per Room:	$97,656
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$97,656
	Borrower Sponsors:	Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.		Year Built/Renovated:	1991/2020-2022
	Guarantors:	Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.		Title Vesting:	Fee
	Mortgage Rate:	8.2300%		Property Manager:	Dolphin California Management, LLC (borrower affiliate)
	Note Date:	October 19, 2023		Current Occupancy (As of):	55.2% (9/30/2023)
	Seasoning:	1 month		YE 2022 Occupancy(4):	53.0%
	Maturity Date:	November 11, 2028		YE 2021 Occupancy(4):	29.9%
	IO Period:	60 months		YE 2020 Occupancy(4):	18.6%
	Loan Term (Original):	60 months		YE 2019 Occupancy(4):	53.7%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$89,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per Room:	$174,219
	Call Protection:	L(25),D(28),O(7)		As-Is Appraisal Valuation Date:	September 15, 2023

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (9/30/2023)(4):	$9,312,961
	Additional Debt Type (Balance)(1):	Future Mezzanine		YE 2022 NOI(4):	$10,085,845
				YE 2021 NOI(4):	$685,688
				YE 2020 NOI(4):	$(2,798,158)
				U/W Revenues:	$49,870,270
				U/W Expenses:	$40,521,162
				U/W NOI:	$9,349,108
Escrows and Reserves(2)				U/W NCF:	$7,027,984
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.24x / 1.68x
Taxes:	$80,374	$40,187	NAP	U/W Debt Yield based on NOI/NCF:	18.7% / 14.1%
Insurance:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	18.7% / 14.1%
FF&E Reserve:	$0	(3)	NAP	Cut-off Date LTV Ratio:	56.1%
PIP Reserve:	$0	Springing	NAP	LTV Ratio at Maturity:	56.1%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$50,000,000	100.0%	Loan Payoff	$26,543,051	53.1%
			Closing Costs	1,156,295	2.3
			Upfront Tax Reserve	80,374	0.2
			Return of Equity	22,220,280	44.4
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Subordinate and Mezzanine Indebtedness” section for more detail.
(2)	See “Escrows” section.
(3)	The monthly FF&E Reserve is calculated monthly, based on the prior calendar month’s operating revenue. See “Escrows” section for further detail.
(4)	The decrease in Occupancy and NOI from 2019 to 2020 and subsequent increase from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, The Westin Rancho Mirage Property (as defined below) underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

The Mortgage Loan. The fifth largest mortgage loan (“The Westin Rancho Mirage Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $50,000,000 and secured by the fee interest in a 512-room full-service hotel with an 18-hole golf course located in Rancho Mirage, California (“The Westin Rancho Mirage Property”).

The Borrower and Borrower Sponsors. The borrower is OC Mission Hills Project Owner, LLC, a single-purpose, Delaware limited liability company with one independent director. The borrower is a joint venture between affiliates of Oaktree Capital Management, L.P. (90.0%) and Clearview Hotel Capital (10.0%), which is owned by Kline Hotel Holdings, LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Westin Rancho Mirage Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Kline Hotel Holdings, LLC and Oaktree Real Estate Opportunities Fund VII, L.P.

Oaktree Capital Management, L.P. is an experienced global investment management firm that was founded in 1995 with a primary focus on real assets. As of September 2023, Oaktree Capital Management, L.P. had $183 billion in assets under management, with over 1,200 employees across 21 offices across the world. Kline Hotel Holdings, LLC is wholly-owned by Kline Family Trust which is owned by Jon Kline and Heather Kline. Jon Kline is the founder and CEO of Clearview Hotel Capital, LLC, which is a privately-held hotel investment and advisory company focused on acquiring, renovating, and managing hotels in urban and unique locations. Oaktree Capital Management, LLC is also the borrower sponsor for the Philadelphia Marriott Downtown Mortgage Loan, which is also included in the BANK5 2023-5YR4 securitization trust

The Property. The Westin Rancho Mirage Property is a 512-room, full-service hotel located in Rancho Mirage, California. Built in 1991, property amenities include six food and beverage outlets, a tennis/pickleball facility, a bowling alley, three outdoor pools, a fitness center, a full-service spa with 13 treatment rooms, 66,134 square feet of indoor meeting space, 63,142 square feet of outdoor meeting space, and an 18-hole golf course. Guestrooms are situated across 16 two-story exterior-corridor buildings and located on the east and west sides of the main resort building. The Westin Rancho Mirage Property operates under a license agreement with Marriott International, Inc., which expires in April 2026.

The Westin Rancho Mirage Property guestroom configuration consists of 228 king rooms, 244 double queen rooms, 22 executive standard suites, eight deluxe suites, eight presidential suites and two chairman suites. The guestrooms feature flat-screen televisions, high-speed internet, desk with a chair, dresser, nightstands, lamps and a lounge chair.

The Westin Rancho Mirage Property underwent a $17,570,000 ($34,316/room) renovation between 2020 and 2022. Renovations included upgrading guestrooms, backyard and pools, updating meeting space and the lobby, and improvements to two food and beverage outlets, the bowling alley, and the golf pro shop.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of The Westin Rancho Mirage Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Westin Rancho Mirage Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021 TTM(3)	38.7%	$295.02	$114.31	29.9%	$191.92	$57.33	77.1%	65.1%	50.2%
12/31/2022 TTM(3)	57.5%	$314.28	$180.58	53.0%	$224.52	$119.10	92.3%	71.4%	66.0%
8/31/2023 TTM	60.9%	$311.08	$189.58	55.4%	$231.18	$128.09	90.9%	74.3%	67.6%
(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes JW Marriott Desert Springs Resort & Spa, Omni Rancho Las Palmas Resort & Spa, Margaritaville Resort Palm Springs, La Quinta Resort & Club, Curio Collection by Hilton, Renaissance Esmeralda Resort & Spa, Indian Wells and Hyatt Regency Indian Wells Resort & Spa.
(3)	The increase in Occupancy and RevPAR from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021 and 2022. Additionally, The Westin Rancho Mirage Property underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

The following table presents historical occupancy percentages at The Westin Rancho Mirage Property:

Historical Occupancy(1)

12/31/2019(2)	12/31/2020(2)	12/31/2021(2)	12/31/2022(2)	9/30/2023
53.7%	18.6%	29.9%	53.0%	55.2%
(1)	Information obtained from the borrower.
(2)	The decrease in occupancy from 2019 to 2020 and subsequent increase from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, The Westin Rancho Mirage Property underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Westin Rancho Mirage Property:

Cash Flow Analysis

	2020	2021	2022	TTM 9/30/2023	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	18.6%	29.9%	53.0%	55.2%	55.2%
ADR	$208.06	$191.24	$226.61	$231.12	$231.12
RevPAR	$38.60	$57.13	$120.20	$127.54	$127.54

Room Revenue	$7,233,616	$10,676,057	$22,463,076	$23,833,939	$23,833,939	47.8%	$46,551
Food & Beverage Revenue	5,786,299	6,553,170	17,108,921	17,792,186	17,792,186	35.7	34,750
Golf Course Revenue	3,103,394	2,686,557	3,533,336	3,447,795	3,447,795	6.9	6,734
Parking Revenue Other Revenue(2)	141,971 1,779,448	407,348 2,174,257	557,592 4,128,143	565,133 4,231,217	565,133 4,231,217	1.1 8.5	1,104 8,264
Total Revenue	$18,044,728	$22,497,389	$47,791,068	$49,870,270	$49,870,270	100.0%	$97,403

Room Expense	$2,584,204	$3,124,987	$6,938,987	$7,756,647	$7,756,647	32.5%	$15,150
Food & Beverage Expense	4,921,765	5,129,723	11,610,747	12,727,163	12,727,163	71.5	24,858
Golf Course Expense(1)	2,910,018	2,608,965	3,117,151	3,356,838	3,356,838	97.4	6,556
Other Department Expense	571,488	809,669	1,576,804	1,704,718	1,704,718	35.5	3,330
Total Department Expenses	$10,987,475	$11,673,344	$23,243,689	$25,545,366	$25,545,366	51.2%	$49,893
Gross Operating Income	$7,057,253	$10,824,045	$24,547,379	$24,324,904	$24,324,904	48.8%	$47,510

Total Undistributed Expenses	7,956,467	8,750,386	12,977,867	13,521,880	13,504,083	27.1	26,375
Gross Operating Profit	$(899,214)	$2,073,659	$11,569,512	$10,803,024	$10,820,821	21.7%	$21,134

Property Taxes	1,025,119	723,359	672,111	517,949	773,606	1.6	1,511
Insurance	873,825	664,612	811,556	972,114	698,108	1.4	1,363
Total Operating Expenses	$20,842,886	$21,811,701	$37,705,223	$40,557,309	$40,521,162	81.3%	$79,143

Net Operating Income	$(2,798,158)(3)	$685,688(3)	$10,085,845(3)	$9,312,961	$9,349,108	18.7%	$18,260
FF&E	0	0	0	0	2,321,124	4.7	4,533
Net Cash Flow	$(2,798,158)	$685,688	$10,085,845	$9,312,961	$7,027,984	14.1%	$13,727

NOI DSCR	(0.67)x	0.16x	2.42x	2.23x	2.24x
NCF DSCR	(0.67)x	0.16x	2.42x	2.23x	1.68x
NOI DY	(5.6)%	1.4%	20.2%	18.6%	18.7%
NCF DY	(5.6)%	1.4%	20.2%	18.6%	14.1%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense, Golf Course Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Other Revenue includes resort fees, spa revenue, recreation and tennis revenue and other miscellaneous items.
(3)	The increase in Net Operating Income from 2020 to 2021 and 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the recovery in 2021. Additionally, The Westin Rancho Mirage Property underwent an approximately $17.6 million renovation ($34,316/room) between July 2020 and February 2022.

Appraisal. The appraised value of $89,200,000 is as of September 15, 2023 and represents the as-is value of The Westin Rancho Mirage Property.

Environmental Matters. According to the Phase I environmental site assessment dated September 22, 2023, there was no evidence of any recognized environmental conditions at The Westin Rancho Mirage Property.

Market Overview and Competition. The Westin Rancho Mirage Property is located in Rancho Mirage, California, approximately 5 miles north of the Rancho Mirage city center, approximately 9 miles southeast of Palm Springs, and approximately 7 miles east of the Palm Springs International Airport, which serviced 2,981,844 passengers in 2022, an increase of 42.5% over 2021 and an increase of 16.3% from pre-covid 2019 travel. The Westin Rancho Mirage Property is within 10 miles of numerous regional recreational venues including Coachella Valley National Wildlife Refuge, City of Palm Desert Freedom Park, The Living Desert Zoo and Gardens, the Palm Springs Convention Center and several country clubs and golf courses. Primary access to the area is provided by Interstate 10 and CA 111, which are located approximately 2 miles and 4 miles away from The Westin Rancho Mirage Property, respectively. The property’s demand segmentation is 53% group and 47% leisure.

According to the appraisal, the 2022 estimated population within a three- and five-mile radius of The Westin Rancho Mirage Property was 47,041 and 97,069, respectively. The 2022 estimated average household income within the same three- and five-mile radius was $106,550 and $100,131, respectively.

The appraisal did not identify any directly competitive properties either proposed or under construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

The table below presents certain information relating to comparable sales pertaining to The Westin Rancho Mirage Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built/Renovated	Rooms	Sale Date	Sale Price / Room
JW Marriott Tucson Starr Pass	3800 W. Starr Pass Boulevard Tucson, CA	2004/2017-2019	575	4/2023	$194,783
Ace Hotel & Swim Club Palm Springs (Leasehold)	701 E. Palm Canyon Drive Palm Springs, CA	1965/2009	179	10/2022	$335,196
Hyatt Regency Indian Wells Resort & Spa	44600 Indian Wells Lane Indian Wells, CA	1986/2020	530	4/2022	$273,585
La Quinta Resort & Club	49499 Eisenhower Drive La Quinta, CA	1926/2015	785	12/2021	$324,841
Embassy Suites Palm Desert	74700 Highway 111 Palm Desert, CA	1982/NAV	198	6/2021	$95,960

Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $80,374 and ongoing monthly deposits of $40,187 for real estate taxes.

Insurance – The loan documents require an ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates. Notwithstanding the above, the borrower’s obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 days after to the expiration dates of said policies.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) 4% of the monthly gross operating revenue generated in the immediately preceding calendar month and (ii) the reserves for FF&E required by the related franchise agreement to fund the costs of the required FF&E work, which is currently 5% of total revenues excluding golf revenue. The borrowers may reduce monthly deposits dollar for dollar into the FF&E account by amounts deposited into an account for a substantially similar purpose as amounts on deposit in the FF&E reserve funds established under the franchise agreement if: (i) the franchise FF&E deposit account is an eligible account, (ii) a control account agreement (or other similarly named agreement) has been entered into among the borrower, lender, franchisor, and applicable bank or other financial institution with respect to such franchise FF&E deposit account, and (iii) the borrower delivers evidence reasonably satisfactory to the lender that such deposits have been made.

PIP Reserve - The loan documents require that if, at any time, PIP work is required under the franchise agreement, the borrower is required to deposit, an amount equal to 105% of the estimated cost to complete the PIP work.

Lockbox and Cash Management. The Westin Rancho Mirage Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and manager are required to direct all credit card companies to deposit all amounts due directly into the lockbox account, which will be transferred to the borrower’s operating account on a daily basis when there is no Cash Sweep Event (as defined below) in place. During a Cash Sweep Event Period, any excess cash flow remaining after satisfaction of the payment priorities outlined in The Westin Rancho Mirage Mortgage Loan documents is required to be swept to an excess cash flow subaccount to be held as additional collateral for The Westin Rancho Mirage Mortgage Loan.

A “Cash Sweep Event Period” will commence upon the earlier of the following:

(i)	an event of default; or
(ii)	the amortizing net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x, at the end of any calendar quarter.

A Cash Sweep Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), upon the amortizing NCF DSCR being equal to or greater than 1.20x for one calendar quarter, or
●	with regard to clause (ii), delivering a Letter of Credit or posting a reserve in an amount which, applied to the outstanding principal balance, causes the amortizing NCF DSCR to be equal to or greater than 1.20x.

Property Management. The Westin Rancho Mirage Property is managed by Dolphin California Management, LLC, an affiliate of the borrower.

Franchise Negotiation Period. The loan documents require that The Westin Rancho Mirage Property operate under a franchise agreement approved by the lender, however, the borrower will not be in default for a six-month period (the “Franchise Negotiation Period”) from the expiration of the existing franchise agreement so long as the borrower is making reasonable efforts to enter into a satisfactory replacement agreement. The loan will become full recourse to the borrower when (i) there is a termination of any franchise

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Hospitality – Full Service	Loan #5	Cut-off Date Balance:	$50,000,000
71333 Dinah Shore Drive	The Westin Rancho Mirage	Cut-off Date LTV:	56.1%
Rancho Mirage, CA 92270		U/W NCF DSCR:	1.68x
		U/W NOI Debt Yield:	18.7%

agreement, due to any action or failure to perform of the borrower or (ii) any franchise agreement terminates or expires and the borrower does not enter into a replacement franchise agreement following the Franchise Negotiation Period.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The loan documents permit future mezzanine financing, subject to certain conditions including: (i) the aggregate loan-to-value ratio of The Westin Rancho Mirage Mortgage Loan and the mezzanine financing does not exceed 56.1%, (ii) the combined NCF DY is not below 13.8%, (iii) the NCF DSCR is not less than 1.53x, (iv) the financing is co-terminus with The Westin Rancho Mirage Mortgage Loan, and (v) no event of default has occurred.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of The Westin Rancho Mirage Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
82

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The Prado
5600 Roswell Road
Sandy Springs, GA 30342
COBB COUNTY
Chattahoochee River
Wynterhall
Dunwoody Village
The Shops of Dunwoody
Dunwoody
Spalding Dr
Peachtree Dunwoody Rd
UPS World Headquarters
North Springs
Roswell Rd
Brandon Mill Rd
Sandy Springs Crossing
Kaiser Permanente Glenlake
The Art Institute of Atlanta
Mt. Vernon Hwy
Ashford Dunwoody Rd
Abernathy Rd
Abernathy Square
Ten Glenlake
Sandy Springs Innovation Center
Johnson Ferry Rd
River Valley
Sandy Springs
One Glenlake
Perimeter Pointe
Crown Pt Pkwy
MARTA
Mercedes-Benz USA
Terraces North & South
IBM
Perimeter Center
Sandy Springs Plaza
Glenridge Dr
Barfield Rd
Perimeter Mall
ARLINGTON CEMETERY
CityWalk Sandy Springs
RED LINE
Dunwoody
State Farm at Park Center
Hammond Dr
Hammond Exchange
Hammond Springs Shopping Center
Concourse
Palisades Office Park
The Perimeter
Glenridge Medical Center
Autotrader Corporate Office
Medical Center
Emory St. Joseph's Hospital
Northside Hospital Atlanta
Children's Healthcare of Atlanta-Scottish Rite Hospital
DEKALB COUNTY
FULTON COUNTY
Ridgeview Park
High Point Rd
MARTA RED LINE
Lynwood Park
Silver Lake
Brookhaven
Windsor Pkwy
Oglethorpe University
ATLANTA
Town Brookhaven
Capital City Country Club
Downtown Atlanta 10 miles
285
400
19
9
Alpharetta
Roswell
Johns Creek
Kennesaw
Marietta
Sandy Springs
Dunwoody
Smyrna
Mableton
ATLANTA
Decatur
Douglasville
East Point
Redan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

No. 6 – The Prado

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Retail - Anchored
	Original Principal Balance:	$42,000,000		Location:	Sandy Springs, GA
	Cut-off Date Balance:	$42,000,000		Size:	302,541 SF
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per SF:	$138.82
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$138.82
	Borrower Sponsors:	NADG (US), Inc. and Public Sector Pension Investment Board		Year Built/Renovated:	1973 / 2008
	Guarantors:	NADG U.S. Core Plus Acquisition		Title Vesting:	Fee
		Fund (U.S.) LP and NADG U.S.		Property Manager:	Centrecorp Management
		Core Plus Acquisition Fund			Services LLLP (borrower-
		(Canadian) LP			related)
	Mortgage Rate:	8.8000%		Current Occupancy (As of)(2):	88.6% (11/1/2023)
	Note Date:	November 10, 2023		YE 2022 Occupancy(2):	85.4%
	Seasoning:	0 months		YE 2021 Occupancy(2):	89.3%
	Maturity Date:	December 5, 2028		YE 2020 Occupancy(2):	80.7%
	IO Period:	60 months		As-Is Appraised Value:	$67,100,000
	Loan Term (Original):	60 months		As-Is Appraised Value Per SF:	$221.79
	Amortization Term (Original):	NAP		As-Is Appraisal Valuation Date:	July 16, 2023
	Loan Amortization Type:	Interest Only
	Call Protection:	L(24),D(30),O(6)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		YE 2022 NOI(3):	$4,117,228
				YE 2021 NOI:	$4,716,382
				YE 2020 NOI:	NAV
				YE 2019 NOI:	NAV
				U/W Revenues:	$7,891,692
Escrows and Reserves(1)				U/W Expenses:	$2,391,755
	Initial	Monthly	Cap	U/W NOI(3):	$5,499,937
Taxes:	$0	Springing	NAP	U/W NCF:	$5,091,416
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.47x / 1.36x
Replacement Reserves:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.1% / 12.1%
TI/LC Reserve:	$0	$25,218	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.1% / 12.1%
Other Reserves:	$1,748,967	$41,667	NAP	Cut-off Date LTV Ratio:	62.6%
				LTV Ratio at Maturity:	62.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$42,000,000	100.0%	Loan Payoff	$39,068,417	93.0%
			Upfront Reserves	1,748,967	4.2
			Closing Costs	841,837	2.0
			Return of Equity	340,779	0.8
Total Sources	$42,000,000	100.0%	Total Uses	$42,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve information.
(2)	The increase in Current Occupancy from YE 2020 Occupancy is primarily attributable to (i) Publix (28,800 square feet) vacating in December of 2018 (since 2020, the borrower sponsors have executed 13 leases, for a total of 72,955 square feet (24.1% of NRA), including re-tenanting the former Publix space with Life Time Work) and (ii) the borrower sponsors intentionally holding a unit previously occupied by Five Seasons (9,570 square feet) vacant in order to explore a vertical residential development; however, it was ultimately concluded that receiving necessary residential approvals would be challenging. Consequently, the borrower sponsors shifted focus to traditional retail/restaurant service and executed a lease with Edge Design, a floral and event design production company, to revitalize this section of the premises. Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024 and will benefit from a free rent period through June 2025. At loan origination, the borrower deposited (a) a total of $1,116,199 into an outstanding TI reserve with $1,062,984 earmarked for Edge Design and (b) $632,768 into a free rent reserve for Edge Design.
(3)	The increase in U/W NOI from YE 2022 NOI is primarily attributable to (i) the commencement of Life Time Work lease in September 2022 (comprising 10.2% of U/W Base Rent) and (ii) positive in-line re-leasing spreads, see “The Property” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The Mortgage Loan. The sixth largest mortgage loan (“The Prado Mortgage Loan”) is secured by the borrower’s fee interest in The Prado, a 302,541 square foot anchored retail center located in Sandy Springs, Georgia (“The Prado Property”). The Prado Mortgage Loan has an original principal balance and outstanding principal balance as of the Cut-off Date of $42,000,000. The Prado Mortgage Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on November 10, 2023. The Prado Mortgage Loan proceeds were used to pay off approximately $39.1 million of existing debt, fund upfront reserves, pay closing costs and return equity to the borrower sponsors. The Prado Mortgage Loan has an initial term of 60 months and a remaining term of 60 months as of the Cut-off Date.

The Borrower and the Borrower Sponsors. The Prado, LLC, the borrower for The Prado Mortgage Loan, is a joint venture between NADG (US) Inc. (“NADG”) and Public Sector Pension Investment Board (“PSP”). The Prado LLC is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Prado Mortgage Loan. The non-recourse carveout guarantors for The Prado Mortgage Loan are NADG U.S. Core Plus Acquisition Fund (U.S.) LP and NADG U.S. Core Plus Acquisition Fund (Canadian) LP.

NADG is a real estate investment and asset management fund with over $5.7 billion in assets under management, which includes over 35 million square feet of retail and mixed-use space in the United States and Canada. NADG was founded by John W.S. Preston in 1977 and has sponsored various investment vehicles since inception, including seven private equity funds totaling over $2 billion of equity focused on real estate. NADG’s team features over 300 professionals across 14 offices in North America. NADG offers four primary real estate platforms: retail, residential, NADG NNN and CentreCorp. NADG’s retail platform includes 65 properties, ranging from outparcel pads to 1.8 million square foot mixed-use developments. Additionally, NADG set up a leasing and property management company, CentreCorp, in 1991 as a fully integrated and diversified standalone real estate services company. CentreCorp currently manages over 110 properties in excess of 18 million square feet. NNN REIT is a nationally diversified portfolio of NNN properties, which completed an ABS bond raise at the end of 2019 and was given an Investment Grade rating of “A” by S&P.

PSP is one of the largest Canada-based pension investment managers with approximately $243.7 billion CAD in net assets under management as of March 31, 2023. PSP manages funds transferred to it from the Government of Canada for the benefit of members of the public sector pension plans of the federal Public Service, the Canadian Forces, the Royal Canadian Mounted Police and, since March 1, 2007, the Reserve Force. PSP operates a variety of investment segments such as capital markets (approximately $98.5 billion CAD), private equity (approximately $37.2 billion CAD), credit investments (approximately $26.1 billion CAD), real estate (approximately $32.0 billion CAD) and infrastructure (approximately $29.4 billion CAD), among others. Approximately 50.1% of PSP’s real estate portfolio is located in the United States and is comprised of asset classes such as residential, office, industrial and retail.

The Property. The Prado Property is a 302,541 square foot anchored retail center located in Sandy Springs, Georgia, along Roswell Road, which carries a traffic count of over 56,000 vehicles per day and provides for immediate access to Interstate 285, Atlanta’s perimeter interstate highway. The Prado Property is comprised of 10 standalone buildings anchored by a “Diamond” category Life Time Fitness (the highest level categorization for a Life Time Fitness facility) and Life Time Work. Additionally, The Prado Property is shadow anchored by a corporate-owned Target location that includes a fresh grocer component. The Prado Property, along with the non-collateral Target, is constructed around a central four-story parking structure, which, together with surface parking, provides for 1,847 parking spaces, resulting in a parking ratio of 6.10 per 1,000 square feet. The Prado Property was originally constructed in 1973 and most recently renovated in 2008. The borrower sponsors have demonstrated an ongoing commitment to The Prado Property having invested approximately $7.2 million since 2018 in capital expenditures and leasing costs.

The Prado Property is currently 88.6% leased to a diverse tenant roster with no tenant, outside of Life Time Fitness (42.0% of NRA; lease expiration January 2038) and Life Time Work (9.5% of NRA; lease expiration September 2037), accounting for greater than 3.5% of net rentable area. The Prado Property features 34 unique tenants with in-line tenants including a mix of national (Dunkin Donuts, T-Mobile and Panda Express) and local retailers. The Prado Property has also experienced committed long-term tenancy, with a weighted average occupancy term of 19 years. Historically, The Prado Property has achieved an average occupancy of 88.8% dating back to 2018. In 2020, occupancy dipped to 80.7%, which was primarily attributable to (i) Publix (28,800 square feet) vacating in December of 2018 (since 2020, the borrower sponsors have executed 13 leases, for a total of 72,955 square feet (24.1% of NRA), including re-tenanting the former Publix space with Life Time Work) and (ii) the borrower sponsors intentionally holding a unit previously occupied by Five Seasons (9,570 square feet) vacant in order to explore a vertical residential development; however, it was ultimately concluded that receiving necessary residential approvals would be challenging. Consequently, the borrower sponsors shifted focus to traditional retail/restaurant service and executed a lease with Edge Design, a floral and event design production company, to revitalize this section of the premises. Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024. At origination, the borrower deposited $632,768 into a free rent reserve earmarked for Edge Design and $1,116,199 into an outstanding TI reserve with $957,000 earmarked for Edge Design.

Since acquiring The Prado Property in 2013, the borrower sponsors have re-leased 14 tenant spaces (of which, 11 were signed since 2022), accounting for 80,866 square feet of space (26.7% of square feet and 39.7% of UW base rent). Further, The Prado Property has generated positive re-leasing spreads with underwritten rental rates approximately 19.3% higher than the rates achieved by prior tenants. Prior to vacating in December of 2018, Publix occupied 28,800 square feet at The Prado Property. The Publix box was not conducive for a grocer given the lack of direct access to the parking structure, which was located across the road adjacent to The Prado Property and redundancy with the Target fresh grocer. The former Publix box was backfilled by Life Time Work in 2021, Life Time Fitness’s co-working concept, designed to offer a working environment near its high performing Life Time Fitness centers, demonstrating Life Time Fitness’s broader commitment to the asset. Additionally, Staples vacated a 20,060 square foot box, which the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

borrower sponsors re-fitted and demised to facilitate four distinct in-line tenant leases. Overall, underwritten in-line rents per square foot at The Prado Property are approximately 3.8% below the appraisers concluded market rent per square foot of $35.00.

Life Time Fitness currently occupies its space (127,066 square feet) via sublease with Home Depot. The original developer ground leased the site to Home Depot in November 2006 at an annual rent of $1,905,990 with an initial expiration in January 2029 (the “Home Depot Prime Lease”). Home Depot ultimately chose not to build on the site and subsequently subleased its space to Life Time Fitness in 2010. Home Depot U.S.A., Inc. (M/F/S: A2/A/A) remains contractually obligated for all rent payments in accordance with the Home Depot Prime Lease through January 2029, beyond the term of The Prado Mortgage Loan. Life Time Fitness constructed its 127,066 square foot, 3-story facility and opened for business in March 2012. The sublease currently requires an annual rent of $900,000 through January 31, 2031. Upon expiration of the Home Depot Prime Lease in January 2029, the sublease converts to a direct lease between the borrower sponsors and Life Time Fitness, at which point overall rent will be reduced from $1,905,990 (current in-place rent per the terms of the Home Depot Prime Lease) to $900,000 (current in-place rent under the Life Time Fitness sublease). In February 2031, base rent under the Life Time Fitness direct lease will increase to $1.1 million through expiration of the Life Time Fitness lease in January 2038. For the avoidance of doubt, the Life Time Work tenant operates under a direct lease with the borrower sponsors, which is not subject to any sublease or ground lease. The Life Time Fitness and Life Time Work leases are each guaranteed by the Life Time, Inc. parent company. The borrower is required to deposit approximately $41,667 per month (approximately $500,000 annually) into an additional rent reserve in conjunction with the surplus rent paid by Home Depot in excess of the Life Time Fitness sublease rent to be held by the lender as additional security for The Prado Mortgage Loan. If at any time the TI/LC reserve is insufficient to pay for leasing items at The Prado Property, the additional rent reserve will be disbursed to the borrower to pay for leasing items in accordance with The Prado Mortgage Loan documents.

Major Tenants.

Life Time Fitness (127,066 square feet; 42.0% of NRA; 17.3% of underwritten base rent): Life Time Fitness (Moody’s/S&P/Fitch: Caa1/B/B+) was founded in 1990, operates a chain of premier health clubs in the United States and Canada. Life Time Fitness operates over 150 clubs in 29 states and Canada under the Life Time Fitness and Life Time Athletic brands. Most clubs feature indoor or outdoor swimming pools, basketball and racquetball courts, personal training, cafes, spas, childcare centers and group fitness programs. Life Time Fitness was acquired by a joint venture between TPG Capital and Leonard Green & Partners in 2015 and went public in October 2021. Life Time, Inc. (the parent company to Life Time Fitness) has a current market cap of approximately $3.0 billion. According to information provided by the borrower sponsors, the Life Time Fitness tenant at The Prado Property is considered to be a “Diamond” category location (the highest level categorization for a Life Time Fitness location). Life Time Fitness occupies its space at The Prado Property via sublease from Home Depot, see “The Property” above for further information. The estimated average total cost to construct a similarly positioned Life Time Fitness center is approximately $47 million. Life Time Fitness is subject to an annual rent of $900,000 ($7.08 per square foot), less than 2% of the investment required to bring a comparable location to market. The Life Time Fitness lease expires in January 2038 and is structured with no termination options, 1, 5-year renewal option followed by 4, 10-year renewal options.

Life Time Work (28,800 square feet; 9.5% of NRA; 10.2% of underwritten base rent): Life Time Work (Moody’s/S&P/Fitch: Caa1/B/B+) is an asset-light branded co-working model launched in 2018 by Life Time, Inc. Life Time Work is designed to offer a working environment near its Life Time Fitness centers and integrates ergonomic furnishings to promote a healthy working environment. Life Time Work members receive complimentary access to all of their companion Life Time Fitness athletic facilities across the United States and Canada. Currently there are thirteen Life Time Work locations with further expansion plans in process. The Life Time Work lease is further supported by a guaranty from Life Time, Inc. parent company. In addition to base rent, the Life Time Work lease provides for a percentage rent component, calculated based on membership revenue (excluding any revenue attributable to the athletic club membership dues) for the lease year in excess of $2.5 million multiplied by 15%. The Life Time Work lease expires in September 2037 and is structured with no termination options and 2, 10-year renewal options. Upon commencement of the Life Time Work lease, the borrower sponsors modified the existing Life Time Fitness lease, extending it by 5-years and accelerating the Life Time Fitness base rent by two years.

PNC Bank (4,128 square feet; 1.4% of NRA; 6.9% of underwritten base rent): PNC Bank (Moody’s/S&P/Fitch: A3/A-/NR) was founded in 1852, is an American bank holding company and financial services corporation based in Pittsburgh, Pennsylvania. PNC Bank operates in 28 states and the District of Columbia. PNC Bank is one of the largest banks in the United States by assets as well as by number of branches, deposits and number of ATMs. PNC Bank has been at The Prado Property since January 2009 and its lease is structured with no termination options, 2, 5-year renewal options and expires in January 2029.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The following table presents certain information relating to the tenant sales at The Prado Property.

In-Line Tenant Sales(1)

	2019	2020	2021	2022
Occupancy Cost	12.4%	16.5%	11.1%	10.8%
Sales PSF	$289	$207	$308	$324
(1)	Based on information provided by the borrower sponsors reflecting in-line tenants subject to contractually obligated sales reporting. In many instances, tenant leases do not require ongoing sales reporting.

The following table presents certain information relating to the major tenants at The Prado Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF (3)	Occ. Costs(3)	Lease Expiration Date	Renewal	Term. Option (Y/N)
Life Time Fitness(4)	Caa1/B/B+	127,066	42.0%	$7.08	$900,000	17.3%	NAP	NAP	1/31/2038	Various(5)	N
Life Time Work(6)	Caa1/B/B+	28,800	9.5%	$18.50	$532,800	10.2%	NAP	NAP	9/30/2037	2 x 10 yr	N
PNC Bank	A3/A-/NR	4,128	1.4%	$86.89	$358,682	6.9%	NAP	NAP	1/31/2029	2 x 5 yr	N
Taco Mac	NR/NR/NR	8,797	2.9%	$40.49	$356,147	6.8%	NAP	NAP	9/30/2026	1 x 5 yr	N
Edge Design(7)	NR/NR/NR	9,570	3.2%	$33.00	$315,810	6.1%	NAP	NAP	7/31/2034	NAP	N
Iron Age	NR/NR/NR	8,154	2.7%	$32.24	$262,885	5.0%	$436	9.5%	3/31/2028	2 x 5 yr	N
Dentistry for Children	NR/NR/NR	5,396	1.8%	$32.33	$174,453	3.3%	NAP	NAP	5/31/2025	1 x 5 yr	N
Advanced Tech Group	NR/NR/NR	7,170	2.4%	$21.58	$154,729	3.0%	NAP	NAP	6/30/2026	NAP	N
Haute Spot & Nail Boutique	NR/NR/NR	3,680	1.2%	$41.25	$151,800	2.9%	$300	15.8%	9/30/2029	NAP	N
Peach Pit	NR/NR/NR	10,486	3.5%	$14.25	$149,426	2.9%	$157	12.0%	5/31/2030	2 x 5 yr	N
Largest Tenants / Wtd. Avg.		213,247	70.5%	$15.74	$3,356,732	64.4%

Remaining Occupied		54,726	18.1%	$33.85	$1,852,525	35.6%
Occupied Collateral Total/ Wtd. Avg.		267,973	88.6%	$19.44	$5,209,257	100.0%

Vacant Space		34,568	11.4%

Collateral Total		302,541	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2023, inclusive of contractual rent steps through November 2024.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Sales PSF and Occ. Costs are based on the sales reported as of December 31, 2022, provided by the borrower sponsors. In certain instances, tenant leases do not require ongoing sales reporting.
(4)	Life Time Fitness metrics are based on the applicable Life Time Fitness sublease, see “The Property” above for additional information.
(5)	Life Time Fitness lease is subject to 1, 5-year renewal option followed by 4, 10-year renewal options.
(6)	In addition to Annual U/W Base Rent, Life Time Work is subject to an annual percentage rent amount obtained when the amount of membership revenue (excluding any revenue attributable to the athletic club membership dues) generated for the lease year (if any) exceeds the breakthrough amount (currently $2.5 million) multiplied by 15%.
(7)	Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024, and will benefit from a free rent period through June 2025. At loan origination, the borrower deposited (a) a total of $1,116,199 into an outstanding TI reserve with $1,062,984 earmarked for Edge Design and (b) $632,768 into a free rent reserve for Edge Design.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
89

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

The following table presents certain information relating to the lease rollover schedule at The Prado Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Expiring Leases	Expiring NRSF	% of Total NSRF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	3	5,000	1.7%	5,000	1.7%	$202,564	3.9%	$40.51
2025	3	8,406	2.8%	13,406	4.4%	$257,304	4.9%	$30.61
2026	6	27,621	9.1%	41,027	13.6%	$747,278	14.3%	$27.05
2027	4	7,723	2.6%	48,750	16.1%	$257,932	5.0%	$33.40
2028	5	18,837	6.2%	67,587	22.3%	$672,597	12.9%	$35.71
2029	4	11,009	3.6%	78,596	26.0%	$630,927	12.1%	$57.31
2030	2	14,568	4.8%	93,164	30.8%	$269,355	5.2%	$18.49
2031	0	0	0.0%	93,164	30.8%	$0	0.0%	$0.00
2032	3	7,523	2.5%	100,687	33.3%	$302,440	5.8%	$40.20
2033	0	0	0.0%	100,687	33.3%	$0	0.0%	$0.00
2034 & Thereafter	4	167,286	55.3%	267,973	88.6%	$1,868,860	35.9%	$11.17
Vacant	0	34,568	11.4%	302,541	100.0%	$0	0%	$0.00
Total / Weighted Average	34	302,541	100.0%			$5,209,257	100.0%	$19.44
(1)	Based on the underwritten rent roll dated November 1, 2023 inclusive of contractual rent steps through November 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at The Prado Property:

Historical Occupancy(1)(2)

12/31/2018	12/31/2019	12/31/2020	12/31/2021	12/31/2022	11/1/2023(3)
97.1%	91.8%	80.7%	89.3%	85.4%	88.6%
(1)	Historical Occupancy is as of December 31 for each respective year, unless otherwise indicated.
(2)	The decline in occupancy from 2019 to 2020 is primarily attributable to (i) Publix (28,800 square feet) vacating (since 2020, the borrower sponsors have executed 13 leases, for a total of 72,955 square feet (24.1% of NRA), including re-tenanting the former Publix space with Life Time Work) and (ii) the borrower sponsors intentionally holding a unit previously occupied by Five Seasons (9,570 square feet) vacant in order to explore a vertical residential development; however, it was ultimately concluded that receiving necessary residential approvals would be challenging. Consequently, the borrower sponsors shifted focus to traditional retail/restaurant service and executed a lease with Edge Design, a floral and event design production company, to revitalize this section of the premises. Edge Design has executed its lease but is not yet in occupancy or paying rent. Edge Design is currently building out its space, with an expected occupancy date in mid-2024 and will benefit from a free rent period through June 2025. At loan origination, the borrower deposited (a) a total of $1,116,199 into an outstanding TI reserve with $1,062,984 earmarked for Edge Design and (b) $632,768 into a free rent reserve for Edge Design..
(3)	Base on the underwritten rent roll dated November 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
90

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%
Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Prado Property:

Cash Flow Analysis(1)(2)

	2021	2022	U/W	%(3)	U/W $ per SF
Base Rent(4)	$5,690,590	$5,159,053	$5,209,254	87.7%	$17.22
Vacant Income	0	0	728,603	12.3	2.41
Gross Potential Rent	$5,690,590	$5,159,053	$5,937,857	100.0%	$19.63
Reimbursements	1,219,413	1,368,340	2,052,429	34.6	6.78
Other Income(5)	0	0	1,013,022	17.1	3.35
Vacancy	0	0	(1,111,616)	(18.7)	(3.67)
Effective Gross Income	$6,910,003	$6,527,393	$7,891,692	132.9%	$26.08

Real Estate Taxes	$593,845	$598,623	$596,309	7.6%	$1.97
Insurance	165,648	156,449	163,633	2.1	0.54
Management Fee	230,226	216,709	276,210	3.5	0.91
Other Operating Expenses	1,203,901	1,438,384	1,355,602	17.2	4.48
Total Expenses	$2,193,621	$2,410,165	$2,391,755	30.3%	$7.91
Net Operating Income(6)	$4,716,382	$4,117,228	$5,499,937	69.7%	$18.18
Replacement Reserves	0	0	60,508	0.8	0.20
TI/LC	0	0	348,013	4.4	1.15
Net Cash Flow(6)	$4,716,382	$4,117,228	$5,091,416	64.5%	$16.83

NOI DSCR	1.26x	1.10x	1.47x
NCF DSCR	1.26x	1.10x	1.36x
NOI Debt Yield	11.2%	9.8%	13.1%
NCF Debt Yield	11.2%	9.8%	12.1%
(1)	Based on the underwritten rent roll dated November 1, 2023, inclusive of contractual rent steps through November 2024.
(2)	Certain items such as bad debt write-offs, legal fees, appraisal fees, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(3)	Represents (i) percent of Gross Potential Rent for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(4)	Base Rent is inclusive of the Life Time Fitness sublease rent in the amount of $900,000 annually.
(5)	Other Income is inclusive of (i) the Home Depot ground rent of $1,905,990 annually, paid through January 2029, less the Life Time Fitness rent of $900,000 and (ii) ancillary income of approximately $7,000.
(6)	The increase in U/W Net Operating Income and Net Cash Flow from 2022 is primarily attributable to (i) the commencement of Life Time Work lease in September 2022 (comprising 10.2% of U/W Base Rent) and (ii) positive in-line re-leasing spreads, see “The Property” above.

Appraisal. According to the appraisal, The Prado Property has a “as-is” appraised value of $67,100,000 as of July 16, 2023.

Environmental Matters. According to the Phase I environmental site assessments dated August 2, 2023, there was no evidence of any recognized environmental conditions at The Prado Property.

Market Overview and Competition. The Prado Property is located in Sandy Springs, Georgia, at the southwestern corner of Roswell Road and Lake Placid Drive, which provides access directly into Interstate 285, Atlanta’s perimeter interstate highway connecting all other major interstates (Interstate 20, Interstate 75 and Interstate 85). The Prado Property is also located near the Atlanta downtown central business district and within the Atlanta-Sandy Springs-Marietta core based statistical area (“Atlanta CBSA”). The Atlanta CBSA, which as of 2022 contains an average household income of approximately $104,807, approximately 8.1% above the United States average household income of approximately $96,357, is the ninth largest CBSA in the United States, featuring the fourth largest concentration of Fortune 500 companies (behind New York, Houston and Dallas) and the presence of 75% of Fortune 100 companies. According to the appraisal, over 34.7% of households in the Atlanta CBSA have annual incomes of $100,000 or more. According to the appraisal, the Atlanta CBSA is one of the fastest growing metropolitan areas in the United States with an unemployment rate below 3% as of year-end 2022. Furthermore, population growth in the Atlanta CBSA has outpaced the United States average, growing at a rate of 1.3% annually from 2012 through 2022. The largest employers in the Atlanta CBSA include Delta Air Lines Inc. (34,500 employees), Emory University & Emory Healthcare (32,091 employees), The Home Depot Inc. (16,510 employees), Northside Hospital (16,000+ employees) and Piedmont Healthcare (15,900 employees).

The Prado Property is also located within the Sandy Springs/North Fulton retail submarket (the “Sandy Springs Retail Submarket”), the largest submarket within the overall Atlanta retail market, encompassing 15.7% of the area’s total inventory. As of first quarter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
91

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

2023, the Sandy Springs Retail Submarket had a vacancy rate of 10.3%, average asking rents per square foot of $21.83 and a total inventory of approximately 13.1 million square feet. According to the appraisal, rents per square foot in the Sandy Springs Retail Submarket are expected to reach $25.77 in 2027, representing an approximately 4.2% compound annual growth rate from the first quarter of 2023. In 2022, the Sandy Springs Retail Submarket had a total absorption of negative 64,000 square feet; however, according to the appraisal, absorption is expected to turn positive in 2023 and reach 88,000 square feet in 2027. Since 2018, there has been no new construction in the Sandy Springs Retail Submarket, though an additional 187,000 square feet is expected to be completed over the next five years, representing 1.4% of current inventory.

The following table presents comparable retail centers with respect to The Prado Property:

Comparable Anchor Retail Lease Summary(1)

Property Name/Address	Year Built	Total NRA (SF)	Lease Sign Date	Base Rent PSF	Lease Term (years)	Tenant Name
The Prado	1973	155,866	Various	$9.19(2)(3)	24(4)	Life Time Fitness / Life Time Work
3585 North Commerce Drive	2003	115,396	21-Feb	$11.36	10	BJ’s Wholesale Club
1800 Dogwood Drive Southeast	2002	115,396	21-Feb	$9.36	11	BJ’s Wholesale Club
614 West Crossville Road	2001	87,442	22-Feb	$8.00	10	Kohl’s
5530 Windward Parkway	2005	45,000	20-Nov	$18.67	15	LA Fitness
5450 Peachtree Parkway	1985	35,928	22-Feb	$15.00	15	Goodwill
3964 Peachtree Road Northeast	1993	28,000	22-Sep	$17.00	10	Planet Fitness
5805 State Bridge Road	1994	26,180	21-Oct	$12.26	10	Local Vine
4600 Roswell Road Northeast	2015	25,826	23-Jul	$25.00	NAV	Former Sprouts
(1)	Information obtained from the appraisal unless otherwise stated.
(2)	Based on the underwritten rent roll dated November 1, 2023, inclusive of contractual rent steps through November 2024.
(3)	Base Rent PSF is based solely on Life Time Fitness and Life Time Work underwritten rent of $7.08 and $18.50, respectively. Life Time Fitness underwritten rent is based on its sublease rent, see “The Property” for additional information.
(4)	Lease Term (years) is reflective of the weighted average occupancy term for Life Time Fitness and Life Time Work. The weighted average occupancy term for all tenants at The Prado Property is 19 years.

The following table presents certain information relating to the appraiser’s market rent conclusions for The Prado Property:

Market Rent Summary(1)

Tenant Category	Market Rent (PSF)	Lease Term (Years)	Lease Type	Rent Increase Projection
Fitness	$10.00	15	Taxes	10% every 5 years
Anchor	$17.50	10	NNN	10% in year 6
Major	$15.00	10	NNN	10% in year 6
Freestanding/End Cap	$60.00	10	NNN	10% in year 6
Restaurant >2,500 SF	$32.50	10	NNN	3% per annum
Restaurant <2,500 SF	$42.50	10	NNN	3% per annum
Inline	$35.00	5	NNN	3% per annum
Rear Shops	$22.50	5	NNN	3% per annum
2nd-Story	$25.00	5	NNN	3% per annum
Office	$22.50	5	Gross	3% per annum
Bank Branch	$70.00	15	Modified	10% every 5 years
(1)	Information obtained from the appraisal unless otherwise stated.

Escrows. At origination, the borrower deposited (i) $632,768 into a free rent reserve to cover free rent, gap rent or rent abatements for Edge Design who is currently building out its space and (ii) $1,116,199 into an outstanding TI reserve to cover outstanding tenant improvement and allowance obligations, landlord’s work and/or leasing commissions for Collective, Delava and Edge Design.

Tax Escrows – During the continuance of an event of default or a Reserve Trigger Event (as defined below), the borrower is required to deposit 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis into a tax reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
92

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

Insurance Escrows – During the continuance of an event of default or a Reserve Trigger Event, the borrower is required to deposit 1/12th of the annual estimated insurance payments on a monthly basis, except if The Prado Property is insured under a blanket policy meeting the requirements set forth in The Prado Mortgage Loan documents (in which case, no insurance deposit will be required, notwithstanding the occurrence of a Reserve Trigger Event).

Replacement Reserves – On a monthly basis, during the continuance of an event of default or a Reserve Trigger Event the borrower is required to deposit $2,855.38 into a replacement reserve.

TI/LC Reserve – On a monthly basis, the borrower is required to deposit $25,218.42 into a TI/LC reserve, along with any lease termination fees or other payments received by the borrower in connection with the termination of any lease at The Prado Property to the extent the foregoing exceeds $50,000 (provided, however, during a Trigger Period (as defined below), all lease termination fees or other payments received by the borrower are required to be paid to the lender).

Additional Rent Reserve - On a monthly basis, the borrower is required to deposit $41,666.67 (approximately $500,000 annually) into an additional rent reserve, in conjunction with the surplus rent paid by Home Depot, in excess of the Life Time Fitness sublease rent to be held by the lender as additional security for The Prado Mortgage Loan. If at any time the TI/LC reserve is insufficient to pay for leasing items at The Prado Property, the additional rent reserve will be disbursed to the borrower to pay for leasing items in accordance with The Prado Mortgage Loan documents.

A “Reserve Trigger Event” means the debt service coverage ratio (assuming a 30-year amortization schedule) for The Prado Mortgage Loan based on the underwritten net cash flow being less than 1.25x.

Lockbox and Cash Management. The Prado Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for The Prado Mortgage Loan, or (ii) if no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” means the occurrence of (a) an event of default under The Prado Mortgage Loan documents; (b) any bankruptcy action or insolvency of the borrower or, unless the property manager is replaced with a “Qualfied Manager” (as defined in The Prado Mortgage Loan documents) within 30 days of such action, the property manager; (c) the debt service coverage ratio (assuming a 30-year amortization schedule) for The Prado Mortgage Loan based on the underwritten net cash flow being less than 1.20x or (d) a Tenant Trigger Event (as defined below).

A Trigger Period may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lenders of a cure of such event of default in accordance with The Prado Mortgage Loan documents; (ii) with respect to clause (b) above solely with respect to the property manager, if the borrower replaces the property manager with a “Qualified Manager” (as defined in The Prado Mortgage Loan documents) under a replacement management agreement; (iii) with respect to clause (c) above, the achievement of a debt service coverage ratio for The Prado Mortgage Loan of 1.25x or greater for two consecutive quarters; or (iv) with respect to clause (d) above, if a Tenant Trigger Event is caused due to (1) any bankruptcy action of a Trigger Tenant (as defined below) (or lease guarantor or corporate parent, as applicable), the Trigger Tenant has assumed its lease (without alteration of any material terms of its lease that have not otherwise been approved by the lender) and the assumption has been approved by the appropriate bankruptcy court having jurisdiction over such matter, is occupying its Trigger Tenant Space (as defined below) and has resumed its normal business operations and is paying full contractual rent in accordance with The Prado Mortgage Loan documents; (2) a Trigger Tenant “going dark”, failing to occupy all of its Trigger Tenant Space or vacates or gives notice to vacate, the Trigger Tenant is occupying their Trigger Tenant Space and has resumed its normal business operations and is paying full contractual rent in accordance with The Prado Mortgage Loan documents without offset, free rent, abatement, tenant improvement allowance or leasing commission (unless escrowed with the lender (which tenant improvement escrow amount will be reduced by available and unallocated amounts then on deposit in a TI/LC reserve)) and (3) a Trigger Tenant Space being identified on a store closure list or otherwise announced for closure, the Trigger Tenant ceases to be identified on a store closure list or the applicable closure announcement is reversed and such Trigger Tenant is occupying its Trigger Tenant Space and has resumed its normal business operation; provided, however, that the Replacement Tenant Conditions (as defined below) have been satisfied; further provided, however, that any such Trigger Period cure is subject to the following conditions: (A) no event of default has occurred and is continuing under The Prado Mortgage Loan documents, (B) a Trigger Period cure may occur no more than a total of two times in the aggregate during the term of The Prado Mortgage Loan (unless such Trigger Period is caused by clause (c) or (d) above, in which case the borrower will be allowed unlimited Trigger Period cures); and (C) the borrower has paid all of the lender’s reasonable expenses incurred in connection with such Trigger Period cure, including reasonable attorney’s fees and expenses.

“Tenant Trigger Event” means, (a) any bankruptcy action of a Trigger Tenant (or any lease guarantor of any Trigger Tenant); (b) a Trigger Tenant either (i) “goes dark” or otherwise fails to occupy all of its Trigger Tenant Space (as defined below) except for a period not to exceed 90 days resulting from casualty, condemnation, or remodeling, or (ii) vacates (or gives notice of its intention to vacate or not renew) a majority of its Trigger Tenant Space, except for a period not to exceed 90 days resulting from casualty, condemnation, or remodeling or (c) a Trigger Tenant Space is identified on a store closure list or otherwise announced for closure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
93

Retail – Anchored	Loan #6	Cut-off Date Balance:	$42,000,000
5600 Roswell Road	The Prado	Cut-off Date LTV:	62.6%
Sandy Springs, GA 30342		U/W NCF DSCR:	1.36x
		U/W NOI Debt Yield:	13.1%

“Trigger Tenant” means Life Time Fitness, Life Time Work or any replacement tenant occupying at least 20,000 square feet within the Trigger Tenant Space.

“Trigger Tenant Space” means the premises currently leased by Life Time Fitness or Life Time Work.

“Replacement Tenant Conditions” means (a) at least 80% of the Trigger Tenant Space is occupied with one or more replacement tenants, reasonably acceptable to the lender, pursuant to a replacement lease, approved by the lender (as applicable), each being open for business in the Trigger Tenant Space and paying full contractual rent (without offset, free rent, abatement, or tenant improvement allowance unless escrowed with lender which tenant improvement escrow amount will be reduced by amounts then on deposit in the rollover reserve account), and (b) delivery of an estoppel executed by each replacement tenant confirming the foregoing clause (a) and otherwise in a form reasonably acceptable to lender.

Property Management. The Prado Property is managed by Centrecorp Management Services LLLP, an affiliate of NADG, one of the borrower sponsors.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
94

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
95

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
96

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

Market Center at Aliana
10241 West Grand Parkway South
Richmond, TX 77406
HOUSTON
George Bush Park
Westheimer Rd
West Oaks Mall
Westheimer Pkwy
HARRIS COUNTY
Clodine
Westpark Tollway
Howellville
Downtown Houston 16 miles
Mission Bend
Alief
Beechnut St
Grand Pkwy
Providence Plaza
Four Corners
Eldridge Pkwy
Synott Rd
W. Bellfort Blvd
Richmond
Sugar Grove
W. Bellfort Ave
W. Airport Blvd
The Grand at Harvest Green
FORT BEND COUNTY
Harlem Rd
Safari Texas Ranch
Old Richmond Rd
Kempner Stadium
Sugar Land Business Park
Dairy Ashford St
Shadow Hawk Golf Club
Cullinan Park
Pecan Grove Plantation Country Club
Schlumberger Technology Center
GlobalSelect at Sugar Land Regional Airport
Constellation Field
Sugar Point Mall
Plaza 359 At Pecan Grove
Pecan Grove
Lake Pointe
Sugar Land
St. Luke's Health Sugar Land Hospital
First Colony Commons
George Park
Kindred Hospital Sugar Land
Town Center Square
Sugar Land Town Square
First Colony Marketplace
New Territory Blvd
New Territory
Houston Methodist Sugar Land Hospital
Cumings
Southwest Frwy
Texas Instruments Inc.
Sweetwater Blvd
Univ. of Houston Sugar Land
Sweetwater Country Club
Commonwealth Blvd
University Blvd
Rosenberg
Greatwood Plaza
Greatwood
Brazos River
Brazos Town Center I
Brazos Town Center II
Conroe
The Woodlands
Spring
Atascocita
Katy
Channelview
Baytown
Pasadena
Pearland
Missouri City
Friendswood
League City
Texas City
Rosenberg

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
97

No. 7 – Market Center at Aliana

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	(Fitch/KBRA/S&P):			Location:	Richmond, TX
	Original Principal Balance:	$37,000,000		Size:	176,933 SF
	Cut-off Date Balance:	$37,000,000		Cut-off Date Balance Per SF:	$209.12
	% of Initial Pool Balance:	5.0%		Maturity Date Balance Per SF:	$209.12
	Loan Purpose:	Refinance		Year Built/Renovated:	2017-2019/NAP
	Borrower Sponsor:	Stanley Jay Williams, Jr.		Title Vesting:	Fee
	Guarantor:	Stanley Jay Williams, Jr.		Property Manager:	Property Commerce
					Management Company
	Mortgage Rate:	7.0300%			(borrower-related)
	Note Date:	September 7, 2023		Current Occupancy (As of):	94.4% (7/13/2023)
	Seasoning:	2 months		YE 2022 Occupancy	89.6%
	Maturity Date:	October 1, 2028		YE 2021 Occupancy:	88.8%
	IO Period:	60 months		YE 2020 Occupancy:	87.2%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	83.6%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$61,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$345.89
	Call Protection:	L(26),D(27),O(7)		As-Is Appraisal Valuation Date:	June 30, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (5/31/2023):	$3,237,901
	(Balance):			YE 2022 NOI:	$3,202,973
				YE 2021 NOI:	$3,424,842
Escrows and Reserves(1)				YE 2020 NOI:	NAP
	Initial	Monthly	Cap	U/W Revenues:	$5,625,070
Taxes:	$502,330	$50,233	NAP	U/W Expenses:	$1,832,376
Insurance:	$0	Springing	NAP	U/W NOI:	$3,792,694
Deferred Maintenance:	$3,750	$0	NAP	U/W NCF:	$3,516,641
Replacement Reserve:	$0	$2,212	NAP	U/W DSCR based on NOI/NCF:	1.44x / 1.33x
TI/LC Reserve:	$0	$22,117	$500,000	U/W Debt Yield based on NOI/NCF:	10.3% / 9.5%
Unfunded Obligations:	$312,162	$0	NAP	U/W Debt Yield at Maturity based on
Gap Rent Reserve:	$102,544	$0	NAP	NOI/NCF:	10.3% / 9.5%
Free Rent Reserve:	$23,125	$0	NAP	Cut-off Date LTV Ratio:	60.5%
				LTV Ratio at Maturity:	60.5%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$37,000,000	100.0%	Loan payoff	$24,706,518	66.8%
			Return of Equity	9,577,802	25.9
			Reserves	943,911	2.6
			Closing Costs	1,771,769	4.8
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The seventh largest mortgage loan (the “Market Center at Aliana Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $37,000,000 and secured by a first priority fee mortgage encumbering an anchored retail property totaling 176,933 square feet and located in Richmond, Texas (the “Market Center at Aliana Property”).

The Borrower and Borrower Sponsor. The borrower for the Market Center at Aliana Mortgage Loan is Market Center at Aliana Owner, LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Center at Aliana Mortgage Loan. The borrower is wholly owned by Market Center at Aliana, LP, which is 71.67% owned by Barnes Asset Management, LLC, which is owned and controlled by Doug Barnes, Jr. The remaining 28.33% is owned by members of the Barnes family and affiliated investors.

The borrower sponsor and non-recourse carve-out guarantor for the Market Center at Aliana Mortgage Loan is Stanley Jay Williams, Jr. Stanley Jay Williams Jr. has been the owner and President of Property Commerce since 1989. Mr. Williams owns 25.7% of the 0% general partner of the direct owner of the borrower, and family members of Mr. Williams own an additional 52.0% interest in such 0% general partner. Property Commerce is a Houston-based developer and operator of real estate. Since 1976, Property Commerce has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
98

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

developed 41 Target and 50 Home Depot stores and has a current portfolio of more than 140 shopping centers. The borrower sponsor has experienced prior defaults and foreclosures. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

The Property. The Market Center at Aliana Property is a 176,933 square foot anchored retail center located in Richmond, Texas, approximately 22 miles southwest of Houston, Texas. Originally built between 2017 and 2019, the Market Center at Aliana Property is comprised of thirteen single-story buildings, situated on a 28.3-acre site and contains 1,215 surface parking spaces (6.9 spaces per 1,000 square feet). The borrower sponsor acquired the Market Center at Aliana Property land for $7.4 million in 2016, and developed the Market Center at Aliana Property between 2017 and 2019 at a cost of $32.8 million. The Market Center at Aliana Property is anchored by Hobby Lobby, PetSmart, Marshall’s, and Old Navy and shadow anchored by a corporate owned Target and corporate owned HEB grocery store (neither of which has operating covenants). As of July 13, 2023, the Market Center at Aliana Property was 94.4% occupied by 33 tenants.

Major Tenants.

Hobby Lobby Stores, Inc. (55,085 square feet, 31.1% of net rentable area, 13.9% of underwritten rent). Hobby Lobby Stores, Inc. (“Hobby Lobby”) is an American company founded in 1972 that operates a chain of arts and crafts stores throughout the United States. The company provides products under various categories that include home decors and frames, crafts and hobbies, scrapbook and paper crafts, fabric and sewing products, yarn and needle art products, beads and jewelry, baking and party supplies, floral and wedding supplies, wearable arts, seasonal and novelty products, and gift cards. Hobby Lobby has more than 900 locations nationwide and 43,000 employees operating in 48 states. Hobby Lobby has anchored the Market Center at Aliana Property since 2018, has a lease expiration date of February 28, 2033, and has four, 5-year extension options remaining.

PetSmart (18,227 square feet, 10.3% of net rentable area, 8.2% of underwritten rent). PetSmart, Inc. (“PetSmart”) owns and operates retail pet product stores. PetSmart provides pet products and in-store services including pet adoption, boarding, grooming and training. PetSmart also provides boarding for dogs and cats, which include 24-hour supervision by trained caregivers to provide personalized pet care, an on-call veterinarian and temperature-controlled rooms and suites, daily specialty treats and play time and day camp for dogs. PetSmart was founded in 1986 by Jim Dougherty and Janice Dougherty, and is headquartered in Phoenix, Arizona. PetSmart has anchored the Market Center at Aliana Property since 2017, has a lease expiration date of November 30, 2027, and has four, 5-year extension options remaining.

Marshall’s (21,084 square feet, 11.9% of net rentable area, 6.0% of underwritten rent). Marshall’s is an American department store chain, and one of the main subsidiaries of the TJX Companies Inc., an off-price apparel and home fashions retailer in the United States and worldwide. At the end of fiscal year 2023, the TJX Companies, Inc. reported nearly 4,800 stores across nine countries and three continents, and seven branded e-commerce sites, with approximately 329,000 associates. Along with Marshall’s, The TJX Companies Inc. operates as TJ Maxx, HomeGoods, Sierra, and HomeSense. Marshall’s has anchored the Market Center at Aliana Property since 2017, has a lease expiration date of November 30, 2027, and has four, 5-year extension options remaining.

Old Navy (12,420 square feet, 7.0% of net rentable area, 5.2% of underwritten rent). Old Navy is a family clothing store offering items under its own brand name at discounted prices. Founded in 1994, Old Navy has grown to more than 1,200 stores throughout the United States and Canada. Old Navy is owned by The Gap Inc. (NYSE: GPS). The Gap Inc. operates under four primary brands: Gap, Banana Republic, Old Navy and Athleta. Founded in 1969, The Gap Inc. is headquartered in San Francisco, California, and has business operations across the United States, Asia, the Middle East, Europe, and Africa. The Gap Inc. has approximately 95,000 employees and operates approximately 3,000 company-operated stores, over 500 franchise stores and 35 e-commerce sites. Old Navy has anchored the Market Center at Aliana Property since 2019, has a lease expiration date of June 30, 2029, and has two, 5-year extension options remaining. Old Navy has the right to terminate its lease during the first three calendar months of 2026, if its gross sales during the calendar year 2025 do not equal or exceed $4,500,000, upon six months’ notice. Gross sales for the trailing twelve months ended July 2023 were $3,100,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
99

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

The following table presents a summary regarding the major tenants at the Market Center at Aliana Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Hobby Lobby	NR/NR/NR	55,085	31.1%	$9.98	$550,000	13.9%	2/28/2033	4, 5-Year	N
PetSmart	B1/NR/BB	18,227	10.3%	$17.82	$324,805	8.2%	11/30/2027	4, 5-Year	N
Marshall’s	A2/NR/A	21,084	11.9%	$11.25	$237,195	6.0%	11/30/2027	4, 5-Year	N
Old Navy	Ba3/NR/BB	12,420	7.0%	$16.50	$204,930	5.2%	6/30/2029	2, 5-Year	Y(3)
Nails of America	NR/NR/NR	4,217	2.4%	$41.09	$173,277	4.4%	4/30/2028	2, 5-Year	N
Total Major Tenants		111,033	62.8%	$13.42	$1,490,207	37.5%

Non-Major Tenants		55,914	31.6%	$44.33	$2,478,494	62.5%
Occupied Collateral Total		166,947	94.4%	$23.77	$3,968,701	100.0%

Vacant Space		9,986	5.6%

Collateral Total		176,933	100.0%

(1)	Information is based on the underwritten rent roll as of July 13, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.
(3)	Old Navy has the right to terminate its lease during the first three calendar months of 2026 if its gross sales during the calendar year 2025 do not equal or exceed $4,500,000, upon six months’ notice. Gross sales for the trailing twelve months ended July 2023 were $3,100,000.

The following table presents certain information relating to the lease rollover schedule at the Market Center at Aliana Property:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	5	8,300	4.7%	8,300	4.7%	$290,025	7.3%	$34.94
2025	3	5,571	3.1%	13,871	7.8%	$204,040	5.1%	$36.63
2026	0	0	0.0%	13,871	7.8%	$0	0.0%	$0.00
2027	2	39,311	22.2%	53,182	30.1%	$562,000	14.2%	$14.30
2028	8	26,342	14.9%	79,524	44.9%	$857,713	21.6%	$32.56
2029	4	16,093	9.1%	95,617	54.0%	$511,412	12.9%	$31.78
2030	1	3200	1.8%	98,817	55.8%	$107,520	2.7%	$33.60
2031	2	2800	1.6%	101,617	57.4%	$103,835	2.6%	$37.08
2032	1	1500	0.8%	103,117	58.3%	$52,500	1.3%	$35.00
2033	3	58,633	33.1%	161,750	91.4%	$821,545	20.7%	$14.01
Thereafter	4	5197	2.9%	166,947	94.4%	$458,111	11.5%	$88.15
Vacant	0	9,986	5.6%	176,933	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	33	176,933	100.0%			$3,968,701	100.0%	$23.77
(1)	Information obtained from the underwritten rent roll as of July 13, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
100

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

The following table presents historical occupancy percentages at the Market Center at Aliana Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	7/13/2023(2)
83.6%	87.2%	88.8%	89.6%	94.4%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Market Center at Aliana Property:

Cash Flow Analysis

	2021	2022	TTM 5/31/2023(1)	U/W(1)	%(2)	U/W $ per SF
Gross Potential Rent(3)	$4,130,364	$4,098,991	$4,094,475	$4,191,435	70.6%	$23.69
Reimbursements	921,581	1,071,638	1,160,125	1,743,895	29.4	9.86
Net Rental Income	$5,051,945	$5,170,629	$5,254,600	$5,935,330	100.0%	$33.55
Other Income	0	(409)	0	0	0.0	0.00
Vacancy & Concessions(4)	(444,830)	(554,822)	(499,939)	(310,260)	(7.4)	(1.75)
Effective Gross Income	$4,607,116	$4,615,397	$4,754,662	$5,625,070	94.8%	$31.79

Real Estate Taxes	595,942	738,008	789,937	1,072,898	19.1	6.06
Insurance	109,732	130,935	138,357	149,626	2.7	0.85
Management Fee	144,459	146,346	147,367	168,752	3.0	0.95
Other Operating Expenses	332,141	397,134	441,100	441,100	7.8	2.49
Total Operating Expenses	$1,182,274	$1,412,424	$1,516,760	$1,832,376	32.6%	$10.36

Net Operating Income	$3,424,842	$3,202,973	$3,237,901	$3,792,694	67.4%	$21.44
Replacement Reserves	0	0	0	26,540	0.5	0.15
TI/LC	0	0	0	249,513	4.4	1.41
Net Cash Flow	$3,424,842	$3,202,973	$3,237,901	$3,516,641	62.5%	$19.88

NOI DSCR	1.30x	1.21x	1.23x	1.44x
NCF DSCR	1.30x	1.21x	1.23x	1.33x
NOI Debt Yield	9.3%	8.7%	8.8%	10.3%
NCF Debt Yield	9.3%	8.7%	8.8%	9.5%
(1)	Increases in Reimbursements and Net Operating Income from TTM 5/31/2023 to U/W are primarily due to newly executed leases for Pho Saigon and Nothing Bundt Cake.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes rent steps through September 2024 totaling $231,994.
(4)	Vacancy & Concessions for historical cashflows represent vacant rent (with the exception of $22,284 of concessions in 2021), as the Market Center at Aliana Property was built between 2017-2019, and was in the process of being leased up to its underwritten occupancy of 94.4%.

Appraisal. According to the appraisal, the Market Center at Aliana Property had an “As Is” appraised value of $61,200,000 as of June 30, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated July 11, 2023, there was no evidence of any recognized environmental conditions at the Market Center at Aliana Property.

Market Overview and Competition. The Market Center at Aliana Property is located in Richmond, Texas, in the Far Southwest retail submarket within the Houston retail market, approximately 22 miles southwest from Houston, Texas, and approximately six miles northwest of Sugar Land, Texas. The Market Center at Aliana Property is well situated along Grand Parkway 99 and West Bellfort Avenue, which combine for a traffic count of more than 63,000 vehicles per day. The Market Center at Aliana Property sits at the center of a local retail corridor, with adjacent retailers including Burlington, Michael’s, Ross Dress for Less and Academy Sports & Outdoors.

According to the appraisal, as of the second quarter of 2023, the Far Southwest retail submarket had approximately 13.2 million square feet of retail space inventory, overall vacancy in the submarket was approximately 4.9% and asking rent was $21.83 PSF. According to the appraisal, as of the second quarter of 2023, the Houston retail market had approximately 430.1 million square feet of retail space inventory, overall vacancy in the market was 4.9% and asking rent was $19.90 PSF. According to the appraisal, the 2022 population within a one-, three-, and five-mile radius of the Market Center at Aliana Property was 8,588, 105,534 and 235,993,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
101

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

respectively. The 2022 average household income within a one-, three- and five-mile radius of the Market Center at Aliana Property was $141,712, $145,686 and $136,538, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Market Center at Aliana Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	Tenant Allowance PSF (New/Renewal)	Leasing Commissions (New/Renewal)	Rent Increase Projection	Reimbursements
Jr. Anchor	$13.00	10	$15.00 / $5.00	6.0% / 4.0%	Varies	NNN
In-line	$36.00	5	$25.00 / $10.00	6.0% / 4.0%	3.0% annually	NNN
In-line Premium	$43.00	5	$45.00 / $20.00	6.0% / 4.0%	3.0% annually	NNN
Large In-line	$22.00	10	$15.00 / $5.00	6.0% / 4.0%	Varies	NNN
(1)	Information obtained from the appraisal.

The table below presents junior anchor leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019 / NAP	176,933	PetSmart Marshall’s	18,227 21,084	Nov. 2017 Nov. 2017	10.1 10.1	$17.82 $11.25	NNN NNN
Deerbrook Crossing Humble, TX	1980 / 1983	177,443	Cosmic Air	20,880	Sep. 2022	10	$10.00	NNN
Sienna Crossing Missouri City, TX	2018 / NAP	59,322	Ace Hardware	12,500	Nov. 2023	10	$12.00	NNN
Northwest Crossing Houston, TX	1993 / 2010	161,292	Burlington Coat Factory	31,000	Jun. 2022	11	$11.50	NNN
Montgomery Plaza Conroe, TX	1981 / NAP	315,340	Octopharma Plasma	10,017	Jan. 2022	10	$15.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of July 13, 2023.

The table below presents large in-line leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (months)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019	176,933	Rack Room Shoes Carter’s Retail, Inc.	6,000 4,959	Mar. 2018 Oct. 2018	10.8 10	$24.20 $24.20	NNN NNN
10-Federal Shopping Center Houston, TX	1976	130,963	Undisclosed	7,560	Mar. 2023	7	$15.50	NNN
Aldine Town Center Houston, TX	2021	24,600	LunaMed Holdings, LLC	15,000	Oct. 2022	10	$18.00	NNN
The Shops at Reflection Bay Pearland, TX	2022	15,550	Retail Tenant	7,000	Sep. 2022	5	$28.00	NNN
The Plazas at Barker Cypress Houston, TX	2005	25,200	Action Behavior Centers	7,350	Jul. 2022	3	$21.00	NNN
Children of America League City, TX	2015	25,481	Children of America Educational Childcare	10,000	Jan. 2022	15	$22.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of July 13, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
102

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

The table below presents in-line leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019	176,933	Nails of America PDS Texas Dental Services	4,217 4,500	Apr. 2018 Feb. 2018	10 10	$41.09 $37.40	NNN NNN
Shops at Harvest Green Richmond, TX	2018	14,333	Mochinut	2,000	Apr. 2023	10	$27.00	NNN
Grand Mission Retail II Richmond, TX	2023	14,895	Action Behavior Centers	8,000	Sep. 2023	10.3	$32.00	NNN
Long Meadows Retail Center Richmond, TX	2019	10,000	Gracie Barra Jiu Jitsu	6,200	Jan. 2023	5	$26.00	NNN
Commons at Harvest Green Richmond, TX	2022	16,077	Retail Tenant	3,250	Sep. 2022	5	$32.00	NNN
The Grand at Aliana Richmond, TX	2020	227,895	Hand & Stone Foot Massage	2,800	Feb. 2023	10	$34.00	NNN
19320 West Belfort Boulevard Richmond, TX	2022	13,563	Cinnaholic	1,156	Jan. 2023	10	$35.50	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of July 13, 2023.

The table below presents premium in-line leasing data at comparable retail properties with respect to the Market Center at Aliana Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Market Center at Aliana(2) Richmond, TX	2017-2019	176,933	Starbucks Corp Verizon Global Real Estate	2,100 2,621	Dec. 2018 Jan. 2019	10.2 6	$55.00 $40.00	NNN NNN
Cinco Ranch at Market Center Katy, TX	2023	7,000	Cup Bopi	1,945	Jun. 2023	10	$45.00	NNN
The Crossing at Telfair Reserve I Sugar Land, TX	2019	14,475	Eggholic	2,000	Apr. 2023	10	$35.00	NNN
Peek Plaza Katy, TX	2023	20,188	Retail Tenant	5,068	Mar. 2023	3	$35.00	NNN
Cypress Marketplace Cypress, TX	2023	29,356	Spartan Nails	5,380	May 2023	10	$40.00	NNN
Sienna Crossing Missouri City, TX	2018	59,322	Chicken Salad Chick	3,000	Nov. 2023	10	$40.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of July 13, 2023.

Escrows.

Required Repairs – The Market Center at Aliana Mortgage Loan documents provide for an upfront reserve of $3,750 for required repairs.

Real Estate Taxes - The Market Center at Aliana Mortgage Loan documents provide for an upfront reserve of $ $502,330 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $50,233). However, the borrower is not required to make monthly deposits for real estate taxes which are solely the obligation of, and are paid directly to the taxing authority by, the tenants doing business as Taco Cabana, Raising Cane, Hobby Lobby, Regions Bank and Chili's (each, a "Direct Payment Tenant"), so long as, in relation to an individual Direct Payment Tenant, (w) no event of default is continuing, (x) the borrower provides proof of payment by the applicable Direct Payment Tenant (or borrower) directly to the taxing authority on or before the delinquency date of such taxes, (y) the applicable Direct Payment Tenant’s lease is in full force and effect and not subject to any default by either party beyond any applicable grace or notice and cure period and (z) no material adverse change, in the lender's reasonable determination, has occurred such that the ability of the Direct Payment Tenant to timely pay such taxes has been materially jeopardized.

Insurance - The Market Center at Aliana Mortgage Loan documents do not require ongoing monthly reserves for insurance as long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Market Center at Aliana

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
103

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

Property is included in a blanket or umbrella policy approved by the lender in its reasonable discretion, and (iii) the borrower provides the lender with evidence of renewals of the insurance policies and paid receipts for insurance premiums no later than 10 days prior to the expiration dates of the policies.

Replacement Reserve - The Market Center at Aliana Mortgage Loan documents provide for ongoing monthly reserves for capital expenditures in the amount of $2,212.

TI/LC Reserve - The Market Center at Aliana Mortgage Loan documents provide for a tenant improvements and leasing commissions reserve, into which, during any period that the amount in such reserve is less than $500,000, ongoing monthly reserves in the amount of $22,117 must be deposited, until the amount in such reserve is at least equal to $500,000.

Unfunded Obligations Reserve – The Market Center at Aliana Mortgage Loan documents provide for an upfront reserve of $437,831 for unfunded obligations to tenants, including approximately $125,669 for gap and/or free rent for the tenants Nothing Bundt Cakes and Pho Saigon, and the remainder of such reserve for tenant improvements and leasing commissions for such two tenants.

Lockbox and Cash Management. The Market Center at Aliana Mortgage Loan is structured with a hard lockbox and springing cash management. At origination, the borrower and property manager were required to direct tenants to deposit all rents with respect to the Market Center at Aliana Property into a lockbox account controlled by the lender. If notwithstanding the foregoing direction, the borrower or property manager receives any rents from the Market Center at Aliana Property, it is required to deposit such amounts into the lockbox account within one business day of receipt. In the absence of a Cash Sweep Event Period (as defined below), the funds in the lockbox account will be swept into an account controlled by the borrower. Upon the first Cash Sweep Event Period, the borrower is required to establish a lender-controlled cash management account, and if a Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be swept to such cash management account, and applied, provided that no event of default is continuing under the Market Center at Aliana Mortgage Loan, (i) to fund the required tax and insurance reserves deposits, if any, as described above under “Escrows,” (ii) to fund the payment of debt service on the Market Center at Aliana Mortgage Loan, (iii) to pay monthly operating expenses referenced in the lender-approved annual budget, and other operation and maintenance expenses approved by the lender, (iv) to fund the required monthly deposits into the TI/LC and replacement reserves, if any, as described above under “Escrows,” and (v) to disburse the remainder into an excess cash flow sweep account to be held as additional collateral for the Market Center at Aliana Mortgage Loan during the continuance of such Cash Sweep Event Period.

A “Cash Sweep Event Period” will commence upon:

a)	the occurrence of an event of default and continue until the cure (if applicable) of such event of default; or
b)	the debt service coverage ratio as of the end of any calendar quarter falling below 1.10x and continue until such time as the debt service coverage ratio has been at least 1.10x for the immediately preceding two calendar quarters; or
c)	the commencement of a Material Tenant Cash Sweep Event Period (as defined below) and continue until such Material Tenant Cash Sweep Event Period is cured.

A "Material Tenant Cash Sweep Event Period" means a period (A) commencing upon the first to occur of (i) Hobby Lobby or any other tenant of any of the space leased by Hobby Lobby as of the loan origination date (“Material Tenant”) failing to be in actual, physical possession of its space and/or "going dark," (ii) a Material Tenant giving notice that it is terminating its lease for all or any portion of its space, (iii) any termination or cancellation of any Material Tenant’s lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Material Tenant’s lease failing to otherwise be in full force and effect or (iv) any bankruptcy or similar insolvency of a Material Tenant; and (B) expiring upon the first to occur of the lender's receipt of evidence reasonably acceptable to it (including, without limitation, a duly executed estoppel certificate from the applicable Material Tenant reasonably acceptable to the lender) of (1) the satisfaction of the Material Tenant Cure Conditions (as defined below) or (2) the borrower leasing the Material Tenant’s space in accordance with the applicable terms and conditions of the Market Center at Aliana Mortgage Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, its space and paying full rent (or for any free rent period, free rent is reserved with the lender).

"Material Tenant Cure Conditions" means each of the following, as applicable: (i) the applicable Material Tenant is in actual, physical possession of its space, open to the public for business and not "dark" in its space, (ii) the applicable Material Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect or (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Material Tenant and/or its lease, the applicable Material Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction.

Subordinate and Mezzanine Indebtedness None.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Property Management. The property manager is Property Commerce Management Company an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
104

Retail – Anchored	Loan #7	Cut-off Date Balance:	$37,000,000
10241 West Grand Parkway South	Market Center at Aliana	Cut-off Date LTV:	60.5%
Richmond, TX 77406		U/W NCF DSCR:	1.33x
		U/W NOI Debt Yield:	10.3%

Letter of Credit. None.

Right of First Offer/Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The Market Center at Aliana Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for perils and acts of terrorism in an amount not less than 100% of the full replacement cost of the Market Center at Aliana Property. The Market Center at Aliana Mortgage Loan documents also require business income/loss of rents insurance covering perils and acts of terrorism for a period of no less than the 18-month period commencing at the time of loss, together with a six-month extended period of indemnity. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
105

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
106

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

WISCONSIN
Lake Michigan
Rockford
Elgin
Schaumburg
CHICAGO
Aurora
Naperville
Bolingbrook
Joliet
ILLINOIS
INDIANA
Hammond
Gary

PITTSBURGH
PENNSYLVANIA
OHIO
BALTIMORE
WASHINGTON, DC
WEST VIRGINIA
MARYLAND
VIRGINIA
Richmond
Lynchburg
Roanoke
NORFOLK
VIRGINIA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

Lake Michigan
Kalamazoo
MICHIGAN
CHICAGO
South Bend
Elkhart
INDIANA
FORT WAYNE
IL

ExchangeRight Net Leased Portfolio #65		
1	Fed Ex Ground - Mills River, NC	Mills River, NC
2	Tractor Supply - St. Charles, IL	St. Charles, IL
3	Tractor Supply - Searcy, AR	Searcy, AR
4	Tractor Supply - Fordyce, AR	Fordyce, AR
5	Tractor Supply - Clarksville, VA	Clarksville, VA
6	Dollar Tree - Oklahoma City, OK	Oklahoma City, OK
7	Dollar General - Waycross, GA	Waycross, GA
8	Dollar General - Baton Rouge, LA	Baton Rouge, LA
9	Dollar General - Lexington Park, MD	Lexington Park, MD
10	Dollar General - Victoria, TX	Victoria, TX
11	Dollar General - South Bend, IN	South Bend, IN
12	Dollar General - Stockbridge, GA	Stockbridge, GA
13	Family Dollar - Leland, NC	Leland, NC

MISSOURI
OKLAHOMA CITY
ARKANSAS
MEMPHIS
FORT WORTH
DALLAS
TEXAS
LOUISIANA
AUSTIN
SAN ANTONIO
HOUSTON
NEW ORLEANS
Gulf of Mexico
MEXICO

KENTUCKY
VIRGINIA
TENNESSEE
CHARLOTTE
NORTH CAROLINA
ATLANTA
SOUTH CAROLINA
GEORGIA
Atlantic Ocean
JACKSONVILLE
FLORIDA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
107

No. 8 – ExchangeRight Net Leased Portfolio #65

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Various – Various
	Original Principal Balance:	$33,100,000		Location(2):	Various
	Cut-off Date Balance:	$33,100,000		Size(2):	412,363 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF:	$80.27
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$80.27
	Borrower Sponsors:	David Fisher, Joshua Ungerecht and		Year Built/Renovated(2):	Various / NAP
		Warren Thomas		Title Vesting:	Fee
	Guarantors:	David Fisher, Joshua Ungerecht and		Property Manager:	NLP Management, LLC
		Warren Thomas			(borrower-related)
	Mortgage Rate:	5.8200%		Current Occupancy (As of):	100.0% (12/1/2023)
	Note Date:	October 30, 2023		YE 2022 Occupancy(3):	NAV
	Seasoning:	1 month		YE 2021 Occupancy(3):	NAV
	Maturity Date:	November 1, 2028		YE 2020 Occupancy(3):	NAV
	IO Period:	60 months		YE 2019 Occupancy(3):	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value:	$73,485,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$178.20
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(4):	Various
	Call Protection:	L(25),D(28),O(7)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		YE 2022 NOI(3):	NAV
	Additional Debt:	None		YE 2021 NOI(3):	NAV
	Additional Debt Type (Balance):	NAP		YE 2020 NOI(3):	NAV
				YE 2019 NOI(3):	NAV
				U/W Revenues:	$4,264,713
				U/W Expenses:	$127,941
Escrows and Reserves(1)				U/W NOI:	$4,136,772
	Initial	Monthly	Cap	U/W NCF:	$3,917,539
Taxes:	$36,217	$15,227	NAP	U/W DSCR based on NOI/NCF:	2.12x / 2.01x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.5% / 11.8%
Replacement Reserve:	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.5% / 11.8%
TI/LC Reserve:	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	45.0%
Deferred Maintenance:	$72,835	$0	NAP	LTV Ratio at Maturity:	45.0%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$33,100,000	43.8%	Purchase price	$72,195,945	95.6%
Borrower Equity	42,438,226	56.2	Closing Costs	2,733,229	3.6
			Reserves	609,052	0.8
Total Sources	$75,538,226	100.0%	Total Uses	$75,538,226	100.0%
(1)	See “Escrows” section below.
(2)	See “The Properties” section below.
(3)	Historical occupancy and NOI information is unavailable because the ExchangeRight Properties (as defined below) were acquired by the ExchangeRight Net Leased Portfolio #65 Borrower (as defined below) between April 12, 2023 and October 10, 2023.
(4)	The valuation dates for the individual property appraised values are between September 14, 2023 and October 11, 2023.

The Mortgage Loan. The eighth largest mortgage loan (the “ExchangeRight Net Leased Portfolio #65 Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $33,100,000 and secured by the fee interests in 13 net leased industrial and retail properties located in ten states (the “ExchangeRight Properties”).

The Borrower and the Borrower Sponsors. The borrower for the ExchangeRight Net Leased Portfolio #65 Mortgage Loan is ExchangeRight Net-Leased Portfolio 65 DST (the “ExchangeRight Net Leased Portfolio #65 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight Net Leased Portfolio #65 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan. The borrower sponsors are David Fisher, Joshua Ungerecht and Warren Thomas, all of whom are 33 1/3% owners and managing members of ExchangeRight Real Estate, LLC.

ExchangeRight Real Estate, LLC has more than 23 million square feet of commercial properties under management and owns more than 1,200 investment-grade retail and multifamily properties located across 47 states. David Fisher, Joshua Ungerecht and Warren Thomas (collectively, the “Individual Guarantors”) are also the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
108

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The ExchangeRight Net Leased Portfolio #65 Borrower has master leased the ExchangeRight Properties to ExchangeRight NLP 65 Master Lessee, LLC, a master tenant (the “ExchangeRight Net Leased Portfolio #65 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the Individual Guarantors. The ExchangeRight Net Leased Portfolio #65 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Net Leased Portfolio #65 Master Tenant for the operation, maintenance and management of the ExchangeRight Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight Properties, other than capital expenses. The ExchangeRight Net Leased Portfolio #65 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #65 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #65 Mortgage Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #65 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #65 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #65 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight Net Leased Portfolio #65 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of the ExchangeRight Properties, and (iii) 90 days prior to the maturity date of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #65 Mortgage Loan is not delivered to the lender.

The Properties. The ExchangeRight Properties are comprised of 12 single-tenant retail properties and one single-tenant industrial property totaling 412,363 square feet and located across ten states. The ExchangeRight Properties are located in the following states: North Carolina (two properties, 62.9% of net rentable area), Arkansas (two properties, 10.4% of net rentable area), Virginia (one property, 5.3% of net rentable area), Georgia (two properties, 4.8% of net rentable area), Illinois (one property, 4.6% of net rentable area), Louisiana (one property, 2.6% of net rentable area), Texas (one property, 2.6% of net rentable area), Oklahoma (one property, 2.4% of net rentable area), Maryland (one property, 2.2% of net rentable area) and Indiana (one property, 2.2% of net rentable area). Built between 2011 and 2023, the ExchangeRight Properties range in size from 8,400 square feet to 250,955 square feet.

The ExchangeRight Properties are leased to the following five nationally recognized tenants: FedEx Ground, Tractor Supply, Dollar General, Dollar Tree and Family Dollar. Leases representing 100.0% of net rentable area and 100.0% of the underwritten base rent expire after the maturity date of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary(1)

	Year Built	Tenant NRSF(2)	% of Portfolio NRSF	Lease Expiration Date(2)	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Renewal Options(2)
Tenant Name City, State
FedEx Ground	2022	250,955	60.9%	7/31/2037	$17,724,502	$39,350,000	53.5%	$2,314,846	$9.22	51.6%	2, 5 years
Mills River, NC
Tractor Supply	2022	19,100	4.6%	10/31/2037	$2,513,411	$5,580,000	7.6%	$338,350	$17.71	7.5%	4, 5 years
St. Charles, IL
Tractor Supply	2022	19,097	4.6%	5/31/2044	$2,432,333	$5,400,000	7.3%	$331,650	$17.37	7.4%	4, 5 years
Fordyce, AR
Tractor Supply	2022	23,957	5.8%	1/31/2039	$2,432,333	$5,400,000	7.3%	$331,875	$13.85	7.4%	4, 5 years
Searcy, AR
Tractor Supply(3)	2023	21,930	5.3%	6/30/2039	$2,297,204	$5,100,000	6.9%	$318,000	$14.50	7.1%	4, 5 years
Clarksville, VA
Dollar Tree(3)	2023	9,950	2.4%	2/28/2034	$855,821	$1,900,000	2.6%	$124,375	$12.50	2.8%	4, 5 years
Oklahoma City, OK
Dollar General	2011	10,640	2.6%	8/31/2033	$779,247	$1,730,000	2.4%	$116,520	$10.95	2.6%	6, 5 years
Waycross, GA
Dollar General	2022	10,640	2.6%	9/30/2037	$765,734	$1,700,000	2.3%	$110,008	$10.34	2.5%	3, 5 years
Baton Rouge, LA
Dollar General	2017	9,026	2.2%	5/31/2032	$754,474	$1,675,000	2.3%	$113,094	$12.53	2.5%	5, 5 years
Lexington Park, MD
Dollar General	2023	10,640	2.6%	8/31/2038	$743,213	$1,650,000	2.2%	$107,000	$10.06	2.4%	5, 5 years
Victoria, TX
Dollar General	2011	9,002	2.2%	9/30/2031	$653,126	$1,450,000	2.0%	$103,463	$11.49	2.3%	5, 5 years
South Bend, IN
Dollar General	2011	9,026	2.2%	11/30/2031	$585,562	$1,300,000	1.8%	$88,069	$9.76	2.0%	3, 5 years
Stockbridge, GA
Family Dollar	2015	8,400	2.0%	6/30/2031	$563,040	$1,250,000	1.7%	$91,921	$10.94	2.0%	6, 5 years
Leland, NC
Total/Weighted Average		412,363	100.0%		$33,100,000	$73,485,000	100.0%	$4,489,172	$10.89	100.0%
(1)	Information obtained from the appraisals, unless otherwise indicated.
(2)	Based on underwritten rent roll.
(3)	Tractor Supply - Clarksville, VA has a rent commencement date of December 15, 2023, and Dollar Tree – Oklahoma City, OK has a rent commencement date of December 14, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The following table presents certain information relating to the tenants at the ExchangeRight Properties:

Tenant Summary(1)

Tenant Name	Credit Rating (S&P/ Moody’s/Fitch)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
FedEx Ground	BBB / Baa2 / NR	250,955	60.9%	$9.22	$2,314,846	51.6%
Tractor Supply	BBB / Baa1 / NR	84,084	20.4%	$15.70	$1,319,875	29.4%
Dollar General	BBB / Baa2 / NR	58,974	14.3%	$10.82	$638,154	14.2%
Dollar Tree	BBB / Baa2 / NR	9,950	2.4%	$12.50	$124,375	2.8%
Family Dollar	NR / Baa2 / NR	8,400	2.0%	$10.94	$91,921	2.0%
Subtotal		412,363	100.0%	$10.89	$4,489,172	100.0%

Vacant Space		0	0.0%

Collateral Total		412,363	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	3	26,428	6.4%	26,428	6.4%	$283,453	6.3%	$10.73
2032	1	9,026	2.2%	35,454	8.6%	$113,094	2.5%	$12.53
2033	1	10,640	2.6%	46,094	11.2%	$116,520	2.6%	$10.95
Thereafter	8	366,269	88.8%	412,363	100.0%	$3,976,104	88.6%	$10.86
Vacant	0	0	0.0%	412,363	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	13	412,363	100.0%			$4,489,172	100.0%	$10.89
(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/1/2023(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are unavailable because the ExchangeRight Properties were acquired by the ExchangeRight Net Leased Portfolio #65 Borrower between April 12, 2023 and October 10, 2023.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent	$4,489,172	100.0%	$10.89
Recoveries	0	0.0	0.00
Other Income	0	0.0	0.00
Net Rental Income	$4,489,172	100.0%	$10.89
Less Vacancy & Credit Loss	(224,459)	(5.0)	(0.54)
Effective Gross Income	$4,264,713	95.0%	$10.34

Real Estate Taxes	$0	0.0%	$0.00
Insurance	0	0.0	0.00
Other Operating Expenses(3)	127,941	3.0	0.31
Total Operating Expenses	$127,941	3.0%	$0.31

Net Operating Income	$4,136,772	97.0%	$10.03
Replacement Reserves	53,099	1.2	0.13
TI/LC	166,134	3.9	0.40
Net Cash Flow	$3,917,539	91.9%	$9.50

NOI DSCR	2.12x
NCF DSCR	2.01x
NOI Debt Yield	12.5%
NCF Debt Yield	11.8%
(1)	Historical financials are unavailable because the ExchangeRight Properties were acquired by the ExchangeRight Net Leased Portfolio #65 Borrower between April 12, 2023 and October 10, 2023.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Other Operating Expenses represents management fees.

Appraisal. According to the individual appraisals with valuation as-of dates between September 14, 2023 and October 11, 2023, the ExchangeRight Properties had an aggregate “As-is” value of $73,485,000.

Environmental Matters. According to the Phase I environmental site assessments dated between July 26, 2023 and October 17, 2023, there was no evidence of any recognized environmental conditions at the ExchangeRight Properties.

Escrows. At origination of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, the borrower deposited approximately (i) $36,217 into a real estate tax reserve account, (ii) $72,835 into a deferred maintenance reserve account and (iii) $500,000 into a TI/LC reserve account.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #65 Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes for the ExchangeRight Properties (currently $15,227). For the ExchangeRight Properties where the tenant is responsible for paying taxes directly, no such monthly deposit is required initially. However, commencing upon any of (i) an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (ii) an event of default under a tenant lease with respect to the applicable individual property, (iii) the ExchangeRight Net Leased Portfolio #65 Borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due or (iv) a material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the insurance premiums has been materially

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

jeopardized, the ExchangeRight Net Leased Portfolio #65 Borrower will be required to make monthly deposits for real estate taxes with respect to the applicable individual property (or, in the case of clause (i), all of the ExchangeRight Properties) in an amount equal to 1/12th of the estimated annual amount of real estate taxes due for the applicable ExchangeRight Properties. The foregoing conditions were satisfied with respect to the following ExchangeRight Properties at origination (i) Dollar General - Baton Rouge, LA, (ii) Dollar General - Lexington Park, MD, (iii) Dollar General - Stockbridge, GA, (iv) Dollar General - Victoria, TX, (v) Dollar General - Waycross, GA and (vi) Family Dollar - Leland, NC ExchangeRight Properties. The foregoing conditions were satisfied with respect to the following properties at origination (i) Tractor Supply – St. Charles, IL, (ii) Tractor Supply – Fordyce, AR, (iii) Tractor Supply – Searcy, AR, (iv) Tractor Supply – Clarksville, VA, and (v) Family Dollar – Leland, NC.

Insurance – The ExchangeRight Net Leased Portfolio #65 Borrower will not be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums for so long as an acceptable blanket policy is in place. An acceptable blanket policy was in place at the origination of the ExchangeRight Net Leased Portfolio #65 Mortgage Loan.

Replacement Reserve – The ExchangeRight Net Leased Portfolio #65 Borrower is required on each monthly payment date, during a Cash Trap Event Period (as defined below) or upon the failure to adequately maintain the ExchangeRight Properties, to deposit approximately $4,425 into a replacement reserve account. No deposit will be required to be made with respect to the aggregate number of rentable square feet at the ExchangeRight Properties for which tenants are obligated under their applicable leases to pay capital expenses for their respective premises so long as the following conditions are satisfied (i) no event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan exists, (ii) the ExchangeRight Net Leased Portfolio #65 Borrower provides proof of payment by the applicable tenant of all capital expenses promptly following request by the lender, (iii) the tenant’s lease is in full force and effect and is not subject to any default beyond any applicable grace or notice and cure period by either the borrower or such tenant and (iv) no material adverse change has (in the lender’s reasonable determination) occurred with respect to the tenant such that its ability to timely pay the capital expenses has been materially jeopardized. The foregoing conditions were satisfied with respect to the following properties at origination (i) Dollar General - Baton Rouge, LA, (ii) Dollar General - Lexington Park, MD, (iii) Dollar General - Stockbridge, GA, (iv) Dollar General - Victoria, TX, (v) Dollar General - Waycross, GA and (vi) Family Dollar - Leland, NC ExchangeRight Properties.

TI/LC Reserve –During a Cash Trap Event Period, the ExchangeRight Net Leased Portfolio #65 Borrower will be required to make monthly deposits in the amount of $13,845 for tenant improvements and leasing commissions.

Deferred Maintenance – The ExchangeRight Net Leased Portfolio #65 Borrower deposited $72,835 at loan origination (representing 125% of the estimated cost of repairs) for specified repairs at the (i) Tractor Supply - Clarksville, VA, (ii) Dollar General - South Bend, IN, (iii) FedEx Ground - Mills River, NC, (iv) Tractor Supply - Searcy, AR, (v) Tractor Supply - St. Charles, IL and (vi) Dollar General - Waycross, GA ExchangeRight Properties.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #65 Mortgage Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #65 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #65 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each ExchangeRight Property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #65 Borrower (or ExchangeRight Net Leased Portfolio #65 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within one business day following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #65 Master Tenant’s operating account on each business day other than during a Cash Trap Event Period. During a Cash Trap Event Period, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (iii) to make the next monthly deposits into the replacement reserve and the TI/LC reserve (to the extent required) as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender during a Cash Trap Event Period) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into an excess cash flow account to be held as additional security for the ExchangeRight Net Leased Portfolio #65 Mortgage Loan during such Cash Trap Event Period. Upon cessation of a Cash Trap Event Period, all available amounts on deposit in the cash management account must be released to the ExchangeRight Net Leased Portfolio #65 Borrower or ExchangeRight Net Leased Portfolio #65 Master Tenant.

A “Cash Trap Event Period” means a period:

(i)	commencing upon the occurrence of an event of default under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan and ending when such event of default has been cured or waived in writing by the lender, or
(ii)	commencing when the debt service coverage ratio (based on adjusted net operating income for the trailing 12 months) as of the end of any calendar quarter is less than 1.35x and ending when the debt service coverage ratio (based on adjusted net operating income for the trailing 12 months) is at least 1.35x as of the end of each of two consecutive calendar quarters, or
(iii)	commencing on the payment date that occurs in August 2028, unless a Qualified Transfer (as defined below) has occurred as of such date, and ending when a Qualified Transfer occurs.

Qualified Transfer. Any time following October 30, 2024, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #65 Borrower and the ExchangeRight Net Leased Portfolio #65 Master Tenant to an Approved Transferee (as defined below) and to replace the non-recourse carveout

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

guarantors as the person who controls the borrower with such Approved Transferee (or other acceptable replacement guarantor); provided that certain conditions are satisfied (any such transfer, a “Qualified Transfer”), including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #65 Mortgage Loan, (ii) the ExchangeRight Properties will continue to be managed by a qualified manager, (iii) prior to any release of the guarantor, the Approved Transferee (or other acceptable replacement guarantor) executes a full guarantee and indemnity pursuant to which it agrees to be liable (from and after the transfer) for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty, (iv) the Approved Transferee owns 100% of the beneficial ownership interests in, and controls, the ExchangeRight Net Leased Portfolio #65 Borrower and ExchangeRight Net Leased Portfolio #65 Master Tenant, (v) the delivery of opinions regarding existence, authority, enforceability and non-consolidation satisfactory to the lender and (vi) if required by the lender, receipt of a rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (ii) an investment grade rating by S&P or Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrower and (6) is not a Delaware statutory trust.

A “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to, a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to, a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments, litigations or regulatory actions against it or its interests and (v) is not a crowdfunded entity or controlled by a crowdfunded entity.

In addition, at any time following October 30, 2024, the borrower sponsors have the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the borrower and the ExchangeRight Net Leased Portfolio #65 Master Tenant to an Approved REIT (as defined below) or a subsidiary thereof that meets the requirements of a Qualified Transferee and to replace the non-recourse carveout guarantors as the person who controls the borrower with such Approved REIT.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the Individual Guarantors in an amount that is equal to either (x) 0.5% of all equity interests or (y) equity interests valued at not less than $15,000,000 and (b) under the management control of one or more persons that (x) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (y) is at all times under management control by the Individual Guarantors (provided such management control is not required if the Approved REIT has acquired a controlling interest in ExchangeRight Real Estate, LLC and has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors); and (iii) is otherwise reasonably acceptable to the lender in all respects. Subject to the satisfaction of clauses (i) and (ii) above, each of (x) ExchangeRight Income Fund (doing business as the ExchangeRight Essential Income REIT), a Maryland statutory trust, (y) ExchangeRight Income Fund Operating Partnership, LP, a Delaware limited partnership, and (z) any real estate investment trust or the operating partnership that is under the management control of such real estate investment trust, will be deemed to have satisfied clause (iii) above provided such entity has total assets of at least $400,000,000 (excluding the ExchangeRight Properties) and at least $200,000,000 in shares of beneficial interest owned by investors.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #65 Borrower.

Partial Release. On any payment date after the expiration of the defeasance lockout period, the borrower has the right to obtain the release of any individual ExchangeRight Property in connection with a bona fide third party sale of such ExchangeRight Property, upon defeasance of a release price equal to the greater of (x) 115% of the allocated loan amount of such ExchangeRight Property and (y) 90% of the net sales proceeds of such ExchangeRight Property, and satisfaction of the following conditions, among others: (i) after giving effect to such release, the debt service coverage ratio of the remaining ExchangeRight Properties is not less than the greater of the debt service coverage ratio immediately preceding the release and 2.00x, (ii) after giving effect to such release, the debt yield of the remaining ExchangeRight Properties is not less than the greater of the debt yield immediately preceding the release and 11.84% and (iii) satisfaction of REMIC related conditions.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. The related single tenant at each of the following ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: (i) Tractor Supply - St. Charles, IL, (ii) Tractor Supply - Fordyce, AR, (iii) Tractor Supply- Searcy, AR, (iv) Tractor Supply - Clarksville, VA, (v) Dollar Tree - Oklahoma City, OK, and (vi) Family Dollar - Leland, NC. Such ROFRs will not apply to a foreclosure or deed-in-lieu thereof, however, such ROFRs will apply to any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Property Type: Various	Loan #8	Cut-off Date Balance:	$33,100,000
Street Address: Various	ExchangeRight Net Leased Portfolio #65	Cut-off Date LTV:	45.0%
City/State: Various		U/W NCF DSCR:	2.01x
		U/W NOI Debt Yield:	12.5%

subsequent transfers. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #65 Mortgage Loan documents require the ExchangeRight Net Leased Portfolio #65 Borrower to obtain and maintain property insurance and business interruption insurance for 18 months plus a 6-month extended period of indemnity, which insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

Roof
Valentino U.S.A., Inc.
2,027 SF 12/2026
32
Valentino U.S.A., Inc.
2,618 SF 12/2026
31
30
Databricks | 10,751 SF | 9/2023
29
Michael Kors (USA), Inc. | 10,735 SF | 3/2026
28
Michael Kors (USA), Inc. | 10,745 SF | 3/2026
27
Michael Kors (USA), Inc. | 10,745 SF | 9/2029
26
Valentino U.S.A., Inc. | 23,358 SF | 12/2026
25
Oscar De La Renta LLC | 26,589 SF | 1/2029
24
Oscar De La Renta LLC
10,447 SF 1/2027
American Airlines, Inc.
5,991 SF 5/2032
23
Michael Kors (USA), Inc. | 28,477 SF | 3/2026
22
Michael Kors (USA), Inc. | 28,644 SF | 3/2026
21
Michael Kors (USA), Inc. | 30,343 SF | 3/2026
20
Michael Kors (USA), Inc. | 31,198 SF | 3/2026
19
Michael Kors (USA), Inc.
1,482 SF 3/2026
Michael Kors (USA), Inc.
6,436 SF 3/2025
Michael Kors (USA), Inc.
4,773 SF 3/2026
National Public Radio
18
Burberry (Wholesale) Limited | 35,486 SF | 8/2037
17
Michael Kors (USA), Inc. | 36,781 SF | 3/2026
16
Michael Kors (USA), Inc. | 36,789 SF | 3/2026
15
Capitols, Inc. | 14,479 SF | 12/2032
14
Capitols, Inc. | 22,511 SF | 12/2032
First-Citizens Bank & Trust Company | 37,536 SF | 5/2034
13
First-Citizens Bank & Trust Company | 37,501 SF | 5/2034
12
First-Citizens Bank & Trust Company | 38,218 SF | 5/2034
11
First-Citizens Bank & Trust Company | 38,282 SF | 5/2034
10
New York University | 38,218 SF | 6/2027
9
Avenue Capital Management II, LP | 38,483 SF | 2/2030
8
Kohn Pedersen Fox Associates, P.C.
10,170 SF 4/2027
Kohn Pedersen Fox Associates, P.C.
5,280 SF 4/2027
7
The City University Of New York
21,500 SF 6/2027
Kohn Pedersen Fox Associates, P.C. | 38,686 SF | 5/2038
6
Kohn Pedersen Fox Associates, P.C. | 38,702 SF | 5/2038
5
New York University | 38,644 SF | 6/2027
4
New York University | 38,723 SF | 6/2027
3
Michael Kors (USA), Inc.
14,924 SF 3/2026
CBRE, Inc. | 23,951 SF | 6/2026
2
TSP Co Working (Studio) | 39,490 SF | 12/2040
Ground
M & T Bank
Vacant
5,823 SF
Basement Storage
Michael Kors (USA), Inc.
PLNT Burger
Amazon Go
Chop't Creative Salad Company LLC
The Botaniste BP Inc
4,453 SF 7/2035
Burberry (Wholesale) Limited
1,728 SF 8/2037
Michael Kors (USA), Inc.
1,897 SF 3/2026
Michael Kors (USA), Inc.
330 SF 11/2023
Valentino USA, Inc.
427 SF
12/2023
Vacant
919 SF
Vacant
2023 – 2024
2025 – 2026
2027 – 2028
2029+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

11 West 42nd Street
11 West 42nd Street
New York, NY 10036
Midtown
MANHATTAN
Theater District
Diamond District
Garment District
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Vanderbilt Ave.
Park Ave.
Lexington Ave.
METRO NORTH
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
9 West 57th
Le Méridien New York
Theodore Roosevelt Home
57TH ST/7TH AVE
Carnegie Hall
57TH ST
Moderne Hotel NYC
Park Central Hotel NY
New York City Center
Hilton Garden Inn Central Park South
Conrad New York Midtown
Warwick New York
Ed Sullivan Theater
New York Hilton Midtown
Museum of Modern Art
Broadway Theatre
7TH AVE/53RD ST
Baccarat Hotel
666 Fifth Avenue
Hampton Inn Manhattan-Times Sq North
AXA Equitable Building
75 Rockefeller Plaza
Gershwin Theatre
50TH ST/BROADWAY
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
50TH ST
Nomura Securities
1251 Ave. of the Americas
ROCKEFELLER CENTER
Ice Rink
Saks Fifth Avenue
Lotte NY Palace
ITT-American Building
Waldorf Astoria
Eugene O'Neill Theater
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
49TH ST
ROCKEFELLER CTR.
Longacre Theatre
Morgan Stanley Building
James Earl Jones Theatre
News Corp. Building
JPMorgan Chase Tower
The Lexington Hotel
The Muse New York
Gemological Institute of America
383 Madison
245 Park Avenue
Roger Smith Hotel
Riu Plaza
Imperial Theatre
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
The Roosevelt Hotel
Club Quarters Grand Central
Al Hirschfeld Theatre
Jacobs Theatre
Viacom Intl.
TIMES SQUARE
Hotel St. James
Cassa Hotel
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
Majestic Theatre
Belasco Theatre
Fitzpatrick Grand Central
Inter Continental Times Sq.
Bank of America Tower
The Chatwal
Grand Central Terminal
The Westin Times Square
4 Times Square
1 Vanderbilt
42ND ST/PORT AUTHORITY
Paramount Building
TIMES SQ.
GRAND CENTRAL
GRAND CENTRAL/42ND ST
Port Authority Bus Terminal
Hilton Times Sq.
The Knickerbocker
5TH AVE
Bryant Park
New York Public Library
Consulate General of Australia
42ND ST/TIMES SQ.
BRYANT PARK
New York Times Building
Park Terrace Hotel
Bryant Park Hotel
HSBC Tower
425 Fifth Ave.
260 Madison Ave.
Hotel NH Collection New York
Refinery Hotel
Archer Hotel NY
450 Fifth Ave.
Hotel Hendricks
Consulate General of Poland
The Kitano Hotel New York
The Shelburne Sonesta New York
The Langham, New York, Fifth Avenue
The Morgan Library & Museum
Consulate General of El Salvador
Kixby Hotel
Executive Hotel Le Soleil New York
Macy's
The Gregory Hotel
Yeshiva Univ. Stern College for Women
34TH ST/PENN STA.
PENN 1
HERALD SQUARE
Empire State Building
180 Madison Ave.
Upper West Side
Upper East Side
Astoria
Central Park
QUEENS
West New York
North Bergen
Long Island City
Weehawken
West Side
East Side
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Williamsburg
HUDSON COUNTY
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
NEW JERSEY
Tribeca
Lower East Side
Chinatown
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Prospect Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

No. 9 – 11 West 42nd Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$31,333,334		Location:	New York, NY
	Cut-off Date Balance(1):	$31,333,334		Size:	960,568 SF
	% of Initial Pool Balance:	4.2%		Cut-off Date Balance Per SF(1):	$285.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$285.25
	Borrower Sponsors:	Tishman Speyer Properties, L.P. and Silverstein Properties, LLC		Year Built/Renovated:	1927/2018
	Guarantor(2):	11 West 42 Realty Investors, L.L.C.		Title Vesting:	Fee
	Mortgage Rate:	7.4400%		Property Manager:	Tishman Speyer Properties, L.L.C. (borrower-related)
	Note Date:	June 30, 2023		Current Occupancy (As of):	98.6% (5/1/2023)
	Seasoning:	5 months		YE 2022 Occupancy:	98.9%
	Maturity Date:	July 6, 2028		YE 2021 Occupancy:	89.6%
	IO Period:	60 months		YE 2020 Occupancy:	88.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$555,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$577.78
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	April 19, 2023
	Call Protection:	L(23),YM1(6),DorYM1(24),O(7)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		TTM NOI (3/31/2023):	$26,697,022
	Additional Debt(1)(3):	Yes		YE 2022 NOI:	$26,673,211
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($242,666,666);		YE 2021 NOI:	$26,436,280
		Mezzanine ($56,000,000)		YE 2020 NOI:	$27,010,956
				U/W Revenues:	$70,904,055
				U/W Expenses:	$39,203,449
Escrows and Reserves(4)				U/W NOI:	$31,700,606
	Initial	Monthly	Cap	U/W NCF:	$28,626,789
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.53x / 1.39x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.6% / 10.4%
Replacement Reserve:	$0	Springing	$288,170	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.6% / 10.4%
TI/LC Reserve:	$10,000,000	$240,142	NAP	Cut-off Date LTV Ratio(1):	49.4%
Other Reserves(5):	$19,165,251	$0	NAP	LTV Ratio at Maturity(1):	49.4%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$274,000,000	79.7%	Loan Payoff	$301,013,950	87.5%
Mezzanine Loan(3)	56,000,000	16.3	Upfront Reserves	29,165,251	8.5
Borrower Equity	13,988,916	4.1	Closing Costs	13,809,715	4.0
Total Sources	$343,988,916	100.0%	Total Uses	$343,988,916	100.0%
(1)	The 11 West 42nd Street Mortgage Loan (as defined below) is part of the 11 West 42nd Street Whole Loan (as defined below), which is evidenced by 24 pari passu promissory notes with an aggregate principal balance of $274,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the 11 West 42nd Street Whole Loan. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the combined balance of the 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan (as defined below) are $344, $344, 1.11x/1.00x, 9.6%/8.7%, 9.6%/8.7%, 59.5%, and 59.5%, respectively.
(2)	There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower. The entity identified above under “Guarantor” is the borrower.
(3)	See “Subordinate and Mezzanine Indebtedness” section below for further discussion.
(4)	See “Escrows” section for further discussion.
(5)	Other Reserves consist of a specified tenant reserve to be used to pay for rent concessions and qualified leasing expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The Mortgage Loan. The ninth largest mortgage loan (the “11 West 42nd Street Mortgage Loan”) is part of a whole loan (the “11 West 42nd Street Whole Loan”) that is evidenced by 24 pari passu promissory notes in the aggregate original principal amount of $274,000,000 and secured by a first priority fee mortgage encumbering a 960,568 square foot Class A- office tower located in New York, New York (the “11 West 42nd Street Property”). The 11 West 42nd Street Whole Loan was co-originated by Bank of America, N.A. (“BANA”), UBS AG (“UBS”) and LMF Commercial, LLC (“LMF”). In addition to the 11 West 42nd Street Whole Loan, BANA provided a $56,000,000 mezzanine loan to the sole member of the borrower, which is secured by such sole member’s equity interest in the borrower. The 11 West 42nd Street Mortgage Loan is evidenced by the non-controlling Notes A-1-4 and A-1-5, which were originated by BANA and non-controlling Notes A-2-4 and A-2-9, which were originated by UBS and are expected to be purchased by BANA prior to the closing of the BANK5 2023-5YR4 transaction, with an aggregate original principal amount of $31,333,334. The remaining promissory notes comprising the 11 West 42nd Street Whole Loan (the “11 West 42nd Street Pari Passu Companion Loans”) are summarized in the below table. The 11 West 42nd Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANK5 2023-5YR3	Yes
A-1-2	$25,000,000	$25,000,000	BANK5 2023-5YR3	No
A-1-3	$20,000,000	$20,000,000	BANK5 2023-5YR3	No
A-1-4	$11,333,334	$11,333,334	BANK5 2023-5YR4	No
A-1-5	$5,000,000	$5,000,000	BANK5 2023-5YR4	No
A-2-1	$6,333,333	$6,333,333	UBS	No
A-2-2	$20,000,000	$20,000,000	BMO 2023-C6	No
A-2-3	$10,000,000	$10,000,000	BBCMS 2023-C21	No
A-2-4	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-2-5	$10,000,000	$10,000,000	UBS	No
A-2-6	$10,000,000	$10,000,000	UBS	No
A-2-7	$5,000,000	$5,000,000	BBCMS 2023-C21	No
A-2-8	$5,000,000	$5,000,000	UBS	No
A-2-9	$5,000,000	$5,000,000	BANK5 2023-5YR4	No
A-2-10	$5,000,000	$5,000,000	UBS	No
A-2-11	$5,000,000	$5,000,000	UBS	No
A-3-1	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-3-2	$27,500,000	$27,500,000	BMO 2023-5C1	No
A-3-3	$10,000,000	$10,000,000	BMO 2023-5C1	No
A-3-4	$7,500,000	$7,500,000	BMO 2023-5C2	No
A-3-5	$5,000,000	$5,000,000	BMO 2023-C6	No
A-3-6	$5,000,000	$5,000,000	BMO	No
A-3-7	$5,666,667	$5,666,667	BMO 2023-5C2	No
A-3-8	$5,666,666	$5,666,666	BMO 2023-5C2	No
Total	$274,000,000	$274,000,000

The Borrower and Borrower Sponsors. The borrower is 11 West 42 Realty Investors, L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. There is no non-recourse carveout guarantor or environmental indemnitor for the 11 West 42nd Street Whole Loan separate from the borrower. The borrower sponsors are a joint venture between Tishman Speyer Properties, L.P. (“Tishman”) and Silverstein Properties, LLC (“Silverstein”). The borrower sponsors have owned the 11 West 42nd Street Property since 1978.

Tishman is a leading owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across the United States, Europe, Latin America and Asia, building and managing office, residential, life science and retail space in 33 key global markets. Tishman’s signature assets include New York City's Rockefeller Center, São Paulo's Torre Norte, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s OpernTurm and TaunusTurm. Tishman operates and owns a portfolio of over 82 million square feet.

Silverstein, founded in 1957, is a privately held, vertically integrated, full-service real estate development, investment and management firm based in New York City. Silverstein has developed, owned and managed over 40 million square feet of office, residential, hotel, retail and mixed-use properties. Silverstein owns and operates a portfolio of assets with nearly ten million square feet of commercial, residential and retail space across ten office towers, a luxury hotel and two luxury rental buildings.

The Property. The 11 West 42nd Street Property is a 32-story, LEED Silver certified, Class A- office tower located in New York, New York totaling 960,568 square feet. Originally constructed in 1927, the 11 West 42nd Street Property is located two blocks west of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

Grand Central Station and overlooks the New York Public Library and Bryant Park. The 11 West 42nd Street Property features a unique H-shaped layout which allows for eight corner offices per floor and an abundance of natural light. Since 2018, the borrower sponsors have spent approximately $38.2 million in renovations which include improvements to the lobby, elevators, entrances, windows and electrical infrastructure. Since 2021, the borrower sponsors have executed a total of 321,255 square feet in lease renewals, extensions and new leases. The 11 West 42nd Street Property was 98.6% leased, as of May 1, 2023, to a diverse roster of tenants, with a weighted average remaining lease term of over seven years.

The 11 West 42nd Street Property consists of 886,125 square feet of office space, 39,498 square feet of Studio by Tishman co-working space (“Studio”), 26,011 square feet of ground floor retail space fronting 42nd and 43rd Streets and 8,934 square feet of storage space. The retail tenants include Amazon Go and fast casual food chains such as Chop’t, The Botaniste and Cava, which serve as amenities to the office tenants. Studio is a flexible and modern co-working space that caters to both individual professionals and corporate clients. Studio is owned and operated by Tishman and was introduced at the 11 West 42nd Street Property in May 2021. Studio offers a wide range of options for its members, including private offices, customized suites and hot desks. Across Tishman’s 15 different Studio locations, there are approximately 400 desks, which were 87.7% occupied as of April 2023, with 98% of occupied desks belonging to corporate clients.

The 11 West 42nd Street Property has maintained strong occupancy levels over the past five years, averaging 91.9% occupancy. Investment-grade rated tenants or their affiliates occupy 64.3% of the net rentable area at the 11 West 42nd Street Property and contribute 65.5% of underwritten base rent. Major tenants at the 11 West 42nd Street Property include Michael Kors (USA), Inc. (“Michael Kors”), First-Citizens Bank & Trust Company (“First-Citizens Bank”) and New York University (“NYU”). In addition, several tenants use the 11 West 42nd Street Property as headquarters space and have made significant investments in their spaces. The 11 West 42nd Street Property is the corporate headquarters for Michael Kors, Kohn Pedersen Fox Associates, P.C., Avenue Capital Management II, LP, Oscar De La Renta LLC and Capitolis, Inc.

Major Tenants.

Michael Kors (USA), Inc. (254,485 square feet, 26.5% of NRA, 27.4% of underwritten base rent) (NYSE: CPRI; Fitch/Moody’s/S&P: BBB-/Ba1/BBB-) is a luxury fashion brand founded by designer Michael Kors in 1981. The Michael Kors brand has a global reach, with a strong presence in major fashion markets around the world, and is popular among celebrities and fashion-conscious consumers. The 11 West 42nd Street Property serves as the worldwide headquarters for Michael Kors. The Michael Kors lease is guaranteed by the publicly traded parent company, Capri Holdings Limited (“Capri Holdings”), which also manages other brands such as Versace and Jimmy Choo. As of October 2023, Capri Holdings had an equity market capitalization of approximately $5.9 billion. On August 10, 2023, Tapestry, Inc. (NYSE: TPR), the parent company of lifestyle brands Coach, Kate Spade, and Stuart Weitzman, and Capri Holdings announced that they have entered into a definitive agreement under which Tapestry, Inc. will acquire Capri Holdings. The transaction is anticipated to close in 2024, subject to approval by the Capri Holdings shareholders, as well as the receipt of required regulatory approvals, and other customary closing conditions. As of August 2023, Tapestry, Inc. had an equity market capitalization of approximately $7.7 billion.

Michael Kors currently occupies 252,072 square feet of office space and 2,413 square feet of storage space. Michael Kors first leased space at the 11 West 42nd Street Property in 2003 and since has expanded into 16 suites (13 office suites and 3 storage suites). The tenant has no non-standard termination options, outstanding allowances or free rent. Michael Kors has 236,974 square feet expiring on March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. The tenant has one 10-year renewal option on all non-basement suites, with a 15-24 month notice varying across suites. Michael Kors currently subleases three spaces (totaling 28,107 square feet) to ExpandEd Schools, Inc. (14,924 square feet through March 30, 2025), Aston Martin Lagonda of North America, Inc. (8,295 square feet through March 31, 2026) and National Public Radio, Inc. (“NPR”) (4,888 square feet through March 31, 2025). Following the expiration of its sublease, NPR will convert to a direct lease co-terminous with their existing lease at the 11 West 42nd Street Property.

Michael Kors is currently renovating its space at the tenant’s sole cost and is in discussions with the borrower sponsors for an early renewal of its lease (the “Michael Kors Pre-Approved Lease Agreement”). We cannot assure you that this amendment will be signed as expected or at all.

First-Citizens Bank & Trust Company (153,680 square feet, 16.0% of NRA, 16.0% of underwritten base rent) (NASDAQ: FCNCA; Fitch/Moody’s/S&P: NR/Baa2/BBB) is a financial institution that provides a wide range of banking and financial services to individuals, businesses and organizations. Founded in 1898, First-Citizens Bank has a strong presence in the southeastern United States, with branches located in North Carolina, South Carolina, Virginia, Tennessee and Georgia. As of October 2023, First-Citizens Bank had an equity market capitalization of $19.4 billion.

First-Citizens Bank currently occupies 151,537 square feet of office space and 2,143 square feet of storage space, with a lease expiration date of May 31, 2034 and two, 5-year renewal options (or one, 10-year renewal option) on all of its suites with a 16-month notice period. First-Citizens Bank first leased space at the 11 West 42nd Street Property in 2006 and since has expanded into five suites. The tenant has no non-standard termination options, outstanding allowances or free rent.

New York University (117,382 square feet, 12.2% of NRA, 11.4% of underwritten base rent) (Fitch/Moody’s/S&P: NR/Aa2/AA-) was established in 1831 and is one of the largest and most prestigious universities in the United States, with a student body of over 65,000 students and an endowment of over $5.3 billion as of August 2022. The Jack Brause Library, located at the NYU Midtown Center at the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

11 West 42nd Street Property, is home to many graduate programs within the School of Professional Studies. The 11 West 42nd Street Property provides access for NYU students, faculty and staff to access one of NYU’s most coveted libraries and a computer science lab, design labs and classrooms for its students.

NYU currently occupies 115,785 square feet of office space and 1,597 square feet of retail space, with a lease expiration of June 30, 2027 and one, five-year renewal option on all of its suites with a 22-month notice period at 2% rent increases per annum. NYU first leased space at the 11 West 42nd Street Property in the 1970s and has renewed multiple times. NYU is currently occupying four suites, and recently added its own entrance on the 43rd Street side of the 11 West 42nd Street Property to help regulate ingress and egress of the student base. NYU most recently renewed its lease in August 2021 through June 30, 2027 and has one five-year renewal option. The tenant has no non-standard termination options. NYU is entitled to approximately $1.65 million in outstanding landlord obligations and two months of free rent totaling approximately $1,125,423 ($557,140 in December 2023 and $568,283 in December 2024). All outstanding landlord obligations and free rent were reserved at loan closing.

The following table presents certain information relating to the tenancy at the 11 West 42nd Street Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF	Lease Exp. Date	Renewal Options	Term. Options
Michael Kors(3)	BBB-/Ba1/BBB-	254,485	26.5%	$16,003,389	27.4%	$62.89	Various(3)	1 x 10 yr(3)	N
First-Citizens Bank	NR/Baa2/BBB	153,680	16.0%	$9,343,789	16.0%	$60.80	5/31/2034	2 x 5 yr(4)	N
NYU	NR/Aa2/AA-	117,382	12.2%	$6,685,426	11.4%	$56.95	6/30/2027	1 x 5 yr	N
Kohn Pedersen Fox Associates, P.C.	NR/NR/NR	92,788	9.7%	$5,672,095	9.7%	$61.13	Various(5)	1 x 5 yr	N
Burberry (Wholesale) Limited	NR/Baa2/NR	45,509	4.7%	$2,857,280	4.9%	$62.78	8/31/2037	2 x 5 yr(4)	Y(6)
Subtotal/Wtd. Avg.		663,844	69.1%	$40,561,979	69.3%	$61.10

Other Tenants(7)		283,752	29.5%	$17,932,301	30.7%	$63.20
Vacant Space(8)		12,972	1.4%	$0	0.0%	$0.00
Total/Wtd. Avg.(9)		960,568	100.0%	$58,494,280	100.0%	$61.73
(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024 and straight lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Michael Kors leases 236,974 square feet expiring on of March 31, 2026, 10,745 square feet expiring on September 30, 2029, 6,436 square feet expiring on March 31, 2025 and 330 square feet expiring on November 30, 2023. Michael Kors currently subleases three spaces (totaling 28,107 square feet) to Aston Martin Lagonda of North America, Inc., ExpandED Schools, Inc. and National Public Radio, Inc. Michael Kors is currently in discussions with the borrower sponsors for an early renewal of a portion of its lease. See “Major Tenants” above.
(4)	The tenant has either two five-year options or one ten-year option.
(5)	Kohn Pedersen Fox Associates, P.C. leases 77,388 square feet expiring on May 31, 2038 and 15,400 square feet expiring on April 30, 2027.
(6)	Burberry (Wholesale) Limited has the option to terminate its lease on December 31, 2033, upon 20 months’ notice and payment of a termination fee.
(7)	Other Tenants is inclusive of 39,498 square feet of space operated by Tishman as Studio, 2,223 square feet of building storage space and 437 square feet of ground level retail and office space for which no rent is associated.
(8)	Vacant Space includes 6,742 square feet of retail space.
(9)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the lease rollover schedule at the 11 West 42nd Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
2023 & MTM	3	11,508	1.2%	11,508	1.2%	$980,400	1.7%	$85.19
2024	0	0	0.0%	11,508	1.2%	$0	0.0%	$0.00
2025	2	6,696	0.7%	18,204	1.9%	$434,430	0.7%	$64.88
2026	18	290,728	30.3%	308,932	32.2%	$19,008,777	32.5%	$65.38
2027	9	169,812	17.7%	478,744	49.8%	$9,621,168	16.4%	$56.66
2028	1	5,389	0.6%	484,133	50.4%	$1,141,927	2.0%	$211.90
2029	2	37,334	3.9%	521,467	54.3%	$2,268,817	3.9%	$60.77
2030	3	43,621	4.5%	565,088	58.8%	$4,016,068	6.9%	$92.07
2031	1	13,580	1.4%	578,668	60.2%	$570,360	1.0%	$42.00
2032	4	43,771	4.6%	622,439	64.8%	$2,556,130	4.4%	$58.40
2033	1	2,279	0.2%	624,718	65.0%	$414,299	0.7%	$181.79
Thereafter(3)	18	322,878	33.6%	947,596	98.6%	$17,481,904	29.9%	$54.14
Vacant(4)	0	12,972	1.4%	960,568	100%	$0	0.0%	$0.00
Total/Wtd. Avg.	62	960,568	100.0%			$58,494,280	100.0%	$61.73	(5)
(1)	Information is based on the underwritten rent roll dated May 1, 2023 and is inclusive of rent steps through August 2024 and straight lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 39,498 square feet of space operated by Tishman as Studio, 2,223 square feet of building storage space and 437 square feet of ground level retail and office space for which no rent is associated.
(4)	Vacant space includes 6,742 square feet of retail space.
(5)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the 11 West 42nd Street Property:

Historical Occupancy(1)

2019	2020	2021	2022	5/1/2023(2)
94.0%	88.0%	89.6%	98.9%	98.6%

(1)	As provided by the borrower sponsors as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of May 1, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
123

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the 11 West 42nd Street Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	TTM 3/31/2023	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$45,151,694	$51,735,865	$49,799,980	$50,036,067	$50,306,549	$59,422,845	87.6%	$61.86
Straight-lined rent(4)	0	0	0	0	0	291,133	0.4	0.30
Percentage Rent	0	0	0	0	1,202	12,675	0.0	0.01
Expense Reimbursements	6,811,606	9,169,515	7,612,544	5,612,853	6,247,574	8,092,259	11.9	8.42
Net Rental Income	$51,963,300	$60,905,380	$57,412,524	$55,648,921	$56,555,325	$67,818,913	100.0%	$70.60
(Vacancy & Credit Loss)	0	0	0	0	0	(3,390,946)	(5.0)	(3.53)
Studio Income(5)	0	0	1,097,826	2,951,651	3,257,662	3,424,954	5.1	3.57
Other Income(6)	4,035,185	2,906,507	2,449,574	2,568,167	2,870,287	3,051,134	4.5	3.18
Effective Gross Income	$55,998,485	$63,811,888	$60,959,925	$61,168,739	$62,683,273	$70,904,055	104.5%	$73.81

Real Estate Taxes	14,167,413	15,151,465	14,242,270	13,961,284	14,690,355	15,677,544	22.1	16.32
Insurance	602,311	786,898	854,015	885,306	885,627	969,165	1.4	1.01
Other operating expenses	17,271,766	20,862,570	19,427,360	19,648,938	20,410,269	22,556,740	31.8	23.48
Total Operating Expenses	$32,041,490	$36,800,932	$34,523,645	$34,495,528	$35,986,251	$39,203,449	55.3%	$40.81

Net Operating Income	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$31,700,606	44.7%	$33.00
Replacement Reserves	0	0	0	0	0	192,114	0.3	0.20
TI/LC	0	0	0	0	0	2,881,704	4.1	3.00
Net Cash Flow	$23,956,994	$27,010,956	$26,436,280	$26,673,211	$26,697,022	$28,626,789	40.4%	$29.80

NOI DSCR(7)	1.16x	1.31x	1.28x	1.29x	1.29x	1.53x
NCF DSCR(7)	1.16x	1.31x	1.28x	1.29x	1.29x	1.39x
NOI Debt Yield(7)	8.7%	9.9%	9.6%	9.7%	9.7%	11.6%
NCF Debt Yield(7)	8.7%	9.9%	9.6%	9.7%	9.7%	10.4%
(1)	Based on the underwritten rent roll dated May 1, 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	U/W Gross Potential Rent includes rent steps through August 1, 2024, rent for leases signed but not occupied and income from grossed up vacant space.
(4)	Includes straight-lined rent for investment-grade tenants or their affiliates averaged to earlier of lease expiration or loan maturity.
(5)	U/W Studio Income is based on the borrower sponsors’ budget. Studio is a Tishman-owned co-working space that was added to the 11 West 42nd Street Property in 2021.
(6)	Other Income includes income and fees from various sources such as concierge, licensing, HVAC, amenity space, cleaning, special events, tenant water and condenser, etc.
(7)	Debt service coverage ratios and debt yields are based on the 11 West 42nd Street Whole Loan and exclude the 11 West 42nd Street Mezzanine Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 11 West 42nd Street Property of $555,000,000 as of April 19, 2023.

Environmental Matters. According to the Phase I environmental report dated April 24, 2023, there was no evidence of any recognized environmental conditions at the 11 West 42nd Street Property.

Market Overview and Competition. The 11 West 42nd Street Property is situated on the north side of West 42nd Street between Fifth Avenue and Avenue of the Americas, in the Grand Central office submarket of Midtown Manhattan. The 11 West 42nd Street Property is located across from the New York Public Library and Bryant Park and has accessibility to a large transportation network comprised of subways, railroads and buses. Nearby subway stations include the Bryant Park station that provides access to five different subway lines (7, B, D, F, and M trains); the Times Square/42nd Street/Eighth Avenue station that provides access to 12 different subway lines (1, 2, 3, 7, A, C, E, N, Q, R, S and W trains); and Grand Central Terminal that provides access to five different subway lines (4, 5, 6, 7 and S trains) and Metro-North and Long Island Railroad trains, providing for accessible commutes from all five boroughs and Westchester and New Jersey suburbs.

According to the appraisal, leasing activity has been strong in the Grand Central office submarket and properties near regional transportation nodes have experienced an increase in demand and positive leasing. The 11 West 42nd Street Property presents a lower-cost alternative to other Class A space in the Grand Central office submarket. As of the first quarter of 2023, the Grand Central office submarket had 81.7% of Class A space, with an inventory of 37,423,446 square feet, a vacancy rate of 17.6% and an average rental rate of $75.87 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
124

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to comparable office properties to the 11 West 42nd Street Property:

Property Name	Year Built / Renovated	Rentable Area (SF)	Stories	Occupancy	Asking Rent Low PSF	Asking Rent High PSF
11 West 42nd Street	1927 / 2018	960,568(1)	32	98.6%(1)	$42.00(1)(2)	$90.00(1)(2)
4 Bryant Park	1920 / NAP	150,000	12	100.0%	NAV	NAV
1065 Avenue of the Americas	1958 / NAP	536,524	34	75.2%	$72.00	$105.00
1120 Avenue of the Americas	1951 / 2005	400,000	21	98.1%	NAV	NAV
500 Fifth Avenue	1938 / NAP	721,702	59	85.8%	$79.00	$92.00
125 Park Avenue	1923 / 2004	445,437	26	99.2%	NAV	NAV
420 Lexington Avenue	1927 / 1999	1,112,424	31	78.5%	$62.00	$65.00

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated May 1, 2023.
(2)	Asking Rent Low PSF and Asking Rent High PSF is based on the UW Rent PSF range for normal office tenants at the 11 West 42nd Street Property.

The following table presents certain information relating to the most recent comparable leases to the 11 West 42nd Street Property tenants:

Property Name	Year Built / Renovated	Rentable Area (SF)	Tenant	Lease Date	Lease Term (Years)	Lease SF	Rent PSF (Mod Gross)	TIs (PSF) / Free Rent (mos.)	Escalations
11 West 42nd Street(1)	1927 / 2018	960,568(1)	Burberry (Wholesale) Limited	September 2022	15.0	45,509	$62.78	$140 PSF / 15	$5 PSF every 5 years
10 East 40th Street	1929 / 2008	347,000	Alpha Square Group	April 2023	7.0	8,770	$71.00	$0 PSF / 8.5	Flat
10 East 40th Street	1929 / 2008	347,000	Hart Howerton	February 2023	13.5	27,211	$70.00	$120 PSF / 18	$75 PSF in year 7
60 East 42nd Street	1929 / NAP	1,110,005	Morici & Morici LLP	July 2022	6.4	5,717	$71.00	$135 PSF / 5	Flat
530 Fifth Avenue	1957 / NAP	484,152	APFM, Inc.	January 2023	5.5	7,803	$79.00	$150 PSF / 6	NAV
535 Fifth Avenue	1926 / 2014	255,455	Prima Gems USA	January 2023	5.3	4,848	$60.00	$40 PSF / 6	$1.50 / year
340 Madison Avenue	1920 / NAP	714,869	Carlyle Group	September 2022	10.8	40,542	$66.00	$152 PSF / 9	$71 PSF in year 6
521 Fifth Avenue	1929 / NAP	339,901	Genpact	September 2022	10.7	17,796	$74.00	$150 PSF / 8	$79 PSF in year 7
292 Madison Avenue	1923 / NAP	178,097	Lightbox OOH Video Network	July 2022	7.1	11,113	$65.00	$110 PSF / 1	$70 PSF in year 5

Source: Appraisal

(1)	Information is based on the underwritten rent roll dated May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
125

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the 11 West 42nd Street Property:

Type (Floors)	Market Rent PSF (Mod Gross)	Lease Term (Years)	Rent Increase Projection
Major Office (2-7):	$59.00	15	10.0% every 5 years
Minor Office (2-7):	$59.00	10	10.0% every 5 years
Major Office (8-12):	$61.00	15	10.0% every 5 years
Minor Office (8-12):	$61.00	10	10.0% every 5 years
Major Office (13-19):	$65.00	15	10.0% every 5 years
Minor Office (13-19):	$65.00	10	10.0% every 5 years
Major Office (20-26):	$69.00	15	10.0% every 5 years
Minor Office (20-26):	$69.00	10	10.0% every 5 years
Major Office (27-30):	$72.00	15	10.0% every 5 years
Minor Office (27-30):	$72.00	10	10.0% every 5 years
Major Office (31-32):	$62.00	15	10.0% every 5 years
Minor Office (31-32):	$62.00	10	10.0% every 5 years
Average	$64.67	12.5	10.0% every 5 years

Escrows.

Real Estate Taxes – During a Cash Sweep Period (as defined below) or upon the borrower’s failure to provide the lender evidence of timely payment of taxes, the borrower is required to deposit monthly to a real estate tax reserve 1/12 of the annual estimated real estate taxes due.

Insurance – During a Cash Sweep Period or upon the borrower’s failure to provide the lender evidence of the renewal of a blanket policy to the extent the borrower maintains insurance pursuant to a blanket policy, the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – During a Cash Sweep Period, the borrower is required to deposit monthly amounts of approximately $16,009 into a reserve for replacements for the 11 West 42nd Street Property, subject to a cap of approximately $288,170.

TI/LC Reserve – At loan origination, the borrower deposited $10,000,000 into a general TI/LC reserve. The borrower is required to deposit monthly amounts of approximately $240,142 into the TI/LC reserve, and, during a Leasing True-Up Period (as defined below), the borrower is required to deposit monthly all excess cash flows into the TI/LC reserve.

Specified Tenant Reserve – At loan origination, the borrower deposited approximately $19,165,251 into a specified tenant reserve. Funds in the specified tenant reserve are to be used to pay for free rent and rent abatements of approximately $5,685,544 relating to eight tenants, outstanding tenant improvements owed of approximately $12,478,243 relating to seven tenants and outstanding leasing commissions of approximately $1,001,464 relating to six tenants.

Lockbox and Cash Management. The 11 West 42nd Street Whole Loan is structured with a hard lockbox and springing cash management. All rents from the 11 West 42nd Street Property are required to be deposited directly to the lockbox account and, so long as a Cash Sweep Period is not continuing, the borrower is permitted to use the lockbox account as the borrower’s operating account. However, due to the Michael Kors Pre-Approved Lease Agreement not being signed by July 30, 2023, until the earlier of (A) the execution of the Michael Kors Pre-Approved Lease Agreement or (B) the borrower entering into one or more replacement leases covering at least 200,000 square feet on lease terms (determined in the aggregate) at least as favorable as those set forth in the Michael Kors Pre-Approved Lease Agreement, the funds in the lockbox account are prohibited from being distributed to the borrower’s direct or indirect equity owners.

During a Cash Sweep Period, the borrower will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, all excess cash is required to be (a) if a Leasing True-Up Period is continuing, deposited into the leasing reserve or (b) otherwise, held by the lender as additional security for the 11 West 42nd Street Whole Loan; provided that so long as no event of default exists, excess cash will be available to the borrower to fund shortfalls in debt service on the 11 West 42nd Street Whole Loan or 11 West 42nd Street Mezzanine Loan, shortfalls in required reserve deposits, qualified leasing expenses, operating expenses and capital expenditures set forth in the annual budget, extraordinary expenses, payment of default interest or late fees and certain other amounts as set forth in the 11 West 42nd Street Whole Loan documents. During a Cash Sweep Period, the borrower may post cash or an acceptable letter of credit or utilize excess cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal. Such cash or letter of credit will be released to the borrower following the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will commence upon the earlier to occur of (i) an event of default under the loan documents or mezzanine loan documents, (ii) the debt yield for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan falling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
126

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

below 9.25% on a trailing 12 month basis (tested quarterly), (iii) after July 6, 2024, the debt service coverage ratio for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan falling below 1.10x on a trailing 12 month basis (tested quarterly), (iv) the commencement of a Lease Sweep Period (as defined below) or (v) the commencement of a Leasing True-Up Period. A Cash Sweep Period will terminate upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii), the debt yield for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan being at least 9.25% on a trailing 12 month basis (tested quarterly for two consecutive quarters), (c) with respect to clause (iii), the debt service coverage ratio for the combined 11 West 42nd Street Whole Loan and the 11 West 42nd Street Mezzanine Loan being at least 1.10x on a trailing 12 month basis (tested quarterly for two consecutive quarters), (d) with respect to clause (iv), the occurrence of a Lease Sweep Trigger Cure Event (as defined below) and (e) with respect to clause (v), the cessation of the Leasing True-Up Period.

A “Lease Sweep Period” will occur upon the earliest to occur of:

(i)	unless notice of extension or renewal has been given in accordance with the Lease Sweep Lease, the date that is the earlier of (a) 12 months prior to the expiration of the applicable Lease Sweep Lease (as defined below), (b) the expiration date of any extension option contained within any such Lease Sweep Lease and (c) the date the subject Lease Sweep Tenant (as defined below) gives notice, in accordance with the applicable Lease Sweep Lease, of its intention not to extend the applicable Lease Sweep Lease as to more than 50% of the total rentable square feet of the subject Lease Sweep Lease;
(ii)	the date on which a Lease Sweep Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square feet of the subject Lease Sweep Lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Period will occur if the borrower simultaneously or theretofore enters into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering all or substantially all of the terminated space (or an equivalent amount of space elsewhere in the building);
(iii)	the date on which a Lease Sweep Tenant goes dark (unless such Lease Sweep Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage;
(iv)	a monetary default or material non-monetary default by a Lease Sweep Tenant under its lease; or
(v)	a Lease Sweep Tenant or guarantor becomes subject to insolvency proceedings.

“Lease Sweep Lease” means any lease which, individually or when aggregated with all other leases with the same tenant or its affiliates, demises more than 115,000 square feet of the 11 West 42nd Street Property’s net rentable area (excluding any unexercised expansion rights or unexercised preferential rights to lease additional space contained in such lease).

“Lease Sweep Tenant” means each tenant under a Lease Sweep Lease. As of the date of loan origination, Lease Sweep Tenants include Michael Kors, First-Citizens Bank and NYU.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Period, entry into one or more replacement leases in accordance with the 11 West 42nd Street Whole Loan documents covering substantially all of the applicable square feet (or an equivalent amount of space elsewhere in the building); (b) with respect to clause (iii) of the definition of Lease Sweep Period, the date on which the Lease Sweep Tenant re-opens within at least 50% of its total rentable square feet, (c) with respect to clause (iv) of the definition of Lease Sweep Period, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Period, the Lease Sweep Tenant or guarantor insolvency proceedings have terminated and the Lease Sweep Lease or the applicable guaranty has been affirmed, assumed or assigned in a manner satisfactory to the lender. The amounts collected during a Cash Sweep Period for a Lease Sweep Period will be capped at $75 PSF of affected space (and upon first achieving the same, the applicable Cash Sweep Period will cease assuming no other Cash Sweep Period is continuing).

A “Leasing True-Up Period” means a period commencing if, at any point after July 6, 2026, the anticipated amount of qualified leasing expenses to be incurred by the borrower during the remainder of the 11 West 42nd Street Whole Loan term (tested on July 6, 2026, and every 12th month anniversary thereafter, as determined by the borrower in the exercise of commercially reasonable judgment and approved by the lender, such approval not to be unreasonably withheld, so long as such determination is supported by market data) (such anticipated amount, the “Remaining Leasing Expense Amount”) is in excess of the sum of (i) the amount of funds then on deposit in the TI/LC Reserve plus (ii) the aggregate amount of scheduled monthly deposits remaining to be made to the TI/LC Reserve during the remainder of the 11 West 42nd Street Whole Loan term (the sum of the foregoing (i) and (ii) as of any given date, the “Available Leasing Reserve Funds”). A Leasing True-Up Period will terminate when the amount of Available Leasing Reserve Funds equals the Remaining Leasing Expense Amount.

Property Management. The 11 West 42nd Street Property is managed by Tishman Speyer Properties, L.L.C., an affiliate of the 11 West 42nd Street borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. In addition to the 11 West 42nd Street Whole Loan, BANA made a mezzanine loan in the amount of $56,000,000 (the “11 West 42nd Street Mezzanine Loan”) to the sole member of the borrower, which is secured by such sole member’s equity interest in the mortgage borrower. The 11 West 42nd Street Mezzanine Loan is coterminous with the 11 West 42nd Street Whole Loan, has an interest rate of 14.0000% per annum and requires interest-only payments until its maturity

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
127

Office - CBD	Loan #9	Cut-off Date Balance:	$31,333,334
11 West 42nd Street	11 West 42nd Street	Cut-off Date LTV:	49.4%
New York, NY 10036		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	11.6%

date. A mezzanine intercreditor agreement was executed at loan origination. Subsequent to loan origination, the 11 West 42nd Street Mezzanine Loan was sold by BANA to an affiliate of Taconic Capital.

11 West 42nd Street Mezzanine Loan Summary
	Original Principal Balance	Interest Rate	Original Term (mos)	Original Amortization Term (mos)	Original IO Term (mos)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
11 West 42nd Street Mezzanine Loan	$56,000,000	14.0000%	60	0	60	1.00x	9.6%	59.5%

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 365-day extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage (excluding the terrorism components of such premiums). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
128

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

FORSYTH COUNTY
Chattahoochee River National Recreation Area
Lake Lanier
Flowery Branch
HALL COUNTY
Buford
Sugar Hill
Laurel Manor
Braselton
Abbey Hill
Suwanee
GWINNETT COUNTY
The Hills
Ridgewood
Allendale
Dacula
Lawrenceville
Gwinnett County Airport
Mall of Georgia
AMTRAK

Bradley Intl. Airport 8 miles
Windsor
TOLLAND COUNTY
South Windsor
Vernon
HARTFORD COUNTY
North End
East Hartford
Manchester
HARTFORD
Glastonbury
Wethersfield
New Haven 37 miles
Connecticut River

Holiday Hill
Southside Estates
Jacksonville Intl. Airport 19 miles
Sandalwood
Greenfield Manor
Downtown Jacksonville 6 miles
JACKSONVILLE
Windy Hill
University of North Florida
J. Turner Butler Blvd
Deerwood
Baymeadows
Southside
DUVAL COUNTY
Sunbeam

Stirling Hotel Portfolio

1	Hampton Inn Buford	Buford, GA
2	Residence Inn Jacksonville Butler Boulevard	Jacksonville, FL
3	Residence Inn Hartford Manchester	Manchester, CT
4	SpringHill Suites Buford	Buford, GA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
130

No. 10 – Stirling Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype(3):	Hospitality – Various
	Original Principal Balance:	$30,200,000		Location(3):	Various
	Cut-off Date Balance:	$30,200,000		Size(3):	405 Rooms
	% of Initial Pool Balance:	4.1%		Cut-off Date Balance Per Room:	$74,568
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$74,568
	Borrower Sponsor:	Ashford Hospitality Trust, Inc.		Year Built/Renovated(3):	Various / Various
	Guarantors:	Ashford Hospitality Limited		Title Vesting:	Fee
		Partnership and Stirling REIT OP, LP		Property Manager(4):	Various
	Mortgage Rate:	8.5060%
	Note Date:	November 16, 2023		Current Occupancy (As of):	76.8% (9/30/2023)
	Seasoning:	0 months		YE 2022 Occupancy(5):	78.5%
	Maturity Date:	December 1, 2028		YE 2021 Occupancy(5):	72.1%
	IO Period:	60 months		YE 2020 Occupancy(5):	53.7%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$66,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Room:	$163,457
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date(6):	Various
	Call Protection:	L(24),D(29),O(7)
	Lockbox Type:	Soft/In Place Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (9/30/2023):	$5,112,659
				YE 2022 NOI(5):	$4,861,340
				YE 2021 NOI(5):	$3,997,898
				YE 2020 NOI(5):	$1,742,976
				U/W Revenues:	$16,665,353
				U/W Expenses:	$11,405,359
Escrows and Reserves(1)				U/W NOI:	$5,259,994
	Initial	Monthly	Cap	U/W NCF:	$4,502,859
Taxes:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.02x / 1.73x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	17.4% / 14.9%
FF&E Reserve:	$0	(2)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	17.4% / 14.9%
Deferred Maintenance:	$70,200	$0	NAP	Cut-off Date LTV Ratio:	45.6%
PIP Reserve:	$7,437,050	Springing	NAP	LTV Ratio at Maturity:	45.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$30,200,000	64.5%	Loan Payoff	$37,352,113	79.8%
Borrower Equity	16,635,843	35.5	Reserves	7,507,250	16.0
			Closing Costs	1,976,480	4.2
Total Sources	$46,835,843	100.0%	Total Uses	$46,835,843	100.0%
(1)	See “Escrows” section below for further discussion of reserve requirements.
(2)	The Monthly FF&E Reserve deposits are required to be in an amount equal to the greater of (i) 4% of total gross revenues based on financial statements provided two months prior to the date of calculation and (ii) the amount required under the franchise/management agreements.
(3)	See “The Properties” section below.
(4)	See “Property Management” section below.
(5)	The increases in Occupancy and NOI from 2020 were due to the effects of the COVID-19 pandemic on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(6)	The individual As-Is Appraisal Valuation Dates are between September 20, 2023 and September 26, 2023.

The Mortgage Loan. The tenth largest mortgage loan (the “Stirling Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $30,200,000 and secured by the fee interests in four hospitality properties located in Georgia, Florida and Connecticut (the “Stirling Hotel Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the Stirling Hotel Portfolio Mortgage Loan are Ashford Buford I LP, Ashford Jacksonville IV LP, Ashford Buford II LP and RI Manchester Hotel Partners, LP (the “Stirling Hotel Portfolio Borrowers”), each a Delaware limited partnership, with their respective general partners having two independent directors. Legal counsel to the Stirling Hotel Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Stirling Hotel Portfolio Mortgage Loan. The non-recourse carveout guarantors are Ashford Hospitality Limited Partnership (“AHLP”) and Stirling REIT OP, LP, and the borrower sponsor is Ashford Hospitality Trust, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

Ashford Hospitality Trust, Inc. (“Ashford”) is a publicly traded REIT with an investment strategy that is predominantly focused on investing in upscale full-service hotels in the United States. As of June 30, 2023, Ashford owned 100 hotel properties totaling 22,313 rooms. Ashford is advised by Ashford Hospitality Advisors LLC, a subsidiary of Ashford, Inc., through an advisory agreement. Ashford’s properties are asset-managed by Ashford Hospitality Advisors LLC. As a result of the COVID-19 pandemic, Ashford has had some real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the prospectus.

Stirling REIT OP, LP (“Stirling”) was formed on September 1, 2023 primarily to acquire and own a diverse portfolio of stabilized income-producing hotels and resorts across all chain scales, primarily located in the United States and operated under recognized brands licensed from hotel franchisors such as Marriott, Hilton, Hyatt, and Intercontinental Hotel Group. To a lesser extent, Stirling may also invest in real estate debt secured by hotels and resorts and/or develop hotels and resorts. Stirling intends to qualify and elect to be taxed as a real estate investment trust commencing with the taxable year ending December 31, 2024. Stirling’s first assets are the Stirling Hotel Portfolio Properties, which it is acquiring from Ashford in exchange for units in Stirling. As Stirling raises capital, AHLP’s ownership interest in Stirling will be diluted. Stirling is externally managed by Stirling REIT Advisors, LLC, a subsidiary of Ashford, Inc., through an advisory agreement. All of the Stirling’s hotel properties will be asset-managed by Stirling REIT Advisors, LLC. There is overlap among the officers and directors of Ashford, Stirling, Stirling REIT Advisors, LLC and Ashford, Inc.

The Stirling Hotel Portfolio Mortgage Loan documents permit Stirling to become the sole guarantor upon such time as Stirling meets the lender's net worth and liquidity requirements and AHLP's ownership of Stirling has been reduced to 25% or less. At such time, Stirling Hotels & Resorts, Inc. will replace Ashford Hospitality Trust, Inc. as the borrower sponsor.

The Properties. The Stirling Hotel Portfolio Properties are comprised of two limited service hotels located in Buford, Georgia, one extended stay hotel located in Jacksonville, Florida and one extended stay hotel located in Manchester, Connecticut, totaling 405 rooms: Hampton Inn Buford (“Hampton Inn Buford Property”), SpringHill Suites Buford (“SpringHill Suites Buford Property”), Residence Inn Jacksonville Butler Boulevard (“Residence Inn Jacksonville Butler Boulevard Property”) and Residence Inn Hartford Manchester (“Residence Inn Hartford Manchester Property”). The Stirling Hotel Portfolio Mortgage Loan is full recourse to the guarantors if any franchise agreement is terminated and not replaced with a qualified franchisor within 60 days of such termination, provided, in order to avoid full recourse caused by such loss of franchise agreement, the individual property without the franchise agreement is permitted to be released (a) if the release occurs before the second anniversary of the closing of the BANK5 2023-5YR4 transaction, through prepayment with a yield maintenance premium, or (b) thereafter, through partial defeasance, in both cases in an amount equal to 120% of the individual property’s allocated loan amount. Other than for such reason just described, individual property releases are not permitted for the Stirling Hotel Portfolio Mortgage Loan, except in the event of a casualty.

The following table presents certain information relating to the Stirling Hotel Portfolio Properties:

Stirling Hotel Portfolio Properties Summary

Property Name	Year Built / Renovated	# of Rooms	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	U/W NOI	% of U/W NOI
Hampton Inn Buford	2000 / 2019	92	$10,000,000	33.1%	$17,000,000	$1,736,870	33.0%
3240 Buford Drive, Buford, GA 30519
Residence Inn Jacksonville Butler Boulevard	1997 / 2018	120	$8,000,000	26.5%	$17,200,000	$1,382,843	26.3%
10551 Deerwood Park Boulevard, Jacksonville, FL 32256
Residence Inn Hartford Manchester	2000 / 2015	96	$7,700,000	25.5%	$14,500,000	$1,335,520	25.4%
201 Hale Road, Manchester, CT 06042
SpringHill Suites Buford	2001 / 2023	97	$4,500,000	14.9%	$17,500,000	$804,761	15.3%
3250 Buford Drive, Buford, GA 30519
Total		405	$30,200,000	100.0%	$66,200,000	$5,259,994	100.0%

Hampton Inn Buford Property

The Hampton Inn Buford Property is a four-story, limited service hotel located in Buford, Georgia. Built in 2000 and renovated in 2019, the Hampton Inn Buford Property is situated on an approximately 2.0-acre parcel with 95 parking spaces (1.03 spaces per room). In 2019, the borrower sponsor completed a $3.7 million ($40,217 per room) renovation of the guest rooms.

The Hampton Inn Buford Property consists of 92 rooms and offers complimentary breakfast, 350 square feet of meeting space, an outdoor swimming pool, fitness center, business center and a lobby sundry shop. The guestrooms include 19 standard king rooms, 25 king rooms with a sofa bed and 48 standard double/double rooms. Room amenities include flat-screen televisions with premium channels, telephone, desk with chair, dresser, nightstand, lounge chair, mini refrigerator and microwave.

The 2022 demand segmentation was estimated as 80% transient and 20% meeting and group.

The Hampton Inn Buford Property is subject to a franchise agreement with Hilton Franchise Holding LLC that is scheduled to expire on February 28, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

The following table presents certain information relating to the performance of the Hampton Inn Buford Property:

Historical Occupancy, ADR, RevPAR(1)

	Hampton Inn Buford Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	72.2%	$119.31	$86.08	61.0%	$111.55	$68.09	118.2%	107.0%	126.4%
12/31/2022	80.4%	$139.15	$111.92	66.4%	$129.82	$86.23	121.1%	107.2%	129.8%
TTM 9/30/2023	85.8%	$150.41	$129.05	61.9%	$135.73	$84.04	138.6%	110.8%	153.6%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Hampton Inn Buford Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Fairfield Inn & Suites Atlanta Buford Mall of Georgia, Country Inn & Suites Buford at Mall of Georgia, GA, Holiday Inn Express & Suites Buford Mall of Georgia and Courtyard Atlanta Buford Mall of Georgia.

Residence Inn Jacksonville Butler Boulevard Property

The Residence Inn Jacksonville Butler Boulevard Property is a three-story, extended stay hotel located in Jacksonville, Florida. Built in 1997 and renovated in 2018, the Residence Inn Jacksonville Butler Boulevard Property is situated on an approximately 3.6-acre parcel with 123 parking spaces (1.03 spaces per room). In 2018, the borrower sponsor completed a $7.5 million ($62,500 per room) renovation of the guestrooms and common areas.

The Residence Inn Jacksonville Butler Boulevard Property consists of 120 rooms and offers complimentary breakfast, 594 square feet of meeting space, an outdoor swimming pool, grilling area, sports court, fitness center, business center, guest and lobby sundry shop. The guestrooms include 65 studio suites, 31 one-bedroom suites and 24 two-bedroom suites. Room amenities include flat-screen televisions with premium channels, telephone, desk with chair, dresser, nightstands and lounge chair. All rooms feature separate living and sleeping areas and fully equipped kitchens, and certain units have gas fireplaces.

The 2022 demand segmentation was estimated as 95% transient and 5% meeting and group.

The Residence Inn Jacksonville Butler Boulevard Property is subject to a franchise agreement with Marriott International, Inc. that is scheduled to expire on November 30, 2028. Twelve months prior to the expiration of the franchise agreement, the Stirling Hotel Portfolio Borrowers are required to deposit into a PIP reserve to the extent the actual amount has not been determined in such 12-month period, an amount equal $15,000 per room, and once such amount is determined, an amount sufficient to cover the PIP, if there is a shortfall.

The following table presents certain information relating to the performance of the Residence Inn Jacksonville Butler Boulevard Property:

Historical Occupancy, ADR, RevPAR(1)

	Residence Inn Jacksonville Butler Boulevard Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	74.9%	$123.95	$92.81	77.9%	$104.87	$81.67	96.1%	118.2%	113.6%
12/31/2022	78.3%	$131.61	$103.09	79.8%	$117.77	$93.98	98.2%	111.8%	109.7%
TTM 9/30/2023	74.0%	$138.31	$102.30	78.8%	$135.70	$106.90	93.9%	101.9%	95.7%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Residence Inn Jacksonville Butler Boulevard Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Courtyard Jacksonville Butler Boulevard, Sonesta Simply Suites Jacksonville, Homewood Suites by Hilton Jacksonville South St Johns Center, Homewood Suites by Hilton Jacksonville Deerwood Park, Hotel Indigo Jacksonville Deerwood Park, aloft Hotel Jacksonville Tapestry Park, Hyatt Place Jacksonville / St. Johns Town Center and Home2 Suites by Hilton Jacksonville - South/St Johns Town Ctr.

Residence Inn Hartford Manchester Property

The Residence Inn Hartford Manchester Property is a three-story, extended stay hotel located in Manchester, Connecticut. Built in 2000 and renovated in 2015, the Residence Inn Hartford Manchester Property is situated on an approximately 3.38-acre parcel with 139 parking spaces (1.45 spaces per room). The Residence Inn Hartford Manchester Property is currently undergoing a comprehensive PIP, with a budget of approximately $7.4 million ($77,083 per room). The PIP includes guestroom renovations ($5.9 million), exterior work ($700k), lobby renovation ($610k) and pool and fitness center renovations ($300k). The PIP is expected to be completed by April 2024. According to the borrower sponsor, approximately $1 million of the renovations have been completed to date. At loan origination, 115% of the remaining PIP budget was reserved by the Stirling Hotel Portfolio Borrowers.

The Residence Inn Hartford Manchester Property consists of 96 rooms and offers complimentary breakfast, an outdoor swimming pool, grilling area, sports court, fitness center, business center, guest laundry and lobby sundry shop. The guestrooms range from 410 to 680 square feet, with a room mix of 39 studio guestrooms (including four with a gas fireplace), 36 one-bedroom guestrooms and 21 two-bedroom guestrooms. Each of the guestrooms features a flat-screen television with premium channels, telephone, desk with chair,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
133

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

dresser, nightstands, sofa bed, coffee table and ottoman, and dining table with chairs. All rooms feature separate living and sleeping areas along with fully equipped kitchens.

The 2022 demand segmentation was estimated as 95% transient and 5% meeting and group.

The Residence Inn Hartford Manchester Property is subject to a franchise agreement with Marriott International, Inc. that is currently scheduled to expire on September 30, 2024. Upon satisfactory completion of the PIP by its competition deadline of June 30, 2024, the franchise agreement will be automatically renewed through November 19, 2031.

The following table presents certain information relating to the performance of the Residence Inn Hartford Manchester Property:

Historical Occupancy, ADR, RevPAR(1)

	Residence Inn Hartford Manchester Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	77.5%	$124.51	$96.48	75.4%	$108.63	$81.88	102.8%	114.6%	117.8%
12/31/2022	83.9%	$145.74	$122.30	81.2%	$131.49	$106.71	103.4%	110.8%	114.6%
TTM 9/30/2023	82.5%	$152.85	$126.10	74.5%	$137.78	$102.61	110.8%	110.9%	122.9%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Residence Inn Hartford Manchester Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Residence Inn Hartford Windsor, Comfort Inn & Suites East Hartford - Hartford, Extended Stay America Hartford - Manchester, Homewood Suites by Hilton Hartford South Glastonbury and Hampton by Hilton Inn & Suites Hartford-Manchester.

SpringHill Suites Buford Property

The SpringHill Suites Buford Property is a five-story, limited service hotel located in Buford, Georgia. Built in 2001 and renovated in 2023, the SpringHill Suites Buford Property is situated on an approximately 2.02-acre parcel with 98 parking spaces (1.01 spaces per room). In 2023, the borrower sponsor substantially completed a $6.0 million ($61,856 per room) renovation of the guest rooms and common areas.

The SpringHill Suites Buford Property consists of 97 rooms and offers complimentary breakfast, 680 square feet of meeting space, an outdoor swimming pool, fitness center, business center, guest laundry and a lobby sundry shop. The guestrooms include 43 standard king rooms and 54 standard queen/queen rooms. Room amenities include flat-screen televisions with premium channels, desk with chair, dresser, nightstands, lounge chair, sleeper sofa, and a small wet-bar area with sink, minifridge, and microwave.

The 2022 demand segmentation was estimated as 90% transient and 10% meeting and group.

The SpringHill Suites Buford Property is subject to a franchise agreement with Marriott International, Inc. that is currently scheduled to expire on October 22, 2034.

The following table presents certain information relating to the performance of the SpringHill Suites Buford Property:

Historical Occupancy, ADR, RevPAR(1)

	SpringHill Suites Buford Property			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	63.3%	$103.66	$65.58	61.0%	$111.55	$68.09	103.6%	92.9%	96.3%
12/31/2022	71.5%	$123.38	$88.28	66.4%	$129.82	$86.23	107.7%	95.0%	102.4%
TTM 9/30/2023	66.0%	$135.53	$89.50	62.9%	$135.68	$85.37	105.0%	99.9%	104.8%

Source: Third party research report

(1)	Variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the SpringHill Suites Buford Property are attributable to variances in reporting methodologies and/or timing differences.
(2)	According to a third party research report, the competitive set includes the following hotels: Fairfield Inn & Suites Atlanta Buford Mall of Georgia, Country Inn & Suites Buford at Mall of Georgia, GA, Holiday Inn Express & Suites Buford Mall of Georgia and Courtyard Atlanta Buford Mall of Georgia.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
134

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Stirling Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2019	2020(1)	2021(1)	2022(1)	TTM 9/30/2023	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	78.2%	53.7%	72.1%	78.5%	76.8%	76.8%
ADR	$126.41	$108.93	$118.77	$135.15	$144.51	$144.51
RevPAR	$98.81	$58.52	$85.63	$106.10	$110.95	$110.95

Room Revenue	$14,606,703	$8,674,921	$12,658,105	$15,684,757	$16,401,803	$16,401,803	98.4%	$40,498
Other Revenue(3)	171,786	166,919	203,632	228,492	263,550	263,550	1.6	651
Total Revenue	$14,778,489	$8,841,840	$12,861,737	$15,913,249	$16,665,353	$16,665,353	100.0%	$41,149

Room Expense	3,167,663	1,811,271	2,688,132	3,813,062	3,962,181	3,962,181	24.2	9,783
Other Department Expense	79,243	71,398	89,922	87,828	81,646	81,646	31.0	202
Total Department Expenses	$3,246,906	$1,882,669	$2,778,054	$3,900,890	$4,043,827	$4,043,827	24.3%	$9,985
Gross Operating Income	$11,531,583	$6,959,171	$10,083,683	$12,012,359	$12,621,526	$12,621,526	75.7%	$31,164

Total Undistributed Expenses	4,765,767	3,682,734	4,681,544	5,644,283	5,887,617	5,957,826	35.7	14,711
Gross Operating Profit	$6,765,816	$3,276,437	$5,402,139	$6,368,076	$6,733,909	$6,663,700	40.0%	$16,454

Total Fixed Charges	1,507,576	1,533,461	1,404,241	1,506,736	1,621,250	1,403,706	8.4	3,466
Total Operating Expenses	$9,520,249	$7,098,864	$8,863,839	$11,051,909	$11,552,694	$11,405,359	68.4%	$28,161

Net Operating Income	$5,258,240	$1,742,976	$3,997,898	$4,861,340	$5,112,659	$5,259,994	31.6%	$12,988
FF&E	677,578	409,609	589,941	725,777	757,135	757,135	4.5	1,869
Net Cash Flow	$4,580,662	$1,333,367	$3,407,957	$4,135,563	$4,355,524	$4,502,859	27.0%	$11,118

NOI DSCR	2.02x	0.67x	1.54x	1.87x	1.96x	2.02x
NCF DSCR	1.76x	0.51x	1.31x	1.59x	1.67x	1.73x
NOI DY	17.4%	5.8%	13.2%	16.1%	16.9%	17.4%
NCF DY	15.2%	4.4%	11.3%	13.7%	14.4%	14.9%
(1)	The increases in Occupancy, ARD, RevPAR and Net Operating Income from 2020 were due to the effects of the COVID-19 pandemic on the hospitality industry in 2020 and the subsequent recovery in 2021 and 2022.
(2)	% of U/W Total Revenue for Room Expense and Other Department Expense are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(3)	Other Revenue includes food and beverage revenue, guest communications revenue and other department revenue.

Appraisal. According to the individual appraisals with valuation as of dates between September 20, 2023 and September 26, 2023, the Stirling Hotel Portfolio Properties had an aggregate “As-is” value of $66,200,000.

Environmental Matters. According to the Phase I environmental site assessments dated September 25, 2023, there was no evidence of any recognized environmental conditions at the Stirling Hotel Portfolio Properties.

Market Overview and Competition. The Stirling Hotel Portfolio Properties consist of two properties located in Buford, Georgia, one property located in Jacksonville, Florida and one property located in Manchester, Connecticut.

Buford, Georgia

The Hampton Inn Buford Property and SpringHill Suites Buford Property are located adjacent to one another in Buford, Georgia, approximately one-half mile north of Interstate 85. The location features ample retail development, anchored by the Mall of Georgia directly across Buford Drive from both properties, as well as a strong industrial market. Buford is situated on the northeastern edge of the Atlanta MSA, approximately 30 miles from the Atlanta central business district and 30 miles southwest of the SK Battery America manufacturing facility that has created a surge of demand on the northeast side of Atlanta.

The largest generators of commercial room night demand include Home Depot, The Atlanta Braves, Publix Super Markets, Doosan, AGCO Corp, Georgia Power, Northside Hospital, Emory Healthcare, Piedmont Atlanta, Cox Enterprises, Siemens, Amazon, Primerica, NCR and UPS. Many of these companies have large-scale industrial operations in the market, as the I-85 North corridor is the largest industrial submarket in Atlanta. As of October 2023, the top corporate accounts at the Hampton Inn Buford Property include ALE Solutions (713 room nights), Publix Super Markets (387 room nights), AZZ WSI LLC (195 room nights), Stepan Company (180 room nights) and General Electric (147 room nights). As of September 2023, the top corporate accounts at the Springhill Suites Buford Property include Working (1,219 room nights), Texas Roadhouse, Inc. (625 room nights), AMB Group, LLC (341 room nights), Kubota Corporation (322 room nights) and Gana Stucco (234 room nights).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
135

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

According to a third party market report, the 2022 population within a 1-, 3- and 5-mile radius of the Hampton Inn Buford Property and the SpringHill Suites Buford Property was 4,014, 54,853 and 155,906, respectively. The 2022 average household income within the same radii was $98,870, $117,947 and $114,183, respectively.

Jacksonville, Florida

The Residence Inn Jacksonville Butler Boulevard Property is located in the Jacksonville, Florida market and the Southpoint submarket. The Residence Inn Jacksonville Butler Boulevard Property is located on the north side of Deerwood Park Boulevard and is in the southeast quadrant formed by the intersection of J Turner Butler Boulevard (Route 202) and Southside Boulevard (Route 115). J Turner Butler Boulevard is a limited access highway and is the primary east/west thoroughfare in the area, providing access from A1A along the beaches in the east to Interstate 95 and Philips Highway to the west.

The Residence Inn Jacksonville Butler Boulevard Property lies in the southeastern portion of Jacksonville, approximately 11 miles from the Jacksonville central business district. The local area is composed of predominantly retail uses located along Beach Boulevard, J Turner Butler Boulevard and Baymeadows Road. The local area is the primary office submarket of Jacksonville, benefitting from its proximity to downtown Jacksonville, the Atlantic Ocean and the St. Johns River. Major office users in the area include Bank of America, JP Morgan Chase, Deutsche Bank, Johnson & Johnson and Blue Cross Blue Shield, all of which are within two miles of the Residence Inn Jacksonville Butler Boulevard Property. St. Johns Town Center and The Markets at Towne Center are located at the northwest corner of Butler Boulevard and State Road 9A and have nearly one million combined square feet of retail space.

The campus of the University of North Florida (“UNF”) is located three miles northeast of the Residence Inn Jacksonville Butler Boulevard Property. UNF is a public university and a member of the State University System of Florida. Established in 1972, the four-year university had a fall 2022 enrollment of 16,517 students and employs over 590 full-time faculty members. As of September 2023, the top corporate accounts at the Residence Inn Jacksonville Butler Boulevard Property include Continental Tide Defense Systems (914 room nights), General Dynamics Corporation (857 room nights), Leidos Holdings, Inc. (826 room nights), Huntington Ingalls Industries, Inc. (636 room nights), and Ale Solutions (291 room nights).

According to a third party market report, the 2022 population within a 1-, 3- and 5-mile radius of the Residence Inn Jacksonville Butler Boulevard Property was 6,120, 72,016 and 187,296, respectively. The 2022 average household income within the same radii was $100,844, $92,891 and $88,000, respectively.

Manchester, Connecticut

The Residence Inn Hartford Manchester Property is located in the Hartford, Connecticut market and the East Hartford/Manchester submarket. The Residence Inn Hartford Manchester Property is located approximately one mile northwest of I-84 and approximately four miles northeast of the I-84/I-291 interchange. The Residence Inn Hartford Manchester Property is located in Manchester, which is situated in the central-eastern portion of Connecticut, approximately 8.5 miles east of downtown Hartford.

East Hartford and Hartford include large employers such as Raytheon (parent company of Pratt & Whitney), Capgemini, University of Hartford, Trinity College, Aetna, Hartford Financial Services Group, Cigna (now Evernorth), the Travelers Companies and Hartford Healthcare. As of September 2023, the top corporate accounts at the Residence Inn Hartford Manchester Property include Raytheon Technologies Corporation (1,598 room nights), Cognizant Technology Solutions Corporation (636 room nights), Fleetcor Technologies, Inc. (565 room nights), ALE Solutions (458 room nights) and Midwest Concrete (320 room nights).

According to a third party market report, the 2022 population within a 1-, 3- and 5-mile radius of the Residence Inn Hartford Manchester Property was 6,984, 60,980 and 126,142, respectively. The 2022 average household income within the same radii was $94,243, $101,274 and $100,111, respectively.

Escrows. At origination of the Stirling Hotel Portfolio Mortgage Loan, the Stirling Hotel Portfolio Borrowers deposited approximately (i) $70,200 into a deferred maintenance reserve account and (ii) $7,437,050 into a PIP reserve account to fund the PIP at the Residence Inn Hartford Manchester Property.

Real Estate Taxes – Real estate tax reserves are not currently required. In the event the lender determines that taxes are not adequately reserved for pursuant to the property management agreement, the Stirling Hotel Portfolio Borrowers will be required to deposit monthly 1/12th of the estimated annual real estate taxes.

Insurance – The Stirling Hotel Portfolio Borrowers will be required to make monthly deposits into an insurance reserve in an amount equal to 1/12th of the insurance premiums in the event the lender determines that insurance premiums are not adequately reserved for pursuant to the property management agreement, unless an acceptable blanket policy is in place (as was the case at loan origination).

FF&E Reserve – FF&E reserve deposits are not currently required. In the event the lender determines that FF&E is not adequately reserved for pursuant to the property management agreement, the Stirling Hotel Portfolio Borrowers are required on each monthly payment date to deposit the greater of (i) 4% of total gross revenues based on financial statements provided two months prior to the date of calculation and (ii) the amount required under the franchise/management agreements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
136

Hospitality – Various	Loan #10	Cut-off Date Balance:	$30,200,000
Various	Stirling Hotel Portfolio	Cut-off Date LTV:	45.6%
Various		U/W NCF DSCR:	1.73x
		U/W NOI Debt Yield:	17.4%

PIP Reserve – The Stirling Hotel Portfolio Borrowers are required to deposit, on or before the date that is twelve months prior to the expiration of any franchise agreement, (x) to the extent such amounts have been determined, all amounts due by the Stirling Hotel Portfolio Borrowers under such franchise agreement extension, and (y) to the extent such amounts have not been determined in such 12-month period, $15,000 per room per applicable individual property until such amounts have been determined and deposited into the PIP reserve account. The Stirling Hotel Portfolio Borrowers may provide a letter of credit in lieu of making any such reserve deposits in cash.

Lockbox and Cash Management. The Stirling Hotel Portfolio Mortgage Loan is structured with a soft lockbox and in place cash management. Each property manager is required to deposit all rents and revenue, after payment of all operating expenses, management fees, working capital and other amounts required to be paid to the manager pursuant to the management agreement, into an established deposit account. All funds in the deposit account are required to be transferred on each business day to a lender-controlled cash management account. During a Cash Sweep Period (as defined below), funds in the cash management account are required to be disbursed in the manner provided in the Stirling Hotel Portfolio Mortgage Loan documents.

A “Cash Sweep Period” means a period:

(i)	commencing upon an event of default, and ending upon the cure, if applicable, of such event of default; or
(ii)	commencing on the first day of the calendar month following the month during which the amortizing debt service coverage ratio is less than 1.20x on a trailing twelve month basis (tested quarterly), and ending upon the earlier of (x) the Stirling Hotel Portfolio Borrowers making a Cash Sweep Cure Payment (as defined below), or (y) the last day of the calendar month during which the amortizing debt service coverage ratio equals or exceeds 1.25x on a trailing twelve month basis (tested quarterly) for two consecutive calendar quarters.

A “Cash Sweep Cure Payment” means delivery to the lender of cash amounts for deposit into the excess cash reserve account that, together with any excess cash reserve funds that the Stirling Hotel Portfolio Borrowers elect to apply as part of the Cash Sweep Cure Payment, is equal to the amount necessary to cause the amortizing debt service coverage ratio to be greater than or equal to 1.25x on a trailing twelve month basis, calculated as if the amount of the Cash Sweep Cure Payment had been applied to the reduction of the principal balance of the Stirling Hotel Portfolio Mortgage Loan. The amount of the Cash Sweep Cure Payment will be held as additional collateral for the Stirling Hotel Portfolio Mortgage Loan and will only be returned to the Stirling Hotel Portfolio Borrowers upon the earlier of (a) the date the lender determines that the amortizing debt service coverage ratio has been greater than or equal to 1.25x on a trailing twelve month basis (tested quarterly) for two consecutive calendar quarters without giving any effect to the Cash Sweep Cure Payment, and (b) payment in full of the Stirling Hotel Portfolio Mortgage Loan.

Property Management. The Hampton Inn Buford Property, Residence Inn Jacksonville Butler Boulevard Property and SpringHill Suites Buford Property are managed by Remington Lodging & Hospitality, LLC, an affiliate of the Stirling Hotel Portfolio Borrowers. The Residence Inn Hartford Manchester Property is managed by Crossroads Hospitality Management Company.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Stirling Hotel Portfolio Mortgage Loan documents require the Stirling Hotel Portfolio Borrowers to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism, provided such coverage remains economically feasible through the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) or a similar or subsequent statute as may be enacted; provided that the Stirling Hotel Portfolio Borrowers will not be required to spend on terrorism insurance more than two (2) times the terrorism insurance premium that is in place on the origination date of the Stirling Hotel Portfolio Mortgage Loan. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
137

No. 11 – McKesson Phase 2

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$30,000,000		Location:	Columbus, OH
	Cut-off Date Balance(1):	$30,000,000		Size:	197,671 SF
	% of Initial Pool Balance:	4.0%		Cut-off Date Balance Per SF(1):	$388.02
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$388.02
	Borrower Sponsor:	Golden Eagle Group Inc.		Year Built/Renovated:	2022/NAP
	Guarantors:	GEG Investments LLC and Golden Eagle Group Inc.		Title Vesting:	Fee
	Mortgage Rate:	5.1400%		Property Manager:	Colliers International Asset Services, LLC
	Note Date:	October 27, 2022		Current Occupancy (As of):	100.0% (12/1/2023)
	Seasoning:	13 months		YE 2022 Occupancy(3):	NAP
	Maturity Date:	November 5, 2027		YE 2021 Occupancy(3):	NAP
	IO Period:	60 months		YE 2020 Occupancy(3):	NAP
	Loan Term (Original):	60 months		YE 2019 Occupancy(3):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$113,800,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$575.70
	Call Protection:	L(37),D(13),O(10)		As-Is Appraisal Valuation Date:	October 4, 2023
	Lockbox Type:	Hard/In Place Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance) (1):	Pari Passu ($46,700,000)		YE 2022 NOI(3):	NAP
				YE 2021 NOI(3):	NAP
				YE 2020 NOI(3):	NAP
				YE 2019 NOI(3):	NAP
				U/W Revenues:	$8,073,883
				U/W Expenses:	$292,217
Escrows and Reserves				U/W NOI:	$7,781,667
	Initial	Monthly	Cap	U/W NCF:	$7,752,016
Taxes(2):	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.95x / 1.94x
Insurance:	$21,268	$10,634	NAP	U/W Debt Yield based on NOI/NCF(1):	10.1% / 10.1%
Replacement Reserve(2):	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.1% / 10.1%
TI/LC Reserve(2):	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	67.4%
				LTV Ratio at Maturity(1):	67.4%

Sources and Uses
Sources			Uses
Original Whole Loan Amount	$76,700,000	59.5%	Purchase price	$118,000,000	91.6%
Borrower Equity	52,153,299	40.5	Closing Costs	10,832,031	8.4
			Reserves	21,268	0.0
Total Sources	$128,853,299	100.0%	Total Uses	$128,853,299	100.0%
(1)	The McKesson Phase 2 Mortgage Loan (as defined below) is part of the McKesson Phase 2 Whole Loan (as defined below), which is comprised of two pari passu senior promissory notes with an aggregate original principal balance of $76,700,000 (collectively, the “McKesson Phase 2 Whole Loan”). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the McKesson Phase 2 Whole Loan.
(2)	Monthly tax reserves spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents. Monthly replacement reserves of $2,470.92 spring during an event of default. Monthly TI/LC reserves of $20,590.73 spring during the continuance of a cash sweep event period, as described in the McKesson Phase 2 Whole Loan documents.
(3)	Historical occupancy and NOI are not applicable because the McKesson Phase 2 Property (as defined below) was built in 2022.

The Mortgage Loan. The eleventh largest mortgage loan (the “McKesson Phase 2 Mortgage Loan”) is part of a whole loan (the “McKesson Phase 2 Whole Loan”) with an original principal balance of $76,700,000. The McKesson Phase 2 Whole Loan is secured by a first priority fee mortgage encumbering an office property located in Columbus, Ohio (the “McKesson Phase 2 Property”). The McKesson Phase 2 Whole Loan is comprised of two pari passu senior promissory notes. The non-controlling note A-2, with an original principal balance of $30,000,000, represents the McKesson Phase 2 Mortgage Loan and will be included in the BANK5 2023-5YR4 securitization trust. The remaining McKesson Phase 2 pari passu note has been contributed to the BANK5 2023-5YR1 securitization transaction as described in the table below. The McKesson Phase 2 Whole Loan will be serviced under the BANK5 2023-5YR1 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
138

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,700,000	$46,700,000	BANK5 2023-5YR1	Yes
A-2	$30,000,000	$30,000,000	BANK5 2023-5YR4	No
Total (Whole Loan)	$76,700,000	$76,700,000

The Borrower and the Borrower Sponsor. The borrower is MK 2 Property Company LLC, a Delaware limited liability company structured with two independent directors. The borrower is owned by MK 2 Property Corp. whose sole member is GSS Property Services XLII, Inc. which is owned by Damian A. Perez (33%), Kevin P. Burns (33%) and Bernard J. Angelo (34%). The owners are principals of Global Securitization Services, LLC which is a corporate services company that sets up and administers a number of special purpose vehicle entities involved with securitizations and Shari’ah-compliant financings. The borrower was formed in connection with structuring the McKesson Phase 2 Whole Loan as a Shari’ah compliant mortgage loan.

The borrower sponsor is Golden Eagle Group Inc. and the non-recourse carveout guarantors are GEG Investments LLC and Golden Eagle Group Inc., each of which is owned by Ghazwa Alyounes Totonji and Irfan K. Totonji. Headquartered in Herndon, Virginia, Golden Eagle Group Inc., acquires, develops and manages office, mixed use retail, residential and hotel properties in markets such as New York, Ohio, Texas, Virginia, Washington, D.C. and Colorado. Golden Eagle Group Inc.’s portfolio includes over 2.0 million square feet of commercial and residential properties and 2.2 million square feet of managed properties.

In order to facilitate a Shari’ah compliant structure, the borrower has master leased the McKesson Phase 2 Property to a master tenant (the “McKesson Phase 2 Master Tenant”) owned by QFB-GEG MK 2 LLC, which in turn is 5.0% indirectly owned by GEG Investments, LLC and 95.0% indirectly owned by Lesha Bank LLC, formerly known as Qatar First Bank. QFB-GEG MK 2 LLC is managed and controlled by Golden Eagle Group Inc., one of the non-recourse carveout guarantors of the McKesson Phase 2 Whole Loan and the borrower sponsor. The McKesson Phase 2 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has two independent directors. The McKesson Phase 2 Master Tenant leases the McKesson Phase 2 Property to McKesson Corporation (“McKesson”).

The Property. The McKesson Phase 2 Property is a Class A, 4-story single tenant office property totaling 197,671 square feet, located in Columbus, Ohio. The McKesson Phase 2 Property was built-to-suit for CoverMyMeds LLC (“CoverMyMeds”), a healthcare software company and wholly-owned subsidiary of McKesson. The McKesson Phase 2 Property is Phase 2 of a two building office campus and will (together with the Phase 1 building) serve as the new corporate headquarters for McKesson’s CoverMyMeds subsidiary. McKesson is the tenant on the lease. Phase 1, which consists of an approximately 200,000 square foot office building, and is not collateral for the McKesson Phase 2 Whole Loan, was constructed in 2021 (“Phase 1”). Phase 1 is also leased to McKesson. The two phases are connected by a riser, which features a large landscaped outdoor amenity space with greenery and seating areas. The McKesson Phase 2 Property was built in 2022 on a 5.61 acre site and offers floor-to-ceiling glass walls, an expansive front lobby, flex working space throughout the building, separate terraces, and numerous amenities including a commercial kitchen and cafeteria, coffee and keg bars, lounge areas and walking trails. The facility is anticipated to achieve LEED Gold and WELL Gold certifications. The McKesson Phase 2 Property building features 197,671 square feet across four levels of office space as well as three levels of structured parking. The McKesson Phase 2 Property offers 857 parking spaces (4.34 spaces per 1,000 square feet) including 693 garage spaces and 164 surface level spaces. Total parking for the campus (Phase 2 and Phase 1) is listed as 1,654 parking spaces (3.85 spaces per 1,000 square feet). The Phase 1 building has an easement for parking on the McKesson Phase 2 Property. The McKesson Phase 2 Property was 100% leased as of December 1, 2023.

Tax Abatement. Pursuant to a City of Columbus Enterprise Zone Agreement (the “Enterprise Zone Agreement”) among the prior owner of the McKesson Phase 2 Property, McKesson and CoverMyMeds (McKesson and CoverMyMeds, together, the “Enterprise”), and the City of Columbus, Ohio (the “City”), the prior owner of the McKesson Phase 2 Property received effective February 6, 2019, a one-hundred percent 15-year tax abatement in consideration of a proposed $225 million investment in real property improvements, the retention and relocation of approximately 592 existing full-time permanent positions with an associated annual payroll of approximately $43.2 million and the creation of approximately 1,032 new full–time positions with an associated annual payroll of approximately $75.0 million related to the construction of one new approximately 200,000 square foot class A office building, ancillary campus amenities and surface parking (i.e., Phase 1) and subject to market conditions, the construction of another class A office building of up to approximately 200,000 square feet along with one or more associated parking structures containing up to approximately 1,150 parking spaces at a later date (i.e., Phase 2).

In the event that the Enterprise or the owner of the McKesson Phase 2 Property fails to satisfy conditions under, or otherwise defaults under, the Enterprise Zone Agreement, the City may terminate or modify the tax exemption, and/or may require repayment of some or all of the amount of taxes that would have been payable absent the exemption. In addition, any transfer of the Enterprise Zone Agreement (and therefore of the right to the tax exemption) requires the written consent of the City. Such written consent has been obtained in connection with the transfer of the Enterprise Zone Agreement from the prior owner to the borrower. However, as a result of the requirement that the City consent to transfer, the Enterprise Zone Agreement (and the right to the tax exemption) will not automatically be transferred to the lender upon a foreclosure or deed-in-lieu thereof; instead, the lender will be required to seek such consent. There is no assurance that such consent will be obtained. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the prospectus. The McKesson Phase 2 Whole Loan was underwritten assuming that the tax exemption is in place.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
139

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

Tenant.

McKesson (197,671 square feet, 100.0% of net rentable area, 100.0% of underwritten rent). McKesson is a Texas-based health care company founded in 1833 that provides healthcare supply chain management solutions, retail pharmacy, health technology, community oncology and specialty care. McKesson works with sciences companies, manufacturers, providers, pharmacies, governments and other healthcare organizations to help provide medicines, medical products and healthcare services. McKesson employs approximately 80,000 employees and is currently ranked in the top 10 on the Fortune 500. McKesson has been a tenant at the McKesson Phase 2 Property since October 18, 2022 and has a lease expiration of October 31, 2032. McKesson has four, 5-year extension options, upon notice of at least 12 months prior to the expiration of the current term.

The McKesson lease provides McKesson an option to purchase the McKesson Phase 2 Property, provided no event of default exists under the lease, at a price equal to its fair market value (but not less than the total capital investment, which must include the most recent purchase price of the McKesson Phase 2 Property and all amounts invested in the McKesson Phase 2 Property since that purchase), by delivery of written notice at least 90 and no more than 150 days prior to one of the following milestones (A) expiration of the fifth lease year of the lease for the Phase 1 building (which occurs on March 31, 2026) or (B) expiration of the 9th lease year of the lease for the Phase 1 building (which occurs on March 31, 2030). See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the prospectus.

The following table presents certain information relating to the major tenants at the McKesson Phase 2 Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenants
McKesson	A-/Baa1/BBB+	197,671	100.0%	$41.52	$8,206,608	100.0%	10/31/2032	4 x 5 Yrs	N
Total Major Tenants		197,671	100.0%	$41.52	$8,206,608	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		197,671	100.0%	$41.52	$8,206,608	100.0%

Vacant Space		0	0.0%

Collateral Total		197,671	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
140

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the McKesson Phase 2 Property:

Lease Expiration Schedule(1)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	197,671	100.0%	197,671	100.0%	$8,206,608	100.0%	$41.52
2033	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	197,671	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	1	197,671	100.0%			$8,206,608	100.0%	$41.52
(1)	Information is based on the underwritten rent roll.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

The following table presents historical occupancy percentages at the McKesson Phase 2 Property:

Historical Occupancy

2020(1)	2021(1)	2022(1)	12/1/2023(2)
NAP	NAP	NAP	100.0%
(1)	Historical occupancies are unavailable because the McKesson Phase 2 Property was built in 2022.
(2)	Information based on the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the McKesson Phase 2 Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$8,206,608	96.6%	$41.52
Recoveries	292,217	3.4	1.48
Other Income	0	0.0	0.00
Net Rental Income	$8,498,825	100.0%	$42.99
Less Vacancy & Credit Loss	(424,941)	(5.2)	(2.15)
Effective Gross Income	$8,073,883	100.0%	$40.85

Real Estate Taxes(4)	0	0.0	0.00
Insurance	0	0.0	0.00
Other Operating Expenses	292,217	3.6	1.48
Total Operating Expenses	$292,217	3.6%	$1.48

Net Operating Income	$7,781,667	96.4%	$39.37
Replacement Reserves	29,651	0.4	0.15
TI/LC	0	0.0	0.00
Net Cash Flow	$7,752,016	96.0%	$39.22

NOI DSCR	1.95x
NCF DSCR	1.94x
NOI Debt Yield	10.1%
NCF Debt Yield	10.1%
(1)	Historical financial information is not available because the McKesson Phase 2 Property was built in 2022.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent is based on the average annual rent over the remainder of the 5-year loan term for McKesson.
(4)	Real Estate Taxes were underwritten assuming the tax exemption is in place. In addition, McKesson is required under its lease to pay real estate taxes on the McKesson Phase 2 Property.

Appraisal. The appraiser concluded to an “as-is” value as of October 4, 2023 of $113,800,000.

Environmental Matters. According to the Phase I environmental report dated November 10, 2023, the McKesson Phase 2 Property was part a collection of parcels used by a construction company as an equipment storage yard and maintenance facility. According to the related environmental reports, environmental impacts include the presence of an in-ground hydraulic lift in the main maintenance building, the general use and storage of petroleum products and hazardous materials at the McKesson Phase 2 Property since the 1950s and a possible fill area and former scrap yard in the western portion of the McKesson Phase 2 Property. The Phase I environmental report identified several remedial actions that had been taken, and identified the above conditions as a controlled recognized environmental condition.

Market Overview and Competition. The McKesson Phase 2 Property is located in Columbus, Ohio within the Columbus Metropolitan Statistical Area (“Columbus MSA”) market and the West office submarket. Major employers in the area include Nationwide Insurance, JPMorgan Chase, The Kroger Company, Amazon, American Electric Power and The Ohio State University (“OSU”). OSU is the largest employer in the area and enrolls over 44,000 students. The Columbus office market is located right outside of the Columbus central business district, which represents one of the largest employment centers in the Midwest, with over 80,000 employees. The McKesson Phase 2 Property is located in the Franklinton neighborhood of the City, which is experiencing development, including the development

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Office – CBD	Loan #11	Cut-off Date Balance:	$30,000,000
911 John Street	McKesson Phase 2	Cut-off Date LTV:	67.4%
Columbus, OH 43222		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	10.1%

of 500 Neil Avenue, which is a 130,000 square foot office development that will be the new headquarters for Chipotle, and the development of Gravity II, which is a mixed-use facility containing 234 apartment units and office space. Primary access to the McKesson Phase 2 Property is provided by Interstate 670, Interstate 71 and Interstate 70, all of which either pass through the McKesson Phase 2 Property’s immediate area, or act as major thoroughfares that pass through the Columbus central business district. The McKesson Phase 2 Property can also be accessed by the Central Ohio Transit Authority which has a stop located on McKinley Avenue, which is south of the McKesson Phase 2 Property. According to the appraisal, as of the second quarter of 2023, the Columbus MSA market had approximately 119.0 million square feet of office space inventory, overall vacancy in the market was approximately 10.6% and asking rent was $20.83 per square foot. According to the appraisal, as of the second quarter of 2023, the West office submarket had approximately 3.7 million square feet of office space inventory, overall vacancy in the market was approximately 11.7% and asking rent was $25.65 per square foot. According to the appraisal, the 2023 estimated population within a one-, three- and five-mile radius of the McKesson Phase 2 Property was 10,351, 159,888 and 345,050, respectively. The 2023 estimated average household income within a one-, three- and five mile radius of the McKesson Phase 2 Property was $82,716, $89,167 and $87,821, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the McKesson Phase 2 Property:

Market Rent Summary

Adjusted Comparable Leases
Category	Low Market Rent	High Market Rent	Average Market Rent
Office	$32.13	$48.79	$40.13
Source: Appraisal.

The following table presents comparable office leases with respect to the McKesson Phase 2 Property:

Comparable Office Lease Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
911 John Street (subject) Columbus, OH	2022	197,671(1)	McKesson	197,671(1)	October 2022(1)	$41.52(1)	NNN(1)
244 Perimeter Center Parkway Northeast Atlanta, GA	1977	398,895	Insight Global	131,795	June 2024	$43.25	Full Service
1221 Broadway Nashville, TN	2022	400,311	Bradley Arrant Boult	112,380	Nov. 2023	$42.43	NNN
2000 & 3000 Auburn Drive Beachwood, OH	1998	268,812	Penske	74,364	October 2022	$25.50	Modified Gross
2047 Woodward Avenue Detroit, MI	2022	192,500	Chemical Bank	192,500	June 2022	$35.00	NNN
910 John Street Columbus, OH(2)	2021	231,626	McKesson	231,626	March 2021	$33.45	NNN

Source: Appraisal.

(1)	Based on the underwritten rent roll.
(2)	910 John Street is the Phase 1 building that is part of the same campus as the McKesson Phase 2 Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

No. 12 – Shops at La Palmera

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	(S&P/Fitch/KBRA):			Location:	Corpus Christi, TX
	Original Principal Balance:	$29,500,000		Size:	218,444 SF
	Cut-off Date Balance:	$29,500,000		Cut-off Date Balance Per SF:	$135.05
	% of Initial Pool Balance:	4.0%		Maturity Date Balance Per SF:	$135.05
	Loan Purpose:	Refinance		Year Built/Renovated:	1985/2022
	Borrower Sponsor:	David Watson		Title Vesting:	Fee
	Guarantor:	Alder Wood Partners, L.P.		Property Manager:	Direct Holdings, LLC
	Mortgage Rate:	7.6050%			(borrower-related)
	Note Date:	November 15, 2023		Current Occupancy (As of):	97.0% (9/11/2023)
	Seasoning:	0 months		YE 2022 Occupancy:	96.2%
	Maturity Date:	December 1, 2028		YE 2021 Occupancy:	94.3%
	IO Period:	60 months		YE 2020 Occupancy:	92.4%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	94.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$48,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$220.65
	Call Protection:	L(24),D(29),O(7)		As-Is Appraisal Valuation Date:	September 1, 2023
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (7/31/2023)(1):	$3,217,695
	(Balance):			YE 2022 NOI:	$3,050,140
				YE 2021 NOI:	$2,783,556
Escrows and Reserves				YE 2020 NOI:	NAV
	Initial	Monthly	Cap	U/W Revenues:	$5,809,223
Taxes:	$0	$54,962	NAP	U/W Expenses:	$2,333,197
Insurance:	$350,592	$58,432	NAP	U/W NOI(1):	$3,476,025
Deferred Maintenance:	$7,775	$0	NAP	U/W NCF:	$3,200,072
Replacement Reserve:	$0	$2,806	NAP	U/W DSCR based on NOI/NCF:	1.53x / 1.41x
TI/LC:	$500,000	$23,386	$1,000,000	U/W Debt Yield based on NOI/NCF:	11.8% / 10.8%
				U/W Debt Yield at Maturity based on NOI/NCF:	11.8% / 10.8%
				Cut-off Date LTV Ratio:	61.2%
				LTV Ratio at Maturity:	61.2%

Sources and Uses
Sources			Uses
Mortgage loan amount	$29,500,000	99.1%	Loan payoff	$27,368,280	92.0%
Borrower Equity	257,241	0.9	Reserves	858,367	2.9
			Closing Costs	1,530,594	5.1
Total Sources	$29,757,241	100.0%	Total Uses	$29,757,241	100.0%
(1)	Increases in NOI from TTM 7/31/2023 to UW are primarily due to eight tenants, representing 74.2% of net rentable area, renewing their leases with effective rent step dates occurring between December 1, 2023 and November 1, 2024.

The Mortgage Loan. The twelfth largest mortgage loan (the “Shops at La Palmera Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $29,500,000 and secured by a first priority fee mortgage encumbering an anchored retail property totaling 218,444 square feet and located in Corpus Christi, Texas (the “Shops at La Palmera Property”).

The Borrower and Borrower Sponsors. The borrower for the Shops at La Palmera Mortgage Loan is RD Palmera, LP, a single-purpose Texas limited partnership, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shops at La Palmera Mortgage Loan. The borrower is 99.5% owned by its sole limited partner, RD Investors Corpus LP (the “Borrower Limited Partner”), and controlled by its 0.5% general partner RD Palmera GP, LLC, a Delaware limited liability company, which is indirectly owned by David Watson, the borrower sponsor. The Borrower Limited Partner is 99.9999% owned by its general partner, which in turn is approximately 89.5% owned by Alder Wood Partners, L.P, the non-recourse carve-out guarantor of the Shops at La Palmera Mortgage Loan, as a class B member. A 0.0001% limited partnership interest in the Borrower Limited Partner is owned by RP-DD Investors LLC (“RP-DD”), which is also an indirect class A member of the general partner of the Borrower Limited Partner. RP-DD is indirectly owned 50% by James T. Furr, and 50% by David Watson, Bruce Sifford, and Chris Hipps, all of whom are officers of Direct Retail Partners. Alder Wood Partners, L.P. is 50% owned by Lee Roy Mitchell and 50% owned by Tandy Mitchell. Lee Roy and Tandy Mitchell, husband and wife, are the founders of Cinemark, Inc. David Watson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
144

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

is the founder and Chief Executive Officer of Direct Retail Partners. Direct Retail Partners is a privately held and operated commercial retail real estate firm that was founded in 1997. Based in Dallas Texas, Direct Retail Partners has developed, acquired, and managed over 5 million square feet of shopping center assets. James T. Furr and Bruce Sifford are the Chief Investment Officer and Chief Operating Officer of Direct Retail Partners, respectively. Direct Retail Partners’ leadership team combines for more than 100 years of commercial real estate experience. The borrower sponsor of the Shops at La Palmera Mortgage Loan is affiliated with the borrower sponsors of the Market Heights Mortgage Loan.

The Property. The Shops at La Palmera Property is a 218,444 square foot anchored retail property located in Corpus Christi, Texas. Originally built in 1985 and renovated in 2022, the Shops at La Palmera Property is comprised of four single-story buildings, and a ground lease to Jared’s, situated on an 18.4-acre site across three parcels and contains 1,051 surface parking spaces (4.8 spaces per 1,000 square feet). The borrower sponsor acquired the Shops at La Palmera Property in July 2017, for $45.95 million. The Shops at La Palmera Property is anchored by Dick’s Sporting Goods, TJ Maxx / HomeGoods and Big Lots, with other major tenants including DSW Shoe Warehouse. As of September 11, 2023, the Shops at La Palmera Property was 97.0% occupied by 26 tenants.

Major Tenants.

Dick’s Sporting Goods (61,233 square feet, 28.0% of net rentable area, 20.6% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) is an omnichannel sporting goods retailer, offering products including athletic apparel, outerwear, sportswear, athletic shoes, casual footwear, drinkware, health and wellness, fitness equipment, golf products, scooters, and skateboards. Founded in 1948, and headquartered in Coraopolis, Pennsylvania, Dick’s Sporting Goods has more than 850 locations across the United States, Hong Kong, China, and Canada, and owns and operates a distribution center in New York, Arizona, and Pennsylvania. Dick’s Sporting Goods has 50,800 employees. Dick’s Sporting Goods has anchored the Shops at La Palmera Property since 2013, has a lease expiration date of January 31, 2029, and has three, 5-year renewal options remaining.

TJ Maxx / HomeGoods (44,750 square feet, 20.5% of net rentable area, 12.3% of underwritten rent). TJ Maxx / HomeGoods is an American department store chain, and two of the main subsidiaries of the TJX Companies Inc. an off-price apparel and home fashions retailer in the United States and worldwide. At the end of fiscal year 2023, the TJX Companies, Inc. reported nearly 4,800 stores across nine countries and three continents, and six branded e-commerce sites, with approximately 329,000 associates. Along with TJ Maxx and HomeGoods, The TJX Companies Inc. operates as Marshalls, Sierra, and HomeSense. TJ Maxx / HomeGoods has anchored the Shops at La Palmera Property since November 2013, has a lease expiration date of November 30, 2028, and has three, 5-year renewal options remaining.

DSW Shoe Warehouse (18,000 square feet, 8.2% of net rentable area, 10.7% of underwritten rent). DSW Shoe Warehouse is a store chain owned by Designer Brands Inc (NYSE: DBI), an American company that sells designer and name brand shoes and fashion accessories, operating over 500 stores in the United States and an e-commerce website. DSW Shoe Warehouse has been a tenant at the Shops at La Palmera Property since March 2014, has a lease expiration date of March 31, 2029, and has one, 5-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
145

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The following table presents a summary regarding the major tenants at the Shops at La Palmera Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Dick's Sporting Goods	Baa3/NR/BB	61,233	28.0%	$13.50	$826,646	20.6%	1/31/2029	3, 5-Year	N
TJ Maxx / HomeGoods	A2/NR/A	44,750	20.5%	$11.00	$492,250	12.3%	11/30/2028	3, 5-Year	N
DSW Shoe Warehouse	NR/NR/NR	18,000	8.2%	$23.90	$430,200	10.7%	3/31/2029	1, 5-Year	N
Jared's	NR/BB/BB-	0	0.0%	NAP	$199,650	5.0%	1/31/2029	2, 5-Year	N
DXL	NR/NR/NR	7,000	3.2%	$26.62	$186,340	4.7%	4/30/2024	2, 5-Year	N
Big Lots	NR/NR/NR	29,465	13.5%	$6.25	$184,156	4.6%	1/31/2029	3, 5-Year	N
Total Major Tenants		160,448	73.5%	$14.45	$2,319,242	57.9%

Non-Major Tenants		51,377	23.5%	$32.80	$1,685,266	42.1%
Occupied Collateral Total		211,825	97.0%	$18.90	$4,004,507	100.0%

Vacant Space		6,619	3.0%

Collateral Total		218,444	100.0%

(1)	Information is based on the underwritten rent roll as of September 11, 2023.
(2)	Certain ratings are those of the parent entity, whether or not the parent entity guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Shops at La Palmera Property:

Lease Expiration Schedule(1)(2)

Year Ending March 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Annual U/W Gross Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	4	12,721	5.8%	12,721	5.8%	$406,412	10.1%	$31.95
2025	2	3,131	1.4%	15,852	7.3%	$105,721	2.6%	$33.77
2026	1	2,500	1.1%	18,352	8.4%	$90,200	2.3%	$36.08
2027	4	15,034	6.9%	33,386	15.3%	$444,773	11.1%	$29.58
2028	4	51,052	23.4%	84,438	38.7%	$661,696	16.5%	$12.96
2029	8	118,727	54.4%	203,165	93.0%	$2,048,329	51.2%	$17.25
2030	1	2,500	1.1%	205,665	94.1%	$95,000	2.4%	$38.00
2031	1	4,200	1.9%	209,865	96.1%	$92,400	2.3%	$22.00
2032	0	0	0.0%	209,865	96.1%	$0	0.0%	$0.00
2033	1	1,960	0.9%	211,825	97.0%	$59,976	1.5%	$30.60
Thereafter	0	0	0.0%	211,825	97.0%	$0	0.0%	$0.00
Vacant	0	6,619	3.0%	218,444	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.(3)	26	218,444	100.0%			$4,004,507	100.0%	$18.90
(1)	Information obtained from the underwritten rent roll as of September 11, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease expiration schedule.
(3)	Total/Wtd. Avg. Annual U/W Gross Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The following table presents historical occupancy percentages at the Shops at La Palmera Property:

Historical Occupancy

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	9/11/2023(2)
94.5%	92.4%	94.3%	96.2%	97.0%
(1)	Provided by the borrower sponsor.
(2)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shops at La Palmera Property:

Cash Flow Analysis

	2021	2022	TTM 7/31/2023(1)	U/W(2)	%(1)	U/W $ per SF
Gross Potential Rent(2)	$3,581,130	$3,709,273	$3,734,889	$4,138,994	68.5%	$18.95
Reimbursements	1,169,375	1,246,806	1,452,165	1,899,557	31.5	8.70
Net Rental Income	$4,750,505	$4,956,079	$5,187,054	$6,038,551	100.0%	$27.64
Other Income(3)	103,873	43,678	72,599	72,599	1.2	0.33
(Vacancy & Concessions)	0	0	0	(301,928)	(7.3)	(1.38)
Effective Gross Income	$4,854,378	$4,999,757	$5,259,653	$5,809,223	96.2%	$26.59

Real Estate Taxes	667,041	670,230	670,230	747,502	12.9	3.42
Insurance	199,878	263,045	317,075	518,036	8.9	2.37
Management Fee	156,569	150,258	161,271	174,277	3.0	0.80
Other Operating Expenses	1,047,334	866,084	893,383	893,383	15.4	4.09
Total Operating Expenses	$2,070,822	$1,949,617	$2,041,959	$2,333,197	40.2%	$10.68

Net Operating Income	$2,783,556	$3,050,140	$3,217,695	$3,476,025	59.8%	$15.91
Replacement Reserves	0	0	0	33,429	0.6	0.15
TI/LC	0	0	0	242,524	4.2	1.11
Net Cash Flow	$2,783,556	$3,050,140	$3,217,695	$3,200,072	55.1%	$14.65

NOI DSCR	1.22x	1.34x	1.41x	1.53x
NCF DSCR	1.22x	1.34x	1.41x	1.41x
NOI Debt Yield	9.4%	10.3%	10.9%	11.8%
NCF Debt Yield	9.4%	10.3%	10.9%	10.8%
(1)	Increases in Gross Potential Rent and NOI from TTM 7/31/2023 to UW are primarily due to eight tenants, representing 74.2% of net rentable area, having renewed their leases with effective rent step dates occurring between December 1, 2023 and November 1, 2024.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Concessions and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes rent steps through November 2024 totaling $184,305.
(4)	Other Income represents percentage rent, signage income, and other miscellaneous income.

Appraisal. According to the appraisal dated September 22, 2023, the Shops at La Palmera Property had an “As-is” appraised value of $48,200,000 as of September 1, 2023.

Environmental Matters. According to the Phase I environmental report dated September 15, 2023, there was no evidence of any recognized environmental conditions at the Shops at La Palmera Property.

Market Overview and Competition. The Shops at La Palmera Property is located in Corpus Christi, Texas, in the Mid-City retail submarket within the Corpus Christi TX retail market. The Shops at La Palmera Property is located at the corner of South Padre Island Drive and Staples Street, in the local retail corridor that includes more than two million square feet of retail space, including the adjacent La Palmera Mall, a one million square foot mall anchored by Dillard’s, Macy’s and JC Penney. The Shops at La Palmera Property sits within the 80-acre La Palmera Shopping District, a popular shopping destination for consumers throughout the Coastal Bend Region.

The economy of Corpus Christi is supported by tourism, retail, oil/petrochemicals, and public administration sectors. The Port of Corpus Christi, the fifth largest U.S. port and deepest inshore port on the Gulf of Mexico, handles mostly oil and agricultural products. Corpus Christi is home to Naval Air Station Corpus Christi (NAS). NAS is one of the largest employers in the city. The Corpus Christi Army Depot, on NAS Corpus Christi, is the largest helicopter repair facility in the world. Other employers in the city include the headquarters of Stripes Convenience Stores, CHRISTUS Spohn Health System, AEP Texas, H-E-B, and Bay Limited. The city of Corpus Christi also

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
147

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

benefits from its location to the Eagle Ford Shale Play, a geological formation with a large amount of oil and natural gas. Thousands of jobs are associated with the Eagle Ford Shale Play at companies such as Halliburton, C&J Energy Services and Baker Hughes. Corpus Christi is also home to several institutions of higher education, including Texas A&M University – Corpus Christi, Del Mar College, and Saint Leo University – Corpus Christi. Texas A&M – Corpus Christi has an annual enrollment of approximately 12,000 students. Del Mar College is a local community college with an annual enrollment of approximately 12,200 students.

According to the appraisal, as of the second quarter of 2023, the Mid-City retail submarket had approximately 7.0 million square feet of retail space inventory, overall vacancy in the submarket was approximately 5.7% and asking rent was $13.21 PSF. According to the appraisal, as of the second quarter of 2023, the Corpus Christi TX retail market had approximately 29.1 million square feet of retail space inventory, overall vacancy in the submarket was approximately 3.3% and asking rent was $15.03 PSF. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Shops at La Palmera Property was 13,123, 113,491 and 210,744, respectively. The 2022 average household income within a one-, three- and five-mile radius of the Shops at La Palmera Property was $65,637, $84,000 and $89,777, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shops at La Palmera Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs)	Tenant Allowance PSF (New/Renewal)	Leasing Commissions (New/Renewal)	Reimbursements
Inline	$27.00	5	$25.00 / $10.00	6.0% / 4.0%	Net
Junior Anchor	$12.00	10	$15.00 / $10.00	6.0% / 4.0%	Net
Large Inline	$21.00	10	$15.00 / $10.00	6.0% / 4.0%	Net
Premium Retail	$38.00	10	$40.00 / $20.00	6.0% / 4.0%	Net
(1)	Information obtained from the appraisal.

The table below presents junior anchor leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	Dick’s Sporting Goods TJ Maxx / HomeGoods	61,233 44,750	Feb. 2024 Dec. 2023	5 5	$13.50 $11.00	NNN NNN
The Plaza on Galveston Island Galveston, TX	1970 / NAP	151,905	Beall’s	28,445	Feb. 2023	11	$10.00	NNN
Colonial Village Shopping Center McAllen, TX	1975 / NAP	59,424	Undisclosed	11,265	Feb. 2023	10	$9.00	NNN
Arbor Park Shopping Center San Antonio, TX	1998 / NAP	143,621	Harbor Freight Tools	15,122	Jan. 2023	10	$12.00	NNN
Independence Plaza Laredo, TX	2008 / 2016	73,470	Texas Fine Furniture	22,852	Feb. 2022	6	$13.50	NNN
5858 South Padre Island Drive Corpus Christi, TX	1980 / NAP	100,911	Listing	20,000	NAP	NAP	$15.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of September 11, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
148

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The table below presents large in-line leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	DSW Shoe Warehouse DXL	18,000 7,000	Apr. 2024 Apr. 2014	5 10	$23.90 $26.62	Gross NNN
Alison’s Corner San Antonio, TX	2002 / NAP	55,066	Shoe Carnival	9,000	Aug. 2023	10	$19.00	NNN
Woodlake Crossing San Antonio, TX	2008 / 2023	288,071	Petco	10,375	Feb. 2023	7	$14.50	NNN
Camelot Plaza San Antonio, TX	1983 / 2010	79,594	H&R Block	5,000	Jul. 2022	NAV	$19.00	NNN
Jackson Ridge Square Pharr, TX	2008 / NAP	28,770	QC Kinetix	6,136	Mar. 2022	7.4	$22.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of September 11, 2023.

The table below presents premium retail leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built / Renovated	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	Hopdoddy Burger Bar San Antonio Shoes	4,000 2,411	Aug. 2016 Feb. 2019	10.4 5	$41.80 $40.31	NNN NNN
1503 East Expressway 83 San Juan, TX	2023 / NAP	3,006	Dunkin’ Donuts	1,806	Dec. 2023	5	$44.00	NNN
Springtown Shopping Center San Marcos, TX	2017 / NAP	6,000	Tenant	2,500	Jul. 2023	3	$36.00	NNN
3831 North Expressway Brownsville, TX	2021 / NAP	5,520	Verizon Wireless	2,500	Nov. 2022	0.2	$36.50	NNN
The Shops at Dove Creek San Antonio, TX	2019 / NAP	273,706	Mattress Firm	4,500	Jul. 2022	10	$32.00	NNN
814 East Expressway 83 McAllen, TX	1992 / NAP	9,133	Jersey Mike’s Subs	1,533	Jun. 2022	10	$36.00	NNN
Plum Creek Village Kyle, TX	2021 / NAP	19,955	Shipley Donut	2,000	Feb. 2022	10	$32.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built / Renovated is obtained from the underwritten rent roll as of September 11, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
149

Retail – Anchored	Loan #12	Cut-off Date Balance:	$29,500,000
4938, 4954 and 4902 Staples Street South	Shops at La Palmera	Cut-off Date LTV:	61.2%
Corpus Christi, TX 78412		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	11.8%

The table below presents in-line leasing data at comparable retail properties with respect to the Shops at La Palmera Property:

Comparable Leases(1)

Property Name	Year Built	Total NRA	Tenant	Tenant Size	Lease Start Date	Lease Term (years)	Annual Base Rent PSF	Lease Type
Shops at La Palmera(2) Corpus Christi, TX	1985 / 2022	218,444	Orangetheory Fitness Jersey Mike’s Subs	3,304 1,500	Jun. 2023 Jul. 2020	5 5.2	$24.35 $25.00	NNN NNN
Ayers Plaza Corpus Christ, TX	2006 /NAP	25,200	Local Retail Tenant	1,800	Sep. 2023	5	$26.00	NNN
Ara’s Center Corpus Christi, TX	2015 / NAP	13,202	Hot Chicken Run	1,974	Jun. 2023	5	$24.00	NNN
6113 Saratoga Boulevard Corpus Christi, TX	2016 / NAP	9,906	Mariner Finance	1,100	Apr. 2023	5	$27.00	NNN
HEB Retail Center Corpus Christi, TX	2007 / NAP	9,600	My Mimi’s Kitchen	2,100	Apr. 2023	5	$25.00	NNN
Mission Plaza Corpus Christi, TX	1972 / 1993	163,067	Texan Credit	1,498	Aug. 2022	5	$24.00	NNN
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of September 11, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
150

No. 13 – RV Storage Depot

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment	NR/NR/NR		Property Type – Subtype:	Other – RV/Boat Storage
	(S&P/Fitch/KBRA):			Location:	Altamonte Springs, FL
	Original Principal Balance:	$28,000,000		Size:	1,489,149 SF
	Cut-off Date Balance:	$28,000,000		Cut-off Date Balance Per SF:	$18.80
	% of Initial Pool Balance:	3.8%		Maturity Date Balance Per SF:	$18.80
	Loan Purpose:	Refinance		Year Built/Renovated:	1978/2021
	Borrower Sponsors:	John Saunders and Philip Scott Ramser Jr.		Title Vesting:	Fee
	Guarantors:	John Saunders and Philip Scott Ramser Jr.		Property Manager:	RVSD Management Inc
	Mortgage Rate:	8.5500%			(borrower-related)
	Note Date:	October 26, 2023		Current Occupancy (As of)(1):	80.7% (9/23/2023)
	Seasoning:	1 month		YE 2022 Occupancy(1):	74.5.%
	Maturity Date:	November 1, 2028		YE 2021 Occupancy(1):	89.3%
	IO Period:	60 months		YE 2020 Occupancy:	NAP(2)
	Loan Term (Original):	60 months		YE 2019 Occupancy:	NAP(2)
	Amortization Term (Original):	NAP		Appraised Value:	$64,000,000
	Loan Amortization Type:	Interest Only		Appraised Value Per SF:	$42.98
	Call Protection:	L(25),D(28),O(7)		Appraisal Valuation Date:	August 25, 2023
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type	NAP		TTM NOI (7/31/2023):	$3,012,883
	(Balance):			YE 2022 NOI:	$2,242,078
				YE 2021 NOI:	NAP(2)
Escrows and Reserves				YE 2020 NOI:	NAP(2)
	Initial	Monthly	Cap	U/W Revenues:	$4,583,070
Taxes:	$24,042	$24,042	NAP	U/W Expenses:	$1,339,696
Insurance:	$13,980	$13,379	NAP	U/W NOI:	$3,243,374
Deferred Maintenance:	$20,438	$0	NAP	U/W NCF:	$3,168,916
Replacement Reserve:	$0	$6,205	$148,915	U/W DSCR based on NOI/NCF:	1.34x / 1.31x
Debt Service Reserve:	$237,326	$0	NAP	U/W Debt Yield based on NOI/NCF:	11.6% / 11.3%
				U/W Debt Yield at Maturity based on NOI/NCF:	11.6% / 11.3%
				Cut-off Date LTV Ratio:	43.8%
				LTV Ratio at Maturity:	43.8%

Sources and Uses
Sources			Uses
Mortgage loan amount	$28,000,000	100.0%	Loan payoff	$25,834,881	92.3%
			Return of Equity	743,390	2.7
			Reserves	295,786	1.1
			Closing Costs	1,125,943	4.0
Total Sources	$28,000,000	100.0%	Total Uses	$28,000,000	100.0%
(1)	Occupancy is based off square footage. Occupancy based off of units for 9/23/2023, YE 2022, and YE 2021 was 54.0%, 74.6% and 88.3%, respectively. The large discrepancy in Current Ocupancy as of 9/23/2023 is due to a high number of smaller vacant units, as well as the Jingoli space only counting as 1 unit. Pease refer to the the unit mix table below.
(2)	The borrower sponsor acquired the RV Storage Depot Property (as defined below) in November 2021. YE 2021 and YE 2020 historical cashflows and YE 2020 and YE 2019 occupancy are not available due to the transfer of ownership.

The Mortgage Loan. The thirteenth largest mortgage loan (the “RV Storage Depot Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $28,000,000 and secured by a first priority fee mortgage encumbering a self storage property totaling 1,489,149 square feet and located in Altamonte Springs, Florida (the “RV Storage Depot Property”).

The Borrower and Borrower Sponsor. The borrower for the RV Storage Depot Mortgage Loan is RDC Altamonte Springs LLC, a single-purpose Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RV Storage Depot Mortgage Loan.

The borrower sponsors and non-recourse carve-out guarantors are John Saunders and Philip Scott Ramser, Jr. Mr. Ramser is the founder and CEO of Ramser Development Company, which he founded in 1986 with his grandfather. Ramser Development Company

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
151

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

is a vertically integrated developer and operator of recreational vehicle (“RV”) and boat storage, self-storage and industrial outdoor storage properties. Ramser Development Company was founded in 1986, and currently operates a portfolio of 10 properties that total over 1.5 million rentable square feet of RV and boat storage and over 6,200 indoor and outdoor storage spaces throughout California and Florida. John Saunders is the chairman and sits on the board of directors of Core Realty Holdings, LLC, a commercial and multifamily real estate developer, and manager that operates a current portfolio of over 10.6 million square feet of space throughout the United States. John Saunders personally owns over 90 commercial real estate properties throughout the United States. Mr. Ramser and Mr. Saunders (and/or related family trusts of each of them) each owns a 50% interest in SC Storage LLC, which is managed by Mr. Ramser and owns a 29.0% interest in the borrower.

The Property. The RV Storage Depot Property is a 1,489,149 square foot RV, boat, trailer, equipment, and automobile self-storage property located in Altamonte Springs, Florida approximately 8.9 miles north of downtown Orlando. The RV Storage Depot Property was built in 1978 and sits on a 56.28-acre site. The RV Storage Depot Property is comprised of a north side parcel and a south side parcel on either side of Hillview Drive. The RV Storage Depot Property also includes a single-family home located approximately 0.5 miles to the west along Hillview Drive, which includes signage for the RV Storage Depot Property and is leased to a tenant. Property Amenities at the RV Storage Depot Property include surveillance cameras, wash bays, dumping stations, staging areas, electrical hookups, and on-site valet parking The borrower sponsor acquired the RV Storage Depot Property in November 2021 for $36.0 million and has since invested $4.2 million in renovations including upgraded galvanized steel buildings, metal roofs, and space reconfiguration, resulting in an additional 30,606 square feet of rentable area on the south parcel. Additionally, the borrower sponsor graded and paved 14 acres of previously vacant land on the north parcel.

South Parcel

The south parcel contains a mix of storage space, including Indoor Valet High/Low Cover, Outdoor Self Park/Outdoor Valet, and self storage. All Indoor Valet High/Low Cover units contain covered parking under permanent steel structures. High Cover units are larger and typically reserved for anything 14 feet or longer. These tenants include RVs, boats on trailers and larger vehicles. Low Cover units are smaller and typically reserved for vehicles such as classic cars and non-center console boats. The Outdoor Self Park/Outdoor Valet units are outdoor parking spaces. Tenants have the option to either park vehicles/boats themselves, or pay to have an employee park for them. The self storage units are fully enclosed large self-storage units, which average approximately 500 square feet. Tenants include landscaping companies and other contractors who store machinery and equipment.

North Parcel

The north parcel is exclusively outdoor paved parking and contains approximately 170 outdoor self park units, as well as three areas subject to commercial leases to Jingoli Power, LLC, Tesla and Orlando RV.

Jingoli (827,640 square feet, $1,596,000 annual underwritten rent ($1.93 PSF)). Jingoli Power, LLC (“Jingoli”) is a subsidiary of Jospeh Jingoli & Son, Inc, a privately held construction company that was founded over 100 years ago in New Jersey. The company operates within the power/energy, economic development, healthcare, gaming, education, and industrial/manufacturing sectors. Jingoli Power, LLC specializes in complex electric utility construction projects. Jingoli Power, LLC leases 827,640 square feet,used as a staging space and laydown yard, as well as truck and other vehicle storage. Jingoli Power, LLC has been a tenant at the RV Storage Depot Property since April 2023, has a lease expiration date of March 31, 2028, and has no renewal options. Jingoli has termination options as of March 31, 2025, 2026 and 2027, in each case upon prior notice and payment of a termination fee.

Tesla (160,225 square feet). Tesla is an American clean energy and electric automotive company founded in 2003. Tesla leases 510 spaces/160,225 square feet that is used to store RVs that are sold out of its nearby retail locations, the closest of which is a Tesla showroom that is located approximately three miles south of the RV Storage Depot Property. Tesla executed its initial lease in February 2023 for 310 full size parking spaces, for $175.00 in rent per space. In May 2023, Tesla amended its lease to expand into an additional 200 spaces for $150 in rent per additional space. Tesla has a lease expiration date of December 31, 2023, and therefore, Tesla has been underwritten as vacant, with $0 attributable underwritten rent. Tesla has one, 6-month renewal option remaining.

Orlando RV (71,775 square feet, $126,000 annual underwritten rent ($1.76 PSF)). Orlando RV is a new and used RV retailer and servicer. It leases 102 spaces that is used to store RVs that are sold out of its main showroom which is located approximately six miles to the east of the RV Storage Depot Property. Orlando RV operates on a month-to-month lease, and has been a tenant at the RV Storage Depot Property since 2013. Orlando RV previously occupied individual spaces on the lot that is now leased to Jingoli Power, LLC, however, after the 14-acre redevelopment by the borrower sponsor, Orlando RV moved to a newly paved lot directly next to its old space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
152

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

The following table presents a summary regarding the unit mix at the RV Storage Depot Property:

Unit Mix(1)

Category	Occupied Units	Total Units	Occupancy (Per unit)	Occupied SF	Total SF	Occupancy (PSF)	Annual UW Rent	Annual UW Rent PSF(2)
Jingoli(3)	1	1	100%	827,640	827,640	100.0%	$1,596,000	$1.93
Tesla(4)	0	510	0.0%	0	160,225	0.0%	$0	$0.00
Orlando RV(5)	102	102	100%	71,775	71,775	100.0%	$126,000	$1.76
Commercial Outdoor Parking	103	613	16.8%	899,415	1,059,640	84.9%	$1,722,000	$1.91

High Clear Indoor Valet	471	609	77.3%	128,880	162,260	79.4%	$1,557,468	$12.08
Low Clear Indoor Valet	152	225	67.6%	29,570	44,800	66.0%	$342,672	$11.59
Outdoor Self Parking	203	394	51.5%	83,702	151,242	55.3%	$459,396	$5.49
Outdoor Valet Parking	155	180	86.1%	45,680	52,350	87.3%	$289,704	$6.34
Residential	1	1	100.0%	1,101	1,101	100.0%	$16,800	$15.26
Self Storage	28	39	71.8%	13,626	17,756	76.7%	$148,572	$10.90
Total/Wtd. Avg.	1,113	2,061	54.0%	1,201,974	1,489,149	80.7%	$4,536,612	$3.77
(1)	Information is based on the underwritten rent roll as of September 23, 2023.
(2)	Annual UW Rent PSF is calculated by dividing Annual UW Rent by Occupied SF. Vacant space is not included in the calculation.
(3)	Jingoli has a lease expiration date of March 31, 2028 and has no renewal options. Jingoli has termination options as of March 31, 2025, 2026 and 2027, in each case upon prior notice and payment of a termination date.
(4)	Tesla has a lease expiration date of December 31, 2023, and therefore, Tesla has been underwritten as vacant, with $0 attributable underwritten rent. Tesla has one, 6-month renewal option remaining. Tesla currently pays $1,011,000 in annual base rent.
(5)	Orlando RV leases its space on a month-to-month basis.

The following table presents historical occupancy percentages at the RV Storage Depot Property:

Historical Occupancy(1)

12/31/2021(2)	12/31/2022(2)	9/23/2023(3)
89.3%	74.5%	80.7%
(1)	Historical Occupancy % is based on square footage.
(2)	Provided by the borrower sponsor.
(3)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
153

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the RV Storage Depot Property:

Cash Flow Analysis

	2022	TTM 7/31/2023	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$3,258,555	$3,290,877	$2,797,812	61.0%	$1.88
Other Income(3)	182,397	976,749	1,785,258	39.0	1.20
(Vacancy & Concessions)(4)	0	0	0	0.0	0.00
Effective Gross Income	$3,440,951	$4,267,626	$4,583,070	100.0%	$3.08

Real Estate Taxes	276,126	266,038	316,387	6.9	0.21
Insurance	112,973	123,091	155,885	3.4	0.10
Management Fee	172,421	216,668	183,323	4.0	0.12
Other Operating Expenses	637,353	648,947	684,101	14.9	0.46
Total Operating Expenses	$1,198,874	$1,254,743	$1,339,696	29.2%	$0.90

Net Operating Income	$2,242,078	$3,012,883	$3,243,374	70.8%	$2.18
Replacement Reserves	0	0	74,457	1.6	0.05
Net Cash Flow	$2,242,078	$3,012,883	$3,168,916	69.1%	$2.13

NOI DSCR	0.92x	1.24x	1.34x
NCF DSCR	0.92x	1.24x	1.31x
NOI Debt Yield	8.0%	10.8%	11.6%
NCF Debt Yield	8.0%	10.8%	11.3%
(1)	Represents percent of Effective Gross Income for all fields.
(2)	U/W Gross Potential Rent is based on the underwritten rent roll dated September 23, 2023, which represents income from individual RV and boat storage tenants and has an implied vacancy of 8.5%.
(3)	Other Income includes $1,722,000 of annual contract rent from the commercial tenants Jingoli and Orlando RV. The third commercial tenant, Tesla, was underwritten as vacant, with no attributable rent. Other Income also includes $63,258 of annual rental income from the residential lease at 795 Hillview Drive, administrative fees, electricity income, transfer fee income and other miscellaneous income.
(4)	Gross Potential Rent is underwritten based on an implied vacancy of 8.5% with no additional vacancy taken.

Appraisal. According to the appraisal, the RV Storage Depot Property had an “As Is” appraised value of $64,000,000 as of August 25, 2023.

Environmental Matters. According to the Phase I environmental site assessment dated September 28, 2023, there was no evidence of any recognized environmental conditions at the RV Storage Depot Property.

Market Overview and Competition. The RV Storage Depot Property is located in Altamonte Springs, Florida, approximately 8.9 miles north of downtown Orlando. Primary access to the areas is provided by Interstate 4 and U.S. Highway 441. Interstate 4 runs in a north/south direction through the eastern section of the RV Storage Depot Property’s neighborhood and provides access to Orlando to the south, while also running across Central Florida from Tampa to the southwest and Daytona Beach to the northeast. U.S. Highway 441 is a major commercial corridor for the area and runs along the southwestern boundary of the RV Storage Depots neighborhood.

The appraiser defined the RV Storage Depot Property’s primary trade area as a 20-miles radius. This trade area contains seven additional properties totaling 2,452 units that were located between nine and 18 miles from the RV Storage Depot Property. According to the appraisal, leisure boating and fishing are the largest outdoor recreation activities in the United States. An estimated 100 million Americans go boating each year and 11.9% of U.S. households own a boat. Boat sales increased during the pandemic, and the boating demographic is changing as millennials now make up 31% of boat owners. More than 11 million U.S. households now own an RV. According to the appraisal, the 2023 population within a one-, three-, and five-mile radius of the RV Storage Depot Property was 12,439, 102,227, and 245,877, respectively. According to the appraisal, the 2023 average household income within a one-, three- and five-mile radius of the RV Storage Depot Property was $90,043, $87,633 and $96,946, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Other – RV/Boat Storage	Loan #13	Cut-off Date Balance:	$28,000,000
601 Hillview Drive	RV Storage Depot	Cut-off Date LTV:	43.8%
Altamonte Springs, FL 32714		U/W NCF DSCR:	1.31x
		U/W NOI Debt Yield:	11.6%

The table below presents leasing data at comparable storage properties with respect to the RV Storage Depot Property:

Competitive Set(1)

Property Name	Year Built	Units	Occupancy	Distance
RV Storage Depot(2) Altamonte Springs, FL	1978	2,061	80.7%
Boat-RV-Auto Storage Winter Garden, FL	2002	450	97.0%	12.06
Top Notch RV Storage Clemont, FL	1961	455	98.0%	18.13
Fortress Storage Orlando, FL	2019	295	100.0%	14.50
Central Park Self Storage Orlando, FL	1985	50	90.0%	12.40
All Aboard Storage Orlando, FL	2023	350	96.0%	9.30
Park a Lot 247 Orlando, FL	2023	382	NAV	18.20
Oveido Boat & RV Storage Oveido, FL	NAV	470	95.0%	10.25
(1)	Information obtained from the appraisal.
(2)	Information other than Year Built is obtained from the underwritten rent roll as of September 23, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
155

No. 14 – Merit Hill Self Storage

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance(1):	$21,250,000		Location:	Various, Various
	Cut-off Date Balance(1):	$21,250,000		Size:	832,976 SF
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per SF(1):	$102.04
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$102.04
	Borrower Sponsors:	Centerbridge Partners Real Estate Fund, L.P. and CCP III AIV III, L.P.		Year Built/Renovated:	Various / Various
	Guarantors:	Merit Hill Holdings REIT LLC and Merit Hill Holdings REIT II LLC		Title Vesting:	Fee
	Mortgage Rate:	7.0300%		Property Manager:	Various(5)
	Note Date:	September 22, 2023		Current Occupancy (As of):	92.6% (7/31/2023)
	Seasoning:	2 months		YE 2022 Occupancy:	87.1%
	Maturity Date:	October 6, 2028		YE 2021 Occupancy:	89.0%
	IO Period:	60 months		YE 2020 Occupancy:	53.5%
	Loan Term (Original):	60 months		YE 2019 Occupancy:	45.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value(6):	$142,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(6):	$170.47
	Call Protection:	L(23),YM1(3),DorYM1(27),O(7)		As-Is Appraisal Valuation Date(7):	Various
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1)(2):	Yes		TTM NOI (7/31/2023):	$7,244,868
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($63,750,000)		YE 2022 NOI:	$7,026,170
				YE 2021 NOI:	$5,690,557
				U/W Revenues:	$12,172,844
				U/W Expenses:	$4,830,213
				U/W NOI:	$7,342,631
				U/W NCF:	$7,259,334
Escrows and Reserves				U/W DSCR based on NOI/NCF(1):	1.21x / 1.20x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	8.6% / 8.5%
Taxes:	$0	Springing(3)	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	8.6% / 8.5%
Insurance:	$0	Springing(4)	NAP	Cut-off Date LTV Ratio(1)(6):	59.9%
Replacement Reserve:	$0	$6,941	$249,893	LTV Ratio at Maturity(1)(6):	59.9%
Deferred Maintenance:	$61,270	$0	NAP

Sources and Uses
Sources			Uses
Original Loan Amount	$85,000,000	100.0%	Loan Payoff	$67,545,410	79.5%
			Principal Equity Distribution	12,659,327	14.9
			Closing Costs	4,733,993	5.6
			Upfront Reserves	61,270	0.1
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

(1)	The Merit Hill Self Storage Mortgage Loan (as defined below) is part of the Merit Hill Self Storage Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $85,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Merit Hill Self Storage Whole Loan.
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	During the continuance of a cash sweep period, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the reasonably estimated taxes.
(4)	During the continuance of a cash sweep period, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the expected insurance premiums.
(5)	Seven of the Merit Hill Self Storage Properties (as defined below) are managed by Extra Space Management, Inc. and six of the Merit Hill Self Storage Properties are managed by CubeSmart Asset Management, LLC.
(6)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 4.8% portfolio premium. The sum of the individual appraised values is $135,490,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 62.7%.
(7)	The individual appraisal valuation dates range from August 3, 2023 to August 11, 2023.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Merit Hill Self Storage Mortgage Loan”) is part of a whole loan (the “Merit Hill Self Storage Whole Loan”) evidenced by a four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The Merit Hill Self Storage Whole Loan is secured by a first lien mortgage on the borrower’s fee interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

in a 832,976 square foot, self-storage portfolio consisting of 13 individual properties (each, a “Merit Hill Self Storage Property” and collectively, the “Merit Hill Self Storage Properties” or the “Merit Hill Self Storage Portfolio”) located across five states. The Merit Hill Self Storage Mortgage Loan is evidenced by the non-controlling Note A-4 with an outstanding principal balance as of the Cut-off Date of $21,250,000. The Merit Hill Self Storage Whole Loan was co-originated by Goldman Sachs Bank USA (“GS”) and Wells Fargo Bank, National Association (“WFB”) on September 22, 2023. The Merit Hill Self Storage Whole Loan pari passu notes other than those evidencing the Merit Hill Self Storage Mortgage Loan are referred to herein as the “Merit Hill Self Storage Pari Passu Companion Loans.” The Merit Hill Self Storage Whole Loan is being serviced pursuant to the trust and servicing agreement for the Benchmark 2023-V4 securitization trust. The relationship between the holders of the Merit Hill Self Storage Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-V4	Yes
A-2	$20,000,000	$20,000,000	BMO 2023-5C2	No
A-3	$13,750,000	$13,750,000	Benchmark 2023-V4	No
A-4	21,250,000	21,250,000	BANK5 2023-5YR4	No
Total (Whole Loan)	$85,000,000	$85,000,000

The Properties. The Merit Hill Self Storage Portfolio is comprised of 13 properties totaling 6,667 units and 832,976 SF, and 213 parking units, located across five states. The Merit Hill Self Storage Portfolio has a weighted average year built of 2003 and no individual Merit Hill Self Storage Property accounts for more than 20.5% of underwritten net operating income or 13.8% of units across the Merit Hill Self Storage Portfolio. The Merit Hill Self Storage Portfolio was purchased from non-institutional owners in seven separate transactions between September 2019 and December 2021 for an aggregate purchase price of approximately $100.7 million. The borrower sponsors implemented approximately $2 million of value-add capital expenditures and engaged institutional third-party management to increase cash flows. On a same store basis, the Merit Hill Self Storage Portfolio increased net operating income by 27.3% between 2021 and the July trailing 12-month period.

The following table presents certain information relating to the Merit Hill Self Storage Properties:

Portfolio Summary(1)
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
2615 East 12th Street	Oakland, CA	1975 / 2004	88,480	96.2%	$18,100,000	21.3%	$28,850,000	$1,495,168	20.6%
Parkglenn Self-Storage	Parker, CO	2008 / NAP	75,527	95.5%	9,065,000	10.7	14,450,000	722,761	10.0
630 Macarthur Boulevard & 59 Jonathan Bourne Drive	Bourne, MA	1984; 2002 / NAP	51,157	86.9%	8,657,000	10.2	13,800,000	741,529	10.2
30690 Aldine Westfield Rd	Spring, TX	2017 / NAP	109,300	89.5%	8,532,000	10.0	13,600,000	738,952	10.2
13404 E Broncos Pkwy	Englewood, CO	2016 / NAP	64,460	98.2%	7,051,000	8.3	11,240,000	479,967	6.6
3803 N Navarro St	Victoria, TX	1998 / NAP	81,250	85.8%	6,274,000	7.4	10,000,000	558,772	7.7
2102 NW Stallings Dr	Nacogdoches, TX	1998 / NAP	57,100	97.0%	5,019,000	5.9	8,000,000	488,085	6.7
2005 W Wheeler Ave	Aransas Pass, TX	1998 / NAP	56,950	95.3%	4,799,000	5.6	7,650,000	461,359	6.4
3817 Gulf Freeway	Dickinson, TX	2003 / NAP	71,925	91.8%	4,454,000	5.2	7,100,000	370,346	5.1
1600 E General Cavazos Blvd	Kingsville, TX	2000 / NAP	56,550	93.5%	4,266,000	5.0	6,800,000	402,679	5.5
11615 Rubina Pl	Waldorf, MD	2011 / NAP	32,700	91.4%	3,388,000	4.0	5,400,000	302,131	4.2
4222 N Main St	Baytown, TX	1986 / 2022	66,250	94.0%	3,199,000	3.8	5,100,000	255,374	3.5
12 Irongate Drive	Waldorf, MD	1984 / NAP	21,327	84.3%	2,196,000	2.6	3,500,000	242,209	3.3
Total			832,976	92.6%	$85,000,000	100.0%	$142,000,000(3)	$7,259,334	100.0%

(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 31, 2023.
(3)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 4.8% portfolio premium. The sum of the individual appraised values is $135,490,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 62.7%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
157

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

The following table presents information with respect to the unit mix of the Merit Hill Self Storage Properties:

Unit Mix(1)
Unit	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	UW Rent Per Unit
Billboard	0	0.0%	1	100.0%	$16,800
Climate Controlled	217,095	26.1%	1,958	96.8%	$1,801
Dehumidified Only	5,200	0.6%	46	93.5%	$3,202
Evaporated Only	5,128	0.6%	28	85.7%	$2,607
Non-Climate Controlled	547,065	65.7%	4,414	92.2%	$1,883
Office	25,988	3.1%	146	87.7%	$3,346
Parking	0	0.0%	213	77.0%	$1,469
Covered Parking	32,500	3.9%	74	77.0%	$1,966
Total/Weighted Average	832,976	100%	6,880	92.8%	$1,892
(1)	Based on the underwritten rent roll as of July 31, 2023.
(2)	Current Occupancy is calculated based on the # of units.

The following table presents historical occupancy percentages at the Merit Hill Self Storage Properties:

Historical Occupancy(1)

2021	2022	7/31/2023
89.0%	87.1%	92.6%
(1)	Based on the underwritten rent roll as of July 31, 2023.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Merit Hill Self Storage Properties:

Cash Flow Analysis

	2021	2022	TTM 7/31/2023	U/W		%(1)	U/W $ per SF
Base Rent	$9,247,732	$10,782,425	$11,320,027	$11,433,640	(2)	93.9%	$13.73
Grossed Up Vacant Space	0	0	0	0		0.0	0.0
Gross Potential Rent	$9,247,732	$10,782,425	$11,320,027	$11,433,640		93.9%	$13.73
Other Income(3)	690,022	637,923	693,037	739,204		6.1	0.89
Net Rental Income	$9,937,754	$11,420,348	$12,013,064	$12,172,844		100.0%	$14.61
(Vacancy)	(0)	(0)	(0)	(0)		(0.0)	(0.0)
Effective Gross Income	$9,937,754	$11,420,348	$12,013,064	$12,172,844		100.0%	$14.61

Total Operating Expenses	$4,247,197	$4,394,178	$4,768,196	$4,830,213		39.7%	$5.80

Net Operating Income	$5,690,557	$7,026,170	$7,244,868	$7,342,631		60.3%	$8.81
Replacement Reserves	0	0	0	83,298		0.7	0.10
Net Cash Flow	$5,690,557	$7,026,170	$7,244,868	$7,259,334		59.6%	$8.71

NOI DSCR(4)	0.94x	1.16x	1.20x	1.21x
NCF DSCR(4)	0.94x	1.16x	1.20x	1.20x
NOI Debt Yield(4)	6.7%	8.3%	8.5%	8.6%
NCF Debt Yield(4)	6.7%	8.3%	8.5%	8.5%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(2)	The Base Rent is calculated based on the in-place occupancy of 92.6% as of July 31, 2023.
(3)	Other Income includes utilities, repairs & maintenance, and payroll.
(4)	Debt service coverage ratios and debt yields are based on the Merit Hill Self Storage Whole Loan.

The Market. The self-storage industry is considered stable compared to other commercial real estate sub-sectors, and has experienced strong performance growth, particularly in recent years. Self-storage REITs reported year-over-year same store revenue and net operating income growth of approximately 5% in the second quarter of 2023 driven by rent increases on existing customers. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
158

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

industry also continues to benefit from the continued increase in household usage of self-storage (up to 11.1% of households in 2023 from 10.6% in 2020 per the 2023 Self-Storage Demand Study conducted by the Self-Storage Association), an increase in length of stay seen in the industry and the slowdown in new supply.

The following table presents certain local demographic data related to the Merit Hill Self Storage Properties:

Property Name – Location	2022 Population (within 1-mi. / 3-mi. / 5-mi. Radius)(1)	2022 Average Household Income (within 1-mi. / 3-mi. / 5-mi. Radius)(1)
2615 East 12th Street – Oakland, CA	41,479 / 299,919 / 511,591	$90,467 / $125,638 / $132,212
Parkglenn Self-Storage – Parker, CO	4,518 / 73,471 / 137,657	$137,296 / $159,219 / $165,042
630 Macarthur Boulevard & 59 Jonathan Bourne Drive – Bourne, MA	1,318 / 9,113 / 27,306	$113,687 / $115,296 / $116,967
30690 Aldine Westfield Rd – Spring, TX	13,476 / 68,157 / 130,349	$157,658 / $142,065 / $141,545
13404 E Broncos Pkwy – Englewood, CO	2,869 / 52,272 / 213,606	$102,076 / $144,502 / $158,516
3803 N Navarro St – Victoria, TX	8,768 / 54,201 / 69,110	$71,865 / $84,176 / $86,771
2102 NW Stallings Dr – Nacogdoches, TX	1,898 / 23,167 / 37,487	$53,461 / $54,277 / $62,461
2005 W Wheeler Ave – Aransas Pass, TX	3,445 / 12,036 / 22,102	$78,326 / $76,571 / $76,678
3817 Gulf Freeway – Dickinson, TX	7,408 / 41,680 / 116,643	$112,644 / $126,607 / $135,412
1600 E General Cavazos Blvd – Kingsville, TX	4,587 / 26,518 / 32,725	$88,979 / $64,767 / $66,777
11615 Rubina Pl – Waldorf, MD	13,249 / 38,607 / 61,786	$103,444 / $117,484 / $127,846
4222 N Main St – Baytown, TX	10,040 / 67,556 / 106,859	$72,738 / $79,172 / $86,223
12 Irongate Drive – Waldorf, MD	9,672 / 38,304 / 67,718	$89,103 / $117,519 / $128,411
(1)	Information obtained from the appraisal.

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Merit Hill Self Storage Properties:

Property Name – Location	Current Occupancy (7/31/2021)	Competitive Set Average Occupancy Rate(1)	Monthly Underwritten Rent/Unit	Appraiser’s Monthly Market Rent/Unit(1)
2615 East 12th Street – Oakland, CA	96.2%	81.4%	$197	$218
Parkglenn Self-Storage – Parker, CO	95.5%	89.1%	$172	$189
630 Macarthur Boulevard & 59 Jonathan Bourne Drive – Bourne, MA	86.9%	93.5%	$193	$214
30690 Aldine Westfield Rd – Spring, TX	89.5%	94.6%	$133	$158
13404 E Broncos Pkwy – Englewood, CO	98.2%	91.0%	$171	$201
3803 N Navarro St – Victoria, TX	85.8%	95.6%	$105	$129
2102 NW Stallings Dr – Nacogdoches, TX	97.0%	93.5%	$131	$142
2005 W Wheeler Ave – Aransas Pass, TX	95.3%	92.2%	$131	$144
3817 Gulf Freeway – Dickinson, TX	91.8%	96.9%	$97	$116
1600 E General Cavazos Blvd – Kingsville, TX	93.5%	92.2%	$115	$129
11615 Rubina Pl – Waldorf, MD	91.4%	91.0%	$172	$189
4222 N Main St – Baytown, TX	94.0%	93.0%	$95	$109
12 Irongate Drive – Waldorf, MD	84.3%	91.0%	$139	$171
(1)	Information obtained from the appraisal.

Release of Collateral (Individual Properties). Provided that no event of default is continuing, (I) at any time after the earlier of (x) September 22, 2026, and (y) the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrowers may deliver defeasance collateral and obtain release of one or more individual Merit Hill Self Storage Properties, and (II) at any time on or after the monthly payment date occurring in October 2025, the borrowers may partially prepay the Merit Hill Self Storage Whole Loan and obtain release of one or more individual Merit Hill Self Storage Properties, in each case, provided that, among other conditions, (i) the borrowers (A) prepay (x) 110% of the allocated loan amount of such Merit Hill Self Storage Property or Merit Hill Self Storage Properties until such time as the outstanding principal balance of the Merit Hill Self Storage Whole Loan is equal to or greater than $68,000,000, and (y) 115% of the allocated loan amount of such Merit Hill Self Storage Property or Merit Hill Self Storage Properties at such time as the outstanding principal balance of the Merit Hill Self Storage Whole Loan is less than $68,000,000 (such total product, the “Merit Hill Adjusted Release Amount”) and pay any applicable yield maintenance premiums or (B) deliver defeasance collateral to the lender in an amount equal to the Merit Hill Adjusted Release Amount, in each case in accordance with the Merit Hill Self Storage Whole Loan documents, (ii) after giving effect to such release, the debt yield for the remaining Merit Hill Self Storage Properties is equal to or greater than the greater of (a) 8.55% and (b) the debt yield immediately prior to such release (such greater amount, the “Merit Hill Release Debt Yield”); provided that in the event the debt yield does not equal or exceed the Merit Hill Release Debt Yield, the borrowers are permitted to release an individual Merit Hill Self Storage Property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
159

Property Type: Self Storage	Loan #14	Cut-off Date Balance:	$21,250,000
Property Subtype: Self Storage	Merit Hill Self Storage	Cut-off Date LTV:	59.9%
Address: Various		U/W NCF DSCR:	1.20x
		U/W NOI Debt Yield:	8.6%

and the amount required to be prepaid or defeased, as applicable, in connection with such release is required to equal the greater of (x) the Merit Hill Adjusted Release Amount for the applicable individual Merit Hill Self Storage Property and (y) an amount necessary to achieve the Merit Hill Release Debt Yield; provided, further, that, for purposes of this clause (y), if the individual Merit Hill Self Storage Property is being sold to a third party unaffiliated with the borrowers on arm’s length market terms, then, if after giving effect to such sale and release, and application of Merit Hill Net Sales Proceeds (as defined below), the borrowers do not satisfy clause (b) of the definition of “Merit Hill Release Debt Yield” but satisfy clause (a) of such definition, then the amount to be paid described in this clause (y) is required to be 100% of the gross sales proceeds for such individual Merit Hill Self Storage Property (net of actual closing costs incurred in connection with such sale, but only to the extent the same are arm’s length, market terms closing costs and are not paid to affiliates of the borrowers) (the “Merit Hill Net Sales Proceeds”), (iii) satisfaction of customary REMIC requirements and (iv) the borrowers reimburse the lender and servicer, if any, for any reasonable out-of-pocket, third-party costs and expenses of the lender and servicer arising from such release (including reasonable attorneys’ fees and expenses) not to exceed (x) $10,000 with respect to the coordinated release (simultaneously or on or about the same date) of between one and four individual Merit Hill Self Storage Properties and (y) $20,000 with respect to the coordinated release (simultaneously or on or about the same date) of five (5) or more individual Merit Hill Self Storage Properties in accordance with the terms of the related loan agreement.

Release of Collateral (Release Parcels/Rights). Provided no event of default exists, the borrowers may obtain the release of unimproved non-income producing land located at individual Merit Hill Self Storage Properties (each a “Release Parcel”) (provided that no value was attributed to such Release Parcel in the appraisal delivered to the lender as of the loan origination date) upon satisfaction of certain conditions, including, but not limited to, (i) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the transferee and transferor borrower have otherwise entered into a property tax allocation agreement which has the same economic effect of a tax lot subdivision), (ii) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not be in violation of any leases and any then applicable legal requirements or material covenants and restrictions of record and (iii) satisfaction of any REMIC release conditions. The borrowers may also (a) transfer immaterial portions of individual Merit Hill Self Storage Properties, including, without limitation, to governmental authorities for dedication or public use or in connection with a condemnation proceeding, or to third parties for private use as roadways or for access, ingress or egress, or (b) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for use, access and utilities, provided that no such grant, conveyance or encumbrance has a material adverse effect.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
160

No. 15 – Short Pump Town Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/S&P):	NR/NR/NR		Property Type – Subtype:	Retail – Lifestyle Center
	Original Principal Balance(1):	$20,000,000		Location:	Richmond, VA
	Cut-off Date Balance(1):	$20,000,000		Size(5):	635,494 SF
	% of Initial Pool Balance:	2.7%		Cut-off Date Balance Per SF(1):	$283.24
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$283.24
	Borrower Sponsors:	Forest City Realty Trust, LLC, MJGT Associates, LLC and Queensland Investment Corporation		Year Built/Renovated:	2003/2014
	Guarantor:	Forest City Realty Trust LLC		Title Vesting:	Fee
	Mortgage Rate:	8.3030%		Property Manager:	Brookfield Properties Retail Inc. (borrower-related)
	Note Date:	July 6, 2023		Current Occupancy (As of)(5):	94.4% (6/20/2023)
	Seasoning:	4 months		YE 2022 Occupancy(6):	93.5%
	Maturity Date:	August 1, 2028		YE 2021 Occupancy(6):	92.1%
	IO Period:	60 months		YE 2020 Occupancy(6):	87.6%
	Loan Term (Original):	60 months		As-Is Appraised Value(7):	$378,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(7):	$594.81
	Loan Amortization Type:	Interest only		As-Is Appraisal Valuation Date:	June 7, 2023
	Call Protection(2):	L(28),D(25),O(7)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (5/31/2023)(6):	$27,940,835
	Additional Debt Type (Balance)(1):	Pari Passu ($160,000,000)		YE 2022 NOI(6):	$26,000,838
				YE 2021 NOI(6):	$21,869,622
				YE 2020 NOI(6):	$22,078,334
				U/W Revenues(5):	$34,231,796
				U/W Expenses(5):	$8,446,932
Escrows and Reserves				U/W NOI(5):	$25,784,865
	Initial	Monthly	Cap	U/W NCF(5):	$24,386,778
Taxes:	$0	Springing(3)	NAP	U/W DSCR based on NOI/NCF(1):	1.70x / 1.61x
Insurance:	$0	Springing(3)	NAP	U/W Debt Yield based on NOI/NCF(1):	14.3% / 13.5%
Replacement Reserve:	$0	Springing(3)	$254,198	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.3% / 13.5%
TI/LC Reserve:	$0	Springing(3)	$2,541,976	Cut-off Date LTV Ratio(1):	47.6%
Other Reserves(4):	$6,881,215	$0	NAP	LTV Ratio at Maturity(1):	47.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$180,000,000	99.8%	Loan Payoff	$171,903,023	95.3%
Borrower Equity	320,557	0.2	Upfront Reserves	6,881,215	3.8
			Closing Costs	1,536,319	0.9
Total Sources	$180,320,557	100.0%	Total Uses	$180,320,557	100.0%
(1)	The Short Pump Town Center Mortgage Loan (as defined below) is part of the Short Pump Town Center Whole Loan (as defined below), which is evidenced by eight pari passu promissory notes with an aggregate principal balance of $180,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Short Pump Town Center Whole Loan.
(2)	Defeasance of the Short Pump Town Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Short Pump Town Center Whole Loan to be securitized and (b) July 6, 2026. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in December 2023.
(3)	During a Reserve Period (as defined herein), the borrower is required to deposit (i) 1/12 of annual estimated real estate taxes, (ii) 1/12 of the annual estimated insurance premiums, unless a blanket policy is in place, (iii) $10,592 to a reserve for replacements, subject to a cap of approximately $254,198 (iv) $105,916 for lease rollover expenditures, subject to a cap of $2,541,976. A “Reserve Period” will commence upon the date on which the lender determines that the debt yield is less than 12.0% as of the end of any two consecutive calendar quarters and will expire upon the date that the debt yield is equal to or in excess of 12.0% as of the end of any two consecutive calendar quarters.
(4)	Other Reserves is comprised of $6,639,981 for outstanding landlord obligations and $241,234 for gap and free rent.
(5)	Property Size, Current Occupancy, U/W Revenues, U/W Expenses, U/W NOI and U/W NCF exclude the Dick’s Parcel (as defined below). After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.
(6)	Historical financials and occupancy are inclusive of the Dick’s Parcel.
(7)	The Appraised Value represents Hypothetical As-Is Value which excludes the value attributed to the Dick’s Parcel. Based on the actual As-Is value of $392,000,000, the Cut-off Date LTV and Maturity Date LTV are 45.9%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
161

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Short Pump Town Center Mortgage Loan”) is part of a whole loan (the “Short Pump Town Center Whole Loan”) that is evidenced by eight pari passu promissory notes in the aggregate original principal amount of $180,000,000 and secured by a first priority fee mortgage encumbering a 635,494 square foot lifestyle center located in Richmond, Virginia (the “Short Pump Town Center Property”). The Short Pump Town Center Whole Loan was co-originated by Bank of America, N.A. and Goldman Sachs Bank USA. The Short Pump Town Center Mortgage Loan is evidenced by the non-controlling Notes A-3 and A-4, with an aggregate original principal amount of $20,000,000. The remaining promissory notes comprising the Short Pump Town Center Whole Loan (the “Short Pump Town Center Pari Passu Companion Loans”) are summarized in the below table. The Short Pump Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2023-5YR3 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BANK5 2023-5YR3	Yes
A-2	$15,000,000	$15,000,000	BANK5 2023-5YR3	No
A-3	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-4	$10,000,000	$10,000,000	BANK5 2023-5YR4	No
A-5	$30,000,000	$30,000,000	BMO 2023-5C1	No
A-6	$25,000,000	$25,000,000	BMO 2023-5C1	No
A-7-1	$7,500,000	$7,500,000	BMO 2023-5C1	No
A-7-2	$17,500,000	$17,500,000	BMO 2023-5C2	No
Total	$180,000,000	$180,000,000

The Borrower and Borrower Sponsors. The borrower is Short Pump Town Center, LLC, a Virginia limited liability company and single purpose entity with two independent directors. The borrower sponsors are a joint venture between Forest City Realty Trust LLC (34.0%), MJGT Associates, LLC, (33.33%) and Queensland Investment Corporation (32.67%). The non-recourse carveout guarantor is Forest City Realty Trust LLC. The liability of Forest City Realty Trust LLC (and any affiliate that may become guarantor) with respect to full recourse events only (not losses carveouts) is limited to 20% of the original principal amount of the Short Pump Town Center Whole Loan ($36,000,000) plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Forest City Realty Trust LLC was acquired by Brookfield Asset Management (“Brookfield”) in December 2018. Brookfield is a diversified global real estate company that owns, operates and develops office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield owns more than 200 retail assets across seven countries, totaling approximately 130 million square feet. Brookfield is also a borrower sponsor for the Heritage Plaza Mortgage Loan, which is also included in the BANK5 2023-5YR3 securitization trust.

MJGT Associates, LLC is a family operated real estate development company that developed the Short Pump Town Center Property with its original partner, Forest City Enterprises Inc. of Cleveland.

Queensland Investment Corporation (“QIC”) is an investment company owned by the Australian state of Queensland. Founded in 1991, QIC serves the long-term investment responsibilities of the Queensland government through infrastructure, real estate and private capital, managing over AU$98.7 billion (US$67.9 billion) as of June 30, 2022. In 2013, QIC purchased a 25% interest in the Short Pump Town Center Property, as part of a larger $2.05 billion deal including eight regional malls owned or partly owned by Forest City Enterprises Inc. of Cleveland.

The Property. The Short Pump Town Center Property is a 635,494 square foot, two-story, open-air lifestyle center located in Richmond, Virginia. The Short Pump Town Center Property opened in 2003, was renovated and expanded in 2014, and has direct access to three major thruways in the market (I-295, I-64 and US-250). The Short Pump Town Center Property is anchored by non-collateral tenants Dillard’s and Macy’s, and has many other well-known national tenants including Dick’s Sporting Goods (non-collateral), Arhaus, Pottery Barn, Victoria’s Secret, H&M, Crate & Barrel, Apple and lululemon. Additionally, the Short Pump Town Center Property has a diverse mix of dining offerings, with operators such as Cheesecake Factory, Maggiano’s, Firebirds Wood Fired Grill, Texas de Brazil (non-collateral) and Perry’s Steakhouse. Funny Bone is a comedy club driving evening and weekend traffic to the Short Pump Town Center Property.

The Short Pump Town Center Property has a granular rent roll, with no tenant occupying more than 5.4% of total rentable square feet or contributing greater than 3.8% of the total underwritten rent. The top ten tenants at the Short Pump Town Center Property represent 28.6% of total square feet and generate 18.3% of total underwritten rent. The Short Pump Town Center Property was 94.4% occupied as of June 20, 2023 (96.4% occupied including temporary tenants) by over 117 unique tenants.

In the 2014 renovation of the Short Pump Town Center Property, the borrower sponsors invested approximately $15 million into common area improvements, including updating the interior of the main plaza, adding elevators, creating a rotunda bridge, new water features and seating areas, as well as adding approximately 100,000 square feet for new tenants. Since 2020, the borrower sponsors have invested approximately $15.7 million in capital expenditures, tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
162

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The Dick’s Sporting Goods and Texas de Brazil parcels, including their related parking spaces (collectively, the “Dick’s Parcel”), were permitted to be freely released by the borrower, therefore all square footage and any rent for those tenants has been excluded in the lender’s underwriting and no value has been given the Dick’s Parcel in the appraised value. The information relating to the Short Pump Town Center Property in this term sheet does not include the Dick’s Parcel, unless otherwise expressly stated herein. After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.

Over the trailing-12 months ended April 30, 2023, the Short Pump Town Center Property generated total sales of over $351 million, which is approximately 1.8% higher than 2022 sales, approximately 20.6% higher than 2021 sales and approximately 58.5% higher than 2020 sales. Over the same time period, inline tenants (less than 10,000 square feet) generated sales of approximately $862 PSF (occupancy cost of 8.5%). The Short Pump Town Center Property is the only location for Apple within 85 miles and the tenant has performed well, generating over $58 million in sales as of the trailing-twelve months ended April 2023 ($8,533 PSF).

The following table contains sales history for the Short Pump Town Center Property:

Sales History(1)
	2020(2)	2021	2022	TTM April 2023
Gross Mall Sales(3)	$222,055,899	$291,709,853	$345,707,423	$351,933,477
Estimated Dillard's Sales(4)	$13,800,000	$24,800,000	$28,500,000	$28,500,000
Estimated Macy’s Sales(4)	$20,200,000	$31,700,000	$40,700,000	$40,700,000
Sales PSF (Inline < 10,000 SF)	$537	$735	$855	$862
Sales PSF (Inline < 10,000 SF, Excluding Apple)	$368	$567	$659	$662
Occupancy Cost (Inline < 10,000 SF)	11.0%	8.7%	8.5%	8.5%
Occupancy Cost (Inline < 10,000 SF, Excluding Apple)	16.0%	11.3%	11.0%	11.0%
(1)	Information as provided by the borrower sponsors, and only includes tenants reporting sales.
(2)	The Short Pump Town Center Property closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.
(3)	Includes the Dick’s Parcel but excludes estimated sales for the non-collateral tenants, Dillard’s and Macy’s.
(4)	Represents estimated sales as per the appraisal. TTM April 2023 sales are shown as of year-end 2022.

The following table contains anchor and major tenant sales history at the Short Pump Town Center Property:

Major Tenant Sales History(1)
Tenant	NRSF	2020 Sales PSF(2)	2021 Sales PSF	2022 Sales PSF	TTM April 2023 Sales PSF
Crate & Barrel	34,597	$151	$199	$233	$237
H&M	21,334	$201	$324	$329	$323
Saxon Shoes & Accessories	21,178	$146	$192	$222	$226
The Container Store	18,942	N/A	N/A	$295	$267
LL Bean	15,553	$170	$259	$265	$269
Funny Bone	15,212	N/A	N/A	$268	$337
Arhaus Furniture	15,000	$247	$422	$761	$773
Orvis	13,960	N/A	$94	$93	$94
Old Navy	12,984	$224	$321	$309	$324
Pottery Barn	12,478	$351	$442	$541	$519
Gap	11,458	$148	$230	$211	$216
Maggiano's Little Italy	11,434	$414	$618	$740	$728
Cooper's Hawk Winery & Restaurant	10,973	$349	$425	$586	$629
Victoria's Secret	10,215	$408	$588	$568	$556
The Cheesecake Factory	10,100	$706	$999	$1,118	$1,155
(1)	Information as provided by the borrower sponsors.
(2)	The Short Pump Town Center Property closed due to the COVID-19 pandemic from March 29, 2020 through May 23, 2020.

Major Tenants.

Crate & Barrel (34,597 square feet, 5.4% of NRA, 2.5% of underwritten base rent). Founded by Carole and Gordon Segal in 1962, Euromarket Designs, Inc., which does business under the Crate & Barrel name, is majority-owned by Germany-based Otto, one of the world's leading mail-order merchants. Crate & Barrel pioneered the fashionable-yet-homey look for contemporary interiors, offering furniture, housewares and linens in fashionable colors and styles. Crate & Barrel operates nearly 90 stores and about 10 outlet stores across the United States and Canada, with approximately 15 international franchise locations, and also sells products through its catalogs and website. Crate & Barrel has been a tenant at the Short Pump Town Center Property since it first opened in 2003 and has renewed multiple times. Crate & Barrel has a lease expiration date of January 31, 2024 and is currently in negotiations for a five year renewal. We cannot assure you whether or when the lease will be renewed. Crate & Barrel reported sales at the Short Pump Town

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
163

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

Center Property of $237 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $233, $199 and $151 for 2022, 2021 and 2020, respectively.

H&M (21,334 square feet, 3.4% of NRA, 2.7% of underwritten base rent). H&M Hennes & Mauritz (“H&M”) (S&P: BBB) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of May 31, 2023, H&M operated approximately 4,399 stores across 77 markets with approximately 150,000 employees. H&M has been a tenant at the Short Pump Town Center Property since 2011 and, in 2021, extended its lease for five years to an expiration date of April 30, 2026, with no termination options. H&M reported sales at the Short Pump Town Center Property of $323 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $329, $324 and $201 for 2022, 2021 and 2020, respectively.

Saxon Shoes & Accessories (21,178 square feet, 3.3% of NRA, 1.4% of underwritten base rent). Saxon Shoes & Accessories was founded in 1953 in Richmond, Virginia and sells over 200 labels of brand-named shoes for men, women and children. Saxon Shoes & Accessories employs over 125 staff members. Saxon Shoes & Accessories has been a tenant at the Short Pump Town Center Property since 2005 and has renewed multiple times. In April 2023, Saxon Shoes & Accessories extended its lease for three years to an expiration date of March 31, 2026. Saxon Shoes & Accessories reported sales at the Short Pump Town Center Property of $226 PSF for the trailing-12 months ended April 30, 2023. Reported sales PSF were $222, $192 and $146 for 2022, 2021 and 2020, respectively.

The following table presents certain information relating to the tenancy at the Short Pump Town Center Property:

Tenant Summary(1)

						TTM April 2023 Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of Total NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp. Date	Renewal Options
Non-Collateral Anchors
Macy’s	BBB-/Ba1/BB+	203,000	50.1%	$0	N/A	N/A	$40,700,000	$200	N/A	1/31/2050	None
Dillard’s	BBB-/Baa3/BB+	201,968	49.9%	$0	N/A	N/A	$28,500,000	$141	N/A	1/31/2050	None
Non-Collateral Anchors Subtotal/Wtd. Avg.		404,968	100.0%	$0

Junior Anchor Tenants
Crate & Barrel	NR/NR/NR	34,597	5.4%	$654,961	2.5%	$18.93	$8,187,018	$237	8.0%	1/31/2024	None
H&M	NR/NR/BBB	21,334	3.4%	$688,622	2.7%	$32.28	$6,886,223	$323	10.0%	4/30/2026	None
Saxon Shoes & Accessories	NR/NR/NR	21,178	3.3%	$359,577	1.4%	$16.98	$4,789,138	$226	7.5%	3/31/2026	None
The Container Store	NR/B1/B	18,942	3.0%	$549,318	2.1%	$29.00	$5,060,369	$267	10.9%	2/29/2032	2, 5-year
LL Bean	NR/NR/NR	15,553	2.4%	$421,122	1.6%	$27.08	$4,176,014	$269	10.1%	1/31/2026	1, 5-year
Funny Bone	NR/NR/NR	15,212	2.4%	$312,315	1.2%	$20.53	$5,130,211	$337	6.1%	1/31/2032	1, 5-year
Arhaus Furniture	NR/NR/NR	15,000	2.4%	$975,457	3.8%	$65.03	$11,592,239	$773	8.4%	1/31/2031	1, 5-year
Orvis	NR/NR/NR	13,960	2.2%	$136,324	0.5%	$9.77	$1,316,555	$94	10.4%	12/31/2023	None
Old Navy	NR/Ba3/BB	12,984	2.0%	$404,711	1.6%	$31.17	$4,206,036	$324	9.6%	7/31/2028	1, 5-year
First Citizens Bank & Trust	NR/Baa2/BBB	12,947	2.0%	$192,995	0.8%	$14.91	NAP	NAP	NAP	4/2/2024	4, 5-year
Jr. Anchor Tenants Subtotal/Wtd. Avg.		181,707	28.6%	4,695,403	18.3%	$25.84
Other Tenants		417,882	65.8%	$21,015,997	81.7%	$50.29
Occupied Collateral Total / Wtd. Avg.		599,589	94.4%	$25,711,400	100.0%	$42.88
Vacant Space		35,905	5.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		635,494	100.0%	$25,711,400	100.0%	$42.88(4)
(1)	Based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024 and overage and percent in lieu rent as of the trailing twelve months ended April 2023 sales for certain tenants. Annual U/W Rent for Non-Collateral Anchors represents expense reimbursements.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information presented herein with respect to the Short Pump Town Center Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsors. Sales for Dillard’s and Macy’s are estimates, as per the appraisal, and TTM April 2023 sales are shown as of year-end 2022.
(4)	Total/Wtd. Avg. Annual U/W Rent PSF excludes vacant space.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
164

Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

The following table presents certain information relating to the lease expiration schedule at the Short Pump Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	Annual U/W Rent PSF Expiring	% of Total NRSF Expiring	Cumulative % of Total NRSF Expiring	Annual U/W Rent Expiring	% of Total Annual U/W Rent Expiring	Cumulative % of Total Annual U/W Rent Expiring
MTM / 2023	8	24,783	$18.13	3.9%	3.9%	$449,284	1.7%	1.7%
2024	12	97,470	$35.12	15.3%	19.2%	$3,423,417	13.3%	15.1%
2025	24	95,208	$54.06	15.0%	34.2%	$5,146,821	20.0%	35.1%
2026	22	116,966	$41.35	18.4%	52.6%	$4,836,925	18.8%	53.9%
2027	10	45,209	$41.88	7.1%	59.7%	$1,893,506	7.4%	61.3%
2028	13	59,136	$42.10	9.3%	69.0%	$2,489,765	9.7%	70.9%
2029	9	42,724	$45.19	6.7%	75.8%	$1,930,487	7.5%	78.4%
2030	4	13,683	$61.52	2.2%	77.9%	$841,744	3.3%	81.7%
2031	4	29,278	$59.44	4.6%	82.5%	$1,740,347	6.8%	88.5%
2032	6	49,650	$37.41	7.8%	90.3%	$1,857,493	7.2%	95.7%
2033	3	6,275	$56.03	1.0%	91.3%	$351,612	1.4%	97.1%
Thereafter	4	19,207	$39.05	3.0%	94.4%	$750,000	2.9%	100.0%
Vacant	0	35,905	$0.00	5.6%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	119	635,494	$42.88(4)	100.0%		$25,711,400	100.0%
(1)	Based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024 and overage and percent in lieu rent as of the trailing twelve months ended April 2023 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Includes non-collateral anchors and outparcel spaces which have no square footage or U/W Rent associated but are paying expense reimbursements.
(4)	Total/Wtd. Avg. Annual U/W Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the Short Pump Town Center Property:

Historical Occupancy(1)

2019	2020	2021	2022	6/20/2023(2)
92.4%	87.6%	92.1%	93.5%	94.4%

(1)	As provided by the borrower sponsors as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 20, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Short Pump Town Center Property:

Cash Flow Analysis(1)

	2019	2020	2021	2022	TTM 5/31/2023	U/W	%(2)	U/W PSF
Base Rent(3)	$21,026,512	$19,840,521	$19,394,889	$21,522,053	$22,064,216	$23,058,309	65.0%	$36.28
Gross Up of Vacant Space	0	0	0	0	0	1,901,662	5.4	2.99
Overage Rent(4)	764,971	480,306	811,001	2,548,858	2,801,492	2,603,415	7.3	4.10
Percent In Lieu(4)	1,027,045	857,207	1,630,707	581,769	603,057	49,676	0.1	0.08
Expense Reimbursement	10,052,006	9,883,959	7,120,665	6,906,182	7,390,825	7,850,678	22.1	12.35
Net Rental Income	$32,870,534	$31,061,993	$28,957,261	$31,558,862	$32,859,590	$35,463,740	100.0%	$55.80
Specialty Leasing Income(5)	420,815	417,797	777,816	773,376	704,566	524,421	1.5	0.83
Vacancy & Credit Loss	(62,878)	(1,261,591)	(220,089)	302,922	42,636	(2,072,235)	(6.1)	(3.26)
Other Income(6)	796,155	637,734	153,178	873,520	2,733,605	315,871	0.9	0.50
Effective Gross Income	$34,024,626	$30,855,933	$29,668,166	$33,508,680	$36,340,397	$34,231,796	96.5%	$53.87

Real Estate Taxes(7)	3,377,439	3,993,213	2,806,788	1,724,878	2,460,208	2,269,994	6.6	3.57
Insurance	207,966	187,089	175,083	272,538	285,432	292,030	0.9	0.46
Other Operating Expenses	6,000,840	4,597,298	4,816,673	5,510,426	5,653,923	5,884,908	17.2	9.26
Total Operating Expenses	$9,586,245	$8,777,600	$7,798,544	$7,507,842	$8,399,562	$8,446,932	24.7%	$13.29

Net Operating Income	$24,438,381	$22,078,334	$21,869,622	$26,000,838	$27,940,835	$25,784,865	75.3%	$40.57
Replacement Reserves	0	0	0	0	0	127,099	0.4	0.20
TI/LC	0	0	0	0	0	1,270,988	3.7	2.00
Net Cash Flow	$24,438,381	$22,078,334	$21,869,622	$26,000,838	$27,940,835	$24,386,778	71.2%	$38.37

NOI DSCR(8)	1.61x	1.46x	1.44x	1.72x	1.84x	1.70x
NCF DSCR(8)	1.61x	1.46x	1.44x	1.72x	1.84x	1.61x
NOI Debt Yield(8)	13.6%	12.3%	12.1%	14.4%	15.5%	14.3%
NCF Debt Yield(8)	13.6%	12.3%	12.1%	14.4%	15.5%	13.5%
(1)	Historical cash flows and occupancy include revenue, expense items and square footage associated with the Dick’s Parcel.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Effective Gross Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Base Rent is based on the underwritten rent roll dated June 20, 2023, inclusive of rent steps through July 2024, and excludes rent associated with the Dick’s Parcel. After the closing of the Short Pump Town Center Whole Loan, on July 31, 2023, the Dick’s Parcel was released from the lien of the mortgage in accordance with the terms of the Short Pump Town Center Whole Loan documents.
(4)	U/W Overage Rent and U/W Percent In Lieu are based on the terms of applicable leases using TTM April 2023 sales figures.
(5)	Specialty Leasing Income includes rents from temporary tenants and revenue from kiosks, storage, vending and other miscellaneous revenue.
(6)	U/W Other Income includes trash pad rentals, valet parking income, other miscellaneous income and excludes lease termination income.
(7)	U/W Real Estate Taxes excludes approximately $355,621 of taxes associated with the Dick’s Parcel.
(8)	Debt service coverage ratios and debt yields are based on the Short Pump Town Center Whole Loan.

Market Overview and Competition. The Short Pump Town Center Property is located in Richmond, Virginia, approximately 17 miles northwest of the Richmond Central Business District and serves a trade area of over 386,743 households encompassing over 982,000 residents with an average household income of over $100,000. Richmond is the third largest metropolitan statistical area in Virginia and features a population of over 1.3 million people. The Short Pump Town Center Property is located at the intersection of I-295, I-64 and US- 250, approximately 25 miles northwest of the Richmond International Airport, which serves over four million passengers annually.

The top employers in Richmond are Virginia Commonwealth University Health System (with 13,500 employees), Capital One Financial Corp. (with 13,000 employees) and HCA Virginia Health (with 11,000 employees). The Short Pump Town Center Property is approximately nine miles from the University of Richmond, a private liberal arts college, and 15 miles from Virginia Commonwealth University, a public research university with approximately 32,000 students. Richmond has a stable and diverse economy that includes eight Fortune 500 headquarters, ranking second for the total number of firms compared to peer cities.

Innsbrook Corporate Center is located approximately two miles east of the Short Pump Town Center Property. The 850-acre, upscale mixed-use corporate community was established in 1979, and is the largest and most successful corporate park in the Richmond area, comprised of over 400 companies with an aggregate workforce of over 20,000 employees. The surrounding area also contains 23 hotels, 40 museums and 35 festivals throughout the year. The local area is expected to continue to grow, with several nearby residential developments in process and over 10,000 new homes scheduled to be constructed within two miles of the Short Pump Town Center Property by 2027, increasing the trade area population by a projected 5.4% over the next 5 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Retail – Lifestyle Center	Loan #15	Cut-off Date Balance:	$20,000,000
11800 West Broad Street	Short Pump Town Center	Cut-off Date LTV:	47.6%
Richmond, VA 23233		UW NCF DSCR:	1.61x
		UW NOI Debt Yield:	14.3%

According to the appraisal, the estimated 2022 population within a 5-, 10- and 15-mile radius of the Short Pump Town Center Property was 137,768, 329,065 and 702,066, respectively. The 2022 average household income within the same radii was $136,997, $128,797 and $106,307, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Short Pump Town Center Property:

Tenant Type	Market Rent (PSF)	Lease Term (Yrs)	Rental Increase Projection
0 – 1,000 SF	$70.00	7	1.0% per annum
1,001 – 2,500 SF	$65.00	7	1.0% per annum
2,501 – 5,000 SF	$45.00	7	1.0% per annum
5,001 – 7,500 SF	$28.00	7	1.0% per annum
7,501 – 10,000 SF	$45.00	7	1.0% per annum
Over 10,000 SF	$20.00	7	1.0% per annum
Jewelry	$165.00	7	1.0% per annum
Restaurants	$36.00	7	1.0% per annum
Majors	$18.00	10	5.0% in year 6
Anchors	$16.50	10	5.0% in year 6
Outparcel	$33.00	10	5.0% in year 6

The following table presents information regarding certain competitive properties to the Short Pump Town Center Property:

	Short Pump Town Center	Chesterfield Towne Center	Stony Point Fashion Park	Regency Square Mall	The Shops at Willow Lawn	Southpark Mall
Year Built/ Renovated	2003 / 2014	1975 / 2008, 2015	1975 / 2003	1975 / 2003	1957 / 2005	1988 / 2007
Total GLA (SF)	635,494(1)	1,038,263	679,403	820,060	476,000	685,675
Ownership	Forest City Realty Trust, LLC (34.0%) / MJGT Associates, LLC (33.3%) / Queensland Investment Corporation (32.7%)	Brookfield	Second Horizon Capital	Thalhimer Realty Partners / The Rebkee Company	Federal Realty	CBL & Associates (CBL)
Distance to Property	N/A	10.0 miles	7.5 miles	4.5 miles	8.3 miles	30.0 miles
Occupancy %	94.4%(1)	97.0%	60.0%	70.0%	92.0%	98.0%
Inline Sales PSF	$862(2)	$438	$185	$206	NAV	$428
Anchors	Dillard’s; Macy’s; Dick’s Sporting Goods	At Home; JC Penney; Macy’s	Dillard’s; Saks Fifth Avenue	NOVA of Virginia Aquatics Center; Surge Adventure Park	Kroger; Dick’s Sporting Goods; Gold’s Gym; Ross Dress for Less	Dick’s Sporting Goods; JC Penney; Macy’s; Regal Cinema

Source: Appraisal, unless otherwise indicated.

(1)	Information is based on the underwritten rent roll dated June 20, 2023.
(2)	Represents sales PSF as of April 2023 for in-line tenants, including Apple. All sales information presented herein with respect to the Short Pump Town Center Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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BANK5 2023-5YR4	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Sean Duffy	Tel. (312) 827-1518

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421
J.P. Morgan Securities LLC

Kunal Singh Avinash Sharma	Tel. (212) 834-5467 Tel. (212) 834-3111

Harris Rendelstein	Tel. (212) 834-6737
Derrick Fetzer	Tel. (212) 834-3111
Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

Jared Smith	Tel. (212) 761-3075

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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